The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2005
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 5, 2005)

                         $1,578,460,000 (APPROXIMATE)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP3
                           JPMORGAN CHASE BANK, N.A.
                       LASALLE BANK NATIONAL ASSOCIATION
                         NOMURA CREDIT & CAPITAL, INC.

                             Mortgage Loan Sellers

                                --------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP3 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 240 fixed rate mortgage loans secured by first liens on 253 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-LDP3 certificates. The Series 2005-LDP3 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP3 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                --------------



                        INITIAL CLASS        INITIAL                           ASSUMED                                RATED
                         CERTIFICATE         APPROX.      PASS-THROUGH          FINAL             EXPECTED            FINAL
                         BALANCE OR       PASS-THROUGH        RATE           DISTRIBUTION          RATINGS        DISTRIBUTION
                     NOTIONAL AMOUNT(1)       RATE         DESCRIPTION         DATE(2)        (MOODY'S/S&P)(3)       DATE(2)
--------------------------------------------------------------------------------------------------------------------------------

Class A-1..........    $   64,767,000               %         Fixed         May 15, 2010           Aaa/AAA      August 15, 2042
Class A-2..........    $  242,543,000               %         Fixed       August 15, 2010          Aaa/AAA      August 15, 2042
Class A-3..........    $  269,597,000%          (4)          May 15, 2013           Aaa/AAA      August 15, 2042
Class A-4A ........    $  567,891,000%          (4)         July 15, 2015           Aaa/AAA      August 15, 2042
Class A-4B ........    $   56,128,000%          (4)         July 15, 2015           Aaa/AAA      August 15, 2042
Class A-4FL .......    $   25,000,000    LIBOR+     %      Floating(6)     July 15, 2015           Aaa/AAA      August 15, 2042
Class A-SB ........    $  100,731,000%          (4)       February 15, 2015         Aaa/AAA      August 15, 2042
Class X-2..........    $2,030,476,000               %      Variable(9)    August 15, 2012          Aaa/AAA      August 15, 2042
Class A-J .........    $  155,754,000%          (4)        August 15, 2015          Aaa/AAA      August 15, 2042
Class B ...........    $   38,939,000%          (4)        August 15, 2015          Aa2/AA       August 15, 2042
Class C ...........    $   18,171,000%          (4)        August 15, 2015          Aa3/AA-      August 15, 2042
Class D ...........    $   38,939,000%          (4)        August 15, 2015           A2/A        August 15, 2042


(Footnotes to table on page S-6)
--------------------------------------------------------------------------------
     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-35 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED,
NOMURA SECURITIES INTERNATIONAL, INC. AND CREDIT SUISSE FIRST BOSTON LLC WILL
PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE
SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS,
IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN
SECURITIES INC., ABN AMRO INCORPORATED AND NOMURA SECURITIES INTERNATIONAL,
INC. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND CREDIT SUISSE FIRST
BOSTON LLC IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN SECURITIES
INC. AND NOMURA SECURITIES INTERNATIONAL, INC. ARE ACTING AS JOINT BOOKRUNNERS
FOR THIS OFFERING IN THE FOLLOWING MANNER:
NOMURA SECURITIES INTERNATIONAL, INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT
TO 51.7% OF THE CLASS A-4A CERTIFICATES. J.P. MORGAN SECURITIES INC. IS ACTING
AS SOLE BOOKRUNNER WITH RESPECT TO THE REMAINDER OF THE CLASS A-4A CERTIFICATES
AND ALL OTHER CLASSES OF OFFERED CERTIFICATES.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT AUGUST 24, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY    % OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-4FL
CERTIFICATES) ACCRUED INTEREST FROM AUGUST 1, 2005, BEFORE DEDUCTING EXPENSES
PAYABLE BY US.

JPMORGAN                      ABN AMRO INCORPORATED                       NOMURA
                           CREDIT SUISSE FIRST BOSTON

AUGUST 5, 2005

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP3

[MAP OF THE UNITED STATES OMITTED]

WASHINGTON
3 properties
$7,263,375
0.3% of total

IDAHO
2 properties
$10,293,174
0.5% of total

MISSOURI
1 property
$7,250,000
0.3% of total

MINNESOTA
2 properties
$7,798,515
0.4% of total

ILLINOIS
7 properties
$25,115,791
1.2% of total

WISCONSIN
3 properties
$12,091,120
0.6% of total

INDIANA
6 properties
$16,868,534
0.8% of total

MICHIGAN
10 properties
$157,188,217
7.6% of total

OHIO
12 properties
$47,995,773
2.3% of total

PENNSYLVANIA
4 properties
$21,478,284
1.0% of total

NEW YORK
10 properties
$119,708,086
5.8% of total

NEW HAMPSHIRE
1 property
$1,525,000
0.1% of total

MASSACHUSETTS
2 properties
$82,500,00
4.0% of total

CONNECTICUT
7 properties
$211,788,037
10.2% of total

RHODE ISLAND
1 property
$63,300,000
0.3% of total

NEW JERSEY
3 properties
$24,739,523
1.2% of total

MARYLAND
2 properties
$50,900,000
2.5% of total

VIRGINIA
3 properties
$17,547,291
0.8% of total

NORTH CAROLINA
8 properties
$21,055,800
1.0% of total

SOUTH CAROLINA
7 properties
$22,214,108
1.1% of total

GEORGIA
8 properties
$53,206,206
2.6% of total

FLORIDA
18 properties
$195,083,764
9.4% of total

KENTUCKY
5 properties
$18,736,953
0.9% of total

TENNESSEE
2 properties
$8,798,117
0.4% of total

ALABAMA
2 properties
$3,790,037
0.2% of total

MISSISSIPPI
2 properties
$17,715,565
0.6% of total

LOUISIANA
5 properties
$19,793,806
1.0% of total

OKLAHOMA
8 properties
$45,550,652
2.2% of total

TEXAS
22 properties
$231,213,465
11.1% of total

KANSAS
1 property
$4,096,262
0.2% of total

COLORADO
9 properties
$65,040,940
3.1% of total

ARIZONA
7 properties
$37,914,323
1.8% of total

NEVADA
5 properties
$34,480,979
1.7% of total

CALIFORNIA
61 properties
$447,792,814
21.6% of total

UTAH
1 property
$1,538,564
0.5% of total

OREGON
1 property
$11,300,000
0.5% of total

ALASKA
1 property
$10,900,000
0.5% of total

HAWAII
1 property
$3,150,000
0.2% of total

[ ] < 1.0% Cut-off Date Balance

[ ] 1.0% - 9.99% Cut-off Date Balance

[ ] >= 10.0% Cut-off Date Balance

                      [2 Photos of the Sikes Senter Omitted]
Sikes Senter                                                   Wichita Falls, TX

         [Photo of the Four Seasons Boston Omitted]
Four Seasons Boston                           Boston, MA

                                                    [Photo Omitted]
                                        New Center One Building      Detroit, MI

         [2 Photos of the Universal Hotel Portfolio properties Omitted]
Universal Hotel Portfolio                                            Orlando, FL

               [2 Photos of the Shoppes at Buckland Hills Omitted]
The Shoppes at Buckland Hills                                     Manchester, CT

[Photo of the RREEF-Pacific Center Omitted]          [Photo Omitted]
RREEF - Pacific Center    San Diego, CA     Lowe's Aliso Viejo   Aliso Viejo, CA

                   [Photo of the LXP-Nissan property Omitted]
LXP-Nissan                                                            Irving, TX

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-LDP3 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-LDP3 certificates;

     Summary of Terms, commencing on page S-8 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-LDP3 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-35 of this prospectus supplement, which describe risks that apply to the Series 2005-LDP3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-192 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-2

                                                 PAGE
                                                 ----

   Geographic Concentration Entails
      Risks ..................................   S-35
   Certain State-Specific Considerations .....   S-36
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-36
   Risks Relating to Mortgage Loan
      Concentrations .........................   S-37
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-38
   The Borrower's Form of Entity
      May Cause Special Risks ................   S-39
   Ability to Incur Other Borrowings
      Entails Risk ...........................   S-40
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-43
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .................................   S-44
   Tenant Concentration Entails Risk .........   S-45
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-46
   Certain Additional Risks Relating to
      Tenants ................................   S-46
   Risks Related to Redevelopment and
      Renovation at the Mortgaged
      Properties .............................   S-48
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-48
   Tenant Bankruptcy Entails Risks ...........   S-49
   Mortgage Loans Are Nonrecourse and

   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-51
   Office Properties Have Special Risks ......   S-52
   Multifamily Properties Have Special
      Risks ..................................   S-53
   Industrial Properties Have Special
      Risks ..................................   S-55
   Self Storage Properties Have Special
      Risks ..................................   S-56
   Lack of Skillful Property Management
      Entails Risks ..........................   S-56
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-56
   Condominium Ownership May Limit
      Use and Improvements ...................   S-57
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-57
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ......   S-58
   Limitations of Appraisals .................   S-59
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-59
   Potential Conflicts of Interest ...........   S-59
   Special Servicer May Be Directed to
      Take Actions ...........................   S-61
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-62
   Risks Relating to Prepayments and
      Repurchases ............................   S-63
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..............................   S-65
   Sensitivity to LIBOR and Yield
      Considerations .........................   S-65
   Risks Relating to the Swap Contract .......   S-66
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-67
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ..................   S-67
   Risks Relating to Borrower Default ........   S-68
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-68
   Risks of Limited Liquidity and Market
      Value ..................................   S-68
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-69

                                      S-3

                                                PAGE
                                                ----
   Subordination of Subordinate Offered
      Certificates ..........................   S-69
   Limited Information Causes
      Uncertainty ...........................   S-69
   Environmental Risks Relating to the
      Mortgaged Properties ..................   S-69
   Tax Considerations Relating to
      Foreclosure ...........................   S-71
   Risks Associated with One Action
      Rules .................................   S-71
   Risks Relating to Enforceability .........   S-71
   Potential Absence of Attornment
      Provisions Entails Risks ..............   S-72
   Property Insurance May Not Be
      Sufficient ............................   S-72
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ........................   S-75
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ...........................   S-75
   No Reunderwriting of the Mortgage
      Loans .................................   S-76
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans ........................   S-76
   Risks Relating to Book-Entry
      Registration ..........................   S-76
   Risks Relating to Inspections of

   Lowe's Aliso Viejo AB Mortgage Loan
      Pair ..................................   S-83
   General. .................................   S-83
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans .................................   S-85
   ARD Loans ................................   S-85
   Certain Terms and Conditions of the
      Mortgage Loans ........................   S-86
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes .............................   S-97
   Representations and Warranties;
      Repurchases and Substitutions .........   S-98
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Paying Agent, Certificate Registrar and
      Authenticating Agent ..................   S-107
   Book-Entry Registration and Definitive
      Certificates ..........................   S-107
   Distributions ............................   S-109
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums........   S-127
   Assumed Final Distribution Date;
      Rated Final Distribution Date .........   S-128
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information .................   S-138
   Voting Rights ............................   S-142
   Termination; Retirement of

   The Directing Certificateholder and
      the Universal Hotel Portfolio
      Operating Advisor .....................   S-150
   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment of Expenses ...............   S-154
   Maintenance of Insurance .................   S-157

                                      S-4

                                             PAGE
                                             ----
   Modifications, Waiver and
      Amendments ........................... S-160
   Realization Upon Defaulted Mortgage
      Loans ................................ S-161
   Inspections; Collection of Operating
      Information .......................... S-164
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

   Yield Sensitivity of the Class X-2
      Certificates ......................... S-181
   CERTAIN FEDERAL INCOME TAX

SCHEDULE I    CLASS X REFERENCE RATES

SCHEDULE II   CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
              PROPERTIES

ANNEX A-2     CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
              MORTGAGED PROPERTIES

ANNEX A-3     DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
              CROSS-COLLATERALIZED MORTGAGE LOANS

ANNEX B       CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING
              LOANS

ANNEX C       STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D       FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX E       CLASS X-2 COMPONENT NOTIONAL AMOUNTS

                                      S-5

                            SUMMARY OF CERTIFICATES


                                                                                   INITIAL
                                                                                   APPROX.     WEIGHTED   EXPECTED
                INITIAL CLASS      APPROXIMATE    PASS-THROUGH   ASSUMED FINAL      PASS-       AVERAGE    RATINGS
             CERTIFICATE BALANCE      CREDIT          RATE        DISTRIBUTION     THROUGH       LIFE     (MOODY'S/    PRINCIPAL
   CLASS    OR NOTIONAL AMOUNT(1)  SUPPORT(10)     DESCRIPTION      DATE(2)         RATE      (YRS.)(11)   S&P)(3)     WINDOW(11)
----------- --------------------- ------------    ------------ ---------------- -------------  ----------  ---------    ----------

Offered
Certificates
A-1             $   64,767,000        20.000%        Fixed        May 15, 2010%      2.68     Aaa/AAA  09/05 -- 05/10
A-2             $  242,543,000        20.000%        Fixed      August 15, 2010%      4.89     Aaa/AAA  06/10 -- 08/10
A-3             $  269,597,000        20.000%          (4)        May 15, 2013%      7.05     Aaa/AAA  06/12 -- 05/13
A-4A            $  567,891,000        30.000%          (4)       July 15, 2015%      9.84     Aaa/AAA  02/15 -- 07/15
A-4B            $   56,128,000        20.000%          (4)       July 15, 2015%      9.89     Aaa/AAA  07/15 -- 07/15
A-4FL           $   25,000,000(5)     20.000%     Floating(6)    July 15, 2015    LIBOR+    %      9.89   Aaa/AAA(7) 07/15 -- 07/15
A-SB            $  100,731,000        20.000%          (4)     February 15, 2015%      7.09     Aaa/AAA  05/10 -- 02/15
X-2             $2,030,476,000(8)      N/A        Variable(9)   August 15, 2012             %      N/A      Aaa/AAA        N/A
A-J             $  155,754,000        12.500%          (4)      August 15, 2015%      9.98     Aaa/AAA  08/15 -- 08/15
B               $   38,939,000        10.625%          (4)      August 15, 2015%      9.98     Aa2/AA   08/15 -- 08/15
C               $   18,171,000         9.750%          (4)      August 15, 2015%      9.98     Aa3/AA-  08/15 -- 08/15
D               $   38,939,000         7.875%          (4)      August 15, 2015%      9.98      A2/A    08/15 -- 08/15
Non-Offered
Certificates
X-1             $2,076,723,076(12)     N/A        Variable(13)        N/A                   %      N/A      Aaa/AAA        N/A
A-1A            $  334,721,000        20.000%          (4)            N/A                   %      N/A      Aaa/AAA        N/A
E               $   18,171,000         7.000%          (4)            N/A                   %      N/A       A3/A-         N/A
F               $   28,555,000         5.625%          (4)            N/A                   %      N/A     Baa1/BBB+       N/A
G               $   20,767,000         4.625%          (4)            N/A                   %      N/A     Baa2/BBB        N/A
H               $   25,959,000         3.375%          (4)            N/A                   %      N/A     Baa3/BBB-       N/A
J               $   10,384,000         2.875%          (4)            N/A                   %      N/A      Ba1/BB+        N/A
K               $   10,383,000         2.375%          (4)            N/A                   %      N/A      Ba2/BB         N/A
L               $    7,788,000         2.000%          (4)            N/A                   %      N/A      Ba3/BB-        N/A
M               $    2,596,000         1.875%          (4)            N/A                   %      N/A       B1/B+         N/A
N               $    7,788,000         1.500%          (4)            N/A                   %      N/A       B2/B          N/A
O               $    5,192,000         1.250%          (4)            N/A                   %      N/A       B3/B-         N/A
NR              $   25,959,076         N/A             (4)            N/A                   %      N/A       NR/NR         N/A


---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is August 15,
      2042. See "Description of the Certificates--Assumed Final Distribution
      Date; Rated Final Distribution Date" in this prospectus supplement.

(3)   Ratings shown are those of Moody's Investors Service, Inc. and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4)   The pass-through rates applicable to the Class A-1, Class A-1A, Class
      A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-J, Class B,
      Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
      Class L, Class M, Class N, Class O and Class NR certificates and the
      Class A-4FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(5)   The certificate balance of the Class A-4FL certificates will be equal to the certificate balance of the Class A-4FL regular interest. See
      "Description of the Swap Contract" in this prospectus supplement.

(6)   The pass-through rate applicable to the Class A-4FL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus      %;
      provided that interest payments on the Class A-4FL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance
      of the Class A-4FL Certificates at     % per annum over interest payments
      calculated at a per annum rate equal to the weighted average of the net

                                      S-6

      interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-4FL
      certificates may convert to a fixed rate equal to     % per annum,
      subject to a maximum pass through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). The initial LIBOR rate will be determined on August 22,
      2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Contract--The Swap Contract" and "Description of the
      Certificates--Distributions" in this prospectus supplement.

(7)   The ratings assigned to the Class A-4FL certificates only reflect the
      receipt of a fixed rate of interest at a rate equal to      % per annum,
      subject to a maximum pass through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). See "Ratings" in this prospectus supplement.

(8)   The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(9)   The pass through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(10)  The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-4A, Class A-4B, Class A-4FL, Class A-SB and Class A-1A
      certificates are represented in the aggregate. Additionally, the credit support for the Class A-4A certificates reflects the credit support provided by the Class A-4B and Class A-4FL certificates.

(11)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(12)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13)  The pass through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in
      this prospectus supplement.

      THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS
      PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                      S-7

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, LaSalle Bank National
                                 Association, a national banking association and
                                 Nomura Credit & Capital, Inc., a Delaware
                                 corporation. JPMorgan Chase Bank, N.A. is the
                                 swap counterparty and an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. LaSalle Bank National
                                 Association is also acting as the paying agent,
                                 the certificate registrar and the
                                 authenticating agent and is an affiliate of ABN
                                 AMRO Incorporated, one of the underwriters.
                                 Nomura Credit & Capital, Inc. is an affiliate
                                 of Nomura Securities International, Inc., one
                                 of the underwriters. See "Description of the
                                 Mortgage Pool--The Mortgage Loan Sellers" in
                                 this prospectus supplement.

                          SELLERS OF THE MORTGAGE LOANS

                                AGGREGATE                  % OF      % OF
                   NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                     OF          BALANCE       INITIAL     LOAN      LOAN
                  MORTGAGE     OF MORTGAGE       POOL    GROUP 1    GROUP 2
     SELLER         LOANS         LOANS        BALANCE   BALANCE    BALANCE
---------------- ---------- ----------------- --------- --------- ----------
JPMorgan .......      74     $  795,932,972      38.3%     42.2%      18.1%
LaSalle ........      85        693,082,095      33.4      36.3       18.4
Nomura .........      81        587,708,010      28.3      21.5       63.6
                     ---     --------------     -----     -----      -----
Total: .........     240     $2,076,723,076     100.0%    100.0%     100.0%
                     ===     ==============     =====     =====      =====

Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer
                                 will be primarily responsible for collecting
                                 payments and gathering information with respect
                                 to the mortgage loans included in the trust
                                 fund, and the companion loans that are not part
                                 of the trust fund; provided, however, the
                                 Universal Hotel Portfolio mortgage loan, the
                                 Universal Hotel Portfolio pari passu companion
                                 loans and the Universal Hotel Portfolio B note
                                 will be serviced

                                      S-8

                                 under the pooling and servicing agreement
                                 entered into in connection with the issuance
                                 of the J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., Commercial Mortgage Pass
                                 Through Certificates, Series 2005-CIBC12. The
                                 master servicer under the Series 2005-CIBC12
                                 pooling and servicing agreement is GMAC
                                 Commercial Mortgage Corporation. The master
                                 servicer's principal servicing offices are
                                 located at 200 Witmer Road, Horsham,
                                 Pennsylvania 19044. See "Servicing of the
                                 Mortgage Loans--The Master Servicer" in this
                                 prospectus supplement.

Special Servicer..............   CWCapital Asset Management LLC, a
                                 Massachusetts limited liability company, will
                                 act as special servicer with respect to the
                                 mortgage loans and will be primarily
                                 responsible for making decisions and performing
                                 certain servicing functions with respect to the
                                 mortgage loans that, in general, are in default
                                 or as to which default is imminent; provided,
                                 however, the Universal Hotel Portfolio mortgage
                                 loan, the Universal Hotel Portfolio pari passu
                                 companion loans and the Universal Hotel
                                 Portfolio B note will be specially serviced
                                 under the pooling and servicing agreement
                                 entered into in connection with the issuance of
                                 the J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., Commercial Mortgage Pass
                                 Through Certificates, Series 2005-CIBC12. The
                                 special servicer under the Series 2005-CIBC12
                                 pooling and servicing agreement is J.E. Robert
                                 Company, Inc. CWCapital Asset Management LLC's
                                 servicing offices are located at 1919
                                 Pennsylvania Ave., N.W., Washington, D.C.
                                 20006, and its telephone number is (202)
                                 331-1112. The special servicer may be removed
                                 without cause under certain circumstances
                                 described in this prospectus supplement. See
                                 "Servicing of the Mortgage Loans--The Special
                                 Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. A corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045. See "Description of
                                 the Certificates--The Trustee" in this
                                 prospectus supplement. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan except for the Universal Hotel Portfolio
                                 loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 South LaSalle
                                 Street, Suite

                                      S-9

                                 1625, Chicago, Illinois 60603, Attention:
                                 Global Securities and Trust Services Group,
                                 J.P. Morgan 2005-LDP3 and its telephone number
                                 is (312) 904-9387. LaSalle Bank National
                                 Association is also one of the mortgage loan
                                 sellers and an affiliate of ABN AMRO
                                 Incorporated, one of the underwriters. See
                                 "Description of the Certificates--Paying
                                 Agent, Certificate Registrar and
                                 Authenticating Agent" in this prospectus
                                 supplement.

Cut-off Date..................   The related due date in August 2005 or, with
                                 respect to those mortgage loans that were
                                 originated in August 2005 and have their first
                                 payment date in either September or October
                                 2005, the origination date.

Closing Date..................   On or about August 24, 2005.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in September
                                 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-4FL certificates) and the Class A-4FL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-4FL certificates, the
                                 interest accrual period will be the period from
                                 and including the distribution date of the
                                 month preceding the month in which the related
                                 distribution date occurs (or, in the case of
                                 the first distribution date, the closing date)
                                 to, but excluding the related distribution
                                 date. Except with respect to the Class A-4FL
                                 certificates, interest will be calculated on
                                 the offered certificates assuming that each
                                 month has 30 days and each year has 360 days.
                                 With respect to the Class A-4FL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the related interest
                                 accrual period and a year consisting of 360
                                 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

                                      S-10

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-4FL certificates issued by JPMorgan
                                 Chase Bank, N.A., which has a long-term
                                 certificates of deposit rating of "AA-" by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and "Aa2" by
                                 Moody's Investors Service, Inc., in an initial
                                 notional amount equal to the aggregate initial
                                 certificate balance of the Class A-4FL regular
                                 interest (and correspondingly, the Class A-4FL
                                 certificates). The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-4FL regular interest (and
                                 correspondingly, the Class A-4FL certificates).
                                 The swap contract will have a maturity date of
                                 August 15, 2042 (the same date as the rated
                                 final distribution date of the Class A-4FL
                                 certificates). Under the swap contract, the
                                 trust will generally be obligated to pay to the
                                 swap counterparty on each distribution date an
                                 amount equal to the sum of (i) any yield
                                 maintenance charges distributable to the Class
                                 A-4FL regular interest and (ii) the product of
                                 (A) the notional amount of the swap contract
                                 and (B) the pass-through rate on the Class
                                 A-4FL regular interest, and the swap
                                 counterparty will generally be obligated to pay
                                 to the trust one business day prior to each
                                 distribution date an amount equal to the
                                 product of (i) the notional amount of the swap
                                 contract and (ii) LIBOR plus      % per annum.
                                 If the pass-through rate on the Class A-4FL
                                 regular interest is reduced below       % per
                                 annum or if there is an interest shortfall with
                                 respect to the Class A-4FL regular interest,
                                 there will be a corresponding dollar-for-dollar
                                 reduction in the interest payment made by the
                                 swap counterparty to the trust and, ultimately,
                                 a corresponding decrease in the effective
                                 pass-through rate on the Class A-4FL
                                 certificates for such distribution date. See
                                 "Risk Factors--Risks Relating to the Swap
                                 Contract" and "Description of the Swap
                                 Contract" in this prospectus supplement.

                              OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-LDP3:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                      S-11

                                 o Class A-4A

                                 o Class A-4B

                                 o Class A-4FL

                                 o Class A-SB

                                 o Class X-2

                                 o Class A-J

                                 o Class B

                                 o Class C

                                 o Class D

                                 Series 2005-LDP3 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class
                                 M, Class N, Class O, Class NR, Class S, Class
                                 R and Class LR.

                                 The Series 2005-LDP3 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 240 mortgage
                                 loans secured by first liens on 253
                                 commercial, multifamily and manufactured
                                 housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ...........   $   64,767,000
                                 Class A-2 ...........   $  242,543,000
                                 Class A-3 ...........   $  269,597,000
                                 Class A-4A ..........   $  567,891,000
                                 Class A-4B ..........   $   56,128,000
                                 Class A-4FL .........   $   25,000,000
                                 Class A-SB ..........   $  100,731,000
                                 Class X-2 ...........   $2,030,476,000
                                 Class A-J ...........   $  155,754,000
                                 Class B .............   $   38,939,000
                                 Class C .............   $   18,171,000
                                 Class D .............   $   38,939,000

                                 The Class A-4FL regular interest will, at all
                                 times, have a certificate balance equal to the
                                 certificate balance of the Class A-4FL
                                 certificates.

                                      S-12

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                 Class A-1 ...........               %
                                 Class A-2 ...........               %
                                 Class A-3 ...........               %(1)
                                 Class A-4A ..........               %(1)
                                 Class A-4B ..........               %(1)
                                 Class A-4FL ......... LIBOR +       %(2)
                                 Class A-SB ..........               %(1)
                                 Class X-2 ...........               %(3)
                                 Class A-J ...........               %(1)
                                 Class B .............               %(1)
                                 Class C .............               %(1)
                                 Class D .............               %(1)

                                 ----------
                                 (1)   The pass-through rates applicable to the
                                       Class A-1, Class A-2, Class A-3, Class
                                       A-4A, Class A-4B, Class A-SB, Class A-J,
                                       Class B, Class C and Class D
                                       certificates and the Class A-4FL regular
                                       interest on each distribution date will
                                       be a per annum rate equal to one of (i)
                                       a fixed rate, (ii) the weighted average
                                       of the net interest rates on the
                                       mortgage loans (in each case adjusted,
                                       if necessary, to accrue on the basis of
                                       a 360-day year consisting of twelve
                                       30-day months), (iii) a rate equal to
                                       the lesser of a specified fixed
                                       pass-through rate and the rate described
                                       in clause (ii) above or (iv) the rate
                                       described in clause (ii) above less a
                                       specified percentage.

                                 (2)   The pass-through rate applicable to the
                                       Class A-4FL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus       % per
                                       annum; provided that interest payments
                                       on the Class A-4FL certificates will be
                                       reduced on each distribution date by an
                                       amount corresponding to the excess, if
                                       any, of interest payments calculated on
                                       the principal balance of the Class A-4FL
                                       certificates at     % per annum over
                                       interest payments calculated at the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months). In
                                       addition, under certain circumstances
                                       described in this prospectus supplement,
                                       the pass-through rate applicable to the
                                       Class A-4FL certificates may convert to
                                       a fixed rate equal to       % per annum.
                                       The initial LIBOR rate will be
                                       determined on August 22, 2005, and
                                       subsequent LIBOR rates will be
                                       determined 2 LIBOR business days before
                                       the start of the related interest
                                       accrual period. See "Description of the
                                       Swap Contract--The Swap Contract" in
                                       this prospectus supplement.

                                 (3)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the class balances of
                                       all or some of the other classes of
                                       certificates or portions thereof. The
                                       pass-through rate on the Class X-2
                                       certificates will be based on the
                                       weighted average of the interest strip
                                       rates of the components of the Class X-2
                                       certificates, which will be based on the
                                       net mortgage rates applicable to the
                                       mortgage loans as of the preceding
                                       distribution

                                      S-13

                                    date minus the pass-through rates of such
                                    components. See "Description of the
                                    Certificates--Distributions" in this
                                    prospectus supplement.

B. Interest Rate Calculation
   Convention.................   Interest on the certificates (other than the
                                 Class A-4FL certificates) and the Class A-4FL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis". Interest on the
                                 Class A-4FL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis".

                                 For purposes of calculating the pass-through
                                 rates on the Class A-3, Class A-4A, Class
                                 A-4B, Class A-SB, Class A-J, Class X-2, Class
                                 B, Class C and Class D certificates and the
                                 Class A-4FL regular interest and each other
                                 class of the certificates with a pass-through
                                 rate that is based on, limited by or equal to,
                                 the weighted average of the net mortgage rates
                                 on the mortgage loans, the mortgage loan
                                 interest rates will not reflect any default
                                 interest rate, any rate increase occurring
                                 after an anticipated repayment date, any
                                 mortgage loan term modifications agreed to by
                                 the special servicer or any modifications
                                 resulting from a borrower's bankruptcy or
                                 insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-4FL
                                 regular interest, the interest rate for each
                                 mortgage loan that accrues interest based on
                                 the actual number of days in each month and
                                 assuming a 360-day year, or an "actual/360
                                 basis," will be recalculated, if necessary, so
                                 that the amount of interest that would accrue
                                 at that recalculated rate in the applicable
                                 month, calculated on a 30/360 basis, will
                                 equal the amount of interest that is required
                                 to be paid on that mortgage loan in that
                                 month, subject to certain adjustments as
                                 described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates", and "--Interest Distribution Amount"
                                 in this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B, Class A-SB, Class A-1A,
                                 Class X-1 and Class X-2 certificates and Class
                                 A-4FL regular interest: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3,

                                      S-14

                                 Class A-4A, Class A-4B and Class A-SB
                                 certificates and the Class A-4FL regular
                                 interest, pro rata, from the portion of the
                                 funds available for distribution attributable
                                 to the mortgage loans in loan group 1, (b) on
                                 the Class A-1A certificates from the portion
                                 of the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 2 and (c) on the Class X-1 and Class X-2
                                 certificates from the funds available for
                                 distribution attributable to all mortgage
                                 loans, without regard to loan groups, in each
                                 case in accordance with their interest
                                 entitlements, however, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid
                                 to any of the classes described above, the
                                 funds available for distribution will be
                                 allocated among all those classes, pro rata,
                                 without regard to loan groups, in accordance
                                 with their interest entitlements for that
                                 distribution date; provided that aggregate
                                 interest amounts allocable to the Class A-4A
                                 and Class A-4B certificates and the Class
                                 A-4FL regular interest will be distributed (i)
                                 first to the Class A-4A certificates, in the
                                 amount of its interest entitlement, and (ii)
                                 then, pro rata, to interest on the Class A-4B
                                 certificates and the Class A-4FL regular
                                 interest, the amount of their respective
                                 interest entitlements.

                                 Second/Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B, Class A-SB and Class A-1A
                                 certificates and Class A-4FL regular interest:
                                 To the extent of funds allocated to principal
                                 and available for distribution, (a)(1) first,
                                 to the Class A-SB certificates, available
                                 principal received from loan group 1 and,
                                 after the Class A-1A certificates have been
                                 reduced to zero, funds attributed to principal
                                 received from loan group 2 remaining after
                                 payments specified in clause (b) below have
                                 been made, until the certificate balance of
                                 the Class A-SB certificates is reduced to the
                                 planned principal balance set forth in
                                 Schedule II to this prospectus supplement; (2)
                                 then to principal on the Class A-1, Class A-2,
                                 Class A-3 and Class A-4A, in sequential order,
                                 and then to the Class A-4B certificates and
                                 the Class A-4FL regular interest, pro rata,
                                 and then to the Class A-SB certificates, in
                                 each case in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable
                                 to mortgage loans in loan group 2, until the
                                 certificate balances of the Class A-1, Class
                                 A-2, Class A-3, Class A-4A, Class A-4B and
                                 Class A-SB certificates and Class A-4FL
                                 regular interest have been reduced to zero and
                                 (b) to the Class A-1A certificates, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 2 and, after the
                                 Class A-4B and Class A-SB

                                      S-15

                                 certificates and Class A-4FL regular interest
                                 have been reduced to zero, the funds
                                 attributable to mortgage loans in loan group
                                 1, until the certificate balance of the Class
                                 A-1A certificates has been reduced to zero. If
                                 the certificate balance of each and every
                                 class of certificates other than the Class
                                 A-1, Class A-2, Class A-3, Class A-4A, Class
                                 A-4B, Class A-SB and Class A-1A certificates
                                 and Class A-4FL regular interest has been
                                 reduced to zero as a result of the allocation
                                 of mortgage loan losses to those certificates,
                                 funds available for distributions of principal
                                 will be distributed to the Class A-1, Class
                                 A-2, Class A-3, Class A-4A, Class A-4B, Class
                                 A-SB and Class A-1A certificates and the Class
                                 A-4FL regular interest, pro rata, rather than
                                 sequentially, without regard to loan groups;
                                 provided that aggregate principal amounts
                                 allocable to the Class A-4A and Class A-4B
                                 certificates and the Class A-4FL regular
                                 interest will be distributed (i) first to the
                                 Class A-4A certificates, and (ii) then, pro
                                 rata, to the Class A-4B certificates and the
                                 Class A-4FL regular interest.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B, Class A-SB and Class A-1A
                                 certificates and Class A-4FL regular interest:
                                 To reimburse the Class A-1, Class A-2, Class
                                 A-3, Class A-4A, Class A-4B, Class A-SB and
                                 Class A-1A certificates and the Class A-4FL
                                 regular interest, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes, without regard to loan
                                 group; provided that amounts allocable to the
                                 Class A-4A and Class A-4B certificates and the
                                 Class A-4FL regular interest will be
                                 distributed (i) first to the Class A-4A
                                 certificates, in the amount of its
                                 entitlement, and (ii) then, pro rata, to the
                                 Class A-4B certificates and the Class A-4FL
                                 regular interest, in the amount of their
                                 respective entitlements.

                                 Fourth/Class A-J certificates: To the Class
                                 A-J certificates as follows: (a) first, to
                                 interest on the Class A-J certificates in the
                                 amount of its interest entitlement; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3, Class A-4A, Class A-4B, Class A-SB and
                                 Class A-1A certificates and the Class A-4FL
                                 regular interest), to principal on the Class
                                 A-J certificates until the certificate balance
                                 of the Class A-J certificates has been reduced
                                 to zero; and (c) third, to reimburse the Class
                                 A-J certificates for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by that class.

                                      S-16

                                 Fifth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Sixth/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Seventh/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fourth above.

                                 Eighth/Non-offered certificates (other than
                                 the Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-4A,
                                 Class A-4B, Class A-SB and Class A-1A
                                 certificates and the Class A-4FL regular
                                 interest, except in the event of insufficient
                                 funds, as described above, the pool of
                                 mortgage loans will be deemed to consist of
                                 two distinct groups, loan group 1 and loan
                                 group 2. Loan group 1 will consist of 170
                                 mortgage loans, representing approximately
                                 83.9% of the aggregate principal balance of
                                 all the mortgage loans as of the cut-off date
                                 and loan group 2 will consist of 70 mortgage
                                 loans, representing approximately 16.1% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include 79.9% of all the mortgage
                                 loans secured by multifamily and manufactured
                                 housing community properties as a percentage
                                 of the aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Annex
                                 A-1 to this prospectus supplement will set
                                 forth the loan group designation with respect
                                 to each mortgage loan.

                                 On each distribution date, funds available for
                                 distribution on the Class A-4FL certificates
                                 will be distributed in the following amounts
                                 and order of priority: (a) first, to interest
                                 on the Class A-4FL certificates, in the amount
                                 of its interest entitlement; (b) second, to
                                 the extent of funds allocated to principal in
                                 respect of the Class A-4FL regular interest,
                                 to principal on the Class A-4FL certificates
                                 until the certificate balance of the Class
                                 A-4FL certificates has been reduced to zero;
                                 and (c) third, to reimburse the Class A-4FL
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by such
                                 class.

                                      S-17

B. Interest and
   Principal Entitlements......  A description of the interest entitlement of each class of certificates and the Class A-4FL
                                 regular interest can be found in "Description
                                 of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates and the Class A-4FL regular
                                 interest entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the Certificates--Distributions
                                 --Principal Distribution Amount" in this
                                 prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2 and
                                 Class A-4FL certificates) and the Class A-4FL
                                 regular interest as described in "Description
                                 of the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement. For so long as the
                                 swap contract is in effect, any yield
                                 maintenance charges distributable in respect of
                                 the Class A-4FL regular interest will be
                                 payable to the swap counterparty pursuant to
                                 the terms of the swap contract. If the swap
                                 contract is no longer in effect, any yield
                                 maintenance charges allocable to the Class
                                 A-4FL regular interest will be paid to the
                                 holders of the Class A-4FL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.
D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-4FL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-4FL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates and
                                 the Class A-4FL regular interest (other than
                                 excess interest that accrues on the mortgage
                                 loans that have anticipated repayment dates) on
                                 any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4A, Class A-4B, Class A-4FL, Class
                                 A-SB, Class A-1A, Class X-1 and Class X-2
                                 certificates). It also shows the manner in
                                 which mortgage loan losses are allocated to
                                 certain classes of certificates and the Class
                                 A-4FL regular interest in ascending order
                                 (beginning with the other classes of
                                 certificates (other than the Class S, Class R
                                 and Class LR

                                      S-18

                                 certificates) that are not being offered by
                                 this prospectus supplement). No principal
                                 payments or mortgage loan losses will be
                                 allocated to the Class S, Class R, Class LR,
                                 Class X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses
                                 may reduce the notional amount of the Class
                                 X-1 and/or Class X-2 certificates and,
                                 therefore, the amount of interest they accrue.
                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be
                                 directly allocated to the Class A-4FL
                                 certificates, mortgage loan losses and
                                 available funds shortfalls may be allocated to
                                 the Class A-4FL regular interest in reduction
                                 of the certificate balance of the Class A-4FL
                                 regular interest and the amount of its
                                 interest entitlement, respectively. Any
                                 decrease in the certificate balance of the
                                 Class A-4FL regular interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-4FL certificates, and
                                 any interest shortfalls suffered by the Class
                                 A-4FL regular interest will reduce the amount
                                 of interest distributed on the Class A-4FL
                                 certificates to the extent described in this
                                 prospectus supplement. The chart below
                                 includes the Class A-4FL regular interest but
                                 does not depict the corresponding effects on
                                 the Class A-4FL certificates.

                                  [FLOW CHART]

     -----------------------------------------------------------------------
     Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B*, Class A-4FL*,
       Class A-SB, Class A-1A**, Class X-1** and Class X-2** certificates
     -----------------------------------------------------------------------
                                        |
                                        |
                          -----------------------------
                             Class A-J certificates
                          -----------------------------
                                        |
                                        |
                          -----------------------------
                              Class B certificates
                          -----------------------------
                                        |
                                        |
                          -----------------------------
                              Class C certificates
                          -----------------------------
                                        |
                                        |
                          -----------------------------
                              Class D certificates
                          -----------------------------
                                        |
                                        |
                          -----------------------------
                          Non-offered certificates(***)
                          -----------------------------

                                 ----------
                                 *     The Class A-4B and Class A-4FL
                                       certificates are subordinate to the
                                       Class A-4A certificates with respect to
                                       distributions and allocations of losses
                                       and shortfalls to the extent described
                                       in this prospectus supplement.

                                 **    The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates
                                       are not offered by this prospectus
                                       supplement.

                                 ***   Excluding the Class A-1A and Class X-1
                                       certificates.

                                      S-19

                                 Other than the subordination of certain
                                 classes of certificates, as described above,
                                 no other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates or the
                                 Class A-4FL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-4FL regular
                                 interest (and correspondingly the Class A-4FL
                                 certificates) respectively.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in
   Available Funds.............  The following types of shortfalls in available funds will reduce distributions to the classes
                                 of certificates (or the Class A-4FL regular
                                 interest) with the lowest payment priorities
                                 (including the Class A-4A, Class A-4B and Class
                                 A-4FL certificates): shortfalls resulting from
                                 the payment of special servicing fees and other
                                 additional compensation that the special
                                 servicer is entitled to receive; shortfalls
                                 resulting from interest on advances made by the
                                 master servicer, the special servicer or the
                                 trustee (to the extent not covered by late
                                 payment charges or default interest paid by the
                                 related borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or
                                 default-related expenses of the trust.
                                 Reductions in distributions to the Class A-4FL
                                 regular interest will cause a corresponding
                                 reduction in distributions to the Class A-4FL
                                 certificates to the extent described in this
                                 prospectus supplement. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates and the Class
                                 A-4FL regular interest (and thus to the Class
                                 A-4FL certificates to the extent described in
                                 this prospectus supplement), on a pro rata
                                 basis, to reduce the amount of interest payable
                                 on the certificates and the Class A-4FL regular
                                 interest (and correspondingly to the Class
                                 A-4FL certificates to the extent described in
                                 this prospectus supplement). See "Description
                                 of the Certificates--Distributions--Priority"
                                 in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance will

                                      S-20

                                 be non-recoverable. The master servicer will
                                 not be required to advance balloon payments
                                 due at maturity in excess of the regular
                                 periodic payment, interest in excess of a
                                 mortgage loan's regular interest rate or any
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to
                                 the extent that an appraisal reduction of the
                                 related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. There may be other
                                 circumstances in which the master servicer
                                 will not be required to advance one full month
                                 of principal and/or interest. If the master
                                 servicer fails to make a required advance, the
                                 trustee will be required to make the advance.
                                 Neither the master servicer nor the trustee is
                                 required to advance amounts determined to be
                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the master servicer, the master servicer will
                                 not advance its servicing fee, but will
                                 advance the trustee's fee. Neither the master
                                 servicer nor the trustee will be required to
                                 advance any amounts due to be paid by the swap
                                 counterparty for distribution to the Class
                                 A-4FL certificates.
B. Property Protection
   Advances...................  The master servicer may be required, and the special servicer may be permitted, to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                  o protect and maintain the related mortgaged
                                    property;

                                  o maintain the lien on the related mortgaged
                                    property; or

                                  o enforce the related mortgage loan
                                    documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made

                                      S-21

                                 with respect to principal and interest due on
                                 a mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the
                                 Certificates--Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in
                                 this prospectus supplement and "Description of
                                 the Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.

                                 THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 240 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 253 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                 The Universal Hotel Portfolio loan (identified
                                 as Loan No. 2 on Annex A-1 to this prospectus
                                 supplement) with a principal balance as of the
                                 cut-off date of $100,000,000 and representing
                                 approximately 4.8% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date, is one of seven mortgage
                                 loans that is part of a split loan structure,
                                 and is secured by the same mortgage instrument
                                 on the related mortgaged properties. The
                                 Universal Hotel Portfolio loan is secured by
                                 Note A-5, which is included in the trust fund.
                                 Note A-1, Note A-2, Note A-3, Note A-4, Note
                                 B-1 and Note B-2 are part of the split loan
                                 structure but are not included in the trust
                                 fund. Each of the Universal Hotel Portfolio
                                 loan Note A-1, Note A-2, Note A-3 and Note A-4
                                 is pari passu in right of payment with the
                                 Universal Hotel Portfolio loan and have
                                 outstanding principal balances as of the
                                 cut-off date of $65,000,000, $80,000,000,
                                 $55,000,000 and $100,000,000, respectively.
                                 Each of the Universal Hotel Portfolio loan
                                 Note B-1 and Note B-2 is not included in the
                                 trust fund, and has an aggregate unpaid
                                 principal balance as of the cut-off date of
                                 $50,000,000. Each of the Universal Hotel
                                 Portfolio loan Note B-1 and Note B-2 is
                                 subordinate in right of payment to the
                                 Universal Hotel Portfolio loan and the
                                 Universal Hotel Portfolio pari passu companion
                                 notes.

                                 The Universal Hotel Portfolio loan included in
                                 the trust, and the related Universal Hotel
                                 Portfolio pari passu companion notes and
                                 Universal Hotel Portfolio B note, which are
                                 not included in the trust, are being serviced
                                 in accordance with a pooling and servicing
                                 agreement

                                      S-22

                                 separate from the pooling and servicing
                                 agreement under which your certificates are
                                 issued, by the master servicer and special
                                 servicer that are parties to that separate
                                 pooling and servicing agreement, and according
                                 to the servicing standards provided for in
                                 that separate pooling and servicing agreement.
                                 In addition, the holders of the Universal
                                 Hotel Portfolio notes not included in the
                                 trust have the right, subject to certain
                                 conditions set forth in the separate pooling
                                 and servicing agreement and/or in the
                                 Universal Hotel Portfolio intercreditor
                                 agreement to advise and direct the master
                                 servicer and/or special servicer under the
                                 separate pooling and servicing agreement with
                                 respect to various servicing matters or loan
                                 modifications affecting each of the mortgage
                                 loans in the related split loan structure,
                                 including the Universal Hotel Portfolio loan
                                 that is included in the trust. See "Servicing
                                 of the Mortgage Loans--Directing
                                 Certificateholder and the Universal Hotel
                                 Portfolio Operating Advisor" in this
                                 prospectus supplement.

                                 The mortgage loan amount and debt service
                                 payments used in this prospectus supplement
                                 for purposes of calculating the loan-to-value
                                 ratios and debt service coverage ratios for
                                 the Universal Hotel Portfolio loan is the
                                 aggregate principal balance of the Universal
                                 Hotel Portfolio loan and the Universal Hotel
                                 Portfolio pari passu companion notes. The
                                 principal balance of the Universal Hotel
                                 Portfolio B note is included in the
                                 calculation of loan-to-value ratios and debt
                                 service coverage ratios only where expressly
                                 indicated. With respect to the Universal Hotel
                                 Portfolio loan, the loan amount used in this
                                 prospectus supplement for purposes of
                                 weighting the individual loan-to-value ratios
                                 and debt service coverage ratios is the
                                 principal balance of the Universal Hotel
                                 Portfolio loan.

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be
                                 approximately $2,076,723,076.

                                 One mortgage loan (referred to in this
                                 prospectus supplement as the Lowe's Aliso
                                 Viejo AB mortgage loan) is evidenced by the
                                 senior of two notes secured by a single
                                 mortgage on the related mortgaged property and
                                 a single assignment of leases, with the
                                 subordinate companion loan not being part of
                                 the trust fund. The Lowe's Aliso Viejo AB
                                 mortgage loan is secured by the mortgaged
                                 properties identified on Annex A-1 to this
                                 prospectus supplement as the Lowe's Aliso
                                 Viejo mortgaged property, representing
                                 approximately 2.0% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (approximately

                                      S-23

                                 2.4% of the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date.)

                                 The Lowe's Aliso Viejo AB mortgage loan and
                                 the Lowe's Aliso Viejo subordinate companion
                                 loan are subject to an intercreditor
                                 agreement. The intercreditor agreement
                                 generally allocates collections in respect of
                                 the related mortgage loan prior to a monetary
                                 event of default, or material non-monetary
                                 event of default to the mortgage loan in the
                                 trust fund and the related subordinate
                                 companion loan on a pro rata basis. After a
                                 monetary event of default or material
                                 non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of the Lowe's Aliso
                                 Viejo mortgage loan first to the Lowe's Aliso
                                 Viejo AB mortgage loan and second to the
                                 related Lowe's Aliso Viejo AB subordinate
                                 companion loan. The master servicer and the
                                 special servicer will service and administer
                                 the Lowe's Aliso Viejo AB mortgage loan and
                                 the Lowe's Aliso Viejo subordinate companion
                                 loan pursuant to the pooling and servicing
                                 agreement and the Lowe's Aliso Viejo
                                 intercreditor agreement so long as the Lowe's
                                 Aliso Viejo AB mortgage loan is part of the
                                 trust fund. Amounts attributable to the Lowe's
                                 Aliso Viejo subordinate companion loan will
                                 not be an asset of the trust fund, and will be
                                 beneficially owned by the holder of the Lowe's
                                 Aliso Viejo subordinate companion loan. See
                                 "Description of the Mortgage Pool-- Lowe's
                                 Aliso Viejo AB Mortgage Loan Pair" in this
                                 prospectus supplement.

                                 The holder of the Lowe's Aliso Viejo
                                 subordinate companion loan will have the right
                                 to purchase the Lowe's Aliso Viejo AB mortgage
                                 loan under certain limited circumstances. In
                                 addition, the holder of the Lowe's Aliso Viejo
                                 subordinate companion loan will have the right
                                 to approve certain modifications to the Lowe's
                                 Aliso Viejo AB mortgage loan under certain
                                 circumstances. See "Description of the
                                 Mortgage Pool-- Lowe's Aliso Viejo AB Mortgage
                                 Loan Pair" in this prospectus supplement.

                                 The holder of the Lowe's Aliso Viejo
                                 subordinate companion loan will have the
                                 right, under certain conditions, (i) to
                                 direct, consent, or provide advice with
                                 respect to certain actions proposed to be
                                 taken by the master servicer or the special
                                 servicer, as applicable, with respect to the
                                 Lowe's Aliso Viejo AB mortgage loan or
                                 mortgaged property and (ii) to make cure
                                 payments on the Lowe's Aliso Viejo AB mortgage
                                 loan.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically

                                      S-24

                                 provided in this prospectus supplement,
                                 information presented in this prospectus
                                 supplement (including loan-to-value ratios and
                                 debt service coverage ratios) with respect to
                                 a mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan, and in the
                                 case of the Universal Hotel Portfolio loan,
                                 such information in certain circumstances,
                                 particularly as it relates to debt service
                                 coverage ratios and loan to value ratios,
                                 includes the principal balance and debt
                                 service payments of the Universal Hotel
                                 Portfolio pari passu companion loans, but not
                                 the principal balance of the Universal Hotel
                                 Portfolio B note. The sum of the numerical
                                 data in any column may not equal the indicated
                                 total due to rounding. Unless otherwise
                                 indicated, all figures presented in this
                                 "Summary of Terms" are calculated as described
                                 under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-25

     The mortgage loans will have the following approximate characteristics as of the cut-off date:
                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS



                                              ALL MORTGAGE LOANS               LOAN GROUP 1            LOAN GROUP 2
                                        ------------------------     --------------------------    -----------------------

Aggregate outstanding principal
 balance(1) ...........................           $2,076,723,076                 $1,742,002,009               $334,721,068
Number of mortgage loans ..............                      240                            170                         70
Number of mortgaged properties.........                      253                            183                         70
Number of crossed loan pools ..........                        6                              3                          3
Range of mortgage loan principal
 balances ............................. $998,117 to $174,810,583     $1,060,000 to $174,810,583    $998,117 to $29,600,000
Average mortgage loan principal
 balance ..............................              $ 8,653,013                    $10,247,071                 $4,781,730
Range of mortgage rates ...............       4.4500% to 6.3250%             4.4500% to 6.2900%         4.7500% to 6.3250%
Weighted average mortgage rate.........                  5.1689%                        5.1658%                    5.1850%
Range of original terms to
 maturity(2) ..........................                60 to 204                      60 to 204                  60 to 120
Weighted average original term to
 maturity(2) ..........................                      107                            106                        114
Range of remaining terms to
 maturity(2) ..........................                57 to 203                      58 to 203                  57 to 120
Weighted average remaining term
 to maturity(2) .......................                      106                            105                        113
Range of original amortization
 terms(3) .............................               120 to 360                     120 to 360                 300 to 360
Weighted average original
 amortization term(3) .................                      354                            353                        357
Range of remaining amortization
 terms(3) .............................               120 to 360                     120 to 360                 294 to 360
Weighted average remaining
 amortization term(3) .................                      353                            353                        356
Range of loan-to-value ratios(5) ......           22.4% to 80.3%                 29.6% to 80.3%             22.4% to 80.3%
Weighted average loan-to-value
 ratio(5) .............................                    69.6%                          68.7%                      74.0%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) ...........           18.4% to 80.0%                 28.4% to 80.0%             18.4% to 80.0%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4)(5) ........................                    62.0%                          61.6%                      64.3%
Range of debt service coverage
 ratios(6) ............................           1.20x to 5.64x                 1.20x to 5.64x             1.20x to 4.00x
Weighted average debt service
 coverage ratio(6) ....................                    1.63x                          1.68x                      1.39x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans ................
 Balloon ..............................                    39.4%                          36.6%                      54.4%
 Partial Interest Only(7) .............                    39.3%                          40.1%                      35.2%
 Interest Only ........................                    21.1%                          23.2%                      10.3%
Fully Amortizing Loans ................                     0.1%                           0.2%                       0.0%



----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4)   Excludes the fully amortizing mortgage loans.
(5)   In the case of 5 mortgage loans (identified as loan numbers 6, 35, 39, 56 and 80 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based on the stabilized values as defined in the related appraisal.
(6)   In the case of 4 mortgage loans (identified as loan nos.  20, 50, 56 and
      124 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows pursuant to the related mortgage loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.
(7)   Includes 2 partial interest-only ARD loans representing 2.8% of the aggregate principal balance of the mortgage loans as of the cut-off date.

                                      S-26

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                     AGGREGATE                  % OF       % OF
                                     PRINCIPAL        % OF    INITIAL    INITIAL
        INTEREST      NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
         ACCRUAL       MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
          BASIS         LOANS          LOANS        BALANCE   BALANCE    BALANCE
   -----------------  ---------   --------------    -------   -------    -------
   Actual/360 ......     231      $1,977,018,029      95.2%     94.3%     100.0%
   30/360 ..........       9          99,705,047       4.8       5.7        0.0
                         ---      --------------     -----     -----      -----
   Total: ..........     240      $2,076,723,076     100.0%    100.0%     100.0%
                         ===      ==============     =====     =====      =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                      AGGREGATE                  % OF     % OF
                                      PRINCIPAL        % OF    INITIAL   INITIAL
                       NUMBER OF      BALANCE OF     INITIAL     LOAN     LOAN
      TYPE OF           MORTGAGE       MORTGAGE        POOL    GROUP 1   GROUP 2
    AMORTIZATION         LOANS          LOANS        BALANCE   BALANCE   BALANCE
---------------------  ---------   --------------    -------   -------   -------
Balloon Loans
  Balloon ...........     143      $  818,974,088      39.4%     36.6%     54.4%
  Partial Interest
  Only(1) ...........      71         816,727,687      39.3      40.1      35.2
  Interest Only .....      24         438,350,047      21.1      23.2      10.3
                          ---      --------------     -----     -----     -----
Subtotal ............     238       2,074,051,823      99.9%     99.8%    100.0%
Fully Amortizing
  Loans .............       2           2,671,254       0.1       0.2       0.0
                          ---      --------------     -----     -----     -----
Total: ..............     240      $2,076,723,076     100.0%    100.0%    100.0%
                          ===      ==============     =====     =====     =====

                                 ----------
                                 (1)   Includes 2 partial interest-only ARD
                                       loans representing 2.8% of the initial
                                       pool balance.

                                 Two (2) mortgage loans, representing
                                 approximately 2.8% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date approximately 3.3% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date),
                                 provide for an increase in the related
                                 interest rate after a certain date, referred
                                 to as the anticipated repayment date. The
                                 interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will
                                 not be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards the payment of principal (without
                                 payment of a yield maintenance charge) of the
                                 related mortgage loan until its principal
                                 balance has been reduced to zero. A
                                 substantial principal payment would be
                                 required

                                      S-27

                                 to pay off these mortgage loans on their
                                 anticipated repayment dates. The amortization
                                 terms for these mortgage loans are
                                 significantly longer than the periods up to
                                 the related mortgage loans' anticipated
                                 repayment dates. See "Description of the
                                 Mortgage Pool--ARD Loans" in this prospectus
                                 supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                     AGGREGATE                  % OF      % OF
                                     PRINCIPAL        % OF    INITIAL    INITIAL
                      NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
       PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       PROTECTION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
     ---------------  ---------   --------------    -------   -------    -------
     Defeasance.....     217      $1,871,674,458      90.1%     89.2%      94.7%
     Yield
       Maintenance..      23         205,048,618       9.9      10.8        5.3
                         ---      --------------     -----     -----      -----
     Total: ........     240      $2,076,723,076     100.0%    100.0%     100.0%
                         ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                             PREPAYMENT OPEN PERIOD

                                     AGGREGATE                  % OF      % OF
                                     PRINCIPAL        % OF    INITIAL    INITIAL
                      NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
          OPEN         MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
        PAYMENTS        LOANS          LOANS        BALANCE   BALANCE    BALANCE
     ---------------  ---------   --------------    -------   -------    -------
     1 .............       3      $   89,408,673       4.3%      4.6%       2.8%
     2 .............       6          23,475,000       1.1       1.0        2.1
     3 .............     114         662,369,507      31.9      31.0       36.7
     4 .............      79         850,629,400      41.0      45.0       19.8
     6 .............       9         109,899,372       5.3       3.6       13.9
     7 .............       3         256,319,124      12.3      14.7        0.0
     12 ............      25          82,672,000       4.0       0.0       24.7
     13 ............       1           1,950,000       0.1       0.1        0.0
                         ---      --------------     -----     -----      -----
     Total: ........     240      $2,076,723,076     100.0%    100.0%     100.0%
                         ===      ==============     =====     =====      =====

                                      S-28

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                     AGGREGATE                  % OF      % OF
                                     PRINCIPAL        % OF    INITIAL    INITIAL
                      NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                      MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
     CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
    ---------------  ----------   --------------    -------   -------    -------
    Office ........       53      $  690,907,151      33.3%     39.7%       0.0%
    Retail ........       74         648,801,984      31.2      37.2        0.0
    Multifamily....       66         352,599,920      17.0       3.0       89.8
    Hotel .........        5         188,990,255       9.1      10.8        0.0
    Self Storage...       30          78,913,199       3.8       4.5        0.0
    Manufactured
      Housing
      Community....       11          66,462,663       3.2       1.9       10.2
    Industrial ....       14          50,047,904       2.4       2.9        0.0
                         ---      --------------     -----     -----      -----
    Total: ........      253      $2,076,723,076     100.0%    100.0%     100.0%
                         ===      ==============     =====     =====      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 38
                                 states. The following table lists the states
                                 which have concentrations of mortgaged
                                 properties of 5.0% or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                                         AGGREGATE
                                                         PRINCIPAL        % OF
                                          NUMBER OF      BALANCE OF      INITIAL
                                          MORTGAGED       MORTGAGE        POOL
                         STATE           PROPERTIES        LOANS         BALANCE
                  ---------------------  ----------   --------------     -------
                  California ..........       61      $  447,792,814       21.6%
                  Texas ...............       22         231,213,465       11.1
                  Connecticut .........        7         211,788,037       10.2
                  Florida .............       18         195,083,764        9.4
                  Michigan ............       10         157,188,217        7.6
                  New York ............       10         119,708,086        5.8
                  Other ...............      125         713,948,693       34.4
                                             ---      --------------      -----
                  Total: ..............      253      $2,076,723,076      100.0%
                                             ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-29

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                                         AGGREGATE
                                                         PRINCIPAL        % OF
                                          NUMBER OF      BALANCE OF      INITIAL
                                          MORTGAGED       MORTGAGE        POOL
                         STATE           PROPERTIES        LOANS         BALANCE
                  ---------------------  ----------   --------------     -------
                  California ..........       33      $  340,520,733       19.5%
                  Connecticut .........        6         205,788,037       11.8
                  Texas ...............       17         196,314,035       11.3
                  Florida .............       16         185,944,493       10.7
                  Michigan ............        8         145,848,217        8.4
                  New York ............        9         116,853,086        6.7
                  Other ...............       94         550,733,408       31.6
                                             ---      --------------      -----
                  Total: ..............      183      $1,742,002,009      100.0%
                                             ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                          AGGREGATE
                                                          PRINCIPAL       % OF
                                            NUMBER OF     BALANCE OF     INITIAL
                                            MORTGAGED      MORTGAGE       POOL
                            STATE          PROPERTIES       LOANS        BALANCE
                     --------------------  ----------   ------------     -------
                     California .........      28       $107,272,081       32.0%
                     Georgia ............       3         35,687,240       10.7
                     Texas ..............       5         34,899,430       10.4
                     Arizona ............       4         28,215,934        8.4
                     Other ..............      30        128,646,383       38.4
                                               --       ------------      -----
                     Total: .............      70       $334,721,068      100.0%
                                               ==       ============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the
                                 Class X-2 certificates) will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1. The Class X-2 certificates
                                 will be issued, maintained and transferred only
                                 in minimum denominations of authorized initial
                                 notional amount of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                      S-30

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC (with the consent of the
                                 DTC participants), Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.
Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o Bloomberg, L.P., Trepp, LLC and Intex
                                   Solutions, Inc.; and

                                 o the paying agent's website at
                                   www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust fund is
                                 less than 1% of the aggregate principal balance
                                 of the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that the
                                 offered certificates are no

                                      S-31

                                 longer outstanding and there is only one
                                 holder of the outstanding certificates) for
                                 the mortgage loans remaining in the trust.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement
                                 and "Description of the Certificates--
                                 Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-4FL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that is deferred after
                                 the anticipated repayment date on the mortgage
                                 loans that have anticipated repayment dates and
                                 the related distribution account for this
                                 deferred interest) as two separate REMICs -- a
                                 lower-tier REMIC and an upper-tier REMIC -- for
                                 federal income tax purposes. The portion of the
                                 trust representing the deferred interest
                                 described above will be treated as a grantor
                                 trust for federal income tax purposes. The
                                 grantor trust will also hold the Class A-4FL
                                 regular interest, the swap contract and the
                                 floating rate account, and the Class A-4FL
                                 certificates will represent an undivided
                                 beneficial interest in those assets. In the
                                 opinion of counsel, the portions of the trust
                                 referred to above will qualify for this
                                 treatment.

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                 o Each class of offered certificates (other
                                   than the Class A-4FL certificates) and the
                                   Class A-4FL regular interest will represent
                                   "regular interests" in the upper-tier REMIC.

                                 o The Class A-4FL certificates will represent
                                   an undivided interest in a portion of the
                                   trust fund which is treated as a grantor
                                   trust for federal income tax purposes, which
                                   portion includes the Class A-4FL regular
                                   interest, the floating rate account and the
                                   beneficial interest of such class in the swap
                                   contract.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for federal
                                   income tax purposes.

                                 o You will be required to report income on the
                                   regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates (other than the Class A-4FL
                                   certificates and the Class X-2 certificates)
                                   and the Class A-4FL regular interest will be
                                   issued [at a premium], and that the Class X-2

                                      S-32

                                   certificates will be issued with original
                                   issue discount for federal income tax
                                   purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating purchase of the Class A-4FL
                                 certificates should review the additional
                                 requirements for purchases of Class A-4FL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                                           MOODY'S     S&P
                                                           -------    -----
                                 Class A-1 ............      Aaa       AAA
                                 Class A-2 ............      Aaa       AAA
                                 Class A-3 ............      Aaa       AAA
                                 Class A-4A ...........      Aaa       AAA
                                 Class A-4B ...........      Aaa       AAA
                                 Class A-4FL ..........      Aaa       AAA
                                 Class A-SB ...........      Aaa       AAA
                                 Class X-2 ............      Aaa       AAA
                                 Class A-J ............      Aaa       AAA
                                 Class B ..............      Aa2        AA
                                 Class C ..............      Aa3       AA--
                                 Class D ..............       A2        A

                                      S-33

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates.
                                 Also, the security ratings do not represent
                                 any assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might
                                 not fully recover their investments in the
                                 event of rapid prepayments of the mortgage
                                 loans (including both voluntary and
                                 involuntary prepayments). In addition, a
                                 security rating of the Class A-4FL
                                 certificates does not represent any assessment
                                 as to whether the floating interest rate on
                                 such certificates will convert to a fixed
                                 rate. With respect to the Class A-4FL
                                 certificates, Moody's Investors Service, Inc.
                                 and Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.
                                 are only rating the receipt of interest up to
                                 the fixed per annum rate applicable to the
                                 Class A-4FL regular interest. See "Yield and
                                 Maturity Considerations," "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-34

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Connecticut, Texas, Florida,
Michigan and New York secure mortgage loans representing approximately 21.6%,
11.1%, 10.2%, 9.4%, 7.6% and 5.8%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Connecticut, Texas, Florida,
Michigan and New York secure mortgage loans representing approximately 19.5%,
11.8%, 11.3%, 10.7%, 8.4% and 6.7%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in California, Georgia, Texas and Arizona secure mortgage loans representing approximately 32.0%, 10.7%, 10.4% and 8.4%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 53 of the mortgaged properties securing mortgage loans representing approximately 17.3%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (27 mortgage loans in loan group 1, representing approximately 14.9% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 26 mortgage loans in loan group 2, representing approximately 29.8% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date), and 8 of the mortgaged properties securing mortgage loans representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans of the cut-off date by allocated loan amount are in northern California
(6 mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 2.3% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern
California or southern California, mortgaged properties located north of San
Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other

                                      S-35

regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Sixty-one (61) of the Mortgaged Properties, representing approximately
21.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (33 mortgage loans in loan group 1 representing approximately
19.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 28 mortgage loans in loan group 2 representing approximately 32.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in the State of California.
Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances See "--Risks Associated with One Action Rules" below.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may

                                      S-36

have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
       (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
       represents approximately 10.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o The 3 largest mortgage loans represent, in the aggregate, approximately
       17.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1
       (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 20.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 20.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o The 10 largest mortgage loans represent, in the aggregate, approximately
       33.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1
       (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 39.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 40.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                                      S-37

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)



                                           AGGREGATE                        % OF INITIAL     % OF INITIAL
                          NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                          MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
    PROPERTY TYPE        PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------------    ----------     --------------     ------------     ------------     ------------

Office ..............        53          $690,907,151           33.3%            39.7%            0.0%
Retail ..............        74          $648,801,984           31.2%            37.2%            0.0%
Multifamily .........        66          $352,599,920           17.0%             3.0%           89.8%
Hotel ...............         5          $188,990,255            9.1%            10.8%            0.0%


----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o Seventeen (17) groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 11.5% (the mortgage loans with General Growth Properties, Inc., or its affiliates as sponsors) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or
       Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement relating to the Shoppes at Buckland Hills mortgage loans and the Sikes Senter mortgage loan.

     o Five (5) mortgage loans, representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
       (approximately 7.9% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 6 groups of mortgage loans (comprised of 36 mortgage loans representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 24.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                      S-38

     A lien granted by borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 2 of the mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity in certain cases, the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity."
The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

                                      S-39

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of those borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to 22 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement), representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 9 mortgage loans in loan group 2, representing approximately 23.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common or owners-in-indivision. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common or owners-in-indivision could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common or owners-in-indivision or borrowers, particularly if the borrowers file for bankruptcy separately or in series (because each time a tenant-in-common or owners-in-indivision borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender.

                                      S-40

However, the Universal Hotel Portfolio loan, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.7% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the
Universal Hotel Portfolio pari passu companion notes (which are pari passu with the Universal Hotel Portfolio loan) and the Universal Hotel Portfolio B note
(which is junior to the Universal Hotel Portfolio loan and the Universal Hotel
Portfolio pari passu companion notes). Each of these notes is secured by a single mortgage instrument on the related mortgaged properties. The Universal
Hotel Portfolio pari passu companion notes and the Universal Hotel Portfolio B note will not be included as assets of the trust fund. See "Description of the
Mortgage Pool--the Universal Hotel Portfolio Whole Loan" in this prospectus supplement. The Universal Hotel Portfolio loan is being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2005-LDP3 certificates are issued, subject to the Universal Hotel Portfolio intercreditor agreement. The holder of the Universal Hotel Portfolio B note has certain rights with respect to the Universal Hotel Portfolio loan and the related mortgaged properties. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2005-LDP3 certificates are issued, with respect to various servicing matters or loan modifications affecting each note in the split loan structure, and the right to make cure payments on the
Universal Hotel Portfolio loan and the Universal Hotel Portfolio pari passu companion notes or purchase the Universal Hotel Portfolio loan and the
Universal Hotel Portfolio pari passu companion notes if these loans are in default. In exercising such rights, the holder of the Universal Hotel Portfolio
B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. See "Description of the Mortgage
Pool--The Universal Hotel Portfolio Whole Loan" in this prospectus supplement.
No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     In addition to the Universal Hotel Portfolio loan, as of the cut-off date, the applicable mortgage loan seller has informed us that it is aware that 1 mortgage loan (referred to in this prospectus supplement as the Lowe's Aliso
Viejo AB mortgage loan) is evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund.
The Lowe's Aliso Viejo AB mortgage loan is secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as the Lowe's Aliso Viejo mortgaged property, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). The Lowe's Aliso Viejo subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the Lowe's
Aliso Viejo intercreditor agreement. Subject to the restrictions described under "--Special Servicer May Be Directed to Take Actions," the holder of the
Lowe's Aliso Viejo subordinate companion loan related to the Lowe's Aliso Viejo
AB mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the Lowe's Aliso Viejo AB mortgage loan or mortgaged property and (ii) to make cure payments on the Lowe's Aliso Viejo AB mortgage loan. The holder of the
Lowe's Aliso Viejo subordinate companion loan will have the right to purchase the Lowe's Aliso Viejo AB mortgage loan under certain limited circumstances. In addition, the holder of the Lowe's Aliso Viejo subordinate companion loan will have the right to approve certain modifications to the Lowe's Aliso Viejo AB
Mortgage loan under certain circumstances. In exercising such rights, the holder of the Lowe's Aliso Viejo subordinate companion loan does not have any obligation to consider the interests of, or the

                                      S-41

impact of such exercise on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt-- Lowe's Aliso Viejo AB Mortgage Loan" in
this prospectus supplement. The Lowe's Aliso Viejo subordinate companion loan is generally subordinate in right of payment to the Lowe's Aliso Viejo AB mortgage loan, subject to the terms of the Lowe's Aliso Viejo intercreditor agreement. See "Description of the Mortgage Pool--Additional Debt-- Lowe's
Aliso Viejo AB Mortgage Loan" in this prospectus supplement.

     Although the Universal Hotel Portfolio companion notes and the Lowe's
Aliso Viejo subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

     o the risk that it may be more difficult for the related borrower to refinance the Universal Hotel Portfolio loan or the Lowe's Aliso Viejo AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the Universal Hotel
       Portfolio loan or the Lowe's Aliso Viejo AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--Lowe's Aliso Viejo AB Mortgage Loan Pair" in this prospectus supplement and
"Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the
prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain permitted secured debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. The borrowers under 5 mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans (identified as Loan Nos. 15, 17, 25, 54 and 78 on Annex A-1 to this prospectus supplement) as of the cut-off date have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional
Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement.
Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage
Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain

                                      S-42

specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks"
above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

     o In the case of 10 mortgage loans (identified as Loan Nos. 1, 2, 4, 6, 30,
       46, 54, 77, 138 and 167 on Annex A-1 to this prospectus supplement), representing approximately 20.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 23.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and
       3 mortgage loans in loan group 2, representing approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o the prevailing interest rates;

                                      S-43

     o the fair market value of the related mortgaged property;

     o the borrower's equity in the related mortgaged property;

     o the borrower's financial condition;

     o the operating history and occupancy level of the mortgaged property;

     o reductions in applicable government assistance/rent subsidy programs;

     o the tax laws; and

     o the prevailing general and regional economic conditions.

     The mortgage loan sellers have informed us that 238 of the mortgage loans, representing approximately 99.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (168 mortgage loans in loan group 1, representing approximately 99.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 70 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest only for their entire term. This includes 71 mortgage loans, representing approximately 39.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all of which pay interest-only for the first 12 to 60 months of their respective terms and 24 mortgage loans, representing approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which are interest-only until their respective maturity dates.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o the characteristics of the neighborhood where the property is located;

     o the proximity and attractiveness of competing properties;

     o the adequacy of the property's management and maintenance;

     o increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

                                      S-44

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o a decline in the financial condition of a major tenant;

     o an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences;

     o retroactive changes in building codes;

     o changes or continued weakness in specific industry segments; and

     o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o tenant defaults;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 19 mortgage loans, representing approximately 9.7% of the

                                      S-45

aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured solely by a property that is leased to a single tenant, and the lease at the mortgaged property will expires in 2013, the same year as the maturity date. See "Description of the
Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized
Mortgage Loans" in this prospectus supplement. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property.
Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates of such mortgage loans. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" and "--Office Properties Have Special Risks"
below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o tenants were unwilling or unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case;

                                      S-46

     o rental payments could not be collected for any other reason; or

     o a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans
or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. For example, the Sikes Senter mortgage loan (identified as Loan No.
4 on Annex A-1 to this prospectus supplement), representing approximately 3.1%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have leases covering approximately 89% of net rentable area rollover prior to the maturity date. For example, the Encino Financial Center mortgage loan
(identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 100% of net rentable area lease rollover prior to the maturity date. For example, the Charles Center South mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 95.3% of net rentable area lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. In the case of
1 mortgage loan (identified as Loan No. 76 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the anchor tenant vacated the related mortgaged property in
November 2004, even though such anchor tenant continues to pay rent pursuant to the lease. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.
Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

                                      S-47

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. For example, Lowe's Companies, Inc., which leases approximately 84.1% of the gross leasable area of the mortgaged property related to the Lowe's Aliso Viejo AB mortgage loan (identified as Loan No. 8 on
Annex A-1 to this prospectus supplement) representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) has a right of first offer to purchase the mortgaged property before the borrower may offer it to a third party. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks
Relating to Prepayments and Repurchases" below and "Description of the Mortgage
Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans"
in this prospectus supplement.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the

                                      S-48

borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 74 mortgage loans representing approximately
31.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 37.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

                                      S-49

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     Thirty-three (33) of the mortgaged properties, securing mortgage loans representing approximately 24.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant". Sixteen (16) of the mortgaged properties, securing mortgage loans representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored".
Twenty-five (25) of the mortgaged properties, securing mortgage loans representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an
"anchor" or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional
Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged properties securing the Sikes Senter and the Avco Center mortgage loans (identified as
Loan Nos. 4 and 22 on Annex A-1 to this prospectus supplement), representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have movie theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties. See "--Tenant Bankruptcy
Entails Risks" above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

                                      S-50

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 of the mortgage loans representing approximately
9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Five (5) of the hotel properties that secure the mortgage loans representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

                                      S-51

     o the public perception of the franchise or hotel chain service mark; and

     o the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Fifty-three (53) office properties secure mortgage loans representing approximately 33.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 39.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o an economic decline in the business operated by the tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the desirability of the area as a business location;

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

     o in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment)
       from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

                                      S-52

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Sixty-six (66) multifamily properties secure mortgage loans representing approximately 17.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 63 mortgaged properties securing mortgage loans in loan group 2, representing approximately 89.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services or amenities that the property provides;

     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Eight (8) of the mortgaged properties, securing mortgage loans representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date

                                      S-53

(approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of
the United States Department of Housing and Urban Development. Certain of the
mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.
See "Description of the Mortgage Pool--Assistance Programs" in this prospectus supplement.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

     Manufactured Housing Community Properties Have Special Risks. 11 of the
mortgaged properties, which representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.9% of aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 10.2% of aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date)
are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing community properties;

     o apartment buildings; and

     o site-built single family homes.

Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o the location of the manufactured housing property;

     o the ability of management to provide adequate maintenance and insurance;

     o the type of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its

                                      S-54

obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 13 of the mortgage loans representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o the property becoming functionally obsolete;

     o building design and adaptability;

     o unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o changes in proximity of supply sources;

     o the expenses of converting a previously adapted space to general use; and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                      S-55

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 22 mortgage loans representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 4.5% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date).

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, as described below, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of the Regency Manor mortgage loan (identified as Loan No. 214 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not

                                      S-56

represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.
Furthermore, certain mortgaged properties are subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of such mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions may also prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.

                                      S-57

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 4 mortgage loans, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
7.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

                                      S-58

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as stabilized"
values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP3 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loan. Cadim TACH inc., which we anticipate will be the initial directing certificateholder, is an affiliate of the special servicer.
Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-LDP3 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See "--Special Servicer May Be Directed to Take
Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar

                                      S-59

to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.
During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--
Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of J.P. Morgan Chase Commercial Mortgage
Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. LaSalle Bank National Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the
underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The Universal Hotel Portfolio pari passu companion notes and the Universal
Hotel Portfolio B note will not be included as assets of the trust fund and are being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from the pooling and servicing agreement under which the
Series 2005-LDP3 certificates are issued, subject to the Universal Hotel
Portfolio intercreditor agreement. The holder of the Universal Hotel Portfolio
B note has certain rights with respect to the related senior loans and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer that is a party to that separate pooling and servicing agreement and the right to make cure payments on

                                      S-60

the Universal Hotel Portfolio loan and the Universal Hotel Portfolio pari passu companion notes or purchase the Universal Hotel Portfolio loan and the
Universal Hotel Portfolio pari passu companion notes if the Universal Hotel
Portfolio loan is in default. In exercising such rights, the holder of the
Universal Hotel Portfolio B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     With respect to the Lowe's Aliso Viejo AB mortgage loan (identified as
Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the mortgage pool (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the holder of the subordinate companion loan, Caplease, LP, is also the sole owner of the borrower. Pursuant to the intercreditor agreement, the mortgagee will be required to seek the consent of Caplease, LP, as holder of the subordinate companion loan, in connection with certain modifications and/or waivers of the Lowe's Aliso Viejo AB mortgage loan, which materially and adversely affect Caplease, LP, as holder of the Lowe's Aliso Viejo AB mortgage loan; provided that after an event of default under the Lowe's Aliso Viejo AB mortgage loan, Caplease, LP does not have the right to consult with or direct the holder of the Lowe's Aliso Viejo AB mortgage loan with respect to a foreclosure or liquidation of the mortgaged property. Accordingly, a conflict may result.

     The Lowe's Aliso Viejo AB mortgage loan is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The Lowe's
Aliso Viejo subordinate companion loan will not be included as an asset of the trust fund. However, the Lowe's Aliso Viejo subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the Lowe's Aliso
Viejo intercreditor agreement. Subject to the immediately preceding paragraph, the holders of the Lowe's Aliso Viejo subordinate companion loan will also have certain rights with respect to the Lowe's Aliso Viejo AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the Lowe's Aliso Viejo AB mortgage loan or purchase the Lowe's
Aliso Viejo AB mortgage loan if the Lowe's Aliso Viejo AB mortgage loan is in default. See "Description of the Mortgage Pool-- Lowe's Aliso Viejo AB Mortgage
Loan" in this prospectus supplement. In exercising such rights, the holder of the Lowe's Aliso Viejo subordinate companion loan has no obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to the Lowe's Aliso Viejo AB mortgage loan, in certain circumstances the holder of the Lowe's Aliso Viejo subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. In addition, the special servicer under the separate pooling and servicing agreement that governs the servicing of the Universal Hotel Portfolio loan, the Universal Hotel Portfolio pari passu companion notes and the
Universal Hotel Portfolio B note, may, at the direction of the operating advisor for the holder of the Universal Hotel Portfolio B note (provided no control appraisal event has occurred or is continuing) or the holders of the
Universal Hotel Portfolio loan and the Universal Hotel Portfolio pari passu companion notes (if a control appraisal event has occurred and is continuing), take actions with respect to the Universal Hotel Portfolio loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Servicing of the Mortgage Loans--Directing Certificateholder
and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. The Universal Hotel Portfolio operating advisor will be designated pursuant to the separate pooling and servicing agreement pursuant to which the Universal Hotel Portfolio loan, the Universal
Hotel Portfolio pari passu companion notes and the Universal Hotel Portfolio B notes are serviced. Each of the directing certificateholder, the Universal
Hotel Portfolio

                                      S-61

operating advisor, the holders of the Universal Hotel Portfolio pari passu companion notes or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the Universal Hotel Portfolio operating advisor, the holders of the Universal Hotel Portfolio pari passu companion notes or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates.
However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage Pool-- Lowe's Aliso
Viejo AB Mortgage Loan" and "Servicing of the Mortgage Loans--General", "--The
Special Servicer" and "--The Directing Certificateholder and the Universal
Hotel Portfolio Operating Advisor" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      S-62

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, the sponsor of the borrower under 1 mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4FL, Class
A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4FL and
Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group
2.

     The yield on each of the Class A-3, Class A-4A, Class A-4B, Class A-4FL,
Class A-SB, Class A-J, Class X-2, Class B, Class C and Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon, or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity
Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-J, Class B, Class C,
Class D, Class A-1A, Class E, Class F, Class G and Class H certificates and the
Class A-4FL regular interest as described under "Description of the
Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class
X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be

                                      S-63

made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 38 mortgage loans, representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately 18.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 27 mortgage loans in loan group 2, representing approximately
38.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 12 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lockout period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges and prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o the failure to meet certain requirements for the release of escrows;

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to the principal balance of the mortgage loan), which may in certain cases

                                      S-64

not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property.
Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

     (i) will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-4FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-4FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-4FL certificates.

     In addition, because interest payments on the Class A-4FL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain

                                      S-65

events discussed in this prospectus supplement, the yield to investors in the
Class A-4FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-4FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-4FL certificates. See "Yield and Maturity
Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-4FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-4FL regular interest accrues interest at a fixed rate of interest, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-4FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap
Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term rating is not at least "A3" by
Moody's Investors Service, Inc. or "A-" by Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc., the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-4FL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4FL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-4FL certificate pass-through rate will convert to a fixed interest rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class
A-4FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-4FL certificates within the time frame and in advance of the Distribution Date that DTC requires to modify the payment.

     Distributions on the Class A-4FL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the minimum fixed rate on the Class A-4FL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap

                                      S-66

counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not been reduced below such fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the
Class A-4FL certificates.

     In addition, if the funds allocated to payment of interest distributions on the Class A-4FL regular interest are insufficient to make all required interest payments on the Class A-4FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-4FL regular interest had been sufficient to make all required interest payments on the Class A-4FL regular interest. As a result, the holders of the Class A-4FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do
so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the
Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement and
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-67

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the offered certificates;

     o their yield to maturity;

     o their rate of principal payments; and

     o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or

                                      S-68

more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4FL, Class
A-SB or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     Similarly, with respect to the priority of distributions and the allocations of shortfalls and losses, the Class A-4B certificates and the Class
A-4FL regular interest (and therefore the Class A-4FL certificates) will be subordinated to the Class A-4A Certificates to the extent described in this prospectus supplement.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a lender's environmental insurance policy. In some cases, Phase
II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                      S-69

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o that will be remediated or abated in all material respects by the closing date;

     o for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In the case of 1 mortgaged property securing a mortgage loan representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject property is part of the larger
"Intersil/Siemens Superfund site", identified by the U.S. Environmental
Protection Agency ("EPA") in 1990. Soil and groundwater at the subject property is contaminated by volatile organic compounds (VOCs) and semi-volatile organic compounds (SVOCs), as a result of operations at two manufacturing facilities from the late 1960s to the mid-1990s. In 1990, the EPA identified the two responsible parties and the Regional Water Quality Control Board ("RWQCB"), in
cooperation with EPA, ordered both parties to remediate the site. Since that time, both parties have generally been in material compliance with their cleanup requirements. Based on a review of existing documents and interviews, it was understood by the environmental consultant that the EPA is not seeking any additional parties to pay for or cleanup operations. In addition to these assurances, the borrower has an environmental insurance policy.

     In the case of 1 mortgaged property 100-02 Rockaway Blvd. securing a mortgage loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage

                                      S-70

loans as of the cut-off date, the property contains one aboveground and one underground storage tanks holding petroleum hydrocarbons. Both require proper registration documentation. In addition, two monitoring wells were observed on site and should be properly closed in place. An escrow has been created in the amount equal to the estimated cost of remediation.

     See "Description of the Mortgage Pool--Underwriting Guidelines and
Processes-- Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in
Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental
Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no

                                      S-71

default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 21.6%, 11.1% and
9.4% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.5%, 11.3% and 10.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 32.0%, 10.4% and 2.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In

                                      S-72

order to offset this risk, Congress passed the Terrorism Risk Insurance Act of
2002, which established the Terrorism Insurance Program. The Terrorism
Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The
Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond
December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005 and the Secretary of the Treasury announced on June 30, 2005 the Treasury
Department's opposition to an extension of the Terrorism Risk Insurance Act of
2002 in its current form. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Act of
2002.

                                      S-73

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the Universal Hotel Portfolio mortgage loan
(identified as Loan No. 2 on Annex A-1 to this prospectus supplement)
representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $1,835,000 annually, with respect to the Encino
Financial Center mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for three times the cost of casualty coverage and, with respect to the Four Seasons Boston mortgage loan
(identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $500,000 annually.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and subject to the consent of the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.
Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.
Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate

                                      S-74

properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                                      S-75

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In addition, in the case of 1 mortgage loan
(identified as Loan No. 144 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sponsor has had properties that have been either in default or foreclosed upon in the past three years. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-76

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 240 fixed rate mortgage loans secured by 253 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,076,723,076 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates
(as described herein). Loan Group 1 will consist of 170 mortgage loans, representing approximately $1,742,002,009 of the Initial Pool Balance (the
"Initial Loan Group 1 Balance"). Loan Group 2 will consist of 70 mortgage loans, representing approximately $334,721,068 of the Initial Pool Balance (the
"Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to the Lowe's Aliso Viejo
AB Mortgage Loan, is calculated without regard to the Lowe's Aliso Viejo
Subordinate Companion Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 4 mortgage loans (identified as Loan Nos. 2, 41, 54 and 181 on Annex A-1 to this prospectus supplement), representing approximately
5.9% of the Initial Pool Balance (approximately 7.1% of the Initial Loan Group
1 Balance), on a leasehold estate in a commercial property; or

     (3) with respect to 1 mortgage loan (identified as Loan No. 65 on Annex
A-1 to this prospectus supplement), representing approximately 0.3% of the
Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), on the overlapping fee estate and leasehold estate of the commercial property
(each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about August 24, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., LaSalle Bank National
Association and Nomura Credit & Capital, Inc. (collectively, the "Mortgage Loan
Sellers") pursuant to three mortgage loan purchase agreements (the "Purchase
Agreements"), each between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See
"--The Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

                                      S-77

     The mortgage loans were originated in the period between January 2005 and
August 2005. Eighty-nine (89) of the mortgage loans, representing approximately
28.3% of the Initial Pool Balance (54 mortgage loans in Loan Group 1, representing approximately 25.9% of the Initial Loan Group 1 Balance and 35
mortgage loans in Loan Group 2, representing approximately 41.0% of the Initial
Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The Universal Hotel Portfolio Loan. The Universal Hotel Portfolio Loan is
a senior loan in a split loan structure with the Universal Hotel Portfolio Pari
Passu Companion Notes (which are pari passu with the Universal Hotel Portfolio
Loan) and the Universal Hotel Portfolio B Note, which is junior to the
Universal Hotel Portfolio Loan and the Universal Hotel Portfolio Pari Passu
Companion Notes. See "--The Universal Hotel Portfolio Whole Loan" below.

     The Lowe's Aliso Viejo AB Mortgage Loans.  The Lowe's Aliso Viejo mortgage loan (the "Lowe's Aliso Viejo AB Mortgage Loan") (identified as Loan No. 8 on
Annex A-1 to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance (approximately 2.4% of the Initial Loan Group 1
Balance), is a senior loan in a split loan structure with a subordinate companion loan (with respect to the Lowe's Aliso Viejo AB Mortgage Loan, the
"Lowe's Aliso Viejo Subordinate Companion Loan" and, together with the Lowe's
Aliso Viejo AB Mortgage

                                      S-78

Loan, the "Lowe's Aliso Viejo AB Mortgage Loan Pair"). The Lowe's Aliso Viejo
Subordinate Companion Loan is not an asset of the trust fund. The Lowe's Aliso
Viejo AB Mortgage Loan Pair is evidenced by a separate senior note and subordinate note, which are secured by a single mortgage instrument on the
Lowe's Aliso Viejo Mortgaged Property.

     The Lowe's Aliso Viejo AB Mortgage Loan has a principal balance as of the
Cut-off Date of $42,125,000. The Lowe's Aliso Viejo Subordinate Companion Loan,
which is not included in the trust, has an initial principal balance of
$3,850,000. The Lowe's Aliso Viejo Subordinate Companion Loan is held by an affiliate of the related borrower.

     The holder of the Lowe's Aliso Viejo Subordinate Companion Loan will have certain rights with respect to the Lowe's Aliso Viejo AB Mortgage Loan as described under "--Lowe's Aliso Viejo AB Mortgage Loan" below.

     The following table sets forth for the Universal Hotel Portfolio Loan
(including the Universal Hotel Portfolio Pari Passu Companion Loan) and the
Lowe's Aliso Viejo AB Mortgage Loan both the debt service coverage ratio
("DSCR") and loan-to-value ("LTV") ratios without taking into account the
Universal Hotel Portfolio B Note or the Lowe's Aliso Viejo Subordinate
Companion Loan, as applicable, and the combined DSCR and LTV Ratios taking into account the Universal Hotel Portfolio B Note or the Lowe's Aliso Viejo
Subordinate Companion Loan, as applicable.



                                                                                   MORTGAGE
                                                                                 LOAN CUT-OFF     CUT-OFF DATE
                                             LOAN      MORTGAGE     COMBINED       DATE LTV         COMBINED
              MORTGAGE LOAN                 GROUP     LOAN DSCR       DSCR           RATIO         LTV RATIO
----------------------------------------    -----     ---------     --------     ------------     ------------

Universal Hotel Portfolio Loan .........      1         3.61x         3.15x          52.8%            59.4%
Lowe's Aliso Viejo AB
 Mortgage Loan .........................      1         1.21x         1.00x          79.5%            86.7%


     Other Secured Subordinate Indebtedness. As of the Cut-off Date, the
applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted secured subordinate indebtedness with respect to the mortgage loans:

     o The mortgage loan documents with respect to 5 mortgage loans with affiliated borrowers (identified as Loan Nos. 15, 17, 25, 54 and 78 on
       Annex A-1 to this prospectus supplement), representing approximately 4.2%
       of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 4.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 5.1% of the
       Initial Loan Group 2 Balance), permit those borrowers to incur secured subordinate debt, subject to various conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of mezzanine loans typically have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each
Rating

                                      S-79

Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off
Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o In the case of 10 mortgage loans (identified as Loan Nos. 1, 2, 4, 6, 30,
       46, 54, 77, 138 and 167 on Annex A-1 to this prospectus supplement), representing approximately 20.8% of the Initial Pool Balance (7 mortgage loans in Loan Group 1, representing approximately 23.6% of the Initial
       Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 5.9% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     Unsecured Subordinate Indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan:

     o In the case of 2 mortgage loans, representing in the aggregate approximately 0.5% of the Initial Pool Balance (representing approximately 0.5% of the Initial Loan Group 1 Balance), the related mortgage loan documents allow the related borrowers to maintain existing unsecured indebtedness.

     o In the case of 5 mortgage loan (identified as Loan Nos. 3, 13, 98, 123 and 161 on Annex A-1 to this prospectus supplement), representing approximately 5.9% of the Initial Pool Balance (approximately 7.0% of the
       Initial Loan Group 1 Balance), the related borrowers are permitted to incur future unsecured financing.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

UNIVERSAL HOTEL PORTFOLIO WHOLE LOAN

     The Loan. 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the "Universal Hotel Portfolio Loan"), representing approximately 4.8% of the Initial Pool Balance, is 1 of 7 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Universal Hotel Portfolio Mortgaged Property. The
Universal Hotel Portfolio Loan is evidenced by promissory note A-5. The mortgage loans evidenced by promissory notes A-1, A-2, A-3 and A-4 are referred to in this prospectus supplement as the "Universal Hotel Portfolio Pari Passu
Companion Notes." The Universal Hotel Portfolio Pari Passu Companion Notes,
which in aggregate have a principal balance of $300,000,000 as of the cut-off date, are not included in the trust. The Universal Hotel Portfolio Loan and the
Universal Hotel Portfolio Pari Passu Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "Universal Hotel
Portfolio Senior Notes." The remaining 2 mortgage loans evidenced by promissory notes B-1 and B-2 are referred to in this prospectus supplement, collectively, as the "Universal Hotel Portfolio B Note." The Universal Hotel Portfolio B
Note, which has a principal balance of $50,000,000 as of the cut-off date, is subordinate to the Universal Hotel Portfolio Senior Notes. Only the Universal
Hotel Portfolio Loan is included in the trust. The Universal Hotel Portfolio
Loan, the Universal Hotel Portfolio Pari Passu Companion Notes and the
Universal Hotel Portfolio B Note are collectively referred to in this prospectus supplement as the "Universal Hotel Portfolio Whole Loan." The
holders of the Universal Hotel Portfolio Senior Notes (the "Universal Hotel
Portfolio Senior Noteholders") and the holders of the Universal Hotel Portfolio
B Note (the "Universal Hotel

                                      S-80

Portfolio B Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of the Universal Hotel Portfolio Senior
Noteholders and the Universal Hotel Portfolio B Noteholders (the "Universal
Hotel Portfolio Intercreditor Agreement"). Pursuant to the terms of the
Universal Hotel Portfolio Intercreditor Agreement, the Universal Hotel
Portfolio Whole Loan will be serviced and administered pursuant to the
Universal Hotel Portfolio Pooling Agreement (the "Universal Hotel Portfolio
Pooling Agreement") by a Master Servicer (the "Universal Hotel Portfolio Master
Servicer") and a Special Servicer (the "Universal Hotel Portfolio Special
Servicer") designated thereunder, according to the servicing standards contained therein. The Universal Hotel Portfolio Intercreditor Agreement
provides that expenses, losses and shortfalls relating to the Universal Hotel
Portfolio Whole Loan will be allocated first, to the holder of the Universal
Hotel Portfolio B Note and thereafter, to the Universal Hotel Portfolio Senior
Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--The Directing
Certificateholder and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement, prior to a Universal Hotel Portfolio Control Appraisal
Event, the holder of the Universal Hotel Portfolio B Note will have the right to appoint a new special servicer, consult with and advise the special servicer with respect to the Universal Hotel Portfolio Whole Loan; following the occurrence and during the continuance of a Universal Hotel Portfolio Control
Appraisal Event, the majority holders (the "Universal Hotel Portfolio Majority
Companion Holders") of the Universal Hotel Portfolio Loan (the Directing
Certificateholder will be the holder of the Universal Hotel Portfolio Loan for this purpose) and the Universal Hotel Portfolio Pari Passu Companion Notes (or
if any Universal Hotel Portfolio Pari Passu Companion Note has been securitized, a representative appointed by the controlling class of that securitization) will have such rights. A "Universal Hotel Portfolio Control
Appraisal Event" will exist if, and for so long as, the initial principal balance of the Universal Hotel Portfolio B Note (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Universal Hotel Portfolio B Note after the cut-off date, (ii) any appraisal reduction allocated to the Universal
Hotel Portfolio B Note under the Universal Hotel Portfolio Pooling Agreement and (iii) realized losses allocated to the Universal Hotel Portfolio B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Universal Hotel Portfolio B Note after the cut-off date).

     Servicing Provisions of the Universal Hotel Portfolio Intercreditor
Agreement. The Universal Hotel Portfolio Intercreditor Agreement generally provides that the Universal Hotel Portfolio Whole Loan will be serviced by the
Universal Hotel Portfolio Master Servicer and the Universal Hotel Portfolio
Special Servicer according to the servicing standards under the Universal Hotel
Portfolio Pooling Agreement.

     Application of Payments on the Universal Hotel Portfolio AB Mortgage
Loan. Under the terms of the Universal Hotel Portfolio Intercreditor Agreement,
prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Universal Hotel
Portfolio Whole Loan (or, if such a default has occurred, but the holders of the Universal Hotel Portfolio B Note have cured such a default), after payment of amounts payable or reimbursable under the Universal Hotel Portfolio Pooling
Agreement, payments and proceeds received with respect to the Universal Hotel
Portfolio Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the Universal Hotel Portfolio Senior Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Second, each holder of the Universal Hotel Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Third, each holder of the Universal Hotel Portfolio Senior Notes will receive scheduled or unscheduled principal payments in respect of the Universal
Hotel Portfolio Whole Loan, pro rata,

                                      S-81

up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel Portfolio B
Note);

     Fourth, each holder of the Universal Hotel Portfolio B Note will receive scheduled or unscheduled principal payments in respect of the Universal Hotel
Portfolio Whole Loan, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior
Notes and the Universal Hotel Portfolio B Note);

     Fifth, to repay the Universal Hotel Portfolio Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio Control Appraisal Event) any
cure payments made by it pursuant to the Universal Hotel Portfolio
Intercreditor Agreement;

     Sixth, any prepayment premium allocable to the Universal Hotel Portfolio
Senior Notes to each holder of the Universal Hotel Portfolio Senior notes, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel
Portfolio B Note) and any prepayment premium allocable to the Universal Hotel
Portfolio B Note to each holder of the Universal Hotel Portfolio B Note, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel
Portfolio B Note); and

     Seventh, any remaining amount to be allocated among the Universal Hotel
Portfolio Senior Notes and the Universal Hotel Portfolio B Note, pro rata.

     During the existence of a monetary event of default or other non-monetary event of default at a time when the Universal Hotel Portfolio Senior Notes are
Specially Serviced Mortgage Loans (unless the Universal Hotel Portfolio
Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio
Control Appraisal Event) has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement
(including reimbursements of Advances on the Universal Hotel Portfolio Whole
Loan), payments and proceeds received with respect to the Universal Hotel
Portfolio Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

     First, each holder of the Universal Hotel Portfolio Senior Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Second, each holder of the Universal Hotel Portfolio Senior Notes will receive principal payments collected in respect of the Universal Hotel
Portfolio Whole Loan, pro rata until the principal balance of each such note has been paid in full;

     Third, each holder of the Universal Hotel Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Fourth, each holder of the Universal Hotel Portfolio Senior Notes will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     Fifth, each holder of the Universal Hotel Portfolio B Note will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     Sixth, to repay the Universal Hotel Portfolio Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio Control Appraisal Event) any
cure payments made by it pursuant to the Universal Hotel Portfolio
Intercreditor Agreement;

     Seventh, any prepayment premium allocable to the Universal Hotel Portfolio
Senior Notes to each holder of the Universal Hotel Portfolio Senior Notes, pro rata, and any prepayment premium allocable to the Universal Hotel Portfolio B
Note to each holder of the Universal Hotel Portfolio B Note, pro rata;

     Eighth, any default interest in excess of the interest paid in accordance with clause first and clause third above will be paid first to each holder of the Universal Hotel Portfolio Senior Notes, pro rata, and then to each holder of the Universal Hotel Portfolio B Note, pro rata;

                                      S-82

     Ninth, any late payment charges will be paid first to each holder of the
Universal Hotel Portfolio Senior Notes, pro rata, and then to each holder of the Universal Hotel Portfolio B Note, pro rata; and

     Tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with clauses first through ninth above, such amount will be paid to each holder of the Universal Hotel Portfolio Senior Notes and
Universal Hotel Portfolio B Note, pro rata.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Universal Hotel Portfolio Whole Loan, resulting in a monetary event of default, the holders of the Universal Hotel Portfolio B
Note will have the right to cure such monetary event of default subject to certain limitations set forth in the Universal Hotel Portfolio Intercreditor
Agreement.

     Purchase Options. In the event that the Universal Hotel Portfolio Loan is in default, the holders of the Universal Hotel Portfolio B Note will have an option (the "Universal Hotel Portfolio Purchase Option") to purchase the
Universal Hotel Portfolio Loan from the trust fund at a price (the "Universal
Hotel Portfolio Loan Option Price") generally equal to the unpaid principal balance of the Universal Hotel Portfolio Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances (and all related servicing advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the Universal Hotel Portfolio Loan whether paid or unpaid and any other additional trust fund expenses relating to the Universal Hotel
Portfolio Whole Loan in each case, as provided under the Universal Hotel
Portfolio Pooling Agreement. In order to exercise the Universal Hotel Portfolio
Purchase Option, the holders of the Universal Hotel Portfolio B Note will also be required to purchase the Universal Hotel Portfolio Pari Passu Companion
Notes for a similar price. If the holders of the Universal Hotel Portfolio B
Note fail to exercise this option within the time period set forth in the
Universal Hotel Portfolio Pooling Agreement, certain other parties may have the right to purchase the Universal Hotel Portfolio Loan as provided in the
Universal Hotel Portfolio Pooling Agreement and in this prospectus supplement.

LOWE'S ALISO VIEJO AB MORTGAGE LOAN

     General.

     The Lowe's Aliso Viejo AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The Lowe's Aliso Viejo Subordinate Companion Loan will not be part of the trust fund.

     The Lowe's Aliso Viejo AB Mortgage Loan and the Lowe's Aliso Viejo
Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to the Lowe's Aliso Viejo
AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the Lowe's Aliso Viejo AB Mortgage Loan and do not take into account the
Lowe's Aliso Viejo Subordinate Companion Loan.

     The trust, as the holder of the Lowe's Aliso Viejo AB Mortgage Loan, and the holder of the Lowe's Aliso Viejo Subordinate Companion Loan will be parties to a separate intercreditor agreement as supplemented by any supplemental intercreditor agreement (the "Lowe's Aliso Viejo Intercreditor Agreement").
Under the terms of the Lowe's Aliso Viejo Intercreditor Agreement, the holder of the Lowe's Aliso Viejo Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the Lowe's Aliso Viejo AB Mortgage Loan.
The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Lowe's Aliso Viejo AB Mortgage Loan under the
Lowe's Aliso Viejo Intercreditor Agreement.

     The Lowe's Aliso Viejo AB Mortgage Loan has a principal balance as of the cut-off date of $42,125,000. The Lowe's Aliso Viejo Subordinate Companion Loan,
which is not included in the trust fund, had an original principal balance of
$3,850,000. In the event that certain defaults exist

                                      S-83

under the Lowe's Aliso Viejo AB Mortgage Loan or the Lowe's Aliso Viejo
Subordinate Companion Loan, the holder of the Lowe's Aliso Viejo Subordinate
Companion Loan will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the Lowe's Aliso Viejo AB
Mortgage Loan and to purchase the Lowe's Aliso Viejo AB Mortgage Loan for a price generally equal to the outstanding principal balance of the Lowe's Aliso
Viejo AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Lowe's Aliso Viejo AB
Mortgage Loan and other amounts payable to the holder of the Lowe's Aliso Viejo
AB Mortgage Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default)
and interest on those amounts at the prime rate as set forth in The Wall Street
Journal. In addition, in certain circumstances as set forth in the Lowe's Aliso
Viejo Intercreditor Agreement, the Master Servicer or Special Servicer, as
applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the
Lowe's Aliso Viejo Subordinate Companion Loan is given certain rights pursuant to the Lowe's Aliso Viejo Intercreditor Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the Lowe's Aliso Viejo AB Mortgage Loan or the Lowe's Aliso Viejo
Subordinate Companion Loan is entitled to do so under the mortgage loan documents, (ii) in the event that the Master Servicer or the Special Servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the
Master Servicer or the Special Servicer to enforce the rights of the holder of the Lowe's Aliso Viejo Subordinate Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the Lowe's Aliso Viejo AB
Mortgage Loan that affect the rights of the Lowe's Aliso Viejo AB Mortgage Loan borrower or the holder of the Lowe's Aliso Viejo Subordinate Companion Loan under the credit lease or the assignment of the credit lease as collateral for the Lowe's Aliso Viejo AB Mortgage Loan, (vi) consenting to certain foreclosure actions, and (vii) restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holder of the Lowe's Aliso Viejo Subordinate Companion
Loan. LaSalle Bank National Association originated the Lowe's Aliso Viejo AB
Mortgage Loan and the Lowe's Aliso Viejo Subordinate Companion Loan and sold the Lowe's Aliso Viejo Subordinate Companion Loan to Caplease, LP, which is the holder of the Lowe's Aliso Viejo Subordinate Companion Loan and may elect to sell the Lowe's Aliso Viejo Subordinate Companion Loan subject to the terms of the Lowe's Aliso Viejo Intercreditor Agreement.

     Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid, first, to the holder of the Lowe's Aliso Viejo Subordinate Companion Loan in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party, second, to the holder of the Lowe's Aliso
Viejo Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan, third, to the holder of the Lowe's Aliso Viejo Subordinate Companion Loan in an amount equal to scheduled principal payments, or upon acceleration of the Lowe's Aliso
Viejo Subordinate Companion Loan, the principal balance of the Lowe's Aliso
Viejo Subordinate Companion Loan until paid in full, fourth, to the holder of the Lowe's Aliso Viejo Subordinate Companion Loan in an amount equal to any prepayment premium attributable to such loan to

                                      S-84

the extent actually paid, fifth, to the holder of the Lowe's Aliso Viejo
Subordinate Companion Loan in an amount equal to any default interest attributable to such loan, sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the Lowe's Aliso Viejo AB
Mortgage Loan other than with respect to defaulted lease claims, and seventh, any remaining amount to the Lowe's Aliso Viejo AB Mortgage Loan borrower to the extent required under the related Lowe's Aliso Viejo AB Mortgage Loan documents and all other amounts to the Lowe's Aliso Viejo AB Mortgage Loan and the Lowe's
Aliso Viejo Subordinate Companion Loan, pro rata, based on the initial original principal balance.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:



                                      LOAN   CUT-OFF DATE   % OF INITIAL     LOAN        UW      CUT-OFF    PROPERTY
             LOAN NAME               GROUP      BALANCE     POOL BALANCE   PER UNIT   DSCR(1)   LTV RATIO     TYPE
-----------------------------------  -----   ------------   ------------   --------   -------   ---------   --------

Shoppes at Buckland Hills .........    1     $174,810,583        8.4%         $369     1.34x      71.4%      Retail
Universal Hotel Portfolio .........    1      100,000,000        4.8      $166,667     3.61x      52.8%      Hotel
Four Seasons Boston ...............    1       80,000,000        3.9      $293,040     1.89x      48.6%      Hotel
Sikes Senter ......................    1       64,858,541        3.1           $97     1.29x      77.2%      Retail
RREEF - Pacific Center ............    1       63,000,000        3.0          $164     1.94x      58.9%      Office
New Center One Building ...........    1       45,000,000        2.2           $89     1.22x      75.0%      Office
Encino Financial Center ...........    1       44,000,000        2.1          $194     1.23x      80.0%      Office
Lowe's Aliso Viejo ................    1       42,125,000        2.0          $202     1.21x      79.5%      Retail
LXP - Nissan ......................    1       40,920,690        2.0          $152     1.48x      69.4%      Office
915 Broadway ......................    1       37,500,000        1.8          $175     1.56x      66.4%      Office
                                             ------------       ----                   ----       ----
Total/Weighted Average ............          $692,214,814       33.3%                  1.78x      66.4%
                                             ============


----------
(1)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)   Calculated based upon the aggregate principal balance of the Universal
      Hotel Portfolio Loan, the Universal Hotel Portfolio Pari Passu Companion
      Notes, and the Universal Hotel Portfolio B Note as of the cut off date.
      For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     Two (2) mortgage loans (the "ARD Loans"), representing approximately 2.8%
of the Initial Pool Balance (representing approximately 3.3% of the Initial
Loan Group 1 Balance), provided that, if after a certain date (each, an
"Anticipated Repayment Date"), the borrower has not prepaid the respective ARD
Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the
Anticipated Repayment Date) (the "Revised Rate") rather than the stated
Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for an ARD
Loan is generally 5 to 10 years after the origination of such ARD Loan. The
Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum or in the case of the Lowe's Aliso Viejo AB Mortgage Loan, the greater of the original rate or the then current treasury rate plus 2.5%. After the
Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic
Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD
Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest
(to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding

                                      S-85

principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S
Certificates.

     Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES


                                  AGGREGATE                        % OF        % OF
                                  PRINCIPAL            % OF      INITIAL      INITIAL
                   NUMBER OF      BALANCE OF         INITIAL       LOAN        LOAN
                    MORTGAGE       MORTGAGE            POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS          LOANS            BALANCE     BALANCE      BALANCE
---------------    ---------    --------------       -------     -------      -------

1st ...........       159       $1,489,015,066         71.7%       78.5%        36.4%
5th ...........         2           31,050,000          1.5         1.8          0.0
6th ...........         4           39,813,814          1.9         0.0         11.9
11th ..........        75          516,844,196         24.9        19.7         51.7
                      ---       --------------        -----       -----        -----
Total .........       240       $2,076,723,076        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====


   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS


                                  AGGREGATE                       % OF        % OF
                                  PRINCIPAL           % OF      INITIAL      INITIAL
                   NUMBER OF      BALANCE OF        INITIAL       LOAN        LOAN
                    MORTGAGE       MORTGAGE           POOL      GROUP 1      GROUP 2
  GRACE PERIOD       LOANS          LOANS           BALANCE     BALANCE      BALANCE
---------------    ---------   --------------       -------     -------      -------

0 .............        80      $  598,783,010         28.8%       22.2%        63.6%
3 .............         1         174,810,583          8.4        10.0          0.0
5 .............       100         859,615,851         41.4        45.7         19.2
7 .............        47         266,543,945         12.8        12.4         15.2
10 ............        12         176,969,687          8.5         9.8          2.0
                      ---      --------------        -----       -----        -----
Total .........       240      $2,076,723,076        100.0%      100.0%       100.0%
                      ===      ==============        =====       =====        =====


     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                                      S-86

                             INTEREST ACCRUAL BASIS



                                          AGGREGATE                        % OF         % OF
                                          PRINCIPAL            % OF      INITIAL      INITIAL
                            NUMBER OF     BALANCE OF         INITIAL       LOAN         LOAN
                             MORTGAGE      MORTGAGE            POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS         LOANS            BALANCE     BALANCE      BALANCE
------------------------    ---------   --------------       -------     -------      -------

Actual/360 .............       231      $1,977,018,029         95.2%       94.3%       100.0%
30/360 .................         9          99,705,047          4.8         5.7          0.0
                               ---      --------------        -----       -----        -----
Total ..................       240      $2,076,723,076        100.0%      100.0%       100.0%
                               ===      ==============        =====       =====        =====


   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES


                                                      AGGREGATE                        % OF        % OF
                                                      PRINCIPAL            % OF      INITIAL      INITIAL
                                       NUMBER OF      BALANCE OF         INITIAL       LOAN        LOAN
                                        MORTGAGE       MORTGAGE            POOL      GROUP 1      GROUP 2
        TYPE OF AMORTIZATION             LOANS          LOANS            BALANCE     BALANCE      BALANCE
-----------------------------------    ---------    --------------       -------     -------      -------

Balloon Loans .....................       143       $  818,974,088         39.4%       36.6%        54.4%
Partial Interest-Only (1) .........        71          816,727,687         39.3        40.1         35.2
Interest Only .....................        24          438,350,047         21.1        23.2         10.3
Fully Amortizing Loans ............         2            2,671,254          0.1         0.2          0.0
                                          ---       --------------        -----       -----        -----
Total .............................       240       $2,076,723,076        100.0%      100.0%       100.0%
                                          ===       ==============        =====       =====        =====


----------
(1)   Includes 2 partial interest-only ARD loans representing approximately
2.8% of the Initial Pool Balance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION


                                                                              % OF        % OF
                                               AGGREGATE          % OF      INITIAL      INITIAL
                               NUMBER OF       PRINCIPAL        INITIAL       LOAN        LOAN
                                MORTGAGE      BALANCE OF          POOL      GROUP 1      GROUP 2
   PREPAYMENT PROTECTION         LOANS      MORTGAGE LOANS      BALANCE     BALANCE      BALANCE
---------------------------    ---------    --------------      -------     -------      -------

Defeasance ................       217       $1,871,674,458        90.1%       89.2%        94.7%
Yield Maintenance .........        23          205,048,618         9.9        10.8          5.3
                                  ---       --------------       -----       -----        -----
Total .....................       240       $2,076,723,076       100.0%      100.0%       100.0%
                                  ===       ==============       =====       =====        =====


     With respect to 22 mortgage loans, representing approximately 9.6% of the
Initial Pool Balance (17 mortgage loans in Loan Group 1, representing approximately 10.4% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 5.3% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated
Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (or as stated in the related loan documents), less the amount of principal being prepaid. The term"Discount Rate" generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, Anticipated Repayment Date or remaining weighted average life, as applicable, of the mortgage loan, in some cases converted to a monthly equivalent yield.

                                      S-87

     With respect to 1 mortgage loan, representing approximately 0.3% of the
Initial Pool Balance (1 mortgage loan, representing approximately 0.4% of the
Initial Loan Group 1 Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated
Repayment Date, as applicable, of such mortgage loan, discounted at the
"Treasury Rate". "Monthly Amount" will generally mean the note rate of such mortgage loan less the Treasury Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid. "Treasury Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or Anticipated Repayment Date as applicable of such mortgage loan.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS


                                           AGGREGATE                        % OF        % OF
                                           PRINCIPAL            % OF      INITIAL      INITIAL
                            NUMBER OF      BALANCE OF         INITIAL       LOAN        LOAN
                             MORTGAGE       MORTGAGE            POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS          LOANS            BALANCE     BALANCE      BALANCE
------------------------    ---------    --------------       -------     -------      -------

1 ......................         3       $   89,408,673          4.3%        4.6%         2.8%
2 ......................         6           23,475,000          1.1         1.0          2.1
3 ......................       114          662,369,507         31.9        31.0         36.7
4 ......................        79          850,629,400         41.0        45.0         19.8
6 ......................         9          109,899,372          5.3         3.6         13.9
7 ......................         3          256,319,124         12.3        14.7          0.0
12 .....................        25           82,672,000          4.0         0.0         24.7
13 .....................         1            1,950,000          0.1         0.1          0.0
                               ---       --------------        -----       -----        -----
Total ..................       240       $2,076,723,076        100.0%      100.0%       100.0%
                               ===       ==============        =====       =====        =====


     Unless a mortgage loan is relatively near its stated maturity date (or
Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance
Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the

                                      S-88

payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation
Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of
Insurance and Condemnation Proceeds. In addition, with respect to 8 mortgage loans, the LXP mortgage loans, representing approximately 6.1% of the Initial
Pool Balance (representing approximately 7.3% of the Initial Loan Group 1
Balance), upon the occurrence of a casualty or condemnation with respect to the
Mortgaged Property, the single tenant may apply the proceeds to restore the property or notify the landlord of its intention to terminate the lease. In the event the single tenant elects to terminate the lease, it is required to offer to purchase the property at a price determined in accordance with the lease documents. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance
Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain
Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 217 of the mortgage loans, representing approximately 90.1% of the Initial Pool
Balance (152 mortgage loans in Loan Group 1, representing approximately 89.2%
of the Initial Loan Group 1 Balance and 65 mortgage loans in Loan Group 2, representing approximately 94.7% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the
"Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance"). The Defeasance Lockout Period is at
least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each
     ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4)
     any costs and expenses incurred in connection with the purchase of the U.S.
     government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by

                                      S-89

means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged
Property will be released from the lien of the mortgage loan and the pledged
U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In the case of one mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.0% of the Initial
Pool Balance (representing approximately 3.6% of the Initial Loan Group1
Balance), the related mortgage loan documents permit the borrower to release one or more of the properties from the lien of the mortgage and substitute another Mortgaged Property upon the satisfaction of certain conditions, including, without limitation, (i) the debt service coverage ratio for the mortgage loan (after giving effect to the substitution) would be not less than the debt service coverage ratio for the mortgage loan both as of the date of origination and immediately prior to the substitution, (ii) the net operating income for the replacement property does not show a downward trend over the three years immediately prior to the date of substitution and (iii) delivery of confirmation from each Rating Agency then rating the Certificates that the release will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Class of Certificates.

     In addition, certain of the mortgage loans, including those mortgage loans referred to as a crossed loan groups identified as crossed group A, B and C on
Annex A-1 to this prospectus supplement, permit the release of one or more portions of the Mortgaged Property without releasing all such Mortgaged
Property by means of partial release that generally requires the satisfaction of certain conditions, including (1) the payment of a specified percentage
(generally between 110% and 125%) of the allocated loan amount or value of such portions to be released and/or, (2) the remaining properties meet certain debt service coverage ratio and/or LTV Ratio tests (if applicable) are satisfied with respect to the remaining portions of the Mortgaged Properties after the partial release and/or (3) with respect to those mortgage loans identified as crossed group A, B and C on Annex A-1 to this prospectus supplement, the release of one or more

                                      S-90

portions of the Mortgaged Property is permitted pursuant to an "arms length transaction"; provided no event of default has occurred and is continuing.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents.
Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged
Properties have been, or may become, subject to additional financing. See
"--Additional Debt" above and "Risk Factors--Multifamily Properties Have
Special Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights,
(i) with respect to all non-Specially Serviced Mortgage Loans, the Master
Servicer has obtained the prior written consent (or deemed consent) of the
Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating
Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special
Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding
Certificates if such mortgage loan (1) has an outstanding principal balance
(together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or
(2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans
(by Stated Principal Balance) or (5) has a principal balance over $20,000,000.
Any confirmation required will be at the related borrower's expense, to the extent permitted by the

                                      S-91

related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the
Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100%
of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by
Mortgaged Properties located in California) do not require earthquake insurance. The Mortgaged Properties securing 59 mortgage loans representing approximately 22.9% of the Initial Pool Balance (approximately 20.2% of the
Initial Loan Group 1 Balance and approximately 36.9% of the Initial Loan 2
Balance), are located in areas that are considered a high earthquake risk
(seismic zones 3 or 4). These areas include all or parts of the States of
Alaska, California, Oregon and Washington. Except with respect to two mortgage loans (identified as Loans No. 187 and 216 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance
(approximately 0.1% of the Initial Loan Group 1 Balance and approximately 0.7%
of the Initial Loan Group 2 Balance), no Mortgaged Property has a probable maximum loss ("PML") in excess of 20%. In the case of 1 of the mortgage loans referenced in the preceding sentence (identified as Loan No. 187 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), earthquake insurance was obtained.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of

                                      S-92

(a) five years beyond the maturity date of the related mortgage loan and (b)
twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place
(ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii)
after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the Cut-off
Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any subordinate companion notes. The loan amount used in this prospectus supplement for purposes of calculating its loan to value ratios and debt service coverage ratios is the aggregate principal balance of the Universal
Hotel Portfolio Loan and the Universal Hotel Portfolio Pari Passu Companion
Notes. The principal balance of the Universal Hotel Portfolio B Note is included in the calculation of loan to value ratios and debt service coverage ratios only where specifically indicated.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to the Lowe's Aliso Viejo AB Mortgage Loan is calculated without regard to the Lowe's Aliso Viejo Subordinate Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and

                                      S-93

Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for
all partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in such cross-collateralized group. "Underwritten
Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged
Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged
Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating
Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for such Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency

                                      S-94

between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 4 mortgage loans
(identified as Loan Nos. 20, 50, 56 and 124 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the Initial Pool Balance
(representing approximately 2.5% of the Initial Loan Group 1 Balance), the DSCR
(and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related
Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance related criteria required to obtain the release of a cash escrow. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 5 of the mortgage loans
(identified as Loan Nos. 6, 35, 39, 56 and 80 on Annex A-1 to this prospectus supplement), representing approximately 4.1% of the Initial Pool Balance
(representing approximately 4.9% of the Initial Loan Group 1 Balance), the stabilized appraised values were used as defined in the related appraisals.
However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the stated maturity date or Anticipated Repayment
Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of the related origination date, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and

                                      S-95

Processes" and in the prospectus under "Description of the Trust
Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans".

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., LaSalle Bank
National Association and Nomura Credit & Capital, Inc. JPMorgan Chase Bank,
N.A. is the Swap Counterparty and an affiliate of both the Depositor and of
J.P. Morgan Securities Inc., one of the Underwriters. LaSalle Bank National
Association is also the Paying Agent, Authenticating Agent and Certificate
Registrar and an affiliate of ABN AMRO Incorporated, one of the Underwriters.
Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities
International, Inc., one of the Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the
Currency, a bureau of the United States Department of the Treasury. It is a
member of the Federal Reserve System and its deposits are insured by the
Federal Deposit Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
January 31, 2005, LaSalle had total assets of approximately $62.8 billion.
LaSalle is also the Paying Agent, Authenticating Agent and Certificate
Registrar and an affiliate of ABN AMRO Incorporated, which is an Underwriter.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. ("NCCI") is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of
Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings,
Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $23 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities
International, Inc., which is an Underwriter.

                                      S-96

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a

                                      S-97

Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan
Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time,
(D) obtain an environmental insurance policy for the Mortgaged Property, (E)
provide an indemnity agreement or a guaranty with respect to such condition, or
(F) receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See
"--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and
Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage
Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged
Property prepared by a qualified structural engineering firm. The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and
(e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

                                      S-98

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (j) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render

                                      S-99

     such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

          (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the
     Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

          (q) to (i) the Mortgage Loan Seller's knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) the Mortgage Loan Seller's actual knowledge, no condemnation proceedings are pending;

          (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

          (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely

                                     S-100

affects the value of a mortgage loan, the value of the related Mortgaged
Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective
Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time
(excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase,
(3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing
Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special
Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial
Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an
officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within
90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or
Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property

                                     S-101

as determined using an appraisal conducted by a member of the Appraisal
Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase
Agreement; (h) have an environmental report with respect to the related
Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the
Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j)
constitute a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating
Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the
Directing Certificateholder; (o) prohibit Defeasance within two years of the
Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the
Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b)
through (r) of the preceding sentence, except the rates described in clause (b)
above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage

                                     S-102

loans sold by that Mortgage Loan Seller to the Depositor, and none of the
Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan
Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the
Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and
Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in
its discretion) repurchase or substitute for only the affected mortgage loan if
(i) the weighted average debt service coverage ratio for all the remaining
Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the
Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected
Crossed Loan as of the Cut-off Date and (y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the
Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

                                     S-103

LOCKBOX ACCOUNTS

     With respect to 36 mortgage loans (the "Lockbox Loans"), representing approximately 45.2% of the Initial Pool Balance (34 mortgage loans in Loan
Group 1, representing approximately 51.3% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 13.4% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 10 Lockbox Loans, representing approximately 11.1% of the Initial Pool Balance (9 mortgage loans in Loan Group 1, representing approximately 11.6% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2, representing approximately 8.8% of the Initial Loan Group 2 Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox
Loans, all debt service and required reserve account deposits have been made.
Pursuant to the terms of 9 Lockbox Loans, representing approximately 21.3% of the Initial Pool Balance (approximately 25.4% of the Initial Loan Group 1
Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 6 Lockbox Loans, representing approximately 3.1% of the Initial Loan Pool
Balance (5 mortgage loans in Loan Group 1, representing approximately 2.8% of the Initial Group 1 Balance and 1 mortgage loan in Loan Group 2, representing
4.5% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 11 Lockbox Loans, representing approximately 9.7% of the Initial Pool
Balance (approximately 11.5% of the Initial Loan Group 1 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the
Anticipated Repayment Date or (iii) the related Anticipated Repayment Date).
Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either
REMIC.

                                     S-104

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2)
any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate
Account, the Excess Interest Distribution Account, the Gain on Sale Reserve
Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each
Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and
(6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP3 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-4FL, Class A-SB and Class A-1A Certificates (collectively, the "Class A
Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the
"Class X Certificates"), and the Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class NR, Class S, Class R and Class LR Certificates. The Class A
Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates."
The Class A-J, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class
R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-4FL, Class A-SB, Class A-J, Class X-2, Class B, Class C and Class D
Certificates are offered hereby (collectively, the "Offered Certificates"). The
Class A-1A, Class X-1, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class NR, Class S, Class R and Class LR
Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-4FL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs.
The Class A-4FL Regular Interest is not offered hereby. The Depositor will transfer the Class A-4FL Regular Interest to the trust in exchange for the
Class A-4FL Certificates. The Class A-4FL Certificates are offered hereby. The
Class A-4FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-4FL Regular
Interest, the Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-4FL Regular Interest (and correspondingly, the Class A-4FL
Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates
(other than the Class S Certificates, Class X Certificates and Residual
Certificates) and the Class A-4FL Regular Interest (and correspondingly, the
Class A-4FL Certificates) will be reduced by any distributions of principal actually made on,

                                     S-105

and any Collateral Support Deficit actually allocated to, that Class of
Certificates (other than the Class S Certificates, Class X Certificates and
Residual Certificates) and the Class A-4FL Regular Interest (and
correspondingly, the Class A-4FL Certificates) on that Distribution Date. The
Certificate Balance of the Class A-4FL Certificates will be reduced on each
Distribution Date in an amount corresponding to any such reduction in the
Certificate Balance of the Class A-4FL Regular Interest. The initial
Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial
Certificate Balance of the Class A-4FL Regular Interest will be equal to the initial Certificate Balance of the Class A-4FL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The
Class S Certificates, the Class X-1 Certificates, the Class X-2 Certificates
and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates
(other than the Class A-4FL, Class X-1, Class X-2, Class S, Class R and Class
LR Certificates) (the "Principal Balance Certificates") and the Class A-4FL
Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,076,723,076.

     The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class
X-2 Component"). Each of the Class X-2 Components will relate to a particular
Class of Principal Balance Certificates and, at any time during any of the periods specified on Annex E to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex E to this prospectus supplement with respect to the related Class of Principal Balance
Certificates for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class
X-2 Certificates will be $0 following the Distribution Date in August 2012.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,030,476,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $163,542,076.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by

                                     S-106

holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme
("Clearstream") and Euroclear Bank, as operator of the Euroclear System
("Euroclear"), participating organizations (the "Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the
Certificates-- Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank
National Association is one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. In addition, LaSalle Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate
Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the
Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services Group, JPMorgan 2005-LDP3, and
its telephone number is (312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent
Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee
Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The
Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the
Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and
Servicing Agreement will also provide for the indemnification of the Paying
Agent from the trust for comparable losses, liabilities and expenses for which the Trustee is indemnified as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and

                                     S-107

clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants").
Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

                                     S-108

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in September 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner,

                                     S-109

but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution.
All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-4FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans
(including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the collections on the Universal Hotel Portfolio
Loan and the Lowe's Aliso Viejo AB Mortgage Loan will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis
(collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic
Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). On the Master Servicer Remittance Date occurring each March
(beginning in 2006), the Paying Agent will be required to withdraw from the
Interest

                                     S-110

Reserve Account an amount equal to the Withheld Amounts from the preceding
January (if applicable) and February, if any, and deposit that amount into the
Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Paying Agent is required to establish and maintain a "Floating Rate
Account", which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-4FL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-4FL Regular Interest or the Swap Contract, the Paying Agent will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in
this prospectus supplement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating
Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master
Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain on Sale Reserve Account and the Excess
Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-4FL and Class S Certificates) and the
Class A-4FL Regular Interest (and thus to the holders of the Class A-4FL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any
REO Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, (and with respect to the Universal Hotel Portfolio Loan, only to the extent received by the Trustee pursuant to the Universal Hotel Portfolio Pooling Agreement and/or
Universal Hotel Portfolio Intercreditor Agreement), as of the related Master
Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

                                     S-111

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See
"Description of the Pooling Agreements--Certificate Account" in the prospectus;
and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
Distribution Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-4FL Certificates on each Distribution Date (the "Class A-4FL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-4FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution
Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description of the Swap Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in September
2005 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-4FL Regular
Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B and Class A-SB Certificates and the Class
A-4FL Regular Interest, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution
Amount for those Classes and the Class A-4FL Regular Interest, as applicable;
(ii) on the Class A-1A Certificates from the portion of the Available
Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution
Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates,
pro rata, from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those
Classes, without regard to Loan Group, in each

                                     S-112

case based upon their respective entitlements to interest for that Distribution
Date; provided, on any Distribution Date where the Available Distribution
Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
Available Distribution Amount will be allocated among the above Classes of
Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
Classes of Certificates on such Distribution Date, in an amount equal to all
Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date; provided, further, that Interest Distribution Amounts for the Class A-4A and Class A-4B Certificates and the Class A-4FL Regular
Interest will be distributed first to the Class A-4A Certificates, and then to the Class A-4B Certificates and the Class A-4FL Regular Interest, pro rata, in the amount of their respective Interest Distribution Amount;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B,
Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest, in
reduction of the Certificate Balances of those Classes: concurrently: (i)(A)
first, to the Class A-SB Certificates, in an amount equal to the Group 1
Principal Distribution Amount for such Distribution Date and, after the Class
A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount for such Distribution Date remaining after payments specified in clause
(ii) below on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, (B) then to the Class A-1
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after distribution on the Class A-SB
Certificates pursuant to clause (i)(A)) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
Distribution Date, until the Class A-1 Certificates are reduced to zero, (C) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1
Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class
A-1A and Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1
Certificates have been made on such Distribution Date, until the Class A-2
Certificates are reduced to zero, (D) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause
(i)(A) and the Class A-1 and Class A-2 Certificates) and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments to the Class A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, (E) to the Class A-4A Certificates, in an amount equal to the
Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the
Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments to the Class A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1, Class A-2 and Class A-3
Certificates have been made on such Distribution Date, until the Class A-4A
Certificates are reduced to zero, (F) to the Class A-4B Certificates and the
Class A-4FL Regular Interest, pro rata, in reduction of their respective
Certificate Balances, an amount equal to the Group 1 Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A-1A,
Class A-1, Class A-2, Class A-3 and Class A-4A Certificates on that
Distribution Date), and after the Class A-1A has been reduced to zero, the
Group 2 Principal Distribution Amount remaining after distributions on the
Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates, until the Class A-4B Certificates and the
Class A-4FL Regular Interest are reduced to zero and (G) then, to the Class
A-SB Certificates, in an amount equal to the Group 1 Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A-1,
Class A-2, Class A-3, Class A-4A and Class A-4B Certificates and the Class
A-4FL Regular Interest) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4A and Class A-4B
Certificates and the Class A-4FL Regular Interest above and clause (ii)

                                     S-113

below have been made on such Distribution Date, until the Class A-SB
Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the
Class A-4B and Class A-SB Certificates and the Class A-4FL Regular Interest
have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B
and Class A-SB Certificates and the Class A-4FL Regular Interest have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B,
Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest,
pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full; provided that Collateral Support Deficit for the Class A-4A and Class A-4B Certificates and the Class A-4FL Regular Interest will be distributed first to the Class A-4B Certificates and the Class A-4FL Regular
Interest, pro rata, and then to the Class A-4A Certificates.

     Fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates and the Class A-4FL Regular Interest to zero, to the Class A-J
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and the Class A-4FL Regular Interest
on that Distribution Date), until that Class is reduced to zero;

     Sixth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates, the Class A-4FL Regular Interest and Class A-J Certificates to
zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL
Regular Interest and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, the Class A-4FL Regular Interest, Class A-J Certificates and
Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, the Class A-4FL Regular Interest, Class A-J Certificates and
Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B
Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the

                                     S-114

Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular Interest,
Class A-J Certificates, Class B Certificates and Class C Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates and Class D Certificates to zero, to the
Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular
Interest, Class A-J Certificates, Class B Certificates, Class C Certificates
and Class D Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates to zero, to the Class F Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates and Class E Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates and Class F Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates and Class G Certificates to zero, to the
Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal

                                     S-115

Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates and Class G Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates and Class H
Certificates to zero, to the Class J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates and Class H Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates
and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates and Class K Certificates to zero, to the Class L
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates and Class K Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-116

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular
Interest, Class A-J Certificates, Class B Certificates, Class C Certificates,
Class D Certificates, Class E Certificates, Class F Certificates, Class G
Certificates, Class H Certificates, Class J Certificates, Class K Certificates
and Class L Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates and Class M
Certificates to zero, to the Class N Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates and Class M Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates, Class M
Certificates and Class N Certificates to zero, to the Class O Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates, Class M
Certificates and Class N Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the
Class A Certificates, the Class A-4FL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates, Class M
Certificates, Class N Certificates and

                                     S-117

Class O Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, the Class A-4FL Regular Interest, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates and Class O Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-eighth, to the Class NR Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-ninth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-4FL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates and the Class A-4FL
Regular Interest (that date, the "Cross-Over Date"), the Principal Distribution
Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A
Certificates without regard to the priorities set forth above and without regard to Loan Group; provided that the aggregate Principal Distribution
Amounts allocable to the Class A-4A and Class A-4B Certificates and the Class
A-4FL Regular Interest will continue to be distributed (i) first to the Class
A-4A Certificates until reduced to zero, and (ii) then, pro rata, to the Class
A-4B Certificates and the Class A-4FL Regular Interest until reduced to zero.

     Distributions on the Class A-4FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-4FL Regular Interest and,
correspondingly, the Class A-4FL Certificates has not been reduced to zero, the
Paying Agent is required to apply amounts on deposit in the Floating Rate
Account to the extent of the Class A-4FL Available Funds, in the following order of priority:

     First, to the Class A-4FL Certificates in respect of interest, up to an amount equal to the Class A-4FL Interest Distribution Amount;

     Second, to the Class A-4FL Certificates in respect of principal, the Class
A-4FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-4FL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-4FL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-4FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-4A Certificates is a per annum rate
equal to    %.

                                     S-118

     The Pass-Through Rate on the Class A-4B Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-4FL Regular Interest is a per annum
rate equal to    %.

     The Pass-Through Rate on the Class A-4FL Certificates is a per annum rate
equal to LIBOR plus    %; provided, however, under certain circumstances
described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-4FL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-4FL Regular Interest.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to    %,.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class O Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to    %.

     The term "LIBOR" means, with respect to the Class A-4FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the
Paying Agent to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the
Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest
Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest
Accrual Period and in an amount that is representative for a single such transaction in the relevant

                                     S-119

market at the relevant time. The Paying Agent will determine LIBOR for each
Interest Accrual Period, and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-4FL Certificates is (i)
with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business
(including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately    %
and    % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-4FL Regular Interest. In general, the Certificate
Balance of each Class of Principal Balance Certificates or the Class A-4FL
Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates or the Class A-4FL Regular Interest is
identified under "--General" above as being part of the Notional Amount of the
Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate
Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in August 2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-4FL
     Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
     (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the
     Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the
     applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
     Certificates and (y) for each other Class of Principal Balance Certificates and the Class A-4FL Regular Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-4FL Regular
     Interest;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-4FL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b)(x) with respect to the Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2
     Component and (ii) the Pass-Through Rate in effect for the Distribution
     Date for the applicable Class of Principal Balance Certificates and (y) for
     each other Class of Principal Balance Certificates and the Class A-4FL
     Regular Interest, the greater of (i) the reference rate specified on
     Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates or the Class A-4FL Regular Interest;

                                     S-120

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-4FL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-4FL Regular
     Interest; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-4FL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-4FL Regular Interest.

     For each Distribution Date after the Distribution Date in August 2012, the
Certificate Balance of each Class of Principal Balance Certificates and the
Class A-4FL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect to each such
Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance
Certificates and the Class A-4FL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in August 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates and the Class A-4FL Regular Interest. If all or a designated portion of the
Certificate Balance of any Class of Principal Balance Certificates and the
Class A-4FL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in August 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class A-J Certificates, the lesser of:

          (a) the Class X-2 Fixed Strip Rate (as defined in the table below),
     and

          (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates and the Class A-4FL Regular Interest, the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates and the Class A-4FL Regular
     Interest whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in August 2012, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

                                     S-121

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE              CLASS X-2 FIXED STRIP RATE
-----------------------------------------             --------------------------
Class   .................................                               %

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement. The Pass-Through Rate on the Class A-4FL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to    %,
subject to a maximum Pass-Through Rate equal to the WAC Rate.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates)
and the Class A-4FL Regular Interest during the related Interest Accrual
Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class A-4FL Certificates, Class S Certificates and Residual
Certificates) or the Class A-4FL Regular Interest for any Distribution Date is
an amount equal to all Distributable Certificate Interest in respect of that
Class of Certificates or the Class A-4FL Regular Interest for that Distribution
Date and, to the extent not previously paid, for all prior Distribution Dates.
The "Class A-4FL Interest Distribution Amount" will be, with respect to any
Distribution Date, the sum of (a) interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate for the Class A-4FL
Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-4FL
Certificates for all previous Distribution Dates, less (c) the excess if any, of (i) the product of (A) 1/12th, (B)  % and (C) the Certificate Balance of the
Class A-4FL Certificates for such Distribution Date, over (ii) the

                                     S-122

product of (A) 1/12th, (B) the WAC Rate for such Distribution Date and (C) the
Certificate Balance of the Class A-4FL Certificates for such Distribution Date.
See "Description of the Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-4FL
Certificates) and the Class A-4FL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-4FL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-4FL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-4FL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-4FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-4FL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-4FL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-4FL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the
Master Servicer's Compensating Interest Payment for the related Distribution
Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment
Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-4FL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-4FL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied by (b) a fraction, the numerator of which is equal to the Interest
Distribution Amount in respect of that Class of Certificates or the Class A-4FL
Regular Interest, respectively, as the case may be, for the related
Distribution Date, and the denominator of which is equal to the aggregate
Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-4FL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) for the related Distribution Date.
Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class
A-4FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-4FL
Certificateholders. See "Description of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as the Class A-SB, Class A-4B
Certificates or Class A-4FL Regular Interest and the Class A-1A Certificates
remain outstanding, the Principal Distribution Amount for each Distribution
Date will be calculated on a Loan Group-by-Loan Group basis. On each
Distribution Date after the Certificate Balance of either the Class A-SB Class
A-4B Certificates and Class A-4FL Regular Interest or the Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for any Distribution Date is an amount equal to the sum of
(a) the Principal Shortfall for that Distribution Date, (b) the Scheduled
Principal Distribution Amount for that Distribution Date and (c) the
Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or

                                     S-123

reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the
Principal Distribution Amount for such Distribution Date and (ii)
Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date (provided, that in the case of clause (i) and
(ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of "Group 2 Principal Distribution
Amount", such recovery will be applied to increase the Group 1 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in
Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution
Amount up to such amounts and then to increase the Group 2 Principal
Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the

                                     S-124

excess, if any of (A) the total amount of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal
Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution
Date (provided, further, (I) that, in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal
Distribution Amount as required under clause (II) of the definition of "Group 1
Principal Distribution Amount", such recovery will be applied to increase the
Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii)
above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2
Principal Distribution Amount up to such amounts and then to increase the Group
1 Principal Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable, or advanced by the Master
Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal
Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the
Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and
Insurance and Condemnation Proceeds shall be reduced by any unpaid Special
Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal

                                     S-125

portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related
Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB, Class
A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class NR Certificates
and the Class A-4FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and
Class A-SB Certificates and the Class A-4FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class
A-2, Class A-3 and Class A-4A, Class A-4B and Class A-SB Certificates and the
Class A-4FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-4FL Certificates will be equal to the amount of principal distributions to the Class A-4FL Regular Interest as described under
"Description of the Swap Contract--Distributions" in this prospectus supplement.

     With respect to any Distribution Date, the "Class A-4FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-4FL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this prospectus supplement.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Schedule
II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions.

     Based on the assumptions used to calculate the Class A-SB Planned
Principal Balance, the Certificate Balance of the Class A-SB Certificates on
each Distribution Date would be expected to be reduced to the balance indicated
for such Distribution Date in the table set forth in Schedule II to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-SB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B Certificates and
the Class A-4FL Regular Interest have been reduced to zero, any portion of the
Principal Distribution Amount remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of that Class has been reduced to zero. See "Yield and Maturity
Considerations--Weighted Average Life" in this prospectus supplement.

                                     S-126

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain
Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-4FL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any
REO Property with respect to the Universal Hotel Portfolio Whole Loan held pursuant to the Universal Hotel Portfolio Pooling Agreement) (an "REO Loan"),
and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO
Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the
Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-4FL and Class X-2 Certificates), the Class
A-4FL Regular Interest and the Class A-1A, Class E, Class F, Class G and Class
H Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-4FL and Class X-2 Certificates) and the
Class A-4FL Regular Interest and the Class A-1A, Class E, Class F, Class G and
Class H Certificates will be entitled to receive, with respect to the related
Loan Group, as applicable, on each Distribution Date an amount of Yield
Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates or the Class A-4FL Regular Interest, as applicable, and (c) the
Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the
Class A-4FL Regular Interest entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular
Distribution

                                     S-127

Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of
Certificates and the Class A-4FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-4FL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-4FL Regular Interest will be payable to the holders of the Class A-4FL Certificates. See "Description of the Swap
Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-1A, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates and the
Class A-4FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such
Class of Certificates or the Class A-4FL Regular Interest, as applicable, and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

   CLASS DESIGNATION                             ASSUMED FINAL DISTRIBUTION DATE
----------------------------------              --------------------------------
Class A-1 ........................                        May 15, 2010
Class A-2 ........................                      August 15, 2010
Class A-3 ........................                        May 15, 2013
Class A-4A .......................                       July 15, 2015
Class A-4B .......................                       July 15, 2015
Class A-4FL ......................                       July 15, 2015
Class A-SB .......................                     February 15, 2015
Class X-2 ........................                      August 15, 2012
Class A-J ........................                      August 15, 2015
Class B ..........................                      August 15, 2015
Class C ..........................                      August 15, 2015
Class D ..........................                      August 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time

                                     S-128

with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be August 15, 2042, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class O and Class NR
       Certificates will be subordinated to the rights of the holders of the
       Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class O and Class NR
       Certificates will be subordinated to the rights of the holders of the
       Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and
       Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N,
       Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M,
       Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L,
       Class M, Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K,
       Class L, Class M, Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J,
       Class K, Class L, Class M, Class N, Class O and Class NR Certificates
       will be subordinated to the rights of the holders of the Class E
       Certificates,

                                     S-129

     o the rights of the holders of the Class E, Class F, Class G, Class H,
       Class J, Class K, Class L, Class M, Class N, Class O and Class NR
       Certificates will be subordinated to the rights of the holders of the
       Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G,
       Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class
       NR Certificates will be subordinated to the rights of the holders of the
       Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F,
       Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
       and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o the rights of the holders of the Class B, Class C, Class D, Class E,
       Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
       Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates, and

     o the rights of the holders of the Class A-J, Class B, Class C, Class D,
       Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
       Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class
A-J Certificates, the holders of the Class B Certificates, the holders of the
Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of
Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D, Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J
Certificates by the subordination of the Class B, Class C and Class D
Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate
Certificates will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of
Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB
and Class A-1A Certificates and the Class A-4FL Regular Interest that are still outstanding, pro rata (except, with respect to the Class A-4A and Class A-4B
Certificates and Class A-4FL Regular Interest to the extent described in this prospectus supplement), without regard to Loan Groups or the Class A-SB Planned
Principal Balance until their Certificate Balances have been reduced to zero.
Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-SB Certificates until their
Certificate Balance has been reduced to the applicable Class A-SB Planned
Principal Balance, second to the Class A-1 Certificates until their Certificate
Balances have been reduced to zero, third to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-3
Certificates until their Certificate Balances have been

                                     S-130

reduced to zero, fifth to the Class A-4A Certificates until their Certificate
Balances have been reduced to zero, sixth to the Class A-4B Certificates and the Class A-4FL Regular Interest, pro rata, until their Certificate Balances have been reduced to zero, seventh, to the Class A-SB Certificates until their
Certificate Balance has been reduced to zero, and then, if the Class A-1A
Certificates are still outstanding, to the Class A-1A Certificates until their
Certificate Balances have been reduced to zero and (ii) with respect to Loan
Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3,
Class A-4A, Class A-4B or Class A-SB Certificates or the Class A-4FL Regular
Interest are still outstanding, to each such Class in the priority described in this paragraph above.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B,
Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest,
for so long as they are outstanding, of the entire Principal Distribution
Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1,
Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A
Certificates and the Class A-4FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest, the
percentage interest in the trust fund evidenced by the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A Certificates and
the Class A-4FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective
Certificate Balances, the subordination afforded the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A Certificates and
the Class A-4FL Regular Interest by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4A,
Class A-4B, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular
Interest, the successive allocation on each Distribution Date of the remaining
Principal Distribution Amount to the Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the
Class X Certificates and the Residual Certificates) with later alphabetical
Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the
Residual Certificates) and Class A-4FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral
Support Deficit"). The Paying Agent will be required to allocate any Collateral
Support Deficit among the respective Classes of Certificates and the Class
A-4FL Regular Interest as follows: to the Class NR, Class O, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B and Class A-J Certificates in that order until the remaining
Certificate Balance of that Class of Certificates has been reduced to zero.
Following the reduction of the Certificate Balances of all Classes of
Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class
A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A Certificates and the
Class A-4FL Regular Interest, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the

                                     S-131

remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class
A-4A, Class A-4B, Class A-SB, Class A-1A Certificates and the Class A-4FL
Certificates have been reduced to zero; provided, however, any Collateral
Support Deficit allocated to the Class A-4A or Class A-4B Certificates or the
Class A-FL Regular Interest will be allocated first, pro rata, to the Class
A-4B Certificates and the Class A-4FL Regular Interest (and therefore the Class
A-4FL Certificates), and then, any remaining amount to the Class A-4A
Certificates. Any Collateral Support Deficit allocated to a Class of
Certificates (or, in the case of the Class A-4FL Certificates, a reduction in
Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-4FL Regular Interest) will be allocated among the respective
Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, and any
Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-4FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-4FL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on
the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral
Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-4FL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the
Universal Hotel Portfolio Loan) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer
Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon

                                     S-132

payment as of the related Master Servicer Remittance Date (including any REO
Loan as to which the balloon payment would have been past due) and each REO
Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's
obligations to make P&I Advances in respect of any mortgage loan (including the
Universal Hotel Portfolio Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be.
However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance
Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates.

     If an Appraisal Reduction has been made with respect to any mortgage loan
(other than the Universal Hotel Portfolio Whole Loan, which is subject to
Appraisal Reduction in accordance with the Universal Hotel Portfolio Pooling
Agreement) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Universal Hotel Portfolio
Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation
Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan
("Related Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of
Related Proceeds (a "Nonrecoverable Advance"). Each of the Master Servicer, the
Special Servicer and the Trustee will be entitled to recover any

                                     S-133

Advance made by it that it subsequently determines to be a Nonrecoverable
Advance out of general funds relating to the mortgage loans on deposit in the
Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as
applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the
Master Servicer or the Special Servicer, constitute a violation of the
Servicing Standards or contractual duty under the Pooling and Servicing
Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and
Servicing Agreement. Each of the Master Servicer, the Special Servicer and the
Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") only out of principal collections on the mortgage loans in the Certificate Account. A Workout-
Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the
Servicing Standards (in the case of the Master Servicer or the Special
Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing
Standards (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group). To the extent a
Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such
Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other
Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing

                                     S-134

Advance, if made, would be a Nonrecoverable Advance and may deliver to the
Master Servicer and the Trustee notice of such determination which shall be conclusive and binding with respect to such persons. Further, with respect to the Universal Hotel Portfolio Loan, if the Universal Hotel Portfolio Master
Servicer determines that any P&I Advance with respect to the related Universal
Hotel Portfolio Loan or the related Universal Hotel Portfolio Companion Note or
Universal Hotel Portfolio B Note, if made, would be nonrecoverable, such determination will be binding on the Master Servicer and the Trustee. In making such non-recoverability determination, such person will be entitled to consider
(among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such
Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any
Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. With respect to the Universal Hotel Portfolio Loan, if any servicer in connection with a subsequent securitization of any Universal Hotel
Portfolio Companion Note determines that any P&I Advance with respect to the
Universal Hotel Portfolio Companion Note, if made, would be nonrecoverable, such determination will be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is or would be a Nonrecoverable Advance will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The
Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master
Servicer shall rely conclusively on any non-recoverability determination of the
Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made on any Subordinate Companion Loan, Universal Hotel Portfolio Companion Pari Passu
Note or the Universal Hotel Portfolio B Note. Any requirement of the Master
Servicer, Special Servicer or Trustee to make an Advance in the Pooling and
Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the
Certificate Account, interest, compounded annually, at the Prime Rate (the
"Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired.
The "Prime Rate" will be the prime rate, for any day, set forth in The Wall
Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

                                     S-135

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the Universal Hotel Portfolio Whole Loan), an Appraisal
Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 120 days (or 90 days with respect to a Specially Serviced Mortgage
     Loan) after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (except for the Universal Hotel Portfolio Whole Loan) as to which any
Appraisal Reduction Event has occurred will be an amount calculated by the
Master Servicer, as of the first Determination Date that is at least ten
Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the Stated
Principal Balance of that mortgage loan over (b) the excess of (1) the sum of
(x) 90% of the appraised value of the related Mortgaged Property as determined
(A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those
Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the
Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Universal Hotel Portfolio Whole Loan). On the first
Determination Date occurring on or after the tenth Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the
Directing Certificateholder, the Special Servicer and the Paying Agent, the
Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not

                                     S-136

received any required MAI appraisal within 60 days after the Appraisal
Reduction Event (or, in the case of an appraisal in connection with an
Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the Lowe's Aliso Viejo AB Mortgage Loan, Appraisal
Reductions will be calculated based on the outstanding principal balance of the
Lowe's Aliso Viejo AB Mortgage Loan and the Lowe's Aliso Viejo Subordinate
Companion Loan, and all resulting Appraisal Reductions will be allocated to the
Lowe's Aliso Viejo Subordinate Companion Loan prior to being allocated to the
Lowe's Aliso Viejo AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the
Class M Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates and then to the Class A-J Certificates. See "--Advances" above.

     With respect to each mortgage loan (other than the Universal Hotel
Portfolio loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special
Servicer is required, within 30 days of each annual anniversary of the related
Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Directing
Certificateholder, the Special Servicer, the Trustee and the Paying Agent, the
recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Companion Loan, as applicable. Notwithstanding the foregoing, the
Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer
may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation and provides notice to the Master Servicer to use such previous Appraisal or update.

     The Universal Hotel Portfolio Loan is subject to provisions in the
Universal Hotel Portfolio Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Universal Hotel Portfolio Pooling Agreement in respect of the Universal Hotel Portfolio Loan will proportionately reduce the Master Servicer's or the Trustee's, as the case may, obligation to make principal and interest advances on the Universal Hotel Portfolio Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Universal Hotel
Portfolio Pooling Agreement, the Universal Hotel Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Universal Hotel
Portfolio Whole Loan will be applied first to the Universal Hotel Portfolio B
Note. Any appraisal reduction amount in respect of the Universal Hotel
Portfolio Whole Loan that exceeds the aggregate balance of the Universal Hotel
Portfolio B Note will be

                                     S-137

allocated to the Universal Hotel Portfolio Loan and the Universal Hotel
Portfolio Pari Passu Companion Notes, pro rata, based on their outstanding principal balances.

     Any mortgage loan (other than the Universal Hotel Portfolio Whole Loan)
previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based in part upon information provided by the Master Servicer in accordance with the Commercial
Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest or Class A-4FL Interest Distribution Amount, and with respect to the Class A-4FL Certificates, notification that the amount of interest distributed thereon is the Interest Distribution Amount with respect to the Class A-4FL Regular Interest, which amount is being paid as a result of a Swap Default;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount and the Class A-4FL Available
     Funds for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

                                     S-138

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

                                     S-139

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

          (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

          (32) the amounts received and paid in respect of the Swap Contract;

          (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

          (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

          (35) the amount of and identification of any payments on the Class
     A-4FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis,

                                     S-140

including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicer, the Directing Certificateholder, each
Rating Agency, any designee of the Depositor or any other person to whom the
Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer or
Special Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as
Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time

                                     S-141

definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of
Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special
Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the
Certificates are registered on the books and records of the Certificate
Registrar. The initial registered holder of the Offered Certificates will be
Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement;
provided, however, that the restrictions will not apply to the exercise of the
Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto,
(2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding and (b) there is only one holder of the then outstanding
Certificates (other than the Class S and the Residual Certificates)) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or
the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate
Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required

                                     S-142

to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the
Trustee, and (3) if the Universal Hotel Portfolio Mortgaged Property is an REO
Property under the terms of the Universal Hotel Portfolio Pooling Agreement, the pro rata portion of the fair market value of the related property, as determined by the Universal Hotel Portfolio Master Servicer in accordance with clause (2) above, plus the reasonable out-of-pocket expenses of the Master
Servicer related to such purchase, unless the Master Servicer is the purchaser.
This purchase will effect early retirement of the then outstanding Offered
Certificates, but the rights of the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding
Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the
holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the
Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority".

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as
Trustee on behalf of the Certificateholders. The corporate trust office of the
Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN:
Corporate Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage
Securities Corp., Series 2005-LDP3. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee
Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0011% per annum
(the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan.
The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee",
"--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and
"--Resignation and Removal of the Trustee" in the prospectus.

                                     S-143

     The Trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-4FL Regular
Interest to the trust in exchange for the Class A-4FL Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-4FL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Paying Agent, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-4FL Regular
Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap
Contract will have a maturity date of the Distribution Date in August 15, 2042
(the same date as the Rated Final Distribution Date of the Class A-4FL
Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders, which statement will include LIBOR as applicable to the related Interest Accrual Period. See "Description of the
Certificates--Distributions" in this Prospectus Supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-4FL
Certificates the Class A-4FL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in September 2005, the Paying
Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield
Maintenance Charges in respect of the Class A-4FL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through
Rate applicable to the Class A-4FL Regular Interest accrued for the related
Interest Accrual Period on the Certificate Balance of the Class A-4FL
Certificates, and (b) on the business day before each Distribution Date, commencing in September 2005, the Swap Counterparty will pay to the Paying
Agent, for the benefit of the Class A-4FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-4FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of
the Class A-4FL Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-4FL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-4FL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least "A3" by
Moody's Investors Service Inc. or "A-" by Standard & Poor's Rating Services, a
division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency Trigger
Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency
Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event

                                     S-144

or fails to make a payment to the trust required under the Swap Contract (each such event, a "Swap Default") then the Paying Agent will be required, subject to the Paying Agent's determination that costs of enforcement will be recoverable, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by
Certificate Balance, of the Class A-4FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty (as described herein) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates.

     Any conversion to distributions equal to distributions on the Class A-4FL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-4FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-4FL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-4FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-4FL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-4FL Certificates if notice of the resulting change in payment terms of the Class A-4FL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-4FL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. ("JPMCB") is the Swap Counterparty under the
Swap Contract. JPMCB is also a Mortgage Loan Seller, is an affiliate of J.P.
Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a
Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "AA-" and "Aa2"
by S&P and Moody's, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap
Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-145

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Universal Hotel
Portfolio Loan) and any REO Properties will be governed by the Pooling and
Servicing Agreement. The following summaries describe certain provisions of the
Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties (other than the Universal Hotel
Portfolio Loan). The Universal Hotel Portfolio Loan will be serviced in accordance with the Universal Hotel Portfolio Pooling Agreement by the
Universal Hotel Portfolio Master Servicer and the Universal Hotel Portfolio
Special Servicer and according to the servicing standards provided for in the
Universal Hotel Portfolio Pooling Agreement, which require, among other things, that the Universal Hotel Portfolio Master Servicer and Universal Hotel
Portfolio Special Servicer attempt to maximize recovery on all portions of the
Universal Hotel Portfolio Whole Loan. All references to "mortgage loans" in this section, "Servicing of the Mortgage Loans," do not include the Universal
Hotel Portfolio Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and
Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO
Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See
"Description of the Pooling Agreements" in the prospectus.

     The Master Servicer will be required to service and administer the mortgage loans which it is obligated to service and administer pursuant to the
Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of Certificateholders as a collective whole
(as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective mortgage loan documents
(including the terms of any related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Lowe's Aliso Viejo Subordinate Companion Loan, by the Master
     Servicer or any of its affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the
     "Master Servicer Servicing Standards").

     The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans).
Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Lowe's Aliso Viejo AB Mortgage Loan Pair).

     The Special Servicer will be required to service and administer the
Mortgage Loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and the terms of any related intercreditor

                                     S-146

agreement, which will govern in the event of any disagreement between such intercreditor agreement and the Pooling and Servicing Agreement) and, to the
extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and
(2) the same care, skill, prudence and diligence with which the Special
Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders
(and in the case of the Lowe's Aliso Viejo AB Mortgage Loan, the holder of the
Lowe's Aliso Viejo Subordinate Companion Loan, taking into account the subordinate nature of the Lowe's Aliso Viejo Subordinate Companion Loan, subject to any rights contained in the Lowe's Aliso Viejo Intercreditor
Agreement) as a collective whole, as determined by the Special Servicer, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

          (B) the ownership of any Certificate or, if applicable, the Lowe's
     Aliso Viejo Subordinate Companion Loan, by the Special Servicer or any of
     its affiliates;

          (C) the Special Servicer's right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing
     Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer;

          (F) any option to purchase any Mortgage Loan or Companion Loan it may have;

          (G) and any debt that the Special Servicer, or any of its affiliates, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").
     "Servicing Standards" means (i) with respect to the Master Servicer, the
     Master Servicer Servicing Standards and (ii) with respect to the Special
     Servicer, the Special Servicer Servicing Standards.

     Except in certain limited circumstances set forth in the Pooling and
Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans
(including the Lowe's Aliso Viejo AB Mortgage Loan Pair). The Master Servicer
will be required to transfer its servicing responsibilities to the Special
Servicer with respect to any mortgage loan (and any related Subordinate
Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer
     (who shall promptly notify the Special Servicer and the Directing
     Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within
     120 days, provided that if such refinancing does not occur within such period, the related

                                     S-147

     mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the Lowe's Aliso Viejo AB Mortgage Loan or Mortgage Loan with mezzanine debt, the holder of the Lowe's Aliso Viejo Subordinate Companion
     Loan or mezzanine loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer (in the case of the Special Servicer, with the consent of the
     Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

          (6) as to which a default of which the Master Servicer or the Special
     Servicer, as applicable, has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or
     Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to the Lowe's Aliso Viejo AB Mortgage
     Loan, the interest of the holder of the Lowe's Aliso Viejo Subordinate
     Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an
     Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

          (7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing
     Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the Lowe's Aliso Viejo
     AB Mortgage Loan, the holder of the Lowe's Aliso Viejo Subordinate
     Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days
     (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7), with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under "--Maintenance of
     Insurance" below.

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect

                                     S-148

of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged
Property is acquired in respect of any mortgage loan (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate
Companion Loans) serviced by the Special Servicer and any mortgage loans
(including the Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If the Lowe's Aliso Viejo Subordinate Companion Loan becomes specially serviced, then the Lowe's Aliso Viejo AB Mortgage Loan will become a Specially
Serviced Mortgage Loan. If the Lowe's Aliso Viejo AB Mortgage Loan becomes a
Specially Serviced Mortgage Loan, then the Lowe's Aliso Viejo Subordinate
Companion Loan will become a Specially Serviced Mortgage Loan. The Master
Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan which becomes a Specially Serviced
Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing
Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the actions directed by the Directing Certificateholder unless such actions would violate the Servicing Standard, in which case the Special Servicer shall implement the recommended action as outlined in the Asset Status Report. The Directing
Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the
Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the
Certificateholders; provided, however, in the event that the Directing
Certificateholder and the Special Servicer have not agreed upon an Asset Status
Report with respect to a Specially Serviced Mortgage Loan within 90 days of the
Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each
final Asset Status Report will be required to be delivered to the Master
Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency.

     With respect to the Universal Hotel Portfolio Whole Loan, to the extent a
Universal Hotel Portfolio Control Appraisal Event has not occurred and is continuing, the Universal Hotel Portfolio Operating Advisor, instead of the
Directing Certificateholder, will have all of the rights of the Directing
Certificateholder described in the immediately preceding paragraph, solely with respect to the Universal Hotel Portfolio Whole Loan.

                                     S-149

THE DIRECTING CERTIFICATEHOLDER AND THE UNIVERSAL HOTEL PORTFOLIO OPERATING
ADVISOR

     The Directing Certificateholder will be entitled to advise the Master
Servicer or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Master Servicer or the Special
Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided that if such written objection has not been received by the Master
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

     (i)    any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii)   any modification or consent to a modification of any monetary term or other material term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii)  any proposed sale of a defaulted mortgage loan or REO Property
            (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
            Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi)   waivers of "due-on-sale" or "due-on-encumbrance" clauses with respect to a mortgage loan or consent to such waiver;

     (vii)  any management company changes (with respect to mortgage loans with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)    any determination by the Special Servicer of an Acceptable Insurance
            Default.

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master
Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Master Servicer and/or the Special
Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions (and, with respect to the Lowe's Aliso Viejo AB Mortgage Loan, subject to the rights of the holder of the Lowe's Aliso Viejo Subordinate
Companion Loan as described under "Description of the Mortgage Pool--the Lowe's
Aliso Viejo AB Mortgage Loan" in this prospectus supplement).

                                     S-150

     With respect to the Universal Hotel Portfolio Whole Loan only, the
Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Universal
Hotel Portfolio Operating Advisor. The "Universal Hotel Portfolio Operating
Advisor" will be (a) to the extent a Universal Hotel Portfolio Control
Appraisal Event has not occurred and is continuing, a representative appointed by the holders of the Universal Hotel Portfolio B Note and (b) upon the occurrence and continuance of a Universal Hotel Portfolio Control Appraisal
Event, the Universal Hotel Portfolio Companion Majority Holders.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions. Pursuant to the Universal Hotel Portfolio Intercreditor
Agreement, the Universal Hotel Portfolio Senior Noteholders, prior to the occurrence of a Universal Hotel Portfolio Control Appraisal Event, will generally have no right either to consult with or to direct the Universal Hotel
Portfolio Master Servicer and/or the Universal Hotel Portfolio Special Servicer
in their respective servicing of the Universal Hotel Portfolio Whole Loan. The
Universal Hotel Portfolio Senior Noteholders will generally be entitled to receive certain reports, notices and other information from the Universal Hotel
Portfolio Master Servicer or Universal Hotel Portfolio Special Servicer, as
applicable. Following the occurrence and during the continuance of a Universal
Hotel Portfolio Control Appraisal Event, the Universal Hotel Portfolio Senior
Noteholders will have the rights that are given to the Universal Hotel
Portfolio B Noteholder prior to a Universal Hotel Portfolio Control Appraisal
Event, as discussed below. Prior to the occurrence of a Universal Hotel
Portfolio Control Appraisal Event, the operating advisor appointed by the holders of the Universal Hotel Portfolio B Note (the "Universal Hotel Portfolio
Operating Advisor") will have certain rights to advise the Universal Hotel
Portfolio Special Servicer and the Universal Hotel Portfolio Master Servicer.
Pursuant to the Universal Hotel Portfolio Pooling Agreement, the Universal
Hotel Portfolio Operating Advisor may object to any asset status report in a manner similar to the procedures that are applicable to the Directing
Certificateholder with respect to an Asset Status Report for any mortgage loan as described above under "--General."

     With respect to the Universal Hotel Portfolio Whole Loan, so long as a
Universal Hotel Portfolio Control Appraisal Event has not occurred, the
Universal Hotel Portfolio Operating Advisor will be entitled to advise the
Universal Hotel Portfolio Special Servicer with respect to the following actions and other actions more particularly described in the Universal Hotel
Portfolio Pooling Agreement and, except as otherwise described below, the
Universal Hotel Portfolio

                                     S-151

Special Servicer will not be permitted to take any of the following actions as to which the Universal Hotel Portfolio Operating Advisor has objected in writing within ten business days of having been notified of the proposed action
(provided that if such written objection has not been delivered to the
Universal Hotel Portfolio Special Servicer within the ten day period, the
Universal Hotel Portfolio Operating Advisor will be deemed to have approved such action):

          (1) any management company changes or franchise changes with respect to the Universal Hotel Portfolio Whole Loan for which the Universal Hotel
     Portfolio Master Servicer is required to consent or approve;

          (2) releases of any escrows, reserves or letters of credit held as performance escrows or reserves, other than pursuant to the specific terms of the Universal Hotel Portfolio Whole Loan;

          (3) any acceptance or consent to the acceptance of an assumption agreement releasing the borrower from liability under the Universal Hotel
     Portfolio Whole Loan other than pursuant to the specific terms of the
     Universal Hotel Portfolio Whole Loan;

          (4) any determination of an Acceptable Insurance Default under the
     Universal Hotel Portfolio Pooling Agreement; and

          (5) any replacement of the property manager;

provided that, in the event that the Universal Hotel Portfolio Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders under the Universal Hotel Portfolio Pooling Agreement and the holder of the Universal Hotel Portfolio Loan (as a collective whole), the
Universal Hotel Portfolio Special Servicer may take any such action without waiting for the Universal Hotel Portfolio Operating Advisor's response.

     In addition, the Universal Hotel Portfolio Operating Advisor may direct the Universal Hotel Portfolio Special Servicer to take, or to refrain from taking, other actions with respect to the Universal Hotel Portfolio Whole Loan, as the Universal Hotel Portfolio Operating Advisor may reasonably deem advisable; provided that the Universal Hotel Portfolio Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Universal Hotel Portfolio Operating Advisor that would cause it to violate applicable law, the Universal Hotel Portfolio Pooling
Agreement, including the servicing standards under the Universal Hotel
Portfolio Pooling Agreement, the Universal Hotel Portfolio Intercreditor
Agreement or the REMIC Provisions. Furthermore, the Universal Hotel Portfolio
Special Servicer will not be obligated to seek approval from the Universal
Hotel Portfolio Operating Advisor, as contemplated above, for any actions to be taken by the Universal Hotel Portfolio Special Servicer with respect to the
Universal Hotel Portfolio Whole Loan if: (i) the Universal Hotel Portfolio
Special Servicer has, as described above, notified the Universal Hotel
Portfolio Operating Advisor in writing of various actions that the Universal
Hotel Portfolio Special Servicer proposes to take with respect to the workout or liquidation of Universal Hotel Portfolio Whole Loan and (ii) for 60 days following the first such notice, the Universal Hotel Portfolio Operating
Advisor has objected to all of those proposed actions but has failed to suggest any alternative actions that the Universal Hotel Portfolio Special Servicer considers to be consistent with the servicing standards. Upon the occurrence and continuance of a Universal Hotel Portfolio Control Appraisal Event, the
Directing Certificateholder and the directing certificateholder with respect to each securitized Universal Hotel Portfolio Companion Pari Passu Note will instead concurrently be entitled to exercise rights and powers substantially similar to those of the holder of the Universal Hotel Portfolio B Note, but in the event such holders give conflicting consents or directions to the Universal
Hotel Portfolio Master Servicer or the Universal Hotel Portfolio Special
Servicer, as applicable, and at least two such directions satisfy the servicing standards (as determined by an operating advisor jointly appointed by the holders of the Universal Hotel Portfolio loans other than Universal Hotel
Portfolio B Note) the Universal Hotel Portfolio Master Servicer or the
Universal Hotel Portfolio Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

                                     S-152

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class
Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder and, with respect to the
Universal Hotel Portfolio Loan, the Universal Hotel Portfolio Operating
Advisor:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class (or, with respect to the Universal Hotel Portfolio Operating Advisor, the holders of the Universal Hotel Portfolio B Note),

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the
     Universal Hotel Portfolio Operating Advisor, the holders of the Universal
     Hotel Portfolio B Note),

          (d) may take actions that favor the interests of the holders of the
     Controlling Class (or with respect to the Universal Hotel Portfolio
     Operating Advisor, the holders of the Universal Hotel Portfolio B Note)
     over the interests of the holders of one or more other Classes of
     Certificates, and

          (e) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder (or, with respect to the Universal Hotel Portfolio Whole
     Loan, the Universal Hotel Portfolio Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder
     (or, with respect to the Universal Hotel Portfolio Whole Loan, the
     Universal Hotel Portfolio Operating Advisor) for having so acted.

     The taking of, or refraining from the taking of, any action by the Master
Servicer or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder that does not violate any law or the
Servicing Standards or any other provisions of the Pooling and Servicing
Agreement will not result in any liability on the part of the Master Servicer or the Special Servicer.

     Generally, the holder of the Lowe's Aliso Viejo Subordinate Companion Loan and its designee will have limitations on liability with respect to actions taken in connection with the Lowe's Aliso Viejo AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a
California corporation with its principal offices located at 200 Witmer Road,
Horsham, Pennsylvania 19044. As of June 30, 2005, the Master Servicer was the
servicer of a portfolio of multifamily and commercial loans totaling approximately $214.2 billion in aggregate outstanding principal balance.

     The information set forth in the immediately preceding paragraph concerning the Master Servicer has been provided by the Master Servicer and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

                                     S-153

THE SPECIAL SERVICER

     CWCapital Asset Management LLC, a Massachusetts limited liability company with an address of 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. CWCapital Asset Management LLC or its affiliates are involved in real estate investment, finance and management. CWCapital Asset Management LLC was organized in June, 2005. In July of 2005 it acquired Allied Capital
Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer As of July 31, 2005, CWCapital Asset
Management LLC acted as special servicer for approximately $18.5 billion of commercial real estate assets representing approximately 2,666 mortgage loans and foreclosure properties within 20 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCapital
Asset Management LLC may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (including the
Universal Hotel Portfolio Loan) and, if provided under the Lowe's Aliso Viejo
Intercreditor Agreement, the Lowe's Aliso Viejo Subordinate Companion Loan will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0100% to 0.1350%. As of the Cut-off Date the weighted average Servicing
Fee Rate will be approximately 0.0276% per annum. In addition to the Servicing
Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the
Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the Lowe's
Aliso Viejo Intercreditor Agreement, the Lowe's Aliso Viejo Subordinate
Companion Loan if it is not a Specially Serviced Mortgage Loan, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the Lowe's Aliso Viejo
Intercreditor Agreement, the Lowe's Aliso Viejo Subordinate Companion Loan was
not a Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the Lowe's Aliso Viejo Subordinate Companion Loan since the
Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted
Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing
Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (except for the Universal Hotel Portfolio Whole Loan) and the
Lowe's Aliso Viejo Subordinate Companion

                                     S-154

Loan and in the same manner as interest is calculated on the mortgage loans and the Lowe's Aliso Viejo Subordinate Companion Loan. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360
Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net
Mortgage Rate. Notwithstanding the foregoing, with respect to the Lowe's Aliso
Viejo Subordinate Companion Loan, the Servicing Fee, if any, will be computed as provided in the Lowe's Aliso Viejo Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The Universal Hotel Portfolio Loan will be serviced under the Universal Hotel Portfolio Pooling Agreement (including those occasions under the Universal Hotel Portfolio Pooling Agreement when the servicing of the Universal Hotel Portfolio Loan has been transferred from the
Universal Hotel Portfolio Master Servicer to the Universal Hotel Portfolio
Special Servicer).

     Accordingly, in its capacity as the Special Servicer under the Pooling and
Servicing Agreement, the Special Servicer will not be entitled to receive any special servicing compensation for the Universal Hotel Portfolio Loan. Only the
Universal Hotel Portfolio Special Servicer will be entitled to special servicing compensation on the Universal Hotel Portfolio Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan (except for the Universal Hotel Portfolio Whole Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), in each case calculated on the basis of the Stated Principal Balance of the related
Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation
Proceeds and then from general collections on all the mortgage loans and any
REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan (except for the Universal Hotel Portfolio Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a
Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially
Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a
Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected
Mortgage Loan as a result of the borrower making such three consecutive timely
Periodic Payments. The Special Servicer will not be entitled to receive any
Workout Fees after a termination for cause.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any

                                     S-155

Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation
Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the
Special Servicer's determination of the fair value of such Specially Serviced
Loan (or with respect to the Lowe's Aliso Viejo AB Mortgage Loan, the holder of the Lowe's Aliso Viejo Subordinate Companion Loan, provided that the purchase occurs within the first 90 days after such option to purchase first becomes exercisable), the Special Servicer, within the first 90 days after the Special
Servicer's determination of the fair value of such Specially Serviced Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the
Special Servicer's determination of the fair value of such Specially Serviced
Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the Universal Hotel Portfolio Loan or the
Universal Hotel Portfolio B Note pursuant to the intercreditor agreement or by the majority holder of the controlling class under the Universal Hotel
Portfolio Pooling Agreement, the Universal Hotel Portfolio Master Servicer or
the Universal Hotel Portfolio Special Servicer pursuant to the Universal Hotel
Portfolio Pooling Agreement, (v) the purchase of the Lowe's Aliso Viejo AB
Mortgage Loan by the holder of the Lowe's Aliso Viejo Subordinate Companion
Loan within the first 90 days after the Lowe's Aliso Viejo AB Mortgage Loan becomes a Specially Serviced Mortgage Loan or (vi) the purchase of any loan by a related mezzanine lender, provided that, to the extent provided in the related intercreditor agreement, a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer
may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the
Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially
Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the
Special Servicer, as applicable, will be

                                     S-156

entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary
Principal Prepayments received in respect of the mortgage loans (other than a
Specially Serviced Mortgage Loan or a mortgage loan on which the Special
Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all
Prepayment Interest Excesses in respect of the mortgage loans for the related
Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the Master
Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X)
subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the
Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due
Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer will be required to use efforts consistent with the Servicing Standards (other than with respect to the
Universal Hotel Portfolio Loan, which is serviced under the Universal Hotel
Portfolio Pooling Agreement) to cause each borrower to maintain for the

                                     S-157

related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance, the Master
Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates as determined by the Special Servicer in accordance with the Servicing
Standards, and the Trustee has an insurable interest; provided that the Master
Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the borrower's failure is an
Acceptable Insurance Default as determined by the Special Servicer; provided, further, that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master
Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain
(to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged
Property and is available at commercially reasonable rates (as determined by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.
The Directing Certificateholder shall have no liability with respect to that determination.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional
Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the
Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to use efforts consistent with the Servicing Standards to cause the borrower to maintain such insurance. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating
Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans

                                     S-158

then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the Master Servicer and the Special
Servicer may forbear taking any enforcement action; provided that the Special
Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and with the Directing
Certificateholder's consent, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consent; provided, further, that upon the Special Servicer's determination, consistent with the
Servicing Standards, that exigent circumstances do not allow the Special
Servicer to wait for the consent of the Directing Certificate, the Special
Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, neither the Master Servicer nor the Directing
Certificateholder will be liable for any loss related to the failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO
Property with respect to the Universal Hotel Portfolio, which is serviced under the Universal Hotel Portfolio Pooling Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO
Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a

                                     S-159

segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account")
or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the
Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing
Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the Lowe's Aliso Viejo AB Mortgage Loan, subject to any rights of the holder of the Lowe's Aliso Viejo Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
     Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
     Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

                                     S-160

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) or Class A-4FL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of the Lowe's Aliso Viejo AB
Mortgage Loan is subject to certain limitations set forth in the Lowe's Aliso
Viejo AB Mortgage Loan documents and the Lowe's Aliso Viejo Intercreditor
Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than with respect to the
Universal Hotel Portfolio Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Directing
Certificateholder and the Special Servicer will each have an assignable option
(a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to the Lowe's Aliso Viejo AB Mortgage Loan, subject to the purchase right of the holder of the Lowe's Aliso Viejo Subordinate
Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price (the "Option
Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due
(except if the Purchase Option is exercised by the Controlling Class
Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special
Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies

                                     S-161

available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     Notwithstanding the foregoing, the Purchase Option will not apply to the
Universal Hotel Portfolio Loan. However, the Universal Hotel Portfolio Pooling
Agreement provides for a comparable fair value purchase option for the
Universal Hotel Portfolio Loan exercisable by the parties designated under such agreement, and anyone exercising the right to purchase the Universal Hotel
Portfolio Companion Pari Passu Note or Universal Hotel Portfolio B Note under the Universal Hotel Portfolio Pooling Agreement must also purchase the
Universal Hotel Portfolio Loan from the trust.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of the Lowe's Aliso Viejo AB Mortgage Loan Pair, the purchase of the Lowe's Aliso Viejo AB Mortgage Loan by the holder of the
Lowe's Aliso Viejo Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase
Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

     The Purchase Option with respect to the Lowe's Aliso Viejo AB Mortgage
Loan (and the purchase price) is subject to the rights of the holder of the
Lowe's Aliso Viejo Subordinate Companion Loan to exercise its option to purchase the Lowe's Aliso Viejo AB Mortgage Loan following a default as described under the Lowe's Aliso Viejo Intercreditor Agreement (and such purchase price is subject to the terms of the Lowe's Aliso Viejo Intercreditor
Agreement). See "Description of the Mortgage Pool--The Universal Hotel
Portfolio Whole Loan" and "--The Lowe's Aliso Viejo AB Mortgage Loan Pair" in
this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement
(and such purchase price is subject to the terms of the related intercreditor agreement). See "Description of the Mortgage Pool--Additional Debt--Mezzanine
Debt" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier
REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any

                                     S-162

time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any
Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any
Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated
for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel.
Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged
Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes
That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss

                                     S-163

in the amount of the shortfall. The Trustee, the Paying Agent, the Master
Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon)
made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced
Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the
Special Servicer on the related mortgage loan and then from the Certificate
Account as an expense of the trust fund, and, in the case of the Lowe's Aliso
Viejo AB Mortgage Loan, as an expense of the holder of the Lowe's Aliso Viejo
Subordinate Companion Loan to the extent provided by the Lowe's Aliso Viejo
Intercreditor Agreement). The Special Servicer or the Master Servicer, as
applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the
Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged
Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

                                     S-164

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the Universal Hotel Portfolio Master Servicer, the Depositor, the
Universal Hotel Portfolio Special Servicer, the Universal Hotel Portfolio
Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Universal Hotel Portfolio Loan under the Universal Hotel Portfolio Pooling Agreement or the Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Universal Hotel
Portfolio Master Servicer, the Universal Hotel Portfolio Special Servicer, the
Depositor or the Universal Hotel Portfolio Trustee in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Universal Hotel Portfolio Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders (and in the case of the Lowe's Aliso Viejo AB Mortgage Loan, the rights of the Certificateholders and the holder of the Lowe's Aliso Viejo
Subordinate Companion Loan (as a collective whole)) under the Pooling and
Servicing Agreement. In that event, the legal expenses

                                     S-165

and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master
Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, each of the Master Servicer and the Special
Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the
Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a)(i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent or Companion Paying Agent for deposit into, the Distribution Account
     (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m.
     New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party to the Pooling and
     Servicing Agreement or Companion Holder, or to the Master Servicer or the
     Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any
     Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement which materially and adversely affects the interests of any Class of Certificateholders or Companion Holder and

                                     S-166

     which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master
     Servicer, the Special Servicer, the Depositor, the Paying Agent and the
     Trustee by the Certificateholders of any Class, evidencing as to that
     Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
     30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

          (g) Moody's downgrades the then-current ratings of any Class of
     Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade; or

          (h) the Master Servicer or the Special Servicer is no longer listed on
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or
Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing
Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered

                                     S-167

to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     If an Event of Default on the part of the Master Servicer for the Lowe's
Aliso Viejo AB Mortgage Loan occurs and affects the holder of the Lowe's Aliso
Viejo Subordinate Companion Loan and the Master Servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the Certificateholders, the holder of the Lowe's
Aliso Viejo Subordinate Companion Loan will be entitled to require that the
Master Servicer appoint a primary servicer that will be responsible for servicing the Lowe's Aliso Viejo AB Mortgage Loan and the Lowe's Aliso Viejo
Subordinate Companion Loan and after such appointment the Master Servicer will have no responsibility or liability for the servicing of such loan.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from any Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will

                                     S-168

     not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by any Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby and the holder of the Lowe's Aliso Viejo Subordinate Companion Loan, if
affected thereby, evidencing, in each case, not less than 66% of the aggregate
Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any
Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related
Subordinate Companion Loan, without the consent of the holders of all
Certificates of that Class then outstanding or the holder of the related
Subordinate Companion Loan, as applicable, (3) adversely affect the Voting
Rights of any Class of Certificates, without the consent of the holders of all
Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing
Standards without, in each case, the consent of 100% of the holders of
Certificates and the holder of the related subordinate companion loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
Certificates by any Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the
Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying
Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-169

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral
Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. The yield to investors in the Class A-4FL
Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such
Class of Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal
Balance, second in respect of the Class A-1 Certificates until the Certificate
Balance thereof is reduced to zero, third, in respect of the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; fifth, in respect of the Class A-4A Certificates until the
Certificate Balance thereof is reduced to zero; sixth to the Class A-4B
Certificates and the Class A-4FL Regular Interest, pro rata, until their
Certificate Balances have been reduced to zero; and seventh, in respect of the
Class A-SB Certificates until their Certificate Balance is reduced to zero; and
the Group 2 Principal Distribution Amount (and, after the Class A-4B and Class
A-SB Certificates and the Class A-4FL Regular Interest have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable to the Class A-1A
Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C and Class D Certificates and then the
Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until the Certificate Balance of such Class of
Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master
Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1,
Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A
Certificates and the Class A-4FL Regular Interest (and therefore the Class
A-4FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the
Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and the
Class A-4FL Certificates will be particularly

                                     S-170

sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class
A-1, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates and/or the
Class A-4FL Regular Interest remain outstanding. In particular, once such
Classes of Certificates or such Regular Interest are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount
will be distributed on the Class A-SB Certificates until their Certificate
Balance is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4A and Class A-4B
Certificates and the Class A-4FL Regular Interest were outstanding.
Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated
Repayment Dates. The failure of a borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to
Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment
Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class
A-1A Certificates and the Class A-4FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the
Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the Notional Amounts of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class X-2
Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage

                                     S-171

loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions thereof, the yield to maturity on the
Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on the Class A-3, Class A-4A, Class A-4B, Class A-4FL, Class A-SB, Class A-J,
Class X-2, Class B, Class C and Class D Certificates because each such Class of
Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC
Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those
Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-4FL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the stated fixed rate on Class A-4FL Regular Interest, the amount paid to the
Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-4FL
Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C and Class B Certificates and then the
Class A-J Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of
Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates; provided that losses and shortfalls allocated to the Class A-4A and Class A-4B Certificates and the Class A-4FL
Regular Interest will be borne, first by the Class A-4B and Class A-4FL
Certificates before being borne by the Class A-4A Certificates. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates and the Class A-4FL Regular Interest, and therefore the Class X-2 Notional
Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-4FL Certificates, losses allocated to the Class A-4FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

                                     S-172

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-4FL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-4FL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-4FL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-4FL Regular Interest will be distributed to the holders of the Class A-4FL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the
Swap Contract.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-SB Certificates until their Certificate Balance is reduced to the applicable Class A-SB Planned Principal Balance, second, in respect of the
Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their

                                     S-173

Certificate Balance is reduced to zero, fifth, in respect of the Class A-4A
Certificates until their Certificate Balance is reduced to zero, sixth in respect of the Class A-4B Certificates and the Class A-4FL Regular Interest,
pro rata, until their Certificate Balances have been reduced to zero and seventh, in respect of the Class A-SB Certificates until their Certificate
Principal Balance is reduced to zero; and the Group 2 Principal Distribution
Amount (and, after the Class A-4B and Class A-SB Certificates and the Class
A-4FL Regular Interest have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B,
Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-4FL Regular
Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates (or, with respect to the Universal
     Hotel Portfolio Loan, similar parties under the Universal Hotel Portfolio
     Pooling Agreement) will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holders of the Universal Hotel Portfolio B Note and holder of the Lowe's
     Aliso Viejo Subordinate Companion Loan will not exercise their option to purchase the Universal Hotel Portfolio Loan or the Lowe's Aliso Viejo AB
     Mortgage Loan, as applicable, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Lockout Period and Yield Maintenance
     period at the respective levels of CPR set forth in the tables;

                                     S-174

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is August 24, 2005;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

          (j) the optional termination of the trust will not be exercised; and

          (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled "Discount
Margins for the Class A-4FL Certificates at the Respective CPRs Set Forth
Below") indicate the resulting weighted average lives of each Class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled
"Discount Margins for the Class A-4FL Certificates at the Respective CPRs Set
Forth Below," shows the discount margins of the Class A-4FL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................       85          85          85          85          85
August 15, 2007 ...........................       67          67          67          67          67
August 15, 2008 ...........................       46          46          46          46          46
August 15, 2009 ...........................       20          20          20          20          20
August 15, 2010 ...........................        0           0           0           0           0
August 15, 2011 ...........................        0           0           0           0           0
August 15, 2012 ...........................        0           0           0           0           0
August 15, 2013 ...........................        0           0           0           0           0
August 15, 2014 ...........................        0           0           0           0           0
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     2.68        2.67        2.67        2.66        2.66


----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                                     S-175

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................        0           0           0           0           0
August 15, 2011 ...........................        0           0           0           0           0
August 15, 2012 ...........................        0           0           0           0           0
August 15, 2013 ...........................        0           0           0           0           0
August 15, 2014 ...........................        0           0           0           0           0
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     4.89        4.88        4.86        4.84        4.64


----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-176

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................       21          21          21          21          20
August 15, 2013 ...........................        0           0           0           0           0
August 15, 2014 ...........................        0           0           0           0           0
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.05        7.02        6.98        6.92        6.61


----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-4A CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.84        9.83        9.81        9.78        9.61


----------
(1)   The weighted average life of the Class A-4A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4A Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4A Certificates.

                                     S-177

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-4B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.89        9.89        9.89        9.89        9.73


----------
(1)   The weighted average life of the Class A-4B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4B Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................       95          95          95          95          95
August 15, 2011 ...........................       73          73          73          73          73
August 15, 2012 ...........................       50          50          50          50          52
August 15, 2013 ...........................       30          30          30          30          30
August 15, 2014 ...........................       10          10          10          10          10
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.09        7.09        7.09        7.09        7.11


----------
(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-178

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.96        9.93        9.73


----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-179

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------    ------     -------     -------     -------     --------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.79


----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-4FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-4FL Certificates. The table below assumes that the Class A-4FL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                     S-180

                               DISCOUNT MARGINS
            FOR THE CLASS A-4FL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                   PRICE                         0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------    -----------     -----------     -----------     -----------     -----------
                                              DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN
                                                 (BPS)           (BPS)           (BPS)           (BPS)           (BPS)

% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
Weighted Average Life (years)(1) .........


----------
(1)   The weighted average life of the Class A-4FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4FL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4FL Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES
AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR
INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION;
RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the

                                     S-181

purchase price of the Class X-2 Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such
Certificates, plus accrued interest from August 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES



                                                      PREPAYMENT ASSUMPTION (CPR)
                                               -----------------------------------------
     ASSUMED PURCHASE PRICE (OF INITIAL
 NOTIONAL AMOUNT OF CLASS X-2 CERTIFICATES)      0%       25%      50%      75%     100%
--------------------------------------------   ------   ------   ------   ------   -----

                         %                          %        %        %        %        %


                                     S-182

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement, (3) compliance with all provisions of the
Universal Hotel Portfolio Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the Universal Hotel Portfolio Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the
"Code"), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier
REMIC", respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class
A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-1A, Class X-1,
Class X-2, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class NR
Certificates and the Class A-4FL Regular Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the
Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The
Certificates (other than the Class S, Class R and Class LR Certificates) are
"Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account
will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust.
The grantor trust will also hold the Class A-4FL Regular Interest, the Swap
Contract and the Floating Rate Account, and the Class A-4FL Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the Universal Hotel Portfolio Loan, a beneficial interest in an allocable portion of the property securing the Universal Hotel Portfolio Whole Loan and in the case of the Lowe's Aliso Viejo AB Mortgage Loan, an allocable portion of the property securing the Lowe's Aliso Viejo AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the "Lower-Tier
REMIC Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier
REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier
REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class A-4FL and
Class X-2 Certificates, and the Class A-4FL Regular Interest will be issued [at a premium] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment
Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus. For

                                     S-183

purposes of this discussion and the discussion in the prospectus, holders of the Class A-4FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-4FL Regular
Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-4FL Regular Interest, and with respect to the Class A-4FL Certificates, references in such discussion to the "regular interests" are to the Class A-4FL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage
Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from August 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any.
Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-4FL Regular Interest will be treated as received by the holders of the Class A-4FL Certificates and paid as a periodic payment by the holders of the Class A-4FL Certificates under the
Swap Contract. See "--Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates
will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 20.2% of the
Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-4FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-4FL
Certificates must allocate the price they pay for their Certificates

                                     S-184

between their interests in the Class A-4FL Regular Interest and the Swap
Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium")
paid or received by the holders of the Class A-4FL Certificates, as applicable.
If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-4FL Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the
Class A-4FL Regular Interest. If the Swap Contract is "on-market", no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-4FL Certificates and the Class A-4FL Regular Interest, it
is anticipated that the Class A-4FL Regular Interest will be issued [at a premium] and that a Swap Premium will be deemed to be paid to the holders of the Class A-4FL Certificates. The holder of a Class A-4FL Certificate will be required to amortize any Swap Premium under a level payment method as if the
Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap
Premium. Regulations promulgated by the U.S. Department of Treasury
("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant". It is not known whether any Swap Premium would be treated in part as a loan under
Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-4FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-4FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-4FL Certificate under Treasury regulations. A holder of a Class A-4FL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-4FL Certificates, representing a beneficial ownership in the
Class A-4FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-4FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                                     S-185

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc.
for itself and as representative of ABN AMRO Incorporated, Nomura Securities
International, Inc. and Credit Suisse First Boston LLC (collectively, the
"Underwriters"), and the Depositor, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of
10%.



                           J.P. MORGAN         ABN AMRO        NOMURA SECURITIES       CREDIT SUISSE
        CLASS            SECURITIES INC.     INCORPORATED     INTERNATIONAL, INC.     FIRST BOSTON LLC
---------------------   -----------------   --------------   ---------------------   -----------------

Class A-1 ...........   $                   $                $                       $
Class A-2 ...........   $                   $                $                       $
Class A-3 ...........   $                   $                $                       $
Class A-4A ..........   $                   $                $                       $
Class A-4B ..........   $                   $                $                       $
Class A-4FL .........   $                   $                $                       $
Class A-SB ..........   $                   $                $                       $
Class X-2 ...........   $                   $                $                       $
Class A-J ...........   $                   $                $                       $
Class B .............   $                   $                $                       $
Class C .............   $                   $                $                       $
Class D .............   $                   $                $                       $


     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be    % of the initial aggregate Certificate Balance of the
Offered Certificates, plus (except with respect to the Class A-4FL
Certificates) accrued interest on the Offered Certificates from August 1, 2005, before deducting expenses payable by the Depositor estimated to be
approximately $         . The Underwriters may effect the transactions by
selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this

                                     S-186

prospectus supplement under "Description of the Certificates--Reports to
Certificateholders; Certain Available Information", we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered
Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty. ABN AMRO Incorporated, one of the Underwriters, is
an affiliate of LaSalle Bank National Association, one of the Mortgage Loan
Sellers, the Paying Agent, the Authenticating Agent and the Certificate
Registrar. Nomura Securities International, Inc., one of the Underwriters, is
an affiliate of Nomura Credit & Capital, Inc., one of the Mortgage Loan
Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. ("S&P") and, together with Moody's, the "Rating Agencies"):

                          CLASS      MOODY'S     S&P
                         -------     -------     ---
                            A-1        Aaa       AAA
                            A-2        Aaa       AAA
                            A-3        Aaa       AAA
                            A-4A       Aaa       AAA
                            A-4B       Aaa       AAA
                           A-4FL       Aaa       AAA
                            A-SB       Aaa       AAA
                            X-2        Aaa       AAA
                            A-J        Aaa       AAA
                             B         Aa2       AA
                             C         Aa3       AA-
                             D          A2        A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover

                                     S-187

their investments in the event of rapid prepayments of the mortgage loans
(including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2
Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-4FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-4FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-4FL Regular Interest, and are not rating the receipt of interest
accrued at LIBOR plus    %. S&P's ratings do not address any shortfalls or
delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-4FL
Certificates from a rate based on LIBOR to a fixed rate.

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the
Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-188

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered
Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination

                                     S-189

that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-4FL Certificates which benefit from the Swap Contract:

          (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

          (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

          (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

              o a "qualified professional asset manager" (as defined in PTE
                84-14);

              o an "in-house asset manager" (as defined in PTE 96-23); or

              o a Plan fiduciary with total assets under management of at least
                $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-4FL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-4FL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a party in interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between

                                     S-190

the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the New York State Common
Retirement Fund, which is a governmental plan, should note that this plan owns equity interests in certain of the borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-191

                         INDEX OF PRINCIPAL DEFINITIONS

                                                   PAGE
                                                   ----
30/360 Basis ..........................            S-86
Acceptable Insurance Default ..........           S-159
Actual/360 Basis ......................            S-86
Additional Exclusions .................           S-158
Administrative Cost Rate ..............           S-122
Advances ..............................           S-133
Anticipated Repayment Date ............            S-85
Appraisal Reduction ...................           S-136
Appraisal Reduction Event .............           S-136
ARD Loans .............................            S-85
Asset Status Report ...................           S-149
Assumed Final Distribution Date........           S-128
Assumed Scheduled Payment .............           S-125
Authenticating Agent ..................           S-107
Available Distribution Amount .........           S-111
Base Interest Fraction ................           S-128
CBE ...................................           S-181
Certificate Account ...................           S-110
Certificate Balance ...................           S-105
Certificate Owner .....................           S-106
Certificate Registrar .................           S-107
Certificateholders ....................            S-77
Certificates ..........................           S-105
Class .................................           S-105
Class A Certificates ..................           S-105
Class A-4FL Available Funds ...........           S-112
Class A-4FL Interest Distribution
   Amount .............................           S-122
Class A-4FL Principal Distribution
   Amount .............................           S-126
Class A-4FL Regular Interest ..........           S-105
Class A-SB Planned Principal
   Balance ............................           S-126
Class X Certificates ..................           S-105
Class X-1 Component ...................           S-120
Class X-1 Strip Rate ..................           S-120
Class X-2 Component ...................    S-106, S-121
Class X-2 Strip Rate ..................           S-121
Clearstream ...........................           S-107
Closing Date ..........................            S-77
CMSA Investor Reporting
   Package ............................           S-140
Code ..................................           S-183
Collateral Support Deficit ............           S-131
Compensating Interest Payment..........           S-157
Constant Prepayment Rate ..............           S-174
Controlling Class .....................           S-151
Controlling Class
   Certificateholder ..................           S-151
Conversion ............................            S-96
Corrected Mortgage Loan ...............           S-149
CPR ...................................           S-174
Crossed Loan ..........................           S-103
Cross-Over Date .......................           S-118
Cut-off Date Balance ..................            S-77
Cut-off Date LTV Ratios ...............            S-95
Defeasance ............................            S-89
Defeasance Lockout Period .............            S-89
Depositor .............................            S-77
Depositories ..........................           S-107
Determination Date ....................           S-109
Direct Participants ...................           S-108
Directing Certificateholder ...........           S-151
Discount Rate .........................            S-87
Distributable Certificate Interest.....           S-123
Distribution Account ..................           S-110
Distribution Date .....................           S-109
DSCR ..................................            S-79
DTC ...................................           S-106
Due Period ............................           S-112
Effective Gross Income ................            S-94
EPA ...................................            S-70
ERISA .................................           S-189
ERISA Plan ............................           S-189
ESA ...................................            S-97
Euroclear .............................           S-107
Events of Default .....................           S-166
Excess Interest .......................           S-122
Excess Interest Distribution
   Account ............................           S-111
Excluded Plan .........................           S-190
Exemption .............................           S-189
FIRREA ................................            S-97
Floating Rate Account .................           S-111
Form 8-K ..............................            S-93
Gain on Sale Reserve Account ..........           S-111
Group 1 Principal Distribution
   Amount .............................           S-124
Group 1 Principal Shortfall ...........           S-126
Group 2 Principal Distribution
   Amount .............................           S-124
Group 2 Principal Shortfall ...........           S-126
Indirect Participants .................           S-108
Initial Loan Group 1 Balance ..........            S-77
Initial Loan Group 2 Balance ..........            S-77
Initial Pool Balance ..................            S-77
Initial Rate ..........................            S-85
Initial Resolution Period .............           S-101

                                     S-192

                                               PAGE
                                               ----
Insurance and Condemnation
   Proceeds ........................          S-110
Interest Accrual Period ............          S-123
Interest Distribution Amount .......          S-122
Interest Reserve Account ...........          S-110
IRS ................................          S-162
JPMCB ..............................    S-96, S-145
LaSalle ............................           S-96
LIBOR ..............................          S-119
LIBOR Business Day .................          S-120
LIBOR Determination Date ...........          S-120
Liquidation Fee ....................          S-155
Liquidation Fee Rate ...............          S-156
Liquidation Proceeds ...............          S-110
Loan Group 1 .......................           S-77
Loan Group 2 .......................           S-77
Loan Groups ........................           S-77
Lockbox Accounts ...................          S-104
Lockbox Loans ......................          S-104
Lockout Period .....................           S-87
Lower-Tier Distribution Account.....          S-110
Lower-Tier REMIC ...................          S-183
Lower-Tier REMIC Regular
   Interests .......................          S-183
Lowe's Aliso Viejo AB Mortgage
   Loan ............................           S-78
Lowe's Aliso Viejo AB Mortgage
   Loan Pair .......................           S-79
Lowe's Aliso Viejo Intercreditor
   Agreement .......................           S-83
Lowe's Aliso Viejo Subordinate
   Companion Loan ..................           S-78
LTV ................................           S-79
LTV Ratio ..........................           S-95
MAI ................................          S-102
Master Servicer ....................          S-153
Master Servicer Remittance Date.....          S-132
Master Servicer Servicing
   Standards .......................          S-146
Maturity Date LTV Ratios ...........           S-95
Monthly Amount .....................           S-88
Monthly Amounts ....................           S-88
Moody's ............................          S-187
Mortgage ...........................           S-77
Mortgage Loan Sellers ..............           S-77
Mortgage Note ......................           S-77
Mortgage Rate ......................          S-122
Mortgaged Property .................           S-77
NCCI ...............................           S-96
Net Aggregate Prepayment
   Interest Shortfall ..............          S-123
Net Mortgage Rate ..................          S-122
Net Operating Income ...............           S-94
NOI ................................           S-94
Non-Offered Certificates ...........          S-105
Non-Offered Subordinate
   Certificates ....................          S-130
Nonrecoverable Advance .............          S-133
Notional Amount ....................          S-106
Offered Certificates ...............          S-105
Operating Statements ...............           S-94
Option Price .......................          S-161
PAR ................................           S-98
Participants .......................          S-107
Pass-Through Rate ..................          S-118
Paying Agent .......................          S-107
Paying Agent Fee ...................          S-107
Paying Agent Fee Rate ..............          S-107
Percentage Interest ................          S-106
Periodic Payments ..................          S-111
Permitted Investments ..............          S-111
Plan ...............................          S-189
PML ................................           S-92
Pooling and Servicing
   Agreement .......................          S-105
Prepayment Assumption ..............          S-183
Prepayment Interest Excess. ........          S-157
Prepayment Interest Shortfall. .....          S-157
Primary Collateral .................          S-103
Prime Rate .........................          S-135
Principal Balance Certificates .....          S-106
Principal Distribution Amount ......          S-123
Principal Shortfall ................          S-126
Purchase Agreements ................           S-77
Purchase Option ....................          S-161
Purchase Price .....................          S-101
P&I Advance ........................          S-132
Qualified Substitute Mortgage
   Loan ............................          S-101
Rated Final Distribution Date ......          S-129
Rating Agencies ....................          S-187
Rating Agency Trigger Event ........          S-144
Record Date ........................          S-109
Regular Certificates ...............          S-183
Reimbursement Rate .................          S-135
REIT ...............................          S-184
Related Proceeds ...................          S-133
Release Date .......................           S-89
REMIC ..............................          S-183

                                     S-193

                                          PAGE
                                          ----
REMIC Provisions ....................    S-183
REO Account .........................    S-160
REO Loan ............................    S-127
REO Property ........................    S-149
Residual Certificates. ..............    S-105
Restricted Group ....................    S-189
Revised Rate ........................     S-85
Rules ...............................    S-108
RWQCB ...............................     S-70
Scheduled Principal Distribution
   Amount ...........................    S-125
Senior Certificates. ................    S-105
Servicing Advances ..................    S-133
Servicing Fee .......................    S-154
Servicing Fee Rate ..................    S-154
Servicing Standards .................    S-147
Similar Law .........................    S-189
Special Servicer Servicing

Specially Serviced Mortgage
   Loans. ...........................    S-149
Stated Principal Balance ............    S-127
Statement to Certificateholders .....    S-138
Subordinate Certificates. ...........    S-105
Subordinate Offered

S&P .................................    S-187
Treasury ............................    S-185
Treasury Rate .......................     S-88
Trustee .............................     S-77
Trustee Fee .........................    S-143
Trustee Fee Rate ....................    S-143
Underwriters ........................    S-186
Underwriting Agreement ..............    S-186
Underwritten Cash Flow ..............     S-94
Underwritten Cash Flow Debt
   Service Coverage Ratio ...........     S-94
Underwritten NOI ....................     S-94
Universal Hotel Portfolio B Note.....     S-80
Universal Hotel Portfolio B
   Noteholders ......................     S-80
Universal Hotel Portfolio Control
   Appraisal Event ..................     S-81
Universal Hotel Portfolio
   Intercreditor Agreement ..........     S-81
Universal Hotel Portfolio Loan ......     S-80
Universal Hotel Portfolio Loan
   Option Price .....................     S-83
Universal Hotel Portfolio
   Majority Companion Holders .......     S-81
Universal Hotel Portfolio Master
   Servicer .........................     S-81
Universal Hotel Portfolio
   Operating Advisor ................    S-151
Universal Hotel Portfolio Pari
   Passu Companion Notes ............     S-80
Universal Hotel Portfolio Pooling
   Agreement ........................     S-81
Universal Hotel Portfolio
   Purchase Option ..................     S-83
Universal Hotel Portfolio Senior
   Noteholders ......................     S-80
Universal Hotel Portfolio Senior
   Notes ............................     S-80
Universal Hotel Portfolio Special
   Servicer .........................     S-81
Universal Hotel Portfolio Whole
   Loan .............................     S-80
Unscheduled Principal
   Distribution Amount ..............    S-125
Upper-Tier Distribution Account......    S-110
Upper-Tier REMIC ....................    S-183
UW DSCR .............................     S-94
UW NCF ..............................     S-94
UW NOI ..............................     S-94
Voting Rights .......................    S-142
WAC Rate ............................    S-122
Withheld Amounts ....................    S-110
Withheld Loans ......................    S-110
Workout Fee .........................    S-155
Workout Fee Rate ....................    S-155
Workout-Delayed
   Reimbursement Amount .............    S-134
Yield Maintenance Charge ............     S-87

                                     S-194

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                                  SCHEDULE I
                            CLASS X REFERENCE RATES

             DISTRIBUTION DATE                   REFERENCE RATE
             -----------------                   --------------
               September 2005%
                October 2005%
               November 2005%
               December 2005%
                January 2006%
               February 2006%
                 March 2006%
                 April 2006%
                  May 2006%
                 June 2006%
                 July 2006%
                August 2006%
               September 2006%
                October 2006%
               November 2006%
               December 2006%
                January 2007%
               February 2007%
                 March 2007%
                 April 2007%
                  May 2007%
                 June 2007%
                 July 2007%
                August 2007%
               September 2007%
                October 2007%
               November 2007%
               December 2007%
                January 2008%
               February 2008%
                 March 2008%
                 April 2008%
                  May 2008%
                 June 2008%
                 July 2008%
                August 2008%
               September 2008%
                October 2008%
               November 2008%
               December 2008%
                January 2009%
               February 2009%
                 March 2009%
                 April 2009%
                  May 2009%
                 June 2009%
                 July 2009%

                                    Sch. I-1

             DISTRIBUTION DATE                   REFERENCE RATE
             -----------------                   --------------
                August 2009%
               September 2009%
                October 2009%
               November 2009%
               December 2009%
                January 2010%
               February 2010%
                 March 2010%
                 April 2010%
                  May 2010%
                 June 2010%
                 July 2010%
                August 2010%
               September 2010%
                October 2010%
               November 2010%
               December 2010%
                January 2011%
               February 2011%
                 March 2011%
                 April 2011%
                  May 2011%
                 June 2011%
                 July 2011%
                August 2011%
               September 2011%
                October 2011%
               November 2011%
               December 2011%
                January 2012%
               February 2012%
                 March 2012%
                 April 2012%
                  May 2012%
                 June 2012%
                 July 2012%
                August 2012%

                                    Sch. I-2

                                  SCHEDULE II
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                         DATE                   BALANCE
                         ----                   -------

                                    Sch. II-1

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

LOAN #    SELLER   PROPERTY NAME                             STREET ADDRESS
------    ------   -------------                             --------------

   1     LaSalle   Shoppes at Buckland Hills                 194 Buckland Hills Drive
   2      JPMCB    Universal Hotel Portfolio                 Various
  2.1              Portofino Bay                             5601 Universal Boulevard
  2.2              Royal Pacific                             6300 Hollywood Way
  2.3              Hard Rock                                 5800  Universal Boulevard
   3      JPMCB    Four Seasons Hotel Boston                 200 Boylston Street
   4     LaSalle   Sikes Senter                              3111 Midwestern Parkway
   5     LaSalle   RREEF - Pacific Center                    10105 & 10145 Pacific Heights Boulevard
   6      JPMCB    New Center One Building                   3031 West Grand Blvd
   7       NCCI    Encino Financial Center                   16133 Ventura Blvd
   8     LaSalle   Lowe's Aliso Viejo                        26501 Aliso Creek Road
   9      JPMCB    LXP-Nissan                                8900 Freeport Parkway
  10      JPMCB    915 Broadway                              915 Broadway
  11     LaSalle   Brownstone Apartments                     42330 Joyce Lane
  12       NCCI    Kaiser Foundation                         10950 North Tantau Avenue
  13       NCCI    Big V Town Centre                         366 Windsor Highway (Route 32)
  14       NCCI    Preston Hills at Mill Creek               2910 Buford Drive NorthEast
  15       NCCI    Charles Center South                      36 South Charles Street
  16      JPMCB    The Atrium                                1650 65th Street
  17      JPMCB    The Qwest Building                        1860 Lincoln Street
  18      JPMCB    The Tower                                 1601 Northwest Expressway Street
  19     LaSalle   The Shops at Kenilworth                   800 Kenilworth Drive
  20       NCCI    The Ridge MHP                             9700 US Highway 27 North
  21       NCCI    Brooks on Preston Apartments              7200 Preston Road
  22       NCCI    Avco Center                               10850 Wilshire Boulevard
  23      JPMCB    LXP-DANA - Kalamazoo                      6938 Elm Valley Drive
  24      JPMCB    LXP-Transocean                            1311 Broadfield Boulevard
  25       NCCI    Heritage Park Apartments                  1800 West Badillo Street
  26      JPMCB    Extra Space Storage Portfolio             Various
 26.1              Extra Space Storage - Simi Valley         2650 Stearns Street
 26.2              Extra Space Storage - Hollywood           5825 Santa Monica Boulevard
 26.3              Extra Space Storage - Thousand Oaks       161 North Duesenberg Drive
 26.4              Extra Space Storage - La Verne            1960 South San Dimas Canyon Road
 26.5              Extra Space Storage - Walnut              20671 East Valley Boulevard
 26.6              Extra Space Storage - Studio City         11570 Ventura Boulevard
 26.7              Extra Space Storage - Newbury Park        3101 Grande Vista Drive
  27     LaSalle   Michaels Stores Headquarters              8000 Bent Branch Drive and 2910 West Bend Drive
  28       NCCI    San Marina Apartments                     7002 West Indian School Road
  29       NCCI    Centrum Buildings                         8200 East Belleview Avenue
  30      JPMCB    1504 Third Avenue, NY, NY                 1504 Third Avenue
  31      JPMCB    Mid - Oakland Medical Center              6770 Dixie Highway
  32      JPMCB    LXP-Hartford Fire Insurance Company       200 Executive Boulevard South
  33       NCCI    Vail Ranch Plaza                          32389, 32401, 32413, 32425 Highway 79 South
  34       NCCI    Grapevine Crossing                        1501-1523 West State Highway 14, 1527 Ira E. Woods Avenue
  35      JPMCB    333 Meadowlands Parkway                   333 Meadowlands Parkway
  36      JPMCB    Gladstone Ohio Portfolio                  Various
 36.1              260 Springside Drive                      260 Springside Drive
 36.2              3874 Highland Park NW                     3874 Highland Park NW
 36.3              MTC Technologies                          4032 Linden Avenue
  37      JPMCB    Farmer Jack- Livonia, MI                  29751 7 Mile Road
  38      JPMCB    Alexander Dawson Building                 4045 and 4055 South Spencer Street
  39      JPMCB    Lewis Tech Center                         39575 and 39625 Lewis Drive
  40       NCCI    Fullerton Court                           8550 Commonwealth Avenue
  41      JPMCB    1129 Northern Boulevard                   1129 Northern Boulevard
  42       NCCI    Bear Creek Shopping Center                4811 Highway 6 North
  43      JPMCB    LXP-Kraft Foods/ Perkin Elmer             4000 Johns Creek Court
  44     LaSalle   Bethany Village Offices                   15188, 15280,15285 Northwest Central Drive and 15160,15220 Laidlaw Road
  45      JPMCB    El Paseo Collection                       73061-73081 El Paseo
  46       NCCI    Manoog's Isle MHC                         2611 Pago Pago Avenue
  47      JPMCB    Ledgewood Circle Shopping Center          1103 Route 46
  48       NCCI    Eastern American Trio Building            128-28 25th Avenue
  49     LaSalle   One Presidents Plaza                      4902 Eisenhower Boulevard
  50       NCCI    The Crest at Fair Oaks                    10523 Fair Oaks Boulevard
  51       NCCI    Riverside Center                          2315, 2325-2329 and 2335 Seminole Lane
  52      JPMCB    LXP-AT&T (PA)                             2550 Interstate Drive
  53      JPMCB    Clearbrooke Apartments                    1430 Clearbrooke Drive
  54      JPMCB    Chateau LeMoyne                           301 Dauphine Street
  55      JPMCB    LXP-Gartner                               12600 Gateway Boulevard
  56       NCCI    The Crossing at Clover Basin              2301 Clover Basin Drive
  57     LaSalle   Inland Cornerstone Plaza                  5645 & 5675 North Atlantic Avenue
  58     LaSalle   Kennedy Center                            5100 West Kennedy Boulevard
  59       NCCI    Shadow Hills                              12300 and 12301 Osborne Place
  60      JPMCB    LXP-Alstom Power Office Building          1409 Centerpoint Boulevard
  61      JPMCB    Aspen Lakes Apartments                    3879 Lone Pine Drive
  62     LaSalle   International Self Storage                2310 Via Tercero
  63       NCCI    Town Center West                          209-345 Town Center West
  64     LaSalle   Northgate Shopping Center                 1401-1417 and 1509 North Belt Highway
  65     LaSalle   The Village on Pacific                    2315 Jamestown Drive
  66     LaSalle   Carrington Townhomes                      420 Beasley Road
  67       NCCI    Terrace Pointe                            8101 Langdon Avenue
  68      JPMCB    The Residences at Westchase               3411 Walnut Bend Lane
  69      JPMCB    Highland Village Apartments               301 Taylor Street
  70      JPMCB    Davison                                   650 & 700 North State Road
  71       NCCI    Sunset and Henderson                      1311 & 1321 West Sunset Road
  72     LaSalle   Doral Plaza II                            4179-4129 Northwest 107 Avenue
  73     LaSalle   Cole Village                              3305 North Cole Road
  74       NCCI    Angler's Cove MHC                         944 Reynolds Road
  75       NCCI    Meadowlea Estates MHC                     1004 Overlook Drive
  76       NCCI    Boulevard Plaza                           295-333 Armistice Boulevard
  77     LaSalle   East Lake Apartments                      12901 South Western Avenue
  78     LaSalle   Plymouth Office Center                    3131 Fenbrook Lane North, 3030, 3140, 3025 Harbor Lane North
  79      JPMCB    Fairfax Building                          10555 Main Street
  80      JPMCB    University Village Shopping Center        1159 East 2nd Street
  81       NCCI    Hampton Pointe                            12830 Prairie Avenue
  82      JPMCB    Maineville Crossing                       SEQ US 22 and SR 48
  83       NCCI    West Town Market                          1750 - 1754 West Highway 160
  84      JPMCB    Nottingham Terrace                        31 Nottingham Terrace
  85      JPMCB    8930 Waukegan Rd                          8930 Waukegan Road
  86       NCCI    Hesperia Regency                          8522 C Avenue
  87     LaSalle   Soverign Apartments                       4829 Sheboygen Avenue
  88     LaSalle   Regency Apartments                        4817 Robinhood Drive
  89      JPMCB    Prime Sport Complex                       6613 & 6617 North Kings Highway
  90       NCCI    Palm Grove MHP and Silverado MHP          1624 Palm Street and 3401 N. Walnut Road
  91       NCCI    Sugarcreek Crossing                       5800-5840 Wilmington Pike
  92      JPMCB    Phoenix North MHP                         17825 North 7th Street
  93     LaSalle   400 Long Beach Boulevard                  400 Long Beach Boulevard
  94       NCCI    Cedar Ridge Apartments                    2122 West Butler Drive
  95      JPMCB    260-280 Quarry Rd.                        260-284 Quarry Road
  96      JPMCB    Price Chopper Plaza                       125 Plaza Lane
  97     LaSalle   Inland Wickes Furniture                   1584 South Illinois Route 59
  98      JPMCB    Stor-All - King Arthur                    301 East Gaulbert Avenue
  99     LaSalle   Charlotte Industrial Portfolio            Various
 99.1              520 and 601 Eagleton Downs Drive          520 and 601 Eagleton Downs Drive
 99.2              10401 John Price Road                     10401 John Price Road
  100    LaSalle   Sandia East Apartments                    725 State Highway 96
  101     JPMCB    Laguna Palms Shopping Center              9105 Bruceville Road
  102    LaSalle   300 Long Beach Boulevard                  300 Long Beach Boulevard
  103    LaSalle   400-408 North Clark                       400-408 North Clark Street
  104      NCCI    Park View Townhomes                       3393 North Country Brook Street
  105     JPMCB    Stor-All - LaGrange                       9911 LaGrange Rd
  106    LaSalle   The Inverness Apartments                  1405 Van Ness Avenue
  107    LaSalle   Houma Plaza                               1750 Martin Luther King Jr. Boulevard
  108      NCCI    Acorn Plaza Center                        4869 South Bradley Road
  109    LaSalle   Walgreens - Winston-Salem, NC             2115 Cloverdale Avenue
  110    LaSalle   Lakeside Medical Office                   2645 Ocean Avenue
  111      NCCI    Westlink Shopping Center                  West Central Avenue and Tyler Avenue
  112    LaSalle   Apache Trace Apartments                   1301 East State Route 3
  113     JPMCB    Courtside Square Apartments               570 West Dekalb Pike
  114      NCCI    Diamond Pointe                            1116 East 6th Street and 916 Deodar Street
  115      NCCI    Centre at South Shore Harbour II          2700 Marina Bay Drive
  116      NCCI    Pep Boys / Smart & Final Center           1711-1723 South Broadway
  117    LaSalle   Walgreens-Marble Falls, TX                Highway 281 and Mission Hills Road
  118      NCCI    Brougham Manor Apartments                 14090 Brougham Court
  119    LaSalle   Walgreens-Maricopa (AZ)                   21274 Maricopa Road
  120      NCCI    Midtowne Spectrum Retail Shops            2201 North Cassia Street
  121    LaSalle   Carriage House Apartments                 601 West Wenger Road
  122     JPMCB    Venture Tech                              14802 Venture Drive
  123     JPMCB    Stor-All - Middletown                     111 Park Place Drive
  124      NCCI    Stonegate Shopping Center                 11808 Cyprus Barker Road
  125     JPMCB    Hudson Landings                           2248 Hudson Landing Drive
  126      NCCI    Rosepointe Euclid                         1204-1215 South Euclid Avenue and 127 East Budd Street
  127    LaSalle   Escada-El Paseo                           73811 El Paseo
  128     JPMCB    Fry's Superstition Springs Center         1959 South Power Road
  129      NCCI    Redlands Marketplace                      2500 & 2518 Broadway Avenue
  130      NCCI    Walgreens - Hobart                        732 West Old Ridge Road
  131      NCCI    Shavano Square                            4415 De Zavala Road
  132     JPMCB    Glen Oaks                                 2301 North Rockwell Avenue
  133    LaSalle   Hilltop Village Apartments                4919 Timberview Drive
  134     JPMCB    Corinthian Industrial Park                570, 595, 674 and 697 Corinthian Way
  135      NCCI    Tarpon Lakeview                           37376 US Highway 19 North
  136      NCCI    Arroyo Town & Country Square              1404-1488 Grand Avenue
  137     JPMCB    Baywood Center                            1604-1684 North Ronald Reagan Boulevard
  138      NCCI    1501 Mockingbird Lane                     1501 East Mockingbird Lane
  139    LaSalle   Wade Hampton Self Storage                 3600 Wade Hampton Boulevard
  140    LaSalle   Rolling Meadows Shopping Center           4620-4748 Cottage Grove Road
  141      NCCI    Redwood Apartments                        200 Dumbarton Avenue
  142     JPMCB    Landings at Steele Creek                  4250 Branch Bend Lane
  143     JPMCB    Stor-All - Reynoldsburg                   6294 East Main Street
  144      NCCI    850 Richards Street                       850 Richards Street
  145    LaSalle   Laurelton Medical Center                  22410 Merrick Boulevard
  146      NCCI    300 Alameda Retail                        300 East Alameda Avenue
  147    LaSalle   Miami Gardens Office Center               99 Northwest 183rd Street
  148      NCCI    Windrush                                  9191 Pepper Avenue and 9288 Olive Street
  149     JPMCB    Ashland-Wellington Shopping Plaza         2904 -2928 North Ashland Avenue
  150      NCCI    Research Park Drive Riverside             1401 & 1451 Research Park Drive
  151      NCCI    Marina Club Apartments                    2445 South 222nd Street
  152    LaSalle   Bar Triple R Shopping Center              17615-17633 Ventura Boulevard
  153    LaSalle   Mondial Building                          101 North Old Woodward Avenue
  154    LaSalle   Hillsdale Self Storage                    3510 Charter Park Drive
  155    LaSalle   Griffin Gate Business Center              1510 Newton Pike
  156    LaSalle   Unionville Station                        28-80 Stothard Street
  157    LaSalle   Corona Covenant Group                     131 & 163 West Ontario Avenue
  158    LaSalle   Evergreen Office Building                 550-636 Grand Canyon Drive
  159    LaSalle   Hamburg Self Storage                      5139 Southwestern Bouelvard
  160     JPMCB    Jefferson Village                         7970 Jefferson Highway
  161     JPMCB    Stor-All Palumbo                          2670 Palumbo Drive
  162    LaSalle   LaSalle Bank - St. Charles, IL            150 South Kirk Road
  163      NCCI    Bay Pointe                                508 Gulf Avenue
  164    LaSalle   All American Storage - South              2600 South Henderson Street
  165     JPMCB    ProMed Center                             225 West State Road 434
  166      NCCI    Jake Industrial Portfolio                 1440, 1480, 1490 West 3rd Avenue, 285 Rio Grand Boulevard
  167      NCCI    Brandywood Apartments                     6635 Breeze Way
  168      NCCI    Rose Pointe                               6640 North Orizaba Avenue
  169      NCCI    A-1 U Stor-It                             2261 East Lincoln Avenue
  170    LaSalle   Lawton Self Storage Portfolio             Various
 170.1             Lawton Self Storage                       902 Northwest 21st Street
 170.2             Meadowbrook Self Storage                  1222 Northwest 47th Street
 170.3             Great Plains Self Storage                 6213 Northwest Cache Road
  171      NCCI    Godiva Building                           121 South Galena Street
  172     JPMCB    Strawberry Hill of Elk Grove Village      601-633 Meacham Road
  173     JPMCB    Stor-All - Whitehall                      4060 East Main Street
  174    LaSalle   All American Storage - East               100 Kingston Drive
  175    LaSalle   CVS-Columbus, GA                          3617 Hilton Avenue
  176     JPMCB    Stor-All W. Fifth                         824 West Fifth Avenue
  177    LaSalle   Castle Self Storage                       669 Bridge Street
  178     JPMCB    Sunshine Terrace                          5615 North 7th Street
  179      NCCI    111 East Avenue                           111 East Avenue
  180    LaSalle   Sulphur Plaza                             553 North Cities Service Highway
  181     JPMCB    Midtown Crossing                          510 Gray Street
  182     JPMCB    Oak Hollow Mobile Home Park               1320 North Oak Harbor Street
  183      NCCI    Randall Townhomes                         16235 Randall Avenue
  184    LaSalle   Tamarind Place Apartments                 5221 Tern Place
  185      NCCI    Four Seasons Business Park                5829 West Sam Houston Parkway North
  186     JPMCB    Rinehart Plaza - Sanford I                1641Rinehart Road
  187      NCCI    Burbank Pointe                            12254 Burbank Boulevard
  188    LaSalle   Palo Verde Mini Storage                   255 East McKellips Road
  189    LaSalle   Bank of America-Santee CA                 9711 Mission Gorge Road
  190     JPMCB    The Chadron                               12833, 12839, & 12911 Chadron Avenue
  191      NCCI    Summer Winds                              945 East Avenue Q-4
  192    LaSalle   Crockett Plaza                            1243 East Loop 304
  193      NCCI    Casa Laurel                               7934 Laurel Canyon Boulevard
  194      NCCI    Brooks Industrial Park                    4601-4607 Brooks Street
  195      NCCI    The Park                                  6717 Darby Avenue
  196    LaSalle   Del Rio Plaza                             2415 Veterans Boulevard
  197     JPMCB    Country Place Shopping Center             1826 Country Place Parkway
  198      NCCI    Glen Terrace                              3410-3418 Drew Street
  199     JPMCB    100-02 Rockaway Blvd.                     100-02 Rockaway Boulevard
  200    LaSalle   Bailey MHP                                3012 Johnson Road SW
  201    LaSalle   Greenbriar Village Shops                  732 Eden Way North
  202     JPMCB    1008 Astoria Boulevard                    1008 Astoria Boulevard
  203    LaSalle   Weston Village Apartments                 422 Roosevelt Drive
  204      NCCI    Leeward Apartments                        2911 Leeward Avenue
  205     JPMCB    Oak Forest Apartments                     601 East Calhoun Road
  206    LaSalle   Bristol Street Retail                     2981 Bristol Street
  207      NCCI    Camellia Apartment                        6707 Camellia Avenue
  208    LaSalle   1850 Sam Rittenberg Boulevard             1850 Sam Rittenberg Boulevard
  209      NCCI    Casa Luna                                 8155 Langdon Avenue
  210    LaSalle   Northwest Dental Center                   13344 First Avenue NE
  211    LaSalle   Pebblebrook Apartments                    3201 South Railroad Street
  212      NCCI    Twin Palms                                3044 Leeward Avenue
  213      NCCI    Brookhollow                               4722 Hodde Drive
  214    LaSalle   Regency Manor                             5042 Wildflower Drive
  215    LaSalle   Roper Mountain Self-Storage               1211 Roper Mountain Road
  216     JPMCB    102-108 S. Myrtle Avenue                  102-108 South Myrtle Avenue
  217    LaSalle   Charter, Starbucks & Wireless Toyz        5550 Lafayette Road
  218    LaSalle   Add A Space                               1480 Boiling Springs Highway
  219      NCCI    Rose Terrace                              15050 Parthenia Street
  220    LaSalle   Cottage Grove Marketplace                 8599 West Point Douglas Road South
  221      NCCI    Sun Pointe Apartments                     15234 Sunburst Sreet
  222    LaSalle   Empire Storage                            12367 South 4000 West
  223    LaSalle   Streetcar Place                           51-71 Beacon Street West
  224      NCCI    Iron Mountain                             1320 East Avenue Q
  225    LaSalle   Sabra Towers Office                       3300 Buckeye Road
  226     JPMCB    The Terry Building                        13477 Prospect Road
  227    LaSalle   Lincoln Self Storage                      115 Dave Warlick Drive
  228    LaSalle   Crossroads Plaza                          3819 Murrell Road
  229    LaSalle   Corder Ridge Apartments                   103 LaClaire Drive
  230    LaSalle   Ambassador Caffery Plaza                  3148 Ambassador Caffrey Parkway
  231     JPMCB    Twin Cedars                               1830 20th Avenue Drive NE
  232     JPMCB    Strawberry Hill Plaza of Hoffman Estates  1004-1056 West Golf Road
  233      NCCI    Beverly Terrace                           144 South Union Place
  234      NCCI    Shadow Brook                              12036 Hart Street
  235    LaSalle   Alameda Tejon Retail                      2001-2045 West Alameda
  236    LaSalle   DAI AB Plaza                              7391 Hodgson Memorial Drive
  237    LaSalle   Libby Aurora MHC                          23381 Aurora Road
  238      NCCI    Hermitage MHCs                            725 Dutch Lane,1770 & 1870 Pine Hollow Road
  239    LaSalle   Mountain Park Plaza                       5385 Five Forks Trickum Road & 1228 Rockbridge Road
  240    LaSalle   Walnut Harbor Townhomes                   4138 Bristol Highway




                                                                                           NUMBER OF    PROPERTY
LOAN #      CITY                    STATE         ZIP CODE       COUNTY                   PROPERTIES    TYPE
------      ----                    -----         --------       ------                   ----------    ----

   1        Manchester                CT           06042         Hartford                      1        Retail
   2        Orlando                   FL           32819         Orange                        3        Hotel
  2.1       Orlando                   FL           32819         Orange                        1        Hotel
  2.2       Orlando                   FL           32819         Orange                        1        Hotel
  2.3       Orlando                   FL           32819         Orange                        1        Hotel
   3        Boston                    MA           02116         Suffolk                       1        Hotel
   4        Wichita Falls             TX           76308         Wichita                       1        Retail
   5        San Diego                 CA           92121         San Diego                     1        Office
   6        Detroit                   MI           48202         Wayne                         1        Office
   7        Encino                    CA           91436         Los Angeles                   1        Office
   8        Aliso Viejo               CA           92656         Orange                        1        Retail
   9        Irving                    TX           75063         Dallas                        1        Office
  10        New York                  NY           10010         New York                      1        Office
  11        Novi                      MI           48377         Oakland                       1        Multifamily
  12        Cupertino                 CA           95014         Santa Clara                   1        Office
  13        New Windsor               NY           12553         Orange                        1        Retail
  14        Buford                    GA           30519         Gwinnett                      1        Multifamily
  15        Baltimore                 MD           21201         Baltimore City                1        Office
  16        Emeryville                CA           94608         Alameda                       1        Office
  17        Denver                    CO           80295         Denver                        1        Office
  18        Oklahoma City             OK           73118         Oklahoma                      1        Office
  19        Towson                    MD           21204         Baltimore                     1        Retail
  20        Davenport                 FL           33897         Polk                          1        Manufactured Housing
  21        Plano                     TX           75024         Collin                        1        Multifamily
  22        Los Angeles               CA           90024         Los Angeles                   1        Office
  23        Kalamazoo                 MI           49009         Kalamazoo                     1        Office
  24        Houston                   TX           77084         Harris                        1        Office
  25        West Covina               CA           91790         Los Angeles                   1        Multifamily
  26        Various                   CA          Various        Various                       7        Self Storage
 26.1       Simi Valley               CA           93063         Ventura                       1        Self Storage
 26.2       Hollywood                 CA           90038         Los Angeles                   1        Self Storage
 26.3       Thousand Oaks             CA           91362         Ventura                       1        Self Storage
 26.4       La Verne                  CA           91750         Los Angeles                   1        Self Storage
 26.5       Walnut                    CA           91789         Los Angeles                   1        Self Storage
 26.6       Studio City               CA           91604         Los Angeles                   1        Self Storage
 26.7       Newbury Park              CA           91320         Ventura                       1        Self Storage
  27        Irving                    TX           75063         Dallas                        1        Office
  28        Phoenix                   AZ           85033         Maricopa                      1        Multifamily
  29        Greenwood Village         CO           80111         Arapahoe                      1        Office
  30        New York                  NY           10028         New York                      1        Office
  31        Clarkston                 MI           48346         Oakland                       1        Office
  32        Southington               CT           06489         Hartford                      1        Office
  33        Temecula                  CA           92592         Riverside                     1        Retail
  34        Grapevine                 TX           76051         Tarrant                       1        Retail
  35        Secaucus                  NJ           07094         Hudson                        1        Office
  36        Various                   OH          Various        Various                       3        Office
 36.1       Akron                     OH           44333         Summit                        1        Office
 36.2       North Canton              OH           44720         Stark                         1        Office
 36.3       Dayton                    OH           45432         Montgomery                    1        Office
  37        Livonia                   MI           48152         Wayne                         1        Retail
  38        Las Vegas                 NV           89119         Clark                         1        Office
  39        Novi                      MI           48377         Oakland                       1        Office
  40        Buena Park                CA           90621         Orange                        1        Multifamily
  41        Manhasset                 NY           11030         Nassau                        1        Office
  42        Houston                   TX           77084         Harris                        1        Retail
  43        Suwannee                  GA           30024         Forsyth                       1        Office
  44        Portland                  OR           97229         Washington                    1        Office
  45        Palm Desert               CA           92260         Riverside                     1        Retail
  46        Anchorage                 AK           99507         Anchorage                     1        Manufactured Housing
  47        Ledgewood                 NJ           07852         Morris                        1        Retail
  48        College Point             NY           11356         Queens                        1        Industrial
  49        Tampa                     FL           33609         Hillsborough                  1        Office
  50        Fair Oaks                 CA           95628         Sacramento                    1        Multifamily
  51        Charlottesville           VA           22901         Albemarle                     1        Retail
  52        Harrisburg                PA           17110         Dauphin                       1        Office
  53        Brunswick                 OH           44212         Medina                        1        Multifamily
  54        New Orleans               LA           70112         Orleans                       1        Hotel
  55        Ft. Myers                 FL           33913         Lee                           1        Office
  56        Longmont                  CO           80503         Boulder                       1        Retail
  57        Cocoa Beach               FL           32931         Brevard                       1        Retail
  58        Tampa                     FL           33609         Hillsborough                  1        Office
  59        Pacoima                   CA           91331         Los Angeles                   1        Multifamily
  60        Knoxville                 TN           37932         Knox                          1        Office
  61        Holt                      MI           48842         Ingham                        1        Multifamily
  62        San Ysidro                CA           92173         San Diego                     1        Self Storage
  63        Santa Maria               CA           93458         Santa Barbara                 1        Retail
  64        St Joseph                 MO           64506         Buchanan                      1        Retail
  65        Erie                      PA           16506         Erie                          1        Multifamily
  66        Jackson                   MS           39206         Hinds                         1        Multifamily
  67        Panorama                  CA           91406         Los Angeles                   1        Multifamily
  68        Houston                   TX           77042         Harris                        1        Multifamily
  69        Henderson                 NV           89015         Clark                         1        Multifamily
  70        Davison                   MI           48423         Genesee                       1        Retail
  71        Henderson                 NV           89014         Clark                         1        Retail
  72        Doral                     FL           33178         Miami-Dade                    1        Retail
  73        Boise                     ID           83704         Ada                           1        Retail
  74        Lakeland                  FL           33801         Polk                          1        Manufactured Housing
  75        Deland                    FL           32724         Volusia                       1        Manufactured Housing
  76        Pawtucket                 RI           02861         Providence                    1        Retail
  77        Oklahoma City             OK           73170         Cleveland                     1        Multifamily
  78        Plymouth                  MN           55447         Hennepin                      1        Office
  79        Fairfax                   VA           22030         Fairfax City                  1        Office
  80        Edmond                    OK           73034         Oklahoma                      1        Retail
  81        Hawthorne                 CA           90250         Los Angeles                   1        Multifamily
  82        Maineville                OH           45039         Warren                        1        Office
  83        Fort Mill                 SC           29708         York                          1        Retail
  84        Waterbury                 CT           06704         New Haven                     1        Multifamily
  85        Morton Grove              IL           60053         Cook                          1        Office
  86        Hesperia                  CA           92345         San Bernardino                1        Multifamily
  87        Madison                   WI           53705         Dane                          1        Multifamily
  88        Pascagoula                MS           39581         Jackson                       1        Multifamily
  89        Myrtle Beach              SC           29572         Horry                         1        Retail
  90        Las Vegas                 NV      89104 and 89115    Clark                         1        Manufactured Housing
  91        Centerville               OH           45459         Greene                        1        Retail
  92        Phoenix                   AZ           85022         Maricopa                      1        Manufactured Housing
  93        Stratford                 CT           06615         Fairfield                     1        Industrial
  94        Phoenix                   AZ           85021         Maricopa                      1        Multifamily
  95        Milford                   CT           06460         New Haven                     1        Industrial
  96        Cobleskill                NY           12043         Schoharie                     1        Retail
  97        Naperville                IL           60564         DuPage                        1        Retail
  98        Louisville                KY           40208         Jefferson                     1        Self Storage
  99        Various                   NC          Various        Mecklenburg                   2        Industrial
 99.1       Pineville                 NC           28134         Mecklenburg                   1        Industrial
 99.2       Charlotte                 NC           28234         Mecklenburg                   1        Industrial
  100       Bonaire                   GA           31005         Houston                       1        Multifamily
  101       Elk Grove                 CA           95758         Sacramento                    1        Retail
  102       Stratford                 CT           06492         Fairfield                     1        Industrial
  103       Chicago                   IL           60610         Cook                          1        Office
  104       Columbus                  IN           47201         Bartholomew                   1        Multifamily
  105       Louisville                KY           40223         Jefferson                     1        Self Storage
  106       San Francisco             CA           94109         San Francisco                 1        Multifamily
  107       Houma                     LA           70360         Terrebonne                    1        Retail
  108       Orcutt                    CA           93455         Santa Barbara                 1        Retail
  109       Winston-Salem             NC           27103         Forsyth                       1        Retail
  110       San Francisco             CA           94132         San Francisco                 1        Office
  111       Wichita                   KS           67212         Sedgewick                     1        Retail
  112       Guymon                    OK           73942         Texas                         1        Multifamily
  113       King of Prussia           PA           19406         Montgomery                    1        Multifamily
  114       Ontario                   CA           91764         San Bernardino                1        Multifamily
  115       League City               TX           77573         Galveston                     1        Retail
  116       Santa Maria               CA           93454         Santa Barbara                 1        Retail
  117       Marble Falls              TX           78654         Burnet                        1        Retail
  118       Plymouth                  MI           48170         Wayne                         1        Multifamily
  119       Maricopa                  AZ           85239         Pinal                         1        Retail
  120       Nampa                     ID           83651         Canyon                        1        Retail
  121       Englewood                 OH           45322         Montgomery                    1        Multifamily
  122       Farmers Branch            TX           75234         Dallas                        1        Industrial
  123       Louisville                KY           40243         Jefferson                     1        Self Storage
  124       Houston                   TX           77084         Harris                        1        Retail
  125       Gastonia                  NC           28054         Gaston                        1        Multifamily
  126       Ontario                   CA      91761 and 91762    San Bernardino                1        Multifamily
  127       Palm Desert               CA           92260         Riverside                     1        Retail
  128       Mesa                      AZ           85206         Maricopa                      1        Retail
  129       Redlands                  CO           81503         Mesa                          1        Retail
  130       Hobart                    IN           46342         Lake                          1        Retail
  131       San Antonio               TX           78249         Bexar                         1        Retail
  132       Bethany                   OK           73008         Oklahoma                      1        Retail
  133       Sherman                   TX           75090         Grayson                       1        Multifamily
  134       North Las Vegas           NV           89030         Clark                         1        Industrial
  135       Palm Harbor               FL           34684         Pinellas                      1        Manufactured Housing
  136       Arroyo Grande             CA           93420         San Luis Obispo               1        Retail
  137       Longwood                  FL           32750         Seminole                      1        Retail
  138       Victoria                  TX           77904         Victoria                      1        Office
  139       Taylors                   SC           29687         Greenville                    1        Self Storage
  140       Madison                   WI           53716         Dane                          1        Retail
  141       Redwood City              CA           94063         San Mateo                     1        Multifamily
  142       Charlotte                 NC           28273         Mecklenburg                   1        Multifamily
  143       Reynoldsburg              OH           43068         Franklin                      1        Self Storage
  144       Honolulu                  HI           96813         Honolulu                      1        Office
  145       Jamaica                   NY           11413         Queens                        1        Office
  146       Denver                    CO           80209         Denver                        1        Retail
  147       Miami                     FL           33169         Miami-Dade                    1        Office
  148       Fontana                   CA           92335         Riverside                     1        Multifamily
  149       Chicago                   IL           60657         Cook                          1        Retail
  150       Riverside                 CA           92507         Riverside                     1        Office
  151       Des Moines                WA           98198         King                          1        Multifamily
  152       Encino                    CA           91316         Los Angeles                   1        Retail
  153       Birmingham                MI           48009         Oakland                       1        Retail
  154       San Jose                  CA           95136         Santa Clara                   1        Self Storage
  155       Lexington                 KY           40511         Fayette                       1        Office
  156       Hilton                    NY           14468         Monroe                        1        Multifamily
  157       Corona                    CA           92882         Riverside                     1        Retail
  158       Madison                   WI           53719         Dane                          1        Office
  159       Hamburg                   NY           14075         Erie                          1        Self Storage
  160       Baton Rouge               LA           70809         East Baton Rouge              1        Retail
  161       Lexington                 KY           40509         Fayette                       1        Self Storage
  162       St. Charles               IL           60174         Kane                          1        Retail
  163       Wilmington                CA           90744         Los Angeles                   1        Multifamily
  164       Bloomington               IN           47401         Monroe                        1        Self Storage
  165       Longwood                  FL           32750         Seminole                      1        Office
  166       Denver                    CO           80223         Denver                        1        Industrial
  167       Orlando                   FL           32807         Orange                        1        Multifamily
  168       Long Beach                CA           90805         Los Angeles                   1        Multifamily
  169       Fort Collins              CO           80524         Larimer                       1        Self Storage
  170       Lawton                    OK           73505         Comanche                      3        Self Storage
 170.1      Lawton                    OK           73505         Comanche                      1        Self Storage
 170.2      Lawton                    OK           73505         Comanche                      1        Self Storage
 170.3      Lawton                    OK           73505         Comanche                      1        Self Storage
  171       Aspen                     CO           81611         Pitkin                        1        Retail
  172       Elk Grove Village         IL           60007         Cook                          1        Retail
  173       Columbus                  OH           43213         Franklin                      1        Self Storage
  174       Bloomington               IN           47408         Monroe                        1        Self Storage
  175       Columbus                  GA           31904         Muscogee                      1        Retail
  176       Columbus                  OH           43212         Franklin                      1        Self Storage
  177       North Weymouth            MA           02191         Norfolk                       1        Self Storage
  178       Phoenix                   AZ           85014         Maricopa                      1        Multifamily
  179       Norwalk                   CT           06851         Fairfield                     1        Office
  180       Sulphur                   LA           70663         Calcasieu                     1        Retail
  181       Houston                   TX           77002         Harris                        1        Retail
  182       Oak Harbor                WA           98277         Island                        1        Manufactured Housing
  183       Fontana                   CA           92335         San Bernardino                1        Multifamily
  184       Fayetteville              NC           28311         Cumberland                    1        Multifamily
  185       Houston                   TX           77041         Harris                        1        Industrial
  186       Sanford                   FL           32711         Seminole                      1        Retail
  187       Valley Village            CA           91607         Los Angeles                   1        Multifamily
  188       Mesa                      AZ           85201         Maricopa                      1        Self Storage
  189       Santee                    CA           92071         San Diego                     1        Retail
  190       Hawthorne                 CA           90250         Los Angeles                   1        Industrial
  191       Palmdale                  CA           93550         Los Angeles                   1        Multifamily
  192       Crockett                  TX           75835         Houston                       1        Retail
  193       North Hollywood           CA           91605         Los Angeles                   1        Multifamily
  194       Montclair                 CA           91763         San Bernardino                1        Industrial
  195       Reseda                    CA           91335         Los Angeles                   1        Multifamily
  196       Del Rio                   TX           78840         Val Verde                     1        Retail
  197       Pearland                  TX           77584         Brazoria                      1        Retail
  198       Los Angeles               CA           90065         Los Angeles                   1        Multifamily
  199       Ozone Park                NY           11417         Queens                        1        Industrial
  200       Huntsville                AL           35805         Madison                       1        Manufactured Housing
  201       Chesapeake                VA           23320         Chesapeake City               1        Retail
  202       Cherry Hill               NJ           08003         Camden                        1        Industrial
  203       Greenfield                IN           46140         Hancock                       1        Multifamily
  204       Los Angeles               CA           90005         Los Angeles                   1        Multifamily
  205       Belton                    SC           29627         Anderson                      1        Multifamily
  206       Costa Mesa                CA           92626         Orange                        1        Retail
  207       North Hollywood           CA           91606         Los Angeles                   1        Multifamily
  208       Charleston                SC           29407         Charleston                    1        Retail
  209       Van Nuys                  CA           91406         Los Angeles                   1        Multifamily
  210       Seattle                   WA           98125         King                          1        Office
  211       Phenix City               AL           36867         Russell                       1        Multifamily
  212       Los Angeles               CA           90005         Los Angeles                   1        Multifamily
  213       Waco                      TX           76710         McLennan                      1        Multifamily
  214       San Antonio               TX           78228         Bexar                         1        Multifamily
  215       Greenville                SC           29615         Greenville                    1        Self Storage
  216       Monrovia                  CA           91016         Los Angeles                   1        Retail
  217       Indianapolis              IN           46254         Marion                        1        Retail
  218       Spartanburg               SC           29303         Spartanburg                   1        Self Storage
  219       North Hills               CA           91343         Los Angeles                   1        Multifamily
  220       Cottage Grove             MN           55016         Washington                    1        Retail
  221       North Hills               CA           91343         Los Angeles                   1        Multifamily
  222       Riverton                  UT           84065         Salt Lake                     1        Self Storage
  223       Laconia                   NH           03246         Belknap                       1        Office
  224       Palmdale                  CA           93550         Los Angeles                   1        Multifamily
  225       Atlanta                   GA           30341         DeKalb                        1        Office
  226       Strongsville              OH           44149         Cuyahoga                      1        Office
  227       Lincolnton                NC           28092         Lincoln                       1        Self Storage
  228       Rockledge                 FL           32955         Brevard                       1        Office
  229       Warner Robins             GA           31088         Houston                       1        Multifamily
  230       LaFayette                 LA           70506         LaFayette Parish              1        Retail
  231       Hickory                   NC           28601         Catawba                       1        Multifamily
  232       Hoffman Estates           IL           60194         Cook                          1        Retail
  233       Los Angeles               CA           90026         Los Angeles                   1        Multifamily
  234       North Hollywood           CA           91605         Los Angeles                   1        Multifamily
  235       Denver                    CO           80223         Denver                        1        Retail
  236       Savannah                  GA           31406         Chatham                       1        Office
  237       Bedford Heights           OH           44146         Cuyahoga                      1        Manufactured Housing
  238       Hermitage                 PA           16148         Mercer                        1        Manufactured Housing
  239       Stone Mountain            GA           30087         Gwinnett                      1        Retail
  240       Johnson City              TN           37601         Washington                    1        Multifamily




                PROPERTY                                              YEAR                          UNIT OF
    LOAN #      SUBTYPE                        YEAR BUILT           RENOVATED            UNITS      MEASURE          OCCUPANCY %
    ------      -------                        ----------           ---------            -----      --------         -----------

       1        Anchored                          1990                2003             473,412    Square Feet           82.1
       2        Full Service                     Various                                 2,400       Rooms              82.7
      2.1       Full Service                      1999                                     750       Rooms              78.8
      2.2       Full Service                      1989                                   1,000       Rooms              84.2
      2.3       Full Service                      2001                                     650       Rooms              83.9
       3        Full Service                      1985                2005                 273       Rooms              75.9
       4        Anchored                          1974                2002             668,086    Square Feet           97.6
       5        CBD                               1998                2000             384,832    Square Feet           96.5
       6        CBD                               1982                2003             487,996    Square Feet           75.0
       7        Suburban                          1974                1999             227,223    Square Feet           92.9
       8        Anchored                          1995                2004             208,050    Square Feet           100.0
       9        Suburban                          2003                                 268,445    Square Feet           100.0
      10        CBD                               1926                1982             214,721    Square Feet           97.4
      11        Garden                            2001                                     260       Units              97.7
      12        Suburban                          1968                2005             100,352    Square Feet           100.0
      13        Anchored                          1977                2001             241,074    Square Feet           100.0
      14        Garden                            2000                                     464       Units              92.7
      15        CBD                               1975                                 318,766    Square Feet           81.7
      16        Suburban                          1950                2004             127,246    Square Feet           80.2
      17        CBD                               1964                1995             324,645    Square Feet           99.6
      18        Suburban                          1982                2000             299,349    Square Feet           86.8
      19        Anchored                          1978                2004             142,745    Square Feet           98.4
      20        Manufactured Housing              1997                1999                 481       Pads               100.0
      21        Garden                            1996                                     342       Units              96.2
      22        CBD                               1971                1994             168,913    Square Feet           86.2
      23        Suburban                          1999                                 150,945    Square Feet           100.0
      24        Suburban                          1999                                 155,991    Square Feet           100.0
      25        Garden                            1985                                     188       Units              96.3
      26        Self Storage                     Various                                 3,722       Units              92.1
     26.1       Self Storage                      2000                                     687       Units              93.7
     26.2       Self Storage                      1999                                     507       Units              95.5
     26.3       Self Storage                      1997                                     446       Units              92.6
     26.4       Self Storage                      2001                                     611       Units              88.7
     26.5       Self Storage                      2002                                     689       Units              85.6
     26.6       Self Storage                      2000                                     377       Units              97.9
     26.7       Self Storage                      1999                                     405       Units              95.8
      27        Suburban                          1985                                 216,772    Square Feet           100.0
      28        Garden                            1986                1998                 399       Units              90.0
      29        Suburban                          1979                1984             177,818    Square Feet           77.7
      30        CBD                               1923                2003              28,100    Square Feet           100.0
      31        Suburban                          1998                                 103,735    Square Feet           100.0
      32        Suburban                          1984                                 153,364    Square Feet           100.0
      33        Anchored                          2005                                 101,784    Square Feet           69.5
      34        Anchored                          2001                                 125,381    Square Feet           100.0
      35        Suburban                          1981                1989             136,376    Square Feet           75.5
      36        Suburban                         Various             Various           197,803    Square Feet           100.0
     36.1       Suburban                          1968                1985              83,891    Square Feet           100.0
     36.2       Suburban                          1994                                  54,018    Square Feet           100.0
     36.3       Suburban                          1956                1988              59,894    Square Feet           100.0
      37        Anchored                          1995                2002             109,800    Square Feet           100.0
      38        Suburban                          1973                1995             131,707    Square Feet           81.6
      39        Suburban                          2003                                 108,001    Square Feet           83.9
      40        Garden                            1959                2003                 187       Units              96.8
      41        Suburban                          1987                                  65,172    Square Feet           100.0
      42        Anchored                          2001                                  87,912    Square Feet           100.0
      43        Suburban                          2001                                  87,219    Square Feet           100.0
      44        Suburban                          2000                2005              83,688    Square Feet           84.4
      45        Unanchored                        1975                1994              27,674    Square Feet           89.4
      46        Manufactured Housing              1970                                     366       Pads               99.2
      47        Anchored                          1963                2004              79,030    Square Feet           100.0
      48        Warehouse                         1983                                  84,460    Square Feet           100.0
      49        Suburban                          1984                2001              96,016    Square Feet           82.0
      50        Garden                            2004                                      76       Units              100.0
      51        Unanchored                        1986                2003             110,306    Square Feet           98.4
      52        Suburban                          1998                                  81,859    Square Feet           100.0
      53        Garden                            1989                                     216       Units              97.7
      54        Full Service                      1840                2001                 171       Units              68.6
      55        Suburban                          1998                                  62,400    Square Feet           100.0
      56        Shadow Anchored                   2004                                  30,522    Square Feet           91.1
      57        Anchored                          2004                                  68,577    Square Feet           89.1
      58        Suburban                          1979                1998              94,450    Square Feet           87.6
      59        Garden                            1989                                      95       Units              95.8
      60        Suburban                          1997                                  83,520    Square Feet           100.0
      61        Garden                            2004                                      85       Units              91.8
      62        Self Storage                      1985                2004               1,194       Units              100.0
      63        Anchored                          1988                                  61,803    Square Feet           92.9
      64        Anchored                          1973                2001             155,900    Square Feet           95.0
      65        Garden                            2002                2005                 100       Units              98.0
      66        Garden                            1974                2004                 175       Units              98.3
      67        Garden                            1975                                     123       Units              91.1
      68        Garden                            2000                                     128       Units              90.6
      69        Garden                            1983                                     120       Units              94.2
      70        Anchored                          2004                                  93,020    Square Feet           88.7
      71        Unanchored                        2004                                  16,391    Square Feet           100.0
      72        Shadow Anchored                   2001                                  29,557    Square Feet           100.0
      73        Anchored                          1974                2005             117,059    Square Feet           83.7
      74        Manufactured Housing              1983                                     340       Pads               97.4
      75        Manufactured Housing              1989                                     244       Pads               93.9
      76        Anchored                          1969                1994             108,879    Square Feet           95.2
      77        Garden                            1984                1999                 177       Units              93.8
      78        Suburban                          1970                2002             138,368    Square Feet           91.9
      79        Suburban                          1972                1998              45,106    Square Feet           89.7
      80        Shadow Anchored                   2005                                  34,435    Square Feet           85.8
      81        Garden                            1974                2003                  91       Units              95.6
      82        Suburban                          2003                2004              39,000    Square Feet           96.3
      83        Anchored                          2004                                  67,940    Square Feet           96.3
      84        Mid/High Rise                     1975                                     165       Units              100.0
      85        Suburban                          1973                2004              43,168    Square Feet           91.5
      86        Garden                            1989                                     100       Units              96.0
      87        Garden                            1971                                     114       Units              98.2
      88        Garden                            1974                2001                 184       Units              95.1
      89        Anchored                          2003                                  30,080    Square Feet           95.0
      90        Manufactured Housing              1964                                     651       Pads               97.8
      91        Shadow Anchored                   2001                                  20,758    Square Feet           100.0
      92        Manufactured Housing              1976                                     139       Pads               99.3
      93        Warehouse                         1978                                  86,890    Square Feet           100.0
      94        Garden                            1982                                     150       Units              94.0
      95        Flex                              1989                                  86,300    Square Feet           92.3
      96        Anchored                          1972                1995             110,932    Square Feet           100.0
      97        Anchored                          2005                                  41,331    Square Feet           100.0
      98        Self Storage                      1999                                     674       Units              84.1
      99        Flex                             Various                                95,150    Square Feet           100.0
     99.1       Flex                              1999                                  74,160    Square Feet           100.0
     99.2       Flex                              1997                                  20,990    Square Feet           100.0
      100       Garden                            2001                                     120       Units              90.0
      101       Shadow Anchored                   2001                                  23,860    Square Feet           100.0
      102       Flex                              1987                                  55,588    Square Feet           85.6
      103       CBD                               1881                2004              25,329    Square Feet           100.0
      104       Garden                            1969                2001                 140       Units              96.4
      105       Self Storage                      1996                                     476       Units              95.2
      106       Mid/High Rise                     1913                1994                  34       Units              97.1
      107       Shadow Anchored                   2003                                  36,598    Square Feet           100.0
      108       Shadow Anchored                   1981                                  30,530    Square Feet           89.3
      109       Anchored                          2005                                  13,600    Square Feet           100.0
      110       CBD                               1963                2001              20,291    Square Feet           93.3
      111       Unanchored                        1958                2001              97,359    Square Feet           100.0
      112       Garden                            1999                                     144       Units              94.4
      113       Mid/High Rise                     1961                2005                  73       Units              98.6
      114       Garden                            1962                1972                  38       Units              94.7
      115       Unanchored                        2004                                  19,985    Square Feet           100.0
      116       Anchored                          1972                1992              53,944    Square Feet           100.0
      117       Anchored                          2005                                  14,820    Square Feet           100.0
      118       Garden                            1968                                     104       Units              100.0
      119       Anchored                          2005                                  14,820    Square Feet           100.0
      120       Shadow Anchored                   1999                                  25,547    Square Feet           100.0
      121       Garden                            1970                2004                 145       Units              94.4
      122       Warehouse                         1977                                 128,331    Square Feet           91.6
      123       Self Storage                      1999                                     507       Units              85.6
      124       Unanchored                        2005                                  21,295    Square Feet           87.1
      125       Garden                            2000                                     108       Units              93.5
      126       Garden                            1971                                      36       Units              100.0
      127       Anchored                          1988                                   7,500    Square Feet           100.0
      128       Unanchored                        2001                                  10,981    Square Feet           100.0
      129       Shadow Anchored                   2000                2004              30,394    Square Feet           92.6
      130       Anchored                          2001                                  15,120    Square Feet           100.0
      131       Unanchored                        1983                2002              25,070    Square Feet           95.8
      132       Anchored                          1968                1999              49,161    Square Feet           100.0
      133       Garden                            1970                2003                 248       Units              98.4
      134       Warehouse                         2000                                  34,485    Square Feet           100.0
      135       Manufactured Housing              1963                                     165       Pads               95.8
      136       Shadow Anchored                   1981                                  26,941    Square Feet           100.0
      137       Unanchored                        1982                2004              38,250    Square Feet           97.6
      138       Suburban                          1982                2003              70,255    Square Feet           90.1
      139       Self Storage                      1998                                     636       Units              93.4
      140       Anchored                          1974                1997              58,205    Square Feet           96.1
      141       Garden                            1965                                      33       Units              100.0
      142       Garden                            2001                                      72       Units              91.7
      143       Self Storage                      1997                                     577       Units              67.2
      144       Suburban                          1954                                  21,177    Square Feet           100.0
      145       CBD                               1950                1999              14,000    Square Feet           100.0
      146       Unanchored                        1968                1995              19,105    Square Feet           100.0
      147       CBD                               1971                1999              44,864    Square Feet           98.3
      148       Garden                            1979                                      50       Units              96.0
      149       Anchored                          1985                                  20,059    Square Feet           100.0
      150       Suburban                          2000                                  23,390    Square Feet           95.1
      151       Garden                            1987                                      77       Units              92.2
      152       Unanchored                        1978                                  14,947    Square Feet           88.3
      153       Unanchored                        1896                2002              10,380    Square Feet           100.0
      154       Self Storage                      1999                                     225       Units              96.9
      155       Suburban                          1989                2004              42,157    Square Feet           93.1
      156       Garden                            2001                                      40       Units              97.5
      157       Shadow Anchored                   2004                                  10,105    Square Feet           100.0
      158       Suburban                          1981                2000              36,220    Square Feet           80.7
      159       Self Storage                      1998                                     586       Units              86.9
      160       Unanchored                        2004                                  21,626    Square Feet           100.0
      161       Self Storage                      1988                                     407       Units              94.1
      162       Anchored                          2000                                   5,952    Square Feet           100.0
      163       Garden                            1986                                      40       Units              97.5
      164       Self Storage                      1987                                     612       Units              72.4
      165       Suburban                          2000                                  15,145    Square Feet           100.0
      166       Flex                              1952                2005              81,508    Square Feet           100.0
      167       Garden                            1984                2004                  88       Units              95.5
      168       Garden                            1988                                      32       Units              100.0
      169       Self Storage                      1975                1999                 449       Units              86.6
      170       Self Storage                     Various                                   649       Units              94.8
     170.1      Self Storage                      1993                                     268       Units              100.0
     170.2      Self Storage                      1982                                     225       Units              87.6
     170.3      Self Storage                      1998                                     156       Units              96.2
      171       Unanchored                        1987                1996               5,464    Square Feet           100.0
      172       Unanchored                        1987                                  17,882    Square Feet           100.0
      173       Self Storage                      1995                                     639       Units              63.8
      174       Self Storage                      1987                                     480       Units              85.0
      175       Anchored                          2004                                  10,880    Square Feet           100.0
      176       Self Storage                      1991                1999                 467       Units              67.9
      177       Self Storage                      1998                                     404       Units              96.5
      178       Garden                            1971                2003                  74       Units              95.9
      179       Suburban                          1965                2004              24,224    Square Feet           92.4
      180       Shadow Anchored                   2004                                  22,950    Square Feet           92.5
      181       Unanchored                        2004                                  14,788    Square Feet           100.0
      182       Manufactured Housing              1965                1994                  88       Pads               94.3
      183       Garden                            1984                                      28       Units              92.9
      184       Garden                            1994                1997                  57       Units              100.0
      185       Flex                              2004                                  39,180    Square Feet           100.0
      186       Shadow Anchored                   2005                                  10,448    Square Feet           100.0
      187       Garden                            1958                                      30       Units              93.3
      188       Self Storage                      1982                                     620       Units              92.7
      189       Anchored                          1973                                  11,268    Square Feet           100.0
      190       Warehouse                         1951                1979              48,690    Square Feet           100.0
      191       Garden                            1983                2003                  34       Units              97.1
      192       Shadow Anchored                   2004                                  18,060    Square Feet           89.8
      193       Garden                            1983                                      23       Units              87.0
      194       Flex                              1947                2004              40,000    Square Feet           95.0
      195       Garden                            1961                2003                  35       Units              97.1
      196       Shadow Anchored                   2004                                  16,857    Square Feet           100.0
      197       Unanchored                        2004                                  13,000    Square Feet           100.0
      198       Garden                            1988                                      24       Units              95.8
      199       Warehouse                         1922                2002              46,160    Square Feet           90.3
      200       Manufactured Housing              1965                2004                 167       Pads               80.2
      201       Unanchored                        2005                                  20,170    Square Feet           71.1
      202       Flex                              1973                                  37,400    Square Feet           100.0
      203       Garden                            1967                2004                  60       Units              93.3
      204       Garden                            1990                                      24       Units              91.7
      205       Garden                            1980                                      64       Units              98.4
      206       Unanchored                        1970                1992               7,545    Square Feet           100.0
      207       Garden                            1986                                      20       Units              100.0
      208       Unanchored                        1968                2002               9,390    Square Feet           100.0
      209       Garden                            1975                                      37       Units              94.6
      210       Suburban                          1983                2004               9,144    Square Feet           100.0
      211       Garden                            1995                2000                  34       Units              100.0
      212       Garden                            1997                                      19       Units              100.0
      213       Garden                            1981                2002                 113       Units              88.5
      214       Garden                            1984                1998                  97       Units              99.0
      215       Self Storage                      1996                                     419       Units              87.4
      216       Unanchored                        1971                2001               7,619    Square Feet           100.0
      217       Anchored                          2004                                   6,260    Square Feet           100.0
      218       Self Storage                      1998                                     346       Units              87.0
      219       Garden                            1964                2005                  32       Units              87.5
      220       Unanchored                        2004                                  12,083    Square Feet           100.0
      221       Garden                            1964                2003                  27       Units              100.0
      222       Self Storage                      2001                                     242       Units              97.9
      223       Suburban                          1905                2005              29,470    Square Feet           92.0
      224       Garden                            1988                                      24       Units              91.7
      225       Suburban                          1973                2004              59,019    Square Feet           78.5
      226       Suburban                          1977                2000              27,273    Square Feet           87.7
      227       Self Storage                      1990                2002                 320       Units              92.5
      228       Suburban                          2001                                   9,990    Square Feet           100.0
      229       Garden                            1973                2000                  40       Units              97.5
      230       Shadow Anchored                   2004                                   9,938    Square Feet           100.0
      231       Garden                            2001                                      36       Units              91.7
      232       Unanchored                        1985                                  20,725    Square Feet           80.9
      233       Garden                            1991                                      13       Units              100.0
      234       Garden                            1987                                      20       Units              90.0
      235       Unanchored                        2005                                   7,240    Square Feet           100.0
      236       Suburban                          1998                                  12,779    Square Feet           100.0
      237       Manufactured Housing              1940                2004                  93       Pads               88.2
      238       Manufactured Housing              1940                1970                 122       Pads               86.1
      239       Unanchored                        1969                1973              10,871    Square Feet           100.0
      240       Garden                            1986                2002                  19       Units              100.0




                                                                                                ORIGINAL
          OCCUPANCY      APPRAISED         APPRAISAL       CURRENT        ORIGINAL              BALANCE                CURRENT
LOAN #       DATE      VALUE ($)(15)        DATE(15)       LTV %(1)    BALANCE ($)(2)         PER UNIT ($)         BALANCE ($)(2)
------       ----      -------------        --------       --------    --------------         ------------         --------------

   1       06/06/05          245,000,000    06/06/05         71.4        175,000,000                  370             174,810,583
   2       05/31/05          757,000,000    04/01/05         52.8        100,000,000              166,667             100,000,000
  2.1      05/31/05          280,000,000    04/01/05                      36,988,111              197,270              36,988,111
  2.2      05/31/05          261,000,000    04/01/05                      34,478,203              137,913              34,478,203
  2.3      05/31/05          216,000,000    04/01/05                      28,533,686              175,592              28,533,686
   3       04/22/05          164,600,000    06/03/05         48.6         80,000,000              293,040              80,000,000
   4       06/15/05           84,000,000    06/01/05         77.2         65,000,000                   97              64,858,541
   5       06/22/05          107,000,000    05/18/05         58.9         63,000,000                  164              63,000,000
   6       06/14/05           60,000,000    05/01/07         75.0         45,000,000                   92              45,000,000
   7       04/30/05           55,000,000    04/20/05         80.0         44,000,000                  194              44,000,000
   8       08/01/05           53,000,000    03/18/05         79.5         42,125,000                  202              42,125,000
   9       03/24/05           59,000,000    01/20/05         69.4         40,920,690                  152              40,920,690
  10       05/11/05           56,500,000    05/25/05         66.4         37,500,000                  175              37,500,000
  11       06/24/05           44,250,000    04/27/05         80.0         35,400,000              136,154              35,400,000
  12       03/24/05           59,400,000    04/11/05         55.0         32,670,000                  326              32,670,000
  13       06/01/05           38,500,000    05/20/05         80.0         30,800,000                  128              30,800,000
  14       05/04/05           40,650,000    03/28/05         72.8         29,600,000               63,793              29,600,000
  15       04/12/05           37,500,000    04/13/05         75.7         28,400,000                   89              28,400,000
  16       06/14/05           36,400,000    06/01/05         75.3         27,400,000                  215              27,400,000
  17       03/25/05           32,500,000    06/06/05         80.0         26,000,000                   80              26,000,000
  18       06/01/05           32,000,000    06/01/05         71.8         23,000,000                   77              22,976,413
  19       04/01/05           32,500,000    05/17/05         69.2         22,500,000                  158              22,500,000
  20       06/01/05           26,800,000    05/24/05         79.9         21,400,000               44,491              21,400,000
  21       04/22/05           27,250,000    04/22/05         77.8         21,200,000               61,988              21,200,000
  22       05/01/05           33,600,000    04/14/05         59.5         20,000,000                  118              20,000,000
  23       03/22/05           23,500,000    01/19/05         75.0         17,625,000                  117              17,625,000
  24       12/29/04           25,500,000    01/20/05         66.6         16,976,914                  109              16,976,914
  25       06/10/05           21,390,000    02/01/05         79.3         17,000,000               90,426              16,963,081
  26       06/08/05           56,340,000    Various          29.6         16,650,000                4,473              16,650,000
 26.1      06/08/05           10,800,000    05/13/05                       3,191,693                4,646               3,191,693
 26.2      06/08/05            9,400,000    05/10/05                       2,777,955                5,479               2,777,955
 26.3      06/08/05            8,200,000    05/13/05                       2,423,323                5,433               2,423,323
 26.4      06/08/05            7,910,000    05/11/05                       2,337,620                3,826               2,337,620
 26.5      06/08/05            7,200,000    05/19/05                       2,127,796                3,088               2,127,796
 26.6      06/08/05            7,030,000    05/23/05                       2,077,556                5,511               2,077,556
 26.7      06/08/05            5,800,000    05/13/05                       1,714,058                4,232               1,714,058
  27       08/01/05           22,200,000    04/07/05         72.1         16,000,000                   74              16,000,000
  28       03/30/05           20,600,000    03/23/05         73.6         15,200,000               38,095              15,165,934
  29       06/30/05           25,000,000    05/27/05         58.4         14,600,000                   82              14,600,000
  30       06/15/05           19,900,000    06/09/05         71.6         14,250,000                  507              14,250,000
  31       07/01/05           17,500,000    06/07/05         80.0         14,000,000                  135              14,000,000
  32       12/31/04           20,500,000    01/18/05         67.2         13,780,000                   90              13,780,000
  33       05/18/05           24,200,000    02/02/05         55.7         13,488,798                  133              13,488,798
  34       06/30/05           23,300,000    01/01/05         55.0         12,815,000                  102              12,815,000
  35       06/30/05           16,800,000    05/01/07         76.2         12,800,000                   94              12,800,000
  36       Various            15,950,000    Various          78.9         12,588,000                   64              12,588,000
 36.1      03/31/05            9,450,000    06/20/05                       7,458,094                   89               7,458,094
 36.2      03/31/05            3,800,000    06/23/05                       2,999,022                   56               2,999,022
 36.3      06/09/05            2,700,000    06/23/05                       2,130,884                   36               2,130,884
  37       06/01/05           15,300,000    05/31/05         80.1         12,250,000                  112              12,250,000
  38       05/20/05           16,100,000    05/15/05         74.5         12,000,000                   91              12,000,000
  39       06/08/05           15,250,000    04/10/06         78.4         11,950,000                  111              11,950,000
  40       06/20/05           14,800,000    06/06/05         76.2         11,600,000               62,032              11,600,000
  41       06/15/05           16,000,000    03/28/05         72.0         11,525,000                  177              11,525,000
  42       05/09/05           19,500,000    01/28/05         58.7         11,449,749                  130              11,449,749
  43       12/28/04           16,600,000    01/24/05         68.2         11,325,000                  130              11,325,000
  44       03/30/05           14,590,000    04/01/05         77.5         11,300,000                  135              11,300,000
  45       05/31/05           15,900,000    06/02/05         69.2         11,000,000                  397              11,000,000
  46       03/31/05           13,750,000    03/02/05         79.3         10,900,000               29,781              10,900,000
  47       06/14/05           19,800,000    05/13/05         50.5         10,000,000                  127               9,989,523
  48       06/24/05           14,300,000    05/10/05         68.5          9,800,000                  116               9,790,586
  49       06/02/05           12,100,000    04/27/05         79.6          9,600,000                  100               9,600,000
  50       08/01/05           11,750,000    03/30/05         80.0          9,400,000              123,684               9,400,000
  51       04/01/05           12,550,000    04/19/05         74.6          9,375,000                   85               9,356,066
  52       04/07/05           15,000,000    01/17/05         61.2          9,179,800                  112               9,179,800
  53       05/25/05           11,250,000    05/09/05         80.0          9,000,000               41,667               9,000,000
  54       04/30/05           26,000,000    05/31/05         34.6          9,000,000               52,632               8,990,255
  55       12/29/04           13,500,000    01/27/05         66.0          8,912,283                  143               8,912,283
  56       03/18/05           10,900,000    10/05/05         78.6          8,590,000                  281               8,562,403
  57       04/21/05           14,000,000    05/09/05         60.0          8,400,000                  122               8,400,000
  58       06/02/05           10,500,000    04/27/05         79.6          8,400,000                   89               8,400,000
  59       06/20/05           12,550,000    06/01/05         68.7          8,250,000               86,842               8,250,000
  60       03/30/05           12,000,000    02/16/05         65.0          7,800,000                   93               7,800,000
  61       05/10/05            9,900,000    06/09/05         75.8          7,500,000               88,235               7,500,000
  62       05/23/05           10,600,000    04/20/05         70.5          7,500,000                6,281               7,477,539
  63       07/27/05           10,000,000    04/24/05         73.0          7,300,000                  118               7,300,000
  64       05/02/05            9,100,000    05/19/05         79.7          7,250,000                   47               7,250,000
  65       05/13/05            9,000,000    05/04/05         80.0          7,200,000               72,000               7,200,000
  66       03/30/05            8,600,000    03/28/05         80.0          6,880,000               39,314               6,880,000
  67       06/20/05            9,300,000    06/03/05         76.6          6,800,000               55,285               6,800,000
  68       05/19/05            8,650,000    05/12/05         78.0          6,750,000               52,734               6,750,000
  69       06/30/05            8,400,000    05/04/05         79.8          6,700,000               55,833               6,700,000
  70       03/16/05            8,500,000    03/07/05         78.5          6,675,859                   72               6,675,859
  71       11/11/04            8,700,000    05/17/05         75.8          6,600,000                  403               6,594,028
  72       04/28/05           10,250,000    04/04/05         63.7          6,550,000                  222               6,533,020
  73       03/31/05            9,250,000    05/16/05         70.2          6,500,000                   56               6,493,174
  74       03/31/05           10,400,000    06/13/05         62.0          6,445,000               18,956               6,445,000
  75       05/31/05            8,300,000    05/24/05         77.1          6,400,000               26,230               6,400,000
  76       06/30/05           17,600,000    07/22/05         35.8          6,300,000                   58               6,300,000
  77       05/20/05            7,725,000    04/07/05         80.3          6,200,000               35,028               6,200,000
  78       05/06/05           11,200,000    04/01/05         55.4          6,200,000                   45               6,200,000
  79       07/11/05           10,600,000    06/13/05         58.5          6,200,000                  137               6,200,000
  80       05/02/05            7,750,000    01/01/06         80.0          6,200,000                  180               6,200,000
  81       06/30/05            8,650,000    06/03/05         76.2          6,150,000               67,582               6,150,000
  82       06/01/05            7,660,000    05/20/05         79.6          6,100,000                  156               6,100,000
  83       07/06/05           10,400,000    04/22/05         58.1          6,047,500                   89               6,047,500
  84       06/01/05            7,500,000    06/01/05         80.0          6,000,000               36,364               6,000,000
  85       06/14/05            7,800,000    05/02/05         76.8          6,000,000                  139               5,994,123
  86       06/30/05            7,450,000    05/27/05         76.6          5,960,000               59,600               5,960,000
  87       05/31/05            7,450,000    05/06/05         79.7          5,940,000               52,105               5,940,000
  88       02/28/05            7,500,000    02/01/05         77.8          5,850,000               31,793               5,835,565
  89       06/06/05            8,100,000    05/25/05         71.6          5,800,000                  193               5,800,000
  90       04/19/05           25,660,000    04/15/05         22.4          5,750,000                8,833               5,736,951
  91       06/16/05            7,140,000    02/15/05         79.8          5,700,000                  275               5,700,000
  92       06/07/05            7,200,000    06/20/05         75.7          5,450,000               39,209               5,450,000
  93       06/01/05            6,500,000    04/01/05         80.0          5,200,000                   60               5,200,000
  94       05/04/05            7,355,000    05/11/05         69.3          5,100,000               34,000               5,100,000
  95       06/13/05            6,300,000    05/11/05         79.4          5,000,000                   58               5,000,000
  96       05/01/05            7,000,000    04/29/05         71.4          5,000,000                   45               5,000,000
  97       06/07/05            8,700,000    05/01/05         57.1          4,964,000                  120               4,964,000
  98       05/09/05            6,125,000    04/18/05         79.8          4,900,000                7,270               4,895,048
  99       08/01/05            6,100,000    04/14/05         80.0          4,880,000                   51               4,880,000
 99.1      08/01/05            4,900,000    04/14/05                       3,920,000                   53               3,920,000
 99.2      08/01/05            1,200,000    04/14/05                         960,000                   46                 960,000
  100      08/01/05            6,000,000    04/22/05         80.0          4,800,000               40,000               4,800,000
  101      06/10/05            8,300,000    04/04/05         56.9          4,725,000                  198               4,725,000
  102      06/01/05            5,800,000    04/15/05         77.6          4,500,000                   81               4,500,000
  103      04/20/05            5,800,000    03/29/05         77.4          4,500,000                  178               4,491,203
  104      04/25/05            5,700,000    04/28/05         78.0          4,458,000               31,843               4,447,799
  105      05/09/05            5,550,000    04/18/05         79.8          4,438,000                9,324               4,433,515
  106      04/19/05            9,100,000    04/19/05         48.4          4,400,000              129,412               4,400,000
  107      08/01/05            5,350,000    05/23/05         79.5          4,250,000                  116               4,250,000
  108      06/14/05            5,300,000    05/24/05         80.0          4,240,000                  139               4,240,000
  109      08/01/05            5,843,000    04/21/05         71.9          4,200,000                  309               4,200,000
  110      04/07/05            6,200,000    05/23/05         66.5          4,125,000                  203               4,121,220
  111      05/26/05            5,400,000    03/15/05         75.9          4,100,000                   42               4,096,262
  112      05/13/05            5,350,000    04/18/05         75.4          4,040,000               28,056               4,031,537
  113      05/27/05            6,900,000    06/01/05         58.0          4,000,000               54,795               4,000,000
  114      06/30/05            4,900,000    05/20/05         76.6          3,920,000              103,158               3,920,000
  115      02/01/05            5,500,000    03/26/05         70.9          3,900,000                  195               3,900,000
  116      07/15/05            5,925,000    04/24/05         65.0          3,850,000                   71               3,850,000
  117      06/09/05            5,160,000    07/01/05         74.5          3,850,000                  260               3,846,428
  118      07/15/05            4,800,000    06/13/05         80.0          3,840,000               36,923               3,840,000
  119      05/10/05            5,400,000    03/21/05         70.4          3,808,000                  257               3,800,392
  120      05/11/05            5,050,000    06/06/05         75.2          3,800,000                  149               3,800,000
  121      06/01/05            5,250,000    03/22/05         72.2          3,800,000               26,207               3,788,601
  122      05/01/05            5,350,000    05/23/05         70.1          3,750,000                   29               3,750,000
  123      05/09/05            4,675,000    04/18/05         79.8          3,740,000                7,377               3,736,220
  124      07/01/05            5,000,000    06/01/05         74.5          3,725,000                  175               3,725,000
  125      06/24/05            4,650,000    05/11/05         79.9          3,720,000               34,444               3,716,293
  126      06/30/05            4,600,000    05/20/05         76.2          3,680,000              102,222               3,680,000
  127      08/01/05            5,650,000    03/23/05         64.4          3,650,000                  487               3,639,734
  128      04/25/05            4,700,000    05/15/05         76.6          3,600,000                  328               3,600,000
  129      05/09/05            4,500,000    05/10/05         79.9          3,600,000                  118               3,596,456
  130      04/11/05            5,900,000    03/25/05         60.5          3,570,000                  236               3,570,000
  131      06/01/05            4,750,000    05/30/05         74.1          3,525,000                  141               3,521,581
  132      06/02/05            4,410,000    05/31/05         79.4          3,500,000                   71               3,500,000
  133      11/16/04            5,400,000    10/19/04         64.2          3,500,000               14,113               3,468,673
  134      07/01/05            5,300,000    06/01/05         65.1          3,450,000                  100               3,450,000
  135      02/22/05            5,400,000    04/13/05         63.8          3,450,000               20,909               3,443,032
  136      06/14/05            4,200,000    04/24/05         80.0          3,360,000                  125               3,360,000
  137      06/14/05            4,500,000    06/28/05         74.4          3,350,000                   88               3,350,000
  138      04/30/05            4,300,000    06/04/05         77.9          3,350,000                   48               3,350,000
  139      06/07/05            4,300,000    05/27/05         76.7          3,300,000                5,189               3,300,000
  140      08/01/05            4,200,000    04/26/05         78.5          3,300,000                   57               3,297,022
  141      06/01/05            4,440,000    05/11/05         72.9          3,237,000               98,091               3,237,000
  142      06/24/05            4,050,000    05/05/05         79.9          3,240,000               45,000               3,236,772
  143      06/03/05            3,975,000    04/18/05         79.8          3,180,000                5,511               3,176,786
  144      06/30/05            4,050,000    06/10/05         77.8          3,150,000                  149               3,150,000
  145      08/01/05            5,250,000    03/02/05         59.9          3,150,000                  225               3,144,276
  146      06/07/05            4,300,000    05/21/05         72.6          3,125,000                  164               3,121,757
  147      02/01/05            3,900,000    03/08/05         79.3          3,100,000                   69               3,093,409
  148      06/30/05            3,850,000    05/20/05         68.7          3,080,000               61,600               3,080,000
  149      06/22/05            5,800,000    06/06/05         53.0          3,075,000                  153               3,075,000
  150      08/03/05            4,250,000    05/27/05         71.1          3,020,000                  129               3,020,000
  151      04/22/05            5,000,000    04/05/05         60.0          3,000,000               38,961               3,000,000
  152      05/20/05            4,600,000    04/22/05         65.2          3,000,000                  201               2,997,111
  153      04/28/05            3,900,000    04/19/05         75.6          2,950,000                  284               2,947,358
  154      05/01/05            3,860,000    04/27/05         75.1          2,900,000               12,889               2,897,235
  155      05/01/05            3,580,000    05/16/05         80.3          2,875,000                   68               2,875,000
  156      05/01/05            3,615,000    04/21/05         79.0          2,855,000               71,375               2,855,000
  157      08/01/05            4,800,000    02/01/05         59.5          2,860,000                  283               2,854,506
  158      05/01/05            3,910,000    05/03/05         73.0          2,860,000                   79               2,854,098
  159      04/30/05            3,660,000    05/06/05         77.8          2,850,000                4,863               2,847,276
  160      06/30/05            5,390,000    05/31/05         51.9          2,800,000                  129               2,797,297
  161      05/09/05            3,500,000    04/18/05         79.8          2,800,000                6,880               2,797,170
  162      08/01/05            4,820,000    05/11/05         57.5          2,775,000                  466               2,771,465
  163      06/30/05            3,450,000    05/26/05         76.6          2,760,000               69,000               2,760,000
  164      05/31/05            4,385,000    05/10/05         62.6          2,750,000                4,493               2,745,923
  165      02/23/05            3,400,000    06/28/05         80.0          2,720,000                  180               2,720,000
  166      06/30/05            4,270,000    05/21/05         63.2          2,700,000                   33               2,700,000
  167      04/29/05            4,100,000    03/01/05         65.7          2,700,000               30,682               2,694,271
  168      06/20/05            4,050,000    06/06/05         68.7          2,675,000               83,594               2,675,000
  169      07/29/05            3,530,000    05/26/05         75.1          2,650,000                5,902               2,650,000
  170      Various             3,375,000    05/05/05         78.3          2,645,000                4,076               2,642,703
 170.1     01/03/05            1,740,000    05/05/05                       1,363,644                5,088               1,362,460
 170.2     01/03/05              960,000    05/05/05                         752,356                3,344                 751,702
 170.3     01/03/05              675,000    05/05/05                         529,000                3,391                 528,541
  171      06/15/05            3,650,000    04/26/05         71.2          2,600,000                  476               2,600,000
  172      06/22/05            4,050,000    06/03/05         63.7          2,580,000                  144               2,580,000
  173      06/03/05            3,275,000    04/18/05         79.8          2,580,000                4,038               2,577,393
  174      05/31/05            4,400,000    05/10/05         57.9          2,550,000                5,313               2,546,220
  175      08/01/05            4,000,000    05/13/05         63.4          2,540,000                  233               2,537,500
  176      05/09/05            3,175,000    04/18/05         79.8          2,540,000                5,439               2,537,433
  177      05/01/05            3,750,000    04/28/05         66.7          2,500,000                6,188               2,500,000
  178      06/01/05            3,500,000    06/07/05         71.4          2,500,000               33,784               2,500,000
  179      03/15/05            4,100,000    02/14/05         60.9          2,500,000                  103               2,497,454
  180      08/01/05            3,100,000    04/27/05         80.2          2,485,000                  108               2,485,000
  181      06/21/05            3,300,000    05/19/05         75.0          2,475,000                  167               2,475,000
  182      05/16/05            3,175,000    06/02/05         77.6          2,465,000               28,011               2,465,000
  183      06/30/05            3,700,000    05/20/05         76.6          2,400,000               85,714               2,400,000
  184      05/09/05            3,000,000    04/25/05         79.9          2,400,000               42,105               2,397,768
  185      05/18/05            3,000,000    05/09/05         79.8          2,400,000                   61               2,395,132
  186      05/17/05            3,050,000    05/25/05         78.5          2,394,000                  229               2,394,000
  187      06/30/05            3,400,000    06/01/05         68.7          2,375,000               79,167               2,375,000
  188      04/05/05            3,300,000    03/05/05         69.6          2,300,000                3,710               2,297,997
  189      01/29/03            3,400,000    03/29/05         67.5          2,300,000                  204               2,293,352
  190      05/01/05            3,200,000    05/13/05         70.2          2,250,000                   46               2,247,769
  191      06/30/05            2,800,000    05/26/05         76.2          2,240,000               65,882               2,240,000
  192      03/29/05            2,800,000    07/09/05         79.5          2,230,000                  123               2,230,000
  193      06/30/05            3,000,000    06/01/05         68.7          2,200,000               95,652               2,200,000
  194      07/20/05            3,100,000    11/22/04         70.6          2,200,000                   55               2,188,468
  195      06/20/05            2,650,000    05/26/05         76.6          2,120,000               60,571               2,120,000
  196      03/29/05            2,630,000    04/14/05         79.8          2,100,000                  125               2,100,000
  197      02/25/05            2,850,000    06/08/05         70.2          2,000,000                  154               2,000,000
  198      06/30/05            2,500,000    05/26/05         76.6          2,000,000               83,333               2,000,000
  199      06/15/05            3,400,000    05/11/05         58.7          2,000,001                   43               1,995,949
  200      06/23/05            2,580,000    12/16/04         77.3          2,005,000               12,006               1,995,314
  201      07/01/05            3,150,000    03/09/05         63.2          2,000,000                   99               1,991,225
  202      07/01/05            2,500,000    05/27/05         78.0          1,950,000                   52               1,950,000
  203      05/19/05            2,425,000    11/11/04         80.0          1,940,000               32,333               1,940,000
  204      06/30/05            2,600,000    06/02/05         68.7          1,930,000               80,417               1,930,000
  205      04/30/05            2,400,000    05/10/05         80.0          1,920,000               30,000               1,920,000
  206      03/01/05            3,200,000    05/04/05         59.4          1,900,000                  252               1,900,000
  207      06/30/05            2,475,000    06/01/05         76.2          1,860,000               93,000               1,860,000
  208      04/21/05            2,560,000    04/08/05         72.1          1,850,000                  197               1,846,608
  209      06/30/05            2,700,000    06/03/05         68.7          1,830,000               49,459               1,830,000
  210      05/15/05            2,700,000    03/28/05         66.6          1,800,000                  197               1,798,375
  211      03/31/05            2,300,000    03/15/05         78.0          1,800,000               52,941               1,794,723
  212      06/30/05            2,300,000    06/02/05         68.7          1,790,000               94,211               1,790,000
  213      05/13/05            2,200,000    04/11/05         79.9          1,760,000               15,575               1,758,217
  214      07/06/05            2,350,000    03/11/05         73.3          1,725,000               17,784               1,722,540
  215      06/15/05            2,900,000    07/06/05         58.6          1,700,000                4,057               1,700,000
  216      06/16/05            3,400,000    05/07/05         49.3          1,675,000                  220               1,675,000
  217      05/01/05            2,440,000    04/18/05         66.3          1,620,000                  259               1,618,593
  218      06/07/05            2,100,000    05/27/05         76.2          1,600,000                4,624               1,600,000
  219      06/30/05            3,200,000    06/03/05         68.7          1,600,000               50,000               1,600,000
  220      08/01/05            2,300,000    05/12/05         69.5          1,600,000                  132               1,598,515
  221      06/30/05            2,000,000    06/03/05         76.2          1,540,000               57,037               1,540,000
  222      06/16/05            2,200,000    04/25/05         69.9          1,540,000                6,364               1,538,564
  223      07/01/05            2,010,000    05/09/05         75.9          1,525,000                   52               1,525,000
  224      06/30/05            1,950,000    05/26/05         68.7          1,460,000               60,833               1,460,000
  225      07/01/05            3,160,000    05/09/05         44.3          1,400,000                   24               1,400,000
  226      05/16/05            2,000,000    05/23/05         69.9          1,400,000                   51               1,398,678
  227      03/31/05            1,720,000    05/11/05         79.4          1,368,000                4,275               1,366,178
  228      05/31/05            1,630,000    03/30/05         79.7          1,300,000                  130               1,298,748
  229      04/22/05            1,620,000    03/31/05         79.5          1,290,000               32,250               1,287,240
  230      02/28/05            2,750,000    04/10/05         46.2          1,280,000                  129               1,271,254
  231      06/24/05            1,700,000    05/06/05         74.0          1,260,000               35,000               1,258,790
  232      06/22/05            2,050,000    06/11/05         60.5          1,240,000                   60               1,240,000
  233      06/30/05            1,540,000    06/03/05         76.6          1,232,000               94,769               1,232,000
  234      06/30/05            1,825,000    06/01/05         76.2          1,220,000               61,000               1,220,000
  235      05/18/05            1,850,000    04/14/05         65.4          1,211,560                  167               1,210,324
  236      01/01/05            1,650,000    03/23/05         72.5          1,200,000                   94               1,196,466
  237      04/01/05            1,590,000    05/20/05         71.0          1,130,000               12,151               1,128,882
  238      05/23/05            1,600,000    01/06/05         68.7          1,100,000                9,016               1,098,484
  239      07/01/05            1,430,000    05/04/05         74.1          1,060,000                   98               1,060,000
  240      05/15/05            1,250,000    04/01/05         79.8          1,000,000               52,632                 998,117




              CURRENT                                     LOAN           % OF            % OF
              BALANCE             % OF INITIAL           GROUP           LOAN            LOAN            CROSSED          RELATED
LOAN #      PER UNIT ($)          POOL BALANCE           1 OR 2        GROUP 1          GROUP 2          LOAN(3)        BORROWER(4)
------      ------------          ------------           ------        -------          -------          -------        -----------

   1                  369             8.4%                 1            10.0%                                                16
   2              166,667             4.8%                 1             5.7%
  2.1             197,270                                  1
  2.2             137,913                                  1
  2.3             175,592                                  1
   3              293,040             3.9%                 1             4.6%
   4                   97             3.1%                 1             3.7%                                                16
   5                  164             3.0%                 1             3.6%
   6                   92             2.2%                 1             2.6%
   7                  194             2.1%                 1             2.5%
   8                  202             2.0%                 1             2.4%
   9                  152             2.0%                 1             2.3%                                                11
  10                  175             1.8%                 1             2.2%
  11              136,154             1.7%                 1             2.0%
  12                  326             1.6%                 1             1.9%                                                6
  13                  128             1.5%                 1             1.8%
  14               63,793             1.4%                 2                             8.8%
  15                   89             1.4%                 1             1.6%
  16                  215             1.3%                 1             1.6%
  17                   80             1.3%                 1             1.5%
  18                   77             1.1%                 1             1.3%
  19                  158             1.1%                 1             1.3%
  20               44,491             1.0%                 1             1.2%
  21               61,988             1.0%                 2                             6.3%
  22                  118             1.0%                 1             1.1%
  23                  117             0.8%                 1             1.0%                                                11
  24                  109             0.8%                 1             1.0%                                                11
  25               90,229             0.8%                 2                             5.1%
  26                4,473             0.8%                 1             1.0%
 26.1               4,646                                  1
 26.2               5,479                                  1
 26.3               5,433                                  1
 26.4               3,826                                  1
 26.5               3,088                                  1
 26.6               5,511                                  1
 26.7               4,232                                  1
  27                   74             0.8%                 1             0.9%
  28               38,010             0.7%                 2                             4.5%
  29                   82             0.7%                 1             0.8%
  30                  507             0.7%                 1             0.8%
  31                  135             0.7%                 1             0.8%
  32                   90             0.7%                 1             0.8%                                                11
  33                  133             0.6%                 1             0.8%                                                6
  34                  102             0.6%                 1             0.7%                                                6
  35                   94             0.6%                 1             0.7%
  36                   64             0.6%                 1             0.7%
 36.1                  89                                  1
 36.2                  56                                  1
 36.3                  36                                  1
  37                  112             0.6%                 1             0.7%
  38                   91             0.6%                 1             0.7%
  39                  111             0.6%                 1             0.7%
  40               62,032             0.6%                 2                             3.5%               A                5
  41                  177             0.6%                 1             0.7%
  42                  130             0.6%                 1             0.7%                                                6
  43                  130             0.5%                 1             0.7%                                                11
  44                  135             0.5%                 1             0.6%
  45                  397             0.5%                 1             0.6%
  46               29,781             0.5%                 2                             3.3%
  47                  126             0.5%                 1             0.6%
  48                  116             0.5%                 1             0.6%
  49                  100             0.5%                 1             0.6%                               E                8
  50              123,684             0.5%                 1             0.5%
  51                   85             0.5%                 1             0.5%
  52                  112             0.4%                 1             0.5%                                                11
  53               41,667             0.4%                 2                             2.7%
  54               52,575             0.4%                 1             0.5%
  55                  143             0.4%                 1             0.5%                                                11
  56                  281             0.4%                 1             0.5%
  57                  122             0.4%                 1             0.5%                                                6
  58                   89             0.4%                 1             0.5%                               E                8
  59               86,842             0.4%                 2                             2.5%               C                5
  60                   93             0.4%                 1             0.4%                                                11
  61               88,235             0.4%                 2                             2.2%
  62                6,263             0.4%                 1             0.4%
  63                  118             0.4%                 1             0.4%                                                3
  64                   47             0.3%                 1             0.4%
  65               72,000             0.3%                 1             0.4%
  66               39,314             0.3%                 2                             2.1%
  67               55,285             0.3%                 2                             2.0%               B                5
  68               52,734             0.3%                 2                             2.0%
  69               55,833             0.3%                 2                             2.0%                                4
  70                   72             0.3%                 1             0.4%
  71                  402             0.3%                 1             0.4%
  72                  221             0.3%                 1             0.4%
  73                   55             0.3%                 1             0.4%
  74               18,956             0.3%                 2                             1.9%
  75               26,230             0.3%                 1             0.4%
  76                   58             0.3%                 1             0.4%                                                6
  77               35,028             0.3%                 2                             1.9%
  78                   45             0.3%                 1             0.4%
  79                  137             0.3%                 1             0.4%
  80                  180             0.3%                 1             0.4%
  81               67,582             0.3%                 2                             1.8%               A                5
  82                  156             0.3%                 1             0.4%
  83                   89             0.3%                 1             0.3%                                                6
  84               36,364             0.3%                 2                             1.8%                                4
  85                  139             0.3%                 1             0.3%
  86               59,600             0.3%                 2                             1.8%               B                5
  87               52,105             0.3%                 2                             1.8%
  88               31,715             0.3%                 2                             1.7%
  89                  193             0.3%                 1             0.3%
  90                8,813             0.3%                 2                             1.7%
  91                  275             0.3%                 1             0.3%
  92               39,209             0.3%                 2                             1.6%
  93                   60             0.3%                 1             0.3%                                                14
  94               34,000             0.2%                 2                             1.5%
  95                   58             0.2%                 1             0.3%
  96                   45             0.2%                 1             0.3%
  97                  120             0.2%                 1             0.3%                                                6
  98                7,263             0.2%                 1             0.3%                               D                7
  99                   51             0.2%                 1             0.3%
 99.1                  53                                  1
 99.2                  46                                  1
  100              40,000             0.2%                 2                             1.4%
  101                 198             0.2%                 1             0.3%
  102                  81             0.2%                 1             0.3%                                                14
  103                 177             0.2%                 1             0.3%
  104              31,770             0.2%                 2                             1.3%
  105               9,314             0.2%                 1             0.3%                               D                7
  106             129,412             0.2%                 2                             1.3%
  107                 116             0.2%                 1             0.2%                               F                9
  108                 139             0.2%                 1             0.2%                                                3
  109                 309             0.2%                 1             0.2%                                                2
  110                 203             0.2%                 1             0.2%
  111                  42             0.2%                 1             0.2%
  112              27,997             0.2%                 2                             1.2%
  113              54,795             0.2%                 2                             1.2%
  114             103,158             0.2%                 2                             1.2%               B                5
  115                 195             0.2%                 1             0.2%
  116                  71             0.2%                 1             0.2%                                                3
  117                 260             0.2%                 1             0.2%
  118              36,923             0.2%                 2                             1.1%
  119                 256             0.2%                 1             0.2%
  120                 149             0.2%                 1             0.2%                                                1
  121              26,128             0.2%                 2                             1.1%
  122                  29             0.2%                 1             0.2%
  123               7,369             0.2%                 1             0.2%                               D                7
  124                 175             0.2%                 1             0.2%                                                1
  125              34,410             0.2%                 2                             1.1%                                13
  126             102,222             0.2%                 2                             1.1%               A                5
  127                 485             0.2%                 1             0.2%
  128                 328             0.2%                 1             0.2%
  129                 118             0.2%                 1             0.2%
  130                 236             0.2%                 1             0.2%                                                6
  131                 140             0.2%                 1             0.2%                                                1
  132                  71             0.2%                 1             0.2%
  133              13,987             0.2%                 2                             1.0%
  134                 100             0.2%                 1             0.2%
  135              20,867             0.2%                 1             0.2%
  136                 125             0.2%                 1             0.2%                                                3
  137                  88             0.2%                 1             0.2%
  138                  48             0.2%                 1             0.2%
  139               5,189             0.2%                 1             0.2%                                                12
  140                  57             0.2%                 1             0.2%
  141              98,091             0.2%                 2                             1.0%
  142              44,955             0.2%                 2                             1.0%                                13
  143               5,506             0.2%                 1             0.2%                               D                7
  144                 149             0.2%                 1             0.2%
  145                 225             0.2%                 1             0.2%
  146                 163             0.2%                 1             0.2%
  147                  69             0.1%                 1             0.2%
  148              61,600             0.1%                 2                             0.9%               C                5
  149                 153             0.1%                 1             0.2%                                                15
  150                 129             0.1%                 1             0.2%
  151              38,961             0.1%                 2                             0.9%
  152                 201             0.1%                 1             0.2%
  153                 284             0.1%                 1             0.2%
  154              12,877             0.1%                 1             0.2%
  155                  68             0.1%                 1             0.2%
  156              71,375             0.1%                 2                             0.9%
  157                 282             0.1%                 1             0.2%
  158                  79             0.1%                 1             0.2%
  159               4,859             0.1%                 1             0.2%
  160                 129             0.1%                 1             0.2%
  161               6,873             0.1%                 1             0.2%                               D                7
  162                 466             0.1%                 1             0.2%                                                2
  163              69,000             0.1%                 2                             0.8%               B                5
  164               4,487             0.1%                 1             0.2%                                                10
  165                 180             0.1%                 1             0.2%
  166                  33             0.1%                 1             0.2%
  167              30,617             0.1%                 2                             0.8%
  168              83,594             0.1%                 2                             0.8%               C                5
  169               5,902             0.1%                 1             0.2%
  170               4,072             0.1%                 1             0.2%
 170.1              5,084                                  1
 170.2              3,341                                  1
 170.3              3,388                                  1
  171                 476             0.1%                 1             0.1%
  172                 144             0.1%                 1             0.1%                                                15
  173               4,033             0.1%                 1             0.1%                               D                7
  174               5,305             0.1%                 1             0.1%                                                10
  175                 233             0.1%                 1             0.1%
  176               5,433             0.1%                 1             0.1%                               D                7
  177               6,188             0.1%                 1             0.1%
  178              33,784             0.1%                 2                             0.7%
  179                 103             0.1%                 1             0.1%
  180                 108             0.1%                 1             0.1%
  181                 167             0.1%                 1             0.1%
  182              28,011             0.1%                 2                             0.7%
  183              85,714             0.1%                 2                             0.7%               B                5
  184              42,066             0.1%                 2                             0.7%
  185                  61             0.1%                 1             0.1%
  186                 229             0.1%                 1             0.1%
  187              79,167             0.1%                 2                             0.7%               C                5
  188               3,706             0.1%                 1             0.1%
  189                 204             0.1%                 1             0.1%
  190                  46             0.1%                 1             0.1%
  191              65,882             0.1%                 2                             0.7%               A                5
  192                 123             0.1%                 1             0.1%                               F                9
  193              95,652             0.1%                 2                             0.7%               C                5
  194                  55             0.1%                 1             0.1%
  195              60,571             0.1%                 2                             0.6%               B                5
  196                 125             0.1%                 1             0.1%                                                9
  197                 154             0.1%                 1             0.1%
  198              83,333             0.1%                 2                             0.6%               B                5
  199                  43             0.1%                 1             0.1%
  200              11,948             0.1%                 2                             0.6%
  201                  99             0.1%                 1             0.1%
  202                  52             0.1%                 1             0.1%
  203              32,333             0.1%                 2                             0.6%
  204              80,417             0.1%                 2                             0.6%               C                5
  205              30,000             0.1%                 2                             0.6%                                4
  206                 252             0.1%                 1             0.1%
  207              93,000             0.1%                 2                             0.6%               A                5
  208                 197             0.1%                 1             0.1%
  209              49,459             0.1%                 2                             0.5%               C                5
  210                 197             0.1%                 1             0.1%
  211              52,786             0.1%                 2                             0.5%
  212              94,211             0.1%                 2                             0.5%               C                5
  213              15,559             0.1%                 2                             0.5%
  214              17,758             0.1%                 2                             0.5%
  215               4,057             0.1%                 1             0.1%                                                12
  216                 220             0.1%                 1             0.1%
  217                 259             0.1%                 1             0.1%
  218               4,624             0.1%                 1             0.1%                                                12
  219              50,000             0.1%                 2                             0.5%               C                5
  220                 132             0.1%                 1             0.1%
  221              57,037             0.1%                 2                             0.5%               A                5
  222               6,358             0.1%                 1             0.1%
  223                  52             0.1%                 1             0.1%
  224              60,833             0.1%                 2                             0.4%               C                5
  225                  24             0.1%                 1             0.1%
  226                  51             0.1%                 1             0.1%
  227               4,269             0.1%                 1             0.1%
  228                 130             0.1%                 1             0.1%
  229              32,181             0.1%                 2                             0.4%
  230                 128             0.1%                 1             0.1%
  231              34,966             0.1%                 2                             0.4%                                13
  232                  60             0.1%                 1             0.1%                                                15
  233              94,769             0.1%                 2                             0.4%               B                5
  234              61,000             0.1%                 2                             0.4%               A                5
  235                 167             0.1%                 1             0.1%
  236                  94             0.1%                 1             0.1%
  237              12,139             0.1%                 2                             0.3%
  238               9,004             0.1%                 1             0.1%
  239                  98             0.1%                 1             0.1%
  240              52,532             0.0%                 2                             0.3%




                                        NET
           INTEREST      ADMIN.       MORTGAGE                     MONTHLY DEBT      ANNUAL DEBT                          FIRST
LOAN #      RATE %        FEE %      RATE %(5)    ACCRUAL TYPE    SERVICE ($) (6)   SERVICE ($)(7)     NOTE DATE    PAYMENT DATE(17)
------      ------        -----      ---------    ------------    ---------------   --------------     ---------    ----------------

   1        4.92150      0.02110      4.90040      Actual/360       931,060.03      11,172,720.36      06/10/05         08/01/05
   2        4.72500      0.02110      4.70390      Actual/360       399,218.75       4,790,625.00      06/02/05         08/01/05
  2.1
  2.2
  2.3
   3        4.92700      0.02110      4.90590      Actual/360       464,275.82       5,571,309.84      07/07/05         09/01/05
   4        5.20000      0.02110      5.17890      Actual/360       356,922.07       4,283,064.84      05/09/05         07/01/05
   5        4.97000      0.01110      4.95890      Actual/360       264,548.96       3,174,587.52      07/01/05         08/01/05
   6        5.33000      0.06110      5.26890      Actual/360       250,726.10       3,008,713.20      07/15/05         09/01/05
   7        5.59000      0.02110      5.56890      Actual/360       252,317.37       3,027,808.44      06/23/05         08/11/05
   8        5.09500      0.02110      5.07390      Actual/360       228,588.19       2,743,058.28      06/21/05         08/01/05
   9        5.21800      0.02877      5.18923      Actual/360       225,155.19       2,701,862.28      04/13/05         06/01/05
  10        5.33000      0.02110      5.30890      Actual/360       168,875.87       2,026,510.44      06/24/05         08/01/05
  11        5.17000      0.02110      5.14890      Actual/360       193,729.72       2,324,756.64      05/25/05         07/01/05
  12        4.45000      0.02110      4.42890        30/360         121,151.25       1,453,815.00      06/27/05         08/11/05
  13        5.12000      0.02110      5.09890      Actual/360       167,607.25       2,011,287.00      07/07/05         08/11/05
  14        5.16000      0.02110      5.13890      Actual/360       161,806.18       1,941,674.16      06/13/05         08/11/05
  15        5.40000      0.02140      5.37860      Actual/360       159,474.74       1,913,696.88      05/26/05         07/05/05
  16        5.42000      0.02110      5.39890      Actual/360       154,201.69       1,850,420.28      07/22/05         09/01/05
  17        5.56000      0.02110      5.53890      Actual/360       122,139.81       1,465,677.72      07/19/05         09/01/05
  18        5.15000      0.02110      5.12890      Actual/360       125,586.03       1,507,032.36      07/01/05         08/01/05
  19        5.10000      0.02110      5.07890      Actual/360       122,163.70       1,465,964.40      06/06/05         08/01/05
  20        5.15000      0.02110      5.12890      Actual/360        93,117.25       1,117,407.00      06/20/05         08/11/05
  21        4.87000      0.02110      4.84890      Actual/360        87,231.62       1,046,779.44      05/26/05         07/11/05
  22        5.13000      0.02160      5.10840      Actual/360        86,687.50       1,040,250.00      05/19/05         07/11/05
  23        5.41100      0.03610      5.37490      Actual/360        99,090.86       1,189,090.32      04/13/05         06/01/05
  24        5.16000      0.03995      5.12006      Actual/360        92,803.03       1,113,636.36      04/13/05         06/01/05
  25        5.21000      0.02180      5.18820      Actual/360        93,453.89       1,121,446.68      05/26/05         07/06/05
  26        4.59000      0.02110      4.56890      Actual/360        64,570.78        774,849.36       06/13/05         08/01/05
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
  27        5.69000      0.02110      5.66890      Actual/360        92,762.70       1,113,152.40      07/14/05         09/01/05
  28        5.06000      0.02180      5.03820      Actual/360        82,155.17        985,862.04       05/31/05         07/06/05
  29        5.38000      0.02110      5.35890      Actual/360        81,801.32        981,615.84       06/24/05         08/11/05
  30        5.15000      0.02110      5.12890      Actual/360        77,808.74        933,704.88       07/25/05         09/01/05
  31        5.24000      0.07110      5.16890      Actual/360        77,221.83        926,661.96       08/09/05         10/01/05
  32        5.01800      0.04393      4.97407      Actual/360        74,125.69        889,508.28       04/22/05         06/01/05
  33        4.56000      0.02110      4.53890        30/360          51,257.43        615,089.16       05/31/05         07/11/05
  34        4.59000      0.02110      4.56890        30/360          49,017.38        588,208.56       06/06/05         07/11/05
  35        5.12000      0.08110      5.03890      Actual/360        69,654.96        835,859.52       07/15/05         09/01/05
  36        5.21000      0.08110      5.12890      Actual/360        69,199.86        830,398.33       08/05/05         10/01/05
 36.1
 36.2
 36.3
  37        5.43000      0.07640      5.35360      Actual/360        69,017.10        828,205.20       07/15/05         09/01/05
  38        5.29000      0.07780      5.21220      Actual/360        66,562.06        798,744.72       07/13/05         09/01/05
  39        5.16000      0.02110      5.13890      Actual/360        65,323.78        783,885.36       07/18/05         09/01/05
  40        5.04000      0.02110      5.01890      Actual/360        62,555.19        750,662.28       08/09/05         09/11/05
  41        5.26000      0.02110      5.23890      Actual/360        63,712.88        764,554.56       08/09/05         10/01/05
  42        5.00000      0.02110      4.97890        30/360          47,707.29        572,487.48       05/26/05         07/11/05
  43        5.26000      0.04806      5.21194      Actual/360        62,607.23        751,286.76       04/13/05         06/01/05
  44        5.15000      0.02110      5.12890      Actual/360        61,700.96        740,411.52       04/27/05         06/01/05
  45        5.43000      0.02110      5.40890      Actual/360        61,974.54        743,694.48       08/01/05         09/01/05
  46        5.28000      0.02110      5.25890      Actual/360        60,392.90        724,714.80       06/08/05         07/11/05
  47        5.06000      0.02110      5.03890      Actual/360        54,049.45        648,593.40       06/23/05         08/01/05
  48        5.42000      0.02180      5.39820      Actual/360        55,152.43        661,829.16       06/24/05         08/11/05
  49        5.46000      0.11110      5.34890      Actual/360        54,267.06        651,204.72       06/15/05         08/01/05
  50        5.05000      0.02110      5.02890      Actual/360        50,748.87        608,986.44       07/27/05         09/11/05
  51        5.55000      0.02110      5.52890      Actual/360        53,524.69        642,296.28       05/17/05         07/11/05
  52        5.11000      0.05010      5.05990      Actual/360        49,898.13        598,777.56       04/13/05         06/01/05
  53        5.20000      0.07110      5.12890      Actual/360        39,541.67        474,500.04       08/09/05         10/01/05
  54        4.92000      0.02110      4.89890      Actual/360        47,874.87        574,498.44       06/29/05         08/01/05
  55        5.26800      0.04910      5.21890      Actual/360        49,313.36        591,760.32       04/13/05         06/01/05
  56        5.18000      0.02110      5.15890      Actual/360        47,062.55        564,750.60       04/19/05         06/11/05
  57        4.83000      0.02110      4.80890        30/360          33,810.00        405,720.00       05/20/05         07/01/05
  58        5.46000      0.11110      5.34890      Actual/360        47,483.68        569,804.16       06/15/05         08/01/05
  59        5.04000      0.02110      5.01890      Actual/360        44,489.69        533,876.28       08/09/05         09/11/05
  60        5.31000      0.05410      5.25590      Actual/360        43,362.21        520,346.52       04/13/05         06/01/05
  61        4.98000      0.07110      4.90890      Actual/360        40,170.00        482,040.00       07/27/05         09/01/05
  62        5.45000      0.02110      5.42890      Actual/360        45,832.88        549,994.56       05/27/05         07/01/05
  63        5.30000      0.02110      5.27890      Actual/360        40,537.24        486,446.88       06/29/05         08/11/05
  64        5.00000      0.02110      4.97890      Actual/360        42,382.78        508,593.36       07/27/05         09/01/05
  65        5.17000      0.02110      5.14890      Actual/360        39,402.66        472,831.92       05/26/05         07/01/05
  66        5.46000      0.05110      5.40890      Actual/360        38,891.39        466,696.68       05/13/05         07/01/05
  67        5.04000      0.02110      5.01890      Actual/360        36,670.29        440,043.48       08/09/05         09/11/05
  68        4.95000      0.02110      4.92890      Actual/360        36,029.47        432,353.64       07/01/05         08/01/05
  69        5.27000      0.02110      5.24890      Actual/360        37,080.69        444,968.28       07/08/05         09/01/05
  70        5.58000      0.07110      5.50890      Actual/360        38,449.77        461,397.24       07/08/05         09/01/05
  71        5.66000      0.02180      5.63820      Actual/360        38,139.29        457,671.48       07/06/05         08/11/05
  72        6.29000      0.02110      6.26890      Actual/360        43,370.44        520,445.28       05/10/05         07/01/05
  73        5.05000      0.02110      5.02890      Actual/360        35,092.30        421,107.60       06/20/05         08/01/05
  74        5.05000      0.02110      5.02890      Actual/360        34,795.37        417,544.44       07/25/05         09/11/05
  75        5.20000      0.02110      5.17890      Actual/360        28,118.52        337,422.24       07/11/05         08/11/05
  76        4.78000      0.02110      4.75890        30/360          25,095.00        301,140.00       05/18/05         07/11/05
  77        5.58000      0.02110      5.55890      Actual/360        37,077.42        444,929.04       06/01/05         07/01/05
  78        5.44000      0.02110      5.41890      Actual/360        28,497.04        341,964.48       05/13/05         07/01/05
  79        5.00000      0.09110      4.90890      Actual/360        33,282.94        399,395.28       07/12/05         09/01/05
  80        5.36000      0.02110      5.33890      Actual/360        34,660.26        415,923.13       08/19/05         10/01/05
  81        5.04000      0.02110      5.01890      Actual/360        33,165.04        397,980.48       08/09/05         09/11/05
  82        5.20000      0.07110      5.12890      Actual/360        33,495.76        401,949.12       07/07/05         09/01/05
  83        5.00000      0.02110      4.97890        30/360          25,197.92        302,375.04       07/08/05         08/11/05
  84        5.28000      0.02110      5.25890      Actual/360        33,243.80        398,925.60       07/08/05         09/01/05
  85        5.34000      0.07110      5.26890      Actual/360        33,467.47        401,609.64       06/23/05         08/01/05
  86        5.04000      0.02110      5.01890      Actual/360        32,140.43        385,685.16       08/09/05         09/11/05
  87        5.04500      0.02110      5.02390      Actual/360        32,050.77        384,609.24       06/14/05         08/01/05
  88        6.32500      0.02110      6.30390      Actual/360        36,305.30        435,663.60       04/13/05         06/01/05
  89        5.16000      0.07110      5.08890      Actual/360        31,705.27        380,463.24       07/06/05         09/01/05
  90        5.00000      0.02110      4.97890      Actual/360        30,867.24        370,406.88       05/24/05         07/11/05
  91        5.53000      0.02110      5.50890      Actual/360        32,471.34        389,656.08       08/19/05         10/11/05
  92        4.99000      0.02110      4.96890      Actual/360        29,223.48        350,681.76       07/15/05         09/01/05
  93        5.25000      0.02110      5.22890      Actual/360        28,714.59        344,575.08       05/26/05         07/01/05
  94        5.21000      0.02180      5.18820      Actual/360        28,036.17        336,434.04       05/31/05         07/11/05
  95        5.34000      0.02110      5.31890      Actual/360        27,889.56        334,674.72       06/23/05         08/01/05
  96        5.21000      0.02110      5.18890      Actual/360        27,486.44        329,837.28       07/28/05         09/01/05
  97        5.02000      0.02110      4.99890        30/360          20,766.08        249,192.96       06/14/05         08/01/05
  98        5.21100      0.05110      5.15990      Actual/360        26,939.74        323,276.88       06/30/05         08/01/05
  99        5.38000      0.02110      5.35890      Actual/360        27,341.81        328,101.72       05/13/05         07/01/05
 99.1
 99.2
  100       5.30000      0.02110      5.27890      Actual/360        26,654.62        319,855.44       06/24/05         08/01/05
  101       5.20000      0.02110      5.17890      Actual/360        25,945.49        311,345.88       07/15/05         09/01/05
  102       5.25000      0.02110      5.22890      Actual/360        24,849.17        298,190.04       05/26/05         07/01/05
  103       5.70000      0.02110      5.67890      Actual/360        26,118.02        313,416.24       05/05/05         07/01/05
  104       4.96000      0.02180      4.93820      Actual/360        23,822.65        285,871.80       05/24/05         07/06/05
  105       5.21100      0.05110      5.15990      Actual/360        24,399.71        292,796.52       06/30/05         08/01/05
  106       5.60200      0.02110      5.58090      Actual/360        20,825.95        249,911.40       06/06/05         08/01/05
  107       5.56500      0.02110      5.54390      Actual/360        24,304.64        291,655.68       06/23/05         08/01/05
  108       5.30000      0.02110      5.27890      Actual/360        23,544.92        282,539.04       06/29/05         08/11/05
  109       5.34000      0.02110      5.31890      Actual/360        23,427.23        281,126.76       07/19/05         09/01/05
  110       5.61000      0.02110      5.58890      Actual/360        23,706.78        284,481.36       06/28/05         08/01/05
  111       5.63000      0.02110      5.60890      Actual/360        23,614.86        283,378.32       06/02/05         08/11/05
  112       5.38000      0.02110      5.35890      Actual/360        22,635.43        271,625.16       05/19/05         07/01/05
  113       5.08000      0.07110      5.00890      Actual/360        21,668.86        260,026.32       07/25/05         09/01/05
  114       5.04000      0.02110      5.01890      Actual/360        21,139.34        253,672.08       08/09/05         09/11/05
  115       5.47000      0.02110      5.44890      Actual/360        22,070.42        264,845.04       05/27/05         07/11/05
  116       5.20000      0.02110      5.17890      Actual/360        21,140.77        253,689.24       07/14/05         09/11/05
  117       5.56000      0.01110      5.54890      Actual/360        22,005.03        264,060.36       06/03/05         08/01/05
  118       5.29000      0.02110      5.26890      Actual/360        21,299.86        255,598.32       07/28/05         09/11/05
  119       5.60000      0.02110      5.57890      Actual/360        21,860.93        262,331.16       06/01/05         07/01/05
  120       5.68000      0.02180      5.65820      Actual/360        22,007.08        264,084.96       07/22/05         09/11/05
  121       5.44000      0.02110      5.41890      Actual/360        23,199.36        278,392.32       05/16/05         07/01/05
  122       5.12000      0.11110      5.00890      Actual/360        20,406.73        244,880.76       07/12/05         09/01/05
  123       5.21100      0.05110      5.15990      Actual/360        20,562.17        246,746.04       06/30/05         08/01/05
  124       5.26000      0.02180      5.23820      Actual/360        20,592.67        247,112.04       08/04/05         10/11/05
  125       5.27000      0.07110      5.19890      Actual/360        20,588.08        247,056.96       06/28/05         08/01/05
  126       5.04000      0.02110      5.01890      Actual/360        19,845.10        238,141.20       08/09/05         09/11/05
  127       5.82000      0.02110      5.79890      Actual/360        23,117.03        277,404.36       05/18/05         07/01/05
  128       5.30000      0.11110      5.18890      Actual/360        19,990.97        239,891.64       06/09/05         08/01/05
  129       5.32000      0.02110      5.29890      Actual/360        20,035.70        240,428.40       06/15/05         08/11/05
  130       4.61000      0.02110      4.58890        30/360          13,714.75        164,577.00       08/05/05         09/11/05
  131       5.38000      0.02110      5.35890      Actual/360        19,749.98        236,999.76       07/05/05         08/11/05
  132       5.38000      0.06110      5.31890      Actual/360        19,609.90        235,318.80       07/26/05         09/01/05
  133       5.75000      0.02110      5.72890      Actual/360        22,018.72        264,224.64       01/04/05         03/01/05
  134       5.20000      0.11110      5.08890      Actual/360        18,944.33        227,331.96       08/01/05         09/01/05
  135       5.55000      0.02110      5.52890      Actual/360        19,697.09        236,365.08       06/03/05         07/11/05
  136       5.30000      0.02110      5.27890      Actual/360        18,658.24        223,898.88       06/29/05         08/11/05
  137       5.27000      0.02110      5.24890      Actual/360        18,540.34        222,484.08       07/22/05         09/01/05
  138       5.28000      0.02110      5.25890      Actual/360        18,561.12        222,733.44       06/30/05         08/11/05
  139       5.63000      0.02110      5.60890      Actual/360        19,007.08        228,084.96       07/05/05         09/01/05
  140       5.67000      0.02110      5.64890      Actual/360        19,090.52        229,086.24       06/17/05         08/01/05
  141       5.45000      0.02180      5.42820      Actual/360        18,277.91        219,334.92       08/10/05         10/06/05
  142       5.27000      0.07110      5.19890      Actual/360        17,931.56        215,178.72       06/30/05         08/01/05
  143       5.21100      0.05110      5.15990      Actual/360        17,483.34        209,800.08       06/30/05         08/01/05
  144       5.00000      0.02110      4.97890      Actual/360        16,909.88        202,918.56       07/12/05         09/11/05
  145       6.03000      0.02110      6.00890      Actual/360        18,946.64        227,359.68       05/27/05         07/01/05
  146       5.10000      0.02110      5.07890      Actual/360        16,967.18        203,606.16       06/17/05         08/11/05
  147       5.31000      0.07110      5.23890      Actual/360        17,233.70        206,804.40       05/27/05         07/01/05
  148       5.04000      0.02110      5.01890      Actual/360        16,609.48        199,313.76       08/09/05         09/11/05
  149       4.85000      0.02110      4.82890      Actual/360        12,600.74        151,208.88       07/12/05         09/01/05
  150       5.45000      0.02110      5.42890      Actual/360        17,052.61        204,631.32       07/29/05         09/11/05
  151       5.66000      0.02110      5.63890      Actual/360        17,336.04        208,032.48       06/13/05         08/11/05
  152       5.41000      0.02110      5.38890      Actual/360        16,864.66        202,375.92       06/17/05         08/01/05
  153       5.70000      0.02110      5.67890      Actual/360        17,121.81        205,461.72       06/08/05         08/01/05
  154       5.45000      0.02110      5.42890      Actual/360        16,375.02        196,500.24       06/24/05         08/01/05
  155       5.35000      0.02110      5.32890      Actual/360        19,533.98        234,407.76       07/12/05         09/01/05
  156       5.74300      0.02110      5.72190      Actual/360        17,948.91        215,386.92       06/14/05         08/01/05
  157       5.78000      0.02110      5.75890      Actual/360        16,744.73        200,936.76       05/27/05         07/01/05
  158       5.45000      0.02110      5.42890      Actual/360        16,149.16        193,789.92       05/25/05         07/01/05
  159       5.44000      0.02110      5.41890      Actual/360        16,074.86        192,898.32       06/13/05         08/01/05
  160       5.40000      0.02110      5.37890      Actual/360        15,722.86        188,674.32       06/30/05         08/01/05
  161       5.21100      0.05110      5.15990      Actual/360        15,394.14        184,729.68       06/30/05         08/01/05
  162       6.01000      0.02110      5.98890      Actual/360        17,896.33        214,755.96       06/09/05         08/01/05
  163       5.04000      0.02110      5.01890      Actual/360        14,883.82        178,605.84       08/09/05         09/11/05
  164       5.21000      0.02110      5.18890      Actual/360        16,414.48        196,973.76       06/30/05         08/01/05
  165       5.22000      0.02110      5.19890      Actual/360        14,969.44        179,633.28       07/22/05         09/01/05
  166       5.50000      0.02110      5.47890      Actual/360        18,572.96        222,875.52       08/06/05         09/11/05
  167       5.32000      0.02110      5.29890      Actual/360        15,026.78        180,321.36       05/18/05         07/11/05
  168       4.75000      0.02110      4.72890      Actual/360        13,954.07        167,448.84       08/09/05         09/11/05
  169       5.22000      0.02110      5.19890      Actual/360        14,584.20        175,010.40       07/06/05         09/05/05
  170       5.82000      0.02110      5.79890      Actual/360        15,553.32        186,639.84       06/17/05         08/01/05
 170.1
 170.2
 170.3
  171       5.41000      0.02110      5.38890      Actual/360        14,616.03        175,392.36       06/20/05         08/11/05
  172       4.85000      0.02110      4.82890      Actual/360        10,572.33        126,867.96       07/12/05         09/01/05
  173       5.21100      0.05110      5.15990      Actual/360        14,184.60        170,215.20       06/30/05         08/01/05
  174       5.21000      0.02110      5.18890      Actual/360        15,220.70        182,648.40       06/30/05         08/01/05
  175       5.32000      0.02110      5.29890      Actual/360        14,136.30        169,635.60       06/15/05         08/01/05
  176       5.21100      0.05110      5.15990      Actual/360        13,964.68        167,576.16       06/30/05         08/01/05
  177       5.64500      0.02110      5.62390      Actual/360        14,422.99        173,075.93       08/04/05         10/01/05
  178       5.25000      0.02110      5.22890      Actual/360        13,805.09        165,661.08       06/24/05         08/01/05
  179       5.18000      0.02110      5.15890      Actual/360        13,696.90        164,362.80       07/08/05         08/11/05
  180       5.51000      0.02110      5.48890      Actual/360        14,125.15        169,501.80       07/08/05         09/01/05
  181       5.35000      0.02110      5.32890      Actual/360        13,820.74        165,848.88       07/01/05         08/01/05
  182       5.19000      0.02110      5.16890      Actual/360        13,520.36        162,244.32       07/18/05         09/01/05
  183       5.04000      0.02110      5.01890      Actual/360        12,942.45        155,309.40       08/09/05         09/11/05
  184       5.55000      0.02110      5.52890      Actual/360        13,702.32        164,427.84       06/02/05         08/01/05
  185       5.53000      0.02180      5.50820      Actual/360        13,672.14        164,065.68       05/27/05         07/11/05
  186       5.16000      0.07110      5.08890      Actual/360        13,086.62        157,039.46       08/15/05         10/01/05
  187       5.04000      0.02110      5.01890      Actual/360        12,807.64        153,691.68       08/09/05         09/11/05
  188       5.81000      0.11110      5.69890      Actual/360        13,509.97        162,119.64       07/01/05         08/01/05
  189       5.66000      0.02110      5.63890      Actual/360        14,344.62        172,135.44       06/01/05         07/01/05
  190       5.29000      0.07110      5.21890      Actual/360        12,480.39        149,764.68       06/20/05         08/01/05
  191       5.04000      0.02110      5.01890      Actual/360        12,079.62        144,955.44       08/09/05         09/11/05
  192       5.56500      0.02110      5.54390      Actual/360        12,752.79        153,033.48       06/23/05         08/01/05
  193       5.04000      0.02110      5.01890      Actual/360        11,863.92        142,367.04       08/09/05         09/11/05
  194       5.34000      0.02110      5.31890      Actual/360        12,271.41        147,256.92       02/18/05         04/11/05
  195       5.04000      0.02110      5.01890      Actual/360        11,432.50        137,190.00       08/09/05         09/11/05
  196       5.56500      0.02110      5.54390      Actual/360        12,009.35        144,112.20       06/23/05         08/01/05
  197       5.59000      0.11110      5.47890      Actual/360        11,468.97        137,627.64       08/01/05         09/01/05
  198       5.04000      0.02110      5.01890      Actual/360        10,785.38        129,424.56       08/09/05         09/11/05
  199       5.90000      0.02110      5.87890      Actual/360        14,213.49        170,561.88       06/27/05         08/01/05
  200       5.71000      0.02110      5.68890      Actual/360        11,649.74        139,796.88       03/01/05         04/01/05
  201       5.50000      0.13610      5.36390      Actual/360        12,281.75        147,381.00       04/18/05         06/01/05
  202       5.67000      0.11110      5.55890      Actual/360        12,173.48        146,081.76       08/09/05         10/01/05
  203       5.55000      0.02110      5.52890      Actual/360        11,076.04        132,912.48       06/21/05         08/01/05
  204       5.04000      0.02110      5.01890      Actual/360        10,407.89        124,894.68       08/09/05         09/11/05
  205       5.22000      0.02110      5.19890      Actual/360        10,566.66        126,799.92       06/24/05         08/01/05
  206       5.58000      0.02110      5.55890      Actual/360        11,758.61        141,103.32       07/14/05         09/01/05
  207       5.04000      0.02110      5.01890      Actual/360        10,030.40        120,364.80       08/09/05         09/11/05
  208       5.99000      0.13110      5.85890      Actual/360        11,079.79        132,957.48       05/02/05         07/01/05
  209       5.04000      0.02110      5.01890      Actual/360        9,868.62         118,423.44       08/09/05         09/11/05
  210       5.67000      0.02110      5.64890      Actual/360        10,413.01        124,956.12       06/14/05         08/01/05
  211       5.59000      0.13610      5.45390      Actual/360        10,322.07        123,864.84       04/29/05         06/01/05
  212       5.04000      0.02110      5.01890      Actual/360        9,652.91         115,834.92       08/09/05         09/11/05
  213       5.20000      0.02110      5.17890      Actual/360        9,664.35         115,972.20       06/13/05         08/11/05
  214       5.42000      0.02110      5.39890      Actual/360        10,510.75        126,129.00       06/20/05         08/01/05
  215       5.63000      0.02110      5.60890      Actual/360        9,791.53         117,498.36       07/05/05         09/01/05
  216       5.46000      0.08110      5.37890      Actual/360        9,468.47         113,621.64       06/05/05         08/01/05
  217       5.82000      0.02110      5.79890      Actual/360        9,526.04         114,312.48       06/29/05         08/01/05
  218       5.63000      0.02110      5.60890      Actual/360        9,215.55         110,586.60       07/05/05         09/01/05
  219       5.04000      0.02110      5.01890      Actual/360        8,628.30         103,539.60       08/09/05         09/11/05
  220       5.56000      0.02110      5.53890      Actual/360        9,144.95         109,739.40       06/30/05         08/01/05
  221       5.04000      0.02110      5.01890      Actual/360        8,304.74         99,656.88        08/09/05         09/11/05
  222       5.54000      0.02110      5.51890      Actual/360        8,782.64         105,391.68       06/17/05         08/01/05
  223       5.85000      0.02110      5.82890      Actual/360        9,686.24         116,234.88       07/28/05         09/01/05
  224       5.04000      0.02110      5.01890      Actual/360        7,873.33         94,479.96        08/09/05         09/11/05
  225       5.44000      0.02110      5.41890      Actual/360        15,152.09        181,825.08       07/26/05         09/01/05
  226       5.49000      0.07110      5.41890      Actual/360        7,940.26         95,283.12        06/14/05         08/01/05
  227       5.78000      0.02110      5.75890      Actual/360        8,630.99         103,571.88       06/22/05         08/01/05
  228       5.41000      0.02110      5.38890      Actual/360        7,308.02         87,696.24        06/02/05         08/01/05
  229       5.28000      0.02110      5.25890      Actual/360        7,147.42         85,769.04        05/16/05         07/01/05
  230       5.83000      0.02110      5.80890      Actual/360        10,684.16        128,209.92       05/26/05         07/01/05
  231       5.42000      0.07110      5.34890      Actual/360        7,091.03         85,092.36        06/30/05         08/01/05
  232       4.85000      0.02110      4.82890      Actual/360        5,081.27         60,975.24        07/12/05         09/01/05
  233       5.04000      0.02110      5.01890      Actual/360        6,643.79         79,725.48        08/09/05         09/11/05
  234       5.04000      0.02110      5.01890      Actual/360        6,579.08         78,948.96        08/09/05         09/11/05
  235       5.71000      0.02110      5.68890      Actual/360        7,193.20         86,318.40        06/10/05         08/01/05
  236       5.55000      0.13610      5.41390      Actual/360        7,404.92         88,859.04        05/04/05         07/01/05
  237       5.30000      0.02110      5.27890      Actual/360        6,274.94         75,299.28        06/10/05         08/01/05
  238       5.60000      0.02110      5.57890      Actual/360        6,820.81         81,849.72        07/07/05         08/11/05
  239       5.53000      0.07110      5.45890      Actual/360        6,038.53         72,462.36        07/13/05         09/01/05
  240       5.87000      0.02110      5.84890      Actual/360        5,912.18         70,946.16        05/31/05         07/01/05




                                                                                 PAYMENT              GRACE               MATURITY/
 LOAN #         REM. TERM     REM. AMORT     I/O PERIOD(8) ,(19)    SEASONING   DUE DATE             PERIOD              ARD DATE(9)
 ------         ---------     -----------    -------------------    ---------   --------             ------              -----------

    1               83            359                 0                 1           1       3 (Once every 12 months)       07/01/12
    2              119             0                 120                1           1                   5                  07/01/15
   2.1
   2.2
   2.3
    3              120            300                 60                0           1                   5                  08/01/15
    4               82            358                 0                 2           1                   5                  06/01/12
    5               59             0                  60                1           1                   5                  07/01/10
    6              120            360                 36                0           1                   5                  08/01/15
    7              119            360                 60                1          11                   0                  07/11/15
    8              119            360                 60                1           1                   0                  07/01/15
    9               93            360                 12                3           1                  10                  05/01/13
   10              119             0                 120                1           1                   5                  07/01/15
   11              118            360                 60                2           1                   5                  06/01/15
   12               59             0                  60                1          11                   0                  07/11/10
   13              119            360                 60                1          11                   0                  07/11/15
   14              119            360                 36                1          11                   0                  07/11/15
   15              118            360                 12                2           5                   5                  06/05/15
   16              120            360                 36                0           1                  10                  08/01/15
   17               60             0                  60                0           1                   5                  08/01/10
   18              119            359                 0                 1           1                   7                  07/01/15
   19              119            360                 60                1           1                   5                  07/01/15
   20               59             0                  60                1          11                   0                  07/11/10
   21               58             0                  60                2          11                   0                  06/11/10
   22              118             0                 120                2          11                   0                  06/11/15
   23              117            360                 12                3           1                  10                  05/01/15
   24              117            360                 12                3           1                  10                  05/01/15
   25              118            358                 0                 2           6                   0                  06/06/15
   26               59             0                  60                1           1                   7                  07/01/10
  26.1
  26.2
  26.3
  26.4
  26.5
  26.6
  26.7
   27              120            360                 30                0           1                   5                  08/01/15
   28              118            358                 0                 2           6                   0                  06/06/15
   29              119            360                 36                1          11                   0                  07/11/15
   30              120            360                 36                0           1                   7                  08/01/15
   31              120            360                 0                 0           1                   5                  09/01/15
   32               93            360                 12                3           1                  10                  05/01/13
   33               58             0                  60                2          11                   0                  06/11/10
   34               58             0                  60                2          11                   0                  06/11/10
   35              120            360                 0                 0           1                  10                  08/01/15
   36              120            360                 36                0           1                   5                  09/01/15
  36.1
  36.2
  36.3
   37              120            360                 0                 0           1                   7                  08/01/15
   38              120            360                 24                0           1                   7                  08/01/15
   39              120            360                 0                 0           1                   7                  08/01/15
   40              120            360                 0                 0          11                   0                  08/11/15
   41              120            360                 0                 0           1                   5                  09/01/15
   42               58             0                  60                2          11                   0                  06/11/10
   43              117            360                 60                3           1                  10                  05/01/15
   44              117            360                 36                3           1                   5                  05/01/15
   45              120            360                 0                 0           1                   7                  08/01/15
   46              118            360                 24                2          11                   0                  06/11/15
   47              119            359                 0                 1           1                   7                  07/01/15
   48              119            359                 0                 1          11                   0                  07/11/15
   49              119            360                 24                1           1                   5                  07/01/15
   50              120            360                 24                0          11                   0                  08/11/15
   51              118            358                 0                 2          11                   0                  06/11/15
   52              117            360                 12                3           1                  10                  05/01/15
   53              120             0                 120                0           1                   5                  09/01/15
   54              119            359                 0                 1           1                   7                  07/01/15
   55               93            360                 60                3           1                  10                  05/01/13
   56              117            357                 0                 3          11                   0                  05/11/15
   57               58             0                  60                2           1                   5                  06/01/10
   58              119            360                 24                1           1                   5                  07/01/15
   59              120            360                 0                 0          11                   0                  08/11/15
   60              117            360                 12                3           1                  10                  05/01/15
   61              120            360                 36                0           1                   7                  08/01/15
   62              118            298                 0                 2           1                   5                  06/01/15
   63              119            360                 36                1          11                   0                  07/11/15
   64              120            300                 0                 0           1                   5                  08/01/15
   65              118            360                 24                2           1                   5                  06/01/15
   66              118            360                 24                2           1                   5                  06/01/15
   67              120            360                 0                 0          11                   0                  08/11/15
   68              119            360                 48                1           1                  10                  07/01/15
   69              120            360                 60                0           1                   7                  08/01/15
   70              116            355                 0                 0           1                   7                  04/01/15
   71              119            359                 0                 1          11                   0                  07/11/15
   72              118            298                 0                 2           1                   5                  06/01/15
   73              119            359                 0                 1           1                   5                  07/01/15
   74              120            360                 0                 0          11                   0                  08/11/15
   75               59             0                  60                1          11                   0                  07/11/10
   76               58             0                  60                2          11                   0                  06/11/10
   77              118            324                 36                2           1                   7                  06/01/15
   78              118             0                 120                2           1                   5                  06/01/15
   79              120            360                 0                 0           1                   7                  08/01/15
   80              120            360                 0                 0           1                   5                  09/01/15
   81              120            360                 0                 0          11                   0                  08/11/15
   82              120            360                 0                 0           1                   7                  08/01/15
   83               59             0                  60                1          11                   0                  07/11/10
   84              120            360                 60                0           1                   7                  08/01/15
   85              119            359                 0                 1           1                   7                  07/01/15
   86              120            360                 0                 0          11                   0                  08/11/15
   87              119            360                 36                1           1                   5                  07/01/15
   88               57            357                 0                 3           1                   5                  05/01/10
   89              120            360                 60                0           1                   7                  08/01/15
   90              118            358                 0                 2          11                   0                  06/11/15
   91              120            360                 24                0          11                   0                  09/11/15
   92               84            360                 36                0           1                   7                  08/01/12
   93              118            360                 18                2           1                   7                  06/01/15
   94              118            360                 60                2          11                   0                  06/11/15
   95              119            360                 24                1           1                   7                  07/01/15
   96              120            360                 24                0           1                   7                  08/01/15
   97               59             0                  60                1           1                   5                  07/01/10
   98              119            359                 0                 1           1                   5                  07/01/15
   99              118            360                 12                2           1                   5                  06/01/15
  99.1
  99.2
   100             119            360                 24                1           1                   5                  07/01/15
   101             120            360                 0                 0           1                   7                  08/01/15
   102             118            360                 18                2           1                   7                  06/01/15
   103             118            358                 0                 2           1                   5                  06/01/15
   104             118            358                 0                 2           6                   0                  06/06/15
   105             119            359                 0                 1           1                   5                  07/01/15
   106             119             0                 120                1           1                   5                  07/01/15
   107             119            360                 24                1           1                   5                  07/01/15
   108             119            360                 36                1          11                   0                  07/11/15
   109             120            360                 0                 0           1                   5                  08/01/15
   110             119            359                 0                 1           1                   5                  07/01/15
   111             119            359                 0                 1          11                   0                  07/11/15
   112             118            358                 0                 2           1                   5                  06/01/15
   113             120            360                 0                 0           1                   7                  08/01/15
   114             120            360                 0                 0          11                   0                  08/11/15
   115             118            360                 60                2          11                   0                  06/11/15
   116             120            360                 24                0          11                   0                  08/11/15
   117             119            359                 0                 1           1                   5                  07/01/15
   118             120            360                 24                0          11                   0                  08/11/15
   119             118            358                 0                 2           1                   5                  06/01/15
   120             120            360                 24                0          11                   0                  08/11/15
   121             118            298                 0                 2           1                   5                  06/01/15
   122             120            360                 24                0           1                   7                  08/01/15
   123             119            359                 0                 1           1                   5                  07/01/15
   124             120            360                 24                0          11                   0                  09/11/15
   125             119            359                 0                 1           1                   7                  07/01/15
   126             120            360                 0                 0          11                   0                  08/11/15
   127             118            298                 0                 2           1                   5                  06/01/15
   128             119            360                 60                1           1                   7                  07/01/15
   129             119            359                 0                 1          11                   0                  07/11/15
   130              60             0                  60                0          11                   0                  08/11/10
   131             119            359                 0                 1          11                   0                  07/11/15
   132             120            360                 0                 0           1                  10                  08/01/15
   133             114            294                 0                 6           1                   5                  02/01/15
   134             120            360                 24                0           1                   7                  08/01/15
   135             118            358                 0                 2          11                   0                  06/11/15
   136             119            360                 36                1          11                   0                  07/11/15
   137             120            360                 0                 0           1                   7                  08/01/15
   138             119            360                 24                1          11                   0                  07/11/15
   139             120            360                 0                 0           1                   5                  08/01/15
   140             119            359                 0                 1           1                   5                  07/01/15
   141             120            360                 0                 0           6                   0                  09/06/15
   142             119            359                 0                 1           1                   7                  07/01/15
   143             119            359                 0                 1           1                   5                  07/01/15
   144             120            360                 24                0          11                   0                  08/11/15
   145             118            358                 0                 2           1                   5                  06/01/15
   146             119            359                 0                 1          11                   0                  07/11/15
   147             118            358                 0                 2           1                   5                  06/01/15
   148             120            360                 0                 0          11                   0                  08/11/15
   149              60             0                  60                0           1                   7                  08/01/10
   150             120            360                 0                 0          11                   0                  08/11/15
   151              83            360                 36                1          11                   0                  07/11/12
   152             119            359                 0                 1           1                   5                  07/01/15
   153             119            359                 0                 1           1                   5                  07/01/15
   154             119            359                 0                 1           1                   5                  07/01/15
   155             120            240                 0                 0           1                   5                  08/01/15
   156             119            300                 24                1           1                   5                  07/01/15
   157             118            358                 0                 2           1                   5                  06/01/15
   158             118            358                 0                 2           1                   5                  06/01/15
   159             119            359                 0                 1           1                   5                  07/01/15
   160             119            359                 0                 1           1                   7                  07/01/15
   161             119            359                 0                 1           1                   5                  07/01/15
   162             203            299                 0                 1           1                   5                  07/01/22
   163             120            360                 0                 0          11                   0                  08/11/15
   164             119            299                 0                 1           1                   5                  07/01/15
   165             120            360                 0                 0           1                   7                  08/01/15
   166             120            240                 0                 0          11                   0                  08/11/15
   167             118            358                 0                 2          11                   0                  06/11/15
   168             120            360                 0                 0          11                   0                  08/11/15
   169             120            360                 0                 0           5                   5                  08/05/15
   170             119            359                 0                 1           1                   5                  07/01/15
  170.1
  170.2
  170.3
   171              59            360                 24                1          11                   0                  07/11/10
   172              60             0                  60                0           1                   7                  08/01/10
   173             119            359                 0                 1           1                   5                  07/01/15
   174             119            299                 0                 1           1                   5                  07/01/15
   175             119            359                 0                 1           1                   5                  07/01/15
   176             119            359                 0                 1           1                   5                  07/01/15
   177             120            360                 0                 0           1                   5                  09/01/15
   178             119            360                 36                1           1                   7                  07/01/15
   179             119            359                 0                 1          11                   0                  07/11/15
   180             120            360                 24                0           1                   5                  08/01/15
   181             119            360                 36                1           1                   7                  07/01/15
   182             120            360                 0                 0           1                   7                  08/01/15
   183             120            360                 0                 0          11                   0                  08/11/15
   184             119            359                 0                 1           1                   5                  07/01/15
   185             118            358                 0                 2          11                   0                  06/11/15
   186             120            360                 0                 0           1                   5                  09/01/15
   187             120            360                 0                 0          11                   0                  08/11/15
   188             119            359                 0                 1           1                   5                  07/01/15
   189             118            298                 0                 2           1                   5                  06/01/15
   190             119            359                 0                 1           1                   7                  07/01/15
   191             120            360                 0                 0          11                   0                  08/11/15
   192             119            360                 24                1           1                   5                  07/01/15
   193             120            360                 0                 0          11                   0                  08/11/15
   194             115            355                 0                 5          11                   0                  03/11/15
   195             120            360                 0                 0          11                   0                  08/11/15
   196             119            360                 24                1           1                   5                  07/01/15
   197             120            360                 0                 0           1                   7                  08/01/15
   198             120            360                 0                 0          11                   0                  08/11/15
   199             119            239                 0                 1           1                   7                  07/01/15
   200             115            355                 0                 5           1                   5                  03/01/15
   201             117            297                 0                 3           1                   7                  05/01/15
   202             180            300                 0                 0           1                   5                  09/01/20
   203             119            360                 12                1           1                   5                  07/01/15
   204             120            360                 0                 0          11                   0                  08/11/15
   205             119            360                 60                1           1                   7                  07/01/15
   206             120            300                 0                 0           1                   5                  08/01/15
   207             120            360                 0                 0          11                   0                  08/11/15
   208             118            358                 0                 2           1                   5                  06/01/15
   209             120            360                 0                 0          11                   0                  08/11/15
   210             119            359                 0                 1           1                   5                  07/01/15
   211             117            357                 0                 3           1                   5                  05/01/15
   212             120            360                 0                 0          11                   0                  08/11/15
   213             119            359                 0                 1          11                   0                  07/11/15
   214             119            299                 0                 1           1                   5                  07/01/15
   215             120            360                 0                 0           1                   5                  08/01/15
   216             119            360                 60                1           1                   7                  07/01/15
   217             119            359                 0                 1           1                   5                  07/01/15
   218             120            360                 0                 0           1                   5                  08/01/15
   219             120            360                 0                 0          11                   0                  08/11/15
   220             119            359                 0                 1           1                   5                  07/01/15
   221             120            360                 0                 0          11                   0                  08/11/15
   222             119            359                 0                 1           1                   5                  07/01/15
   223             120            300                 0                 0           1                   5                  08/01/15
   224             120            360                 0                 0          11                   0                  08/11/15
   225             120            120                 0                 0           1                   5                  08/01/15
   226             119            359                 0                 1           1                   7                  07/01/15
   227             119            299                 0                 1           1                   5                  07/01/15
   228             119            359                 0                 1           1                   5                  07/01/15
   229             118            358                 0                 2           1                   5                  06/01/15
   230             178            178                 0                 2           1                   5                  06/01/20
   231             119            359                 0                 1           1                   7                  07/01/15
   232              60             0                  60                0           1                   7                  08/01/10
   233             120            360                 0                 0          11                   0                  08/11/15
   234             120            360                 0                 0          11                   0                  08/11/15
   235             119            340                 0                 1           1                   5                  07/01/15
   236             118            298                 0                 2           1                   5                  06/01/15
   237             119            359                 0                 1           1                   5                  07/01/15
   238             119            299                 0                 1          11                   0                  07/11/15
   239             120            360                 0                 0           1                   5                  08/01/15
   240             118            358                 0                 2           1                   5                  06/01/15




                                                                                          REMAINING
                           FINAL          MATURITY/ARD            MATURITY               PREPAYMENT
LOAN #       ARD LOAN    MAT DATE     BALANCE ($) (2),(10)        LTV %(1),(10)   PROVISION (PAYMENTS)(11)       2002 NOI ($)
------       --------    --------     --------------------        -------------   ------------------------       ------------

   1            No                          154,662,618               63.1           L(24),Def(52),O(7)           14,143,653
   2            No                          100,000,000               52.8           L(24),Def(91),O(4)
  2.1                                        36,988,111
  2.2                                        34,478,203
  2.3                                        28,533,686
   3            No                           71,088,552               43.2           L(24),Def(95),O(1)
   4            No                           57,792,014               68.8           L(24),Def(51),O(7)            5,123,567
   5            No                           63,000,000               58.9           L(24),Def(31),O(4)            4,523,665
   6            No                           40,113,035               66.9           L(24),Def(92),O(4)
   7            No                           40,931,322               74.4           L(24),Def(92),O(3)
   8           Yes       07/01/24            38,906,671               73.4           L(24),Def(92),O(3)
   9            No                           36,399,622               61.7           L(24),Def(66),O(3)
  10            No                           37,500,000               66.4        L(58),Grtr1%orYM(57),O(4)
  11            No                           32,731,162               74.0           L(24),Def(91),O(3)
  12            No                           32,670,000               55.0        L(36),Grtr1%orYM(19),O(4)
  13            No                           28,457,520               73.9           L(24),Def(91),O(4)
  14            No                           26,291,911               64.7           L(24),Def(89),O(6)
  15            No                           24,250,555               64.7           L(24),Def(88),O(6)
  16            No                           24,470,307               67.2           L(24),Def(92),O(4)
  17            No                           26,000,000               80.0           L(24),Def(32),O(4)
  18            No                           19,002,090               59.4           L(24),Def(91),O(4)
  19            No                           20,782,565               63.9           L(24),Def(92),O(3)            1,786,381
  20            No                           21,400,000               79.9           L(24),Def(32),O(3)
  21            No                           21,200,000               77.8           L(24),Def(31),O(3)            1,871,324
  22            No                           20,000,000               59.5           L(24),Def(91),O(3)
  23            No                           15,055,612               64.1           L(24),Def(89),O(4)
  24            No                           14,400,059               56.5           L(24),Def(89),O(4)            1,999,248
  25            No                           14,071,164               65.8           L(24),Def(88),O(6)
  26            No                           16,650,000               29.6        L(34),Grtr1%orYM(18),O(7)
 26.1                                         3,191,693
 26.2                                         2,777,955
 26.3                                         2,423,323
 26.4                                         2,337,620
 26.5                                         2,127,796
 26.6                                         2,077,556
 26.7                                         1,714,058
  27           Yes       08/01/35            14,253,449               64.2           L(24),Def(92),O(4)
  28            No                           12,520,622               60.8           L(24),Def(91),O(3)
  29            No                           13,028,781               52.1        L(24),Grtr1%orYM(89),O(6)
  30            No                           12,654,071               63.6           L(24),Def(92),O(4)            1,132,873
  31            No                           11,597,887               66.3           L(23),Def(93),O(4)            1,241,794
  32            No                           12,204,778               59.5           L(24),Def(66),O(3)
  33            No                           13,488,798               55.7        L(36),Grtr1%orYM(18),O(4)
  34            No                           12,815,000               55.0        L(36),Grtr1%orYM(18),O(4)
  35            No                           10,563,978               62.9           L(24),Def(92),O(4)
  36            No                           11,191,957               70.2           L(23),Def(93),O(4)
 36.1                                         6,630,971
 36.2                                         2,666,422
 36.3                                         1,894,563
  37            No                           10,210,057               66.7           L(24),Def(92),O(4)
  38            No                           10,459,157               65.0           L(24),Def(92),O(4)            1,236,591
  39            No                            9,875,172               64.8           L(24),Def(92),O(4)
  40            No                            9,548,827               62.7           L(24),Def(84),O(12)
  41            No                            9,553,621               59.7           L(23),Def(93),O(4)
  42            No                           11,449,749               58.7        L(36),Grtr1%orYM(18),O(4)
  43            No                           10,485,442               63.2           L(24),Def(89),O(4)
  44            No                           10,035,088               68.8           L(24),Def(90),O(3)
  45            No                            9,168,214               57.7           L(24),Def(92),O(4)            1,020,987
  46            No                            9,498,193               69.1           L(24),Def(91),O(3)
  47            No                            8,237,768               41.6           L(24),Def(91),O(4)
  48            No                            8,166,238               57.1           L(24),Def(92),O(3)
  49            No                            8,402,534               69.7           L(24),Def(92),O(3)
  50            No                            8,144,237               69.3           L(24),Def(93),O(3)
  51            No                            7,843,157               62.5           L(24),Def(88),O(6)
  52            No                            7,775,324               51.8           L(24),Def(89),O(4)            1,457,156
  53            No                            9,000,000               80.0           L(23),Def(93),O(4)              716,533
  54            No                            7,380,105               28.4           L(24),Def(91),O(4)
  55            No                            8,538,198               63.2           L(24),Def(66),O(3)              859,549
  56            No                            7,103,850               65.2           L(24),Def(89),O(4)
  57            No                            8,400,000               60.0        L(21),Grtr1%orYM(33),O(4)
  58            No                            7,352,217               69.7           L(24),Def(92),O(3)
  59            No                            6,791,191               56.5           L(24),Def(84),O(12)
  60            No                            6,644,174               55.4           L(24),Def(89),O(4)            1,160,833
  61            No                            6,635,583               67.0           L(24),Def(92),O(4)
  62            No                            5,698,582               53.8           L(33),Def(82),O(3)              720,545
  63            No                            6,503,469               65.0           L(24),Def(92),O(3)
  64            No                            5,420,397               59.6           L(24),Def(93),O(3)              744,178
  65            No                            6,256,993               69.5           L(24),Def(91),O(3)
  66            No                            6,021,504               70.0           L(24),Def(92),O(2)
  67            No                            5,597,588               63.1           L(24),Def(84),O(12)
  68            No                            6,097,690               70.5           L(24),Def(91),O(4)
  69            No                            6,203,960               73.9           L(24),Def(92),O(4)
  70            No                            5,604,592               65.9           L(24),Def(88),O(4)
  71            No                            5,540,673               63.7           L(24),Def(92),O(3)
  72            No                            5,121,295               50.0           L(24),Def(91),O(3)              611,620
  73            No                            5,352,809               57.9           L(24),Def(92),O(3)              306,440
  74            No                            5,307,086               51.0           L(24),Def(93),O(3)              659,705
  75            No                            6,400,000               77.1           L(24),Def(32),O(3)
  76            No                            6,300,000               35.8        L(36),Grtr1%orYM(18),O(4)        1,166,602
  77            No                            5,394,804               69.8        L(34),Grtr1%orYM(81),O(3)
  78            No                            6,200,000               55.4        L(33),Grtr1%orYM(82),O(3)
  79            No                            5,097,033               48.1           L(24),Def(92),O(4)              870,827
  80            No                            5,155,745               66.5           L(23),Def(93),O(4)
  81            No                            5,062,524               62.7           L(24),Def(84),O(12)
  82            No                            5,047,353               65.9           L(24),Def(92),O(4)
  83            No                            6,047,500               58.1        L(36),Grtr1%orYM(19),O(4)
  84            No                            5,556,597               74.1           L(24),Def(92),O(4)              167,702
  85            No                            4,987,181               63.9           L(24),Def(91),O(4)
  86            No                            4,906,121               63.1           L(24),Def(84),O(12)
  87            No                            5,263,081               70.6           L(24),Def(94),O(1)              469,923
  88            No                            5,495,947               73.3           L(24),Def(30),O(3)
  89            No                            5,361,898               66.2           L(24),Def(92),O(4)
  90            No                            4,727,173               18.4           L(24),Def(90),O(4)
  91            No                            4,996,722               70.0           L(23),Def(94),O(3)              755,734
  92            No                            5,119,240               71.1           L(24),Def(56),O(4)
  93            No                            4,474,889               68.8           L(24),Def(92),O(2)
  94            No                            4,718,294               64.2           L(24),Def(91),O(3)
  95            No                            4,363,596               69.3           L(24),Def(91),O(4)
  96            No                            4,349,395               62.1           L(24),Def(92),O(4)
  97            No                            4,964,000               57.1        L(22),Grtr1%orYM(33),O(4)
  98            No                            4,056,203               66.1           L(24),Def(91),O(4)
  99            No                            4,164,683               68.3           L(24),Def(91),O(3)              547,154
 99.1                                         3,345,401                                                              439,517
 99.2                                           819,282                                                              107,637
  100           No                            4,184,952               69.7           L(24),Def(92),O(3)
  101           No                            3,909,629               47.1           L(24),Def(92),O(4)
  102           No                            3,872,500               66.8           L(24),Def(92),O(2)
  103           No                            3,782,048               65.2           L(24),Def(91),O(3)
  104           No                            3,660,202               64.2           L(24),Def(91),O(3)
  105           No                            3,673,761               66.1           L(24),Def(91),O(4)
  106           No                            4,400,000               48.4        L(34),Grtr1%orYM(82),O(3)          417,298
  107           No                            3,729,242               69.8           L(24),Def(92),O(3)
  108           No                            3,777,357               71.3           L(24),Def(92),O(3)
  109           No                            3,490,715               59.7           L(24),Def(93),O(3)
  110           No                            3,457,624               55.8           L(24),Def(92),O(3)              425,557
  111           No                            3,438,777               63.7           L(24),Def(92),O(3)
  112           No                            3,362,034               62.8           L(24),Def(91),O(3)
  113           No                            3,296,977               47.8           L(24),Def(92),O(4)
  114           No                            3,226,845               63.1           L(24),Def(84),O(12)
  115           No                            3,621,739               65.8           L(24),Def(91),O(3)
  116           No                            3,348,204               56.5           L(24),Def(93),O(3)
  117           No                            3,222,154               62.4           L(24),Def(92),O(3)
  118           No                            3,346,930               69.7           L(24),Def(93),O(3)
  119           No                            3,190,692               59.1           L(24),Def(91),O(3)
  120           No                            3,343,233               66.2           L(24),Def(93),O(3)
  121           No                            2,886,265               55.0           L(24),Def(91),O(3)
  122           No                            3,254,747               60.8           L(24),Def(92),O(4)              318,439
  123           No                            3,095,959               66.1           L(24),Def(91),O(4)
  124           No                            3,244,101               64.9           L(23),Def(94),O(3)
  125           No                            3,085,203               66.3           L(24),Def(91),O(4)              216,467
  126           No                            3,029,283               62.7           L(24),Def(84),O(12)
  127           No                            2,809,155               49.7           L(24),Def(91),O(3)
  128           No                            3,335,045               71.0           L(24),Def(91),O(4)              288,020
  129           No                            2,990,418               66.5           L(24),Def(92),O(3)
  130           No                            3,570,000               60.5            L(36),YM(20),O(4)
  131           No                            2,933,662               61.8           L(24),Def(92),O(3)
  132           No                            2,912,594               66.0           L(24),Def(92),O(4)
  133           No                            2,686,257               49.7           L(24),Def(89),O(1)              761,584
  134           No                            3,000,338               56.6           L(24),Def(92),O(4)
  135           No                            2,886,282               53.4           L(24),Def(91),O(3)              314,614
  136           No                            2,993,377               71.3           L(24),Def(92),O(3)
  137           No                            2,778,100               61.7           L(24),Def(92),O(4)
  138           No                            2,919,313               67.9           L(24),Def(92),O(3)
  139           No                            2,767,526               64.4           L(24),Def(93),O(3)
  140           No                            2,771,182               66.0           L(24),Def(92),O(3)
  141           No                            2,699,390               60.8           L(23),Def(94),O(3)
  142           No                            2,687,111               66.3           L(24),Def(91),O(4)              168,969
  143           No                            2,632,393               66.1           L(24),Def(91),O(4)
  144           No                            2,725,738               67.3           L(24),Def(93),O(3)
  145           No                            2,673,655               50.9           L(24),Def(91),O(3)              294,410
  146           No                            2,577,643               59.9        L(24),Grtr1%orYM(89),O(6)
  147           No                            2,574,092               66.0           L(24),Def(91),O(3)
  148           No                            2,535,378               56.5           L(24),Def(84),O(12)
  149           No                            3,075,000               53.0           L(24),Def(34),O(2)
  150           No                            2,518,663               59.3           L(24),Def(90),O(6)
  151           No                            2,839,689               56.8        L(46),Grtr1%orYM(34),O(3)
  152           No                            2,499,086               54.3        L(34),Grtr1%orYM(82),O(3)          221,390
  153           No                            2,479,533               63.6           L(24),Def(92),O(3)              281,480
  154           No                            2,418,807               62.7           L(24),Def(92),O(3)
  155           No                            1,837,396               51.3           L(24),Def(93),O(3)
  156           No                            2,357,159               65.2        L(34),Grtr1%orYM(82),O(3)
  157           No                            2,409,527               50.2           L(24),Def(91),O(3)
  158           No                            2,385,274               61.0           L(24),Def(91),O(3)
  159           No                            2,376,361               64.9           L(24),Def(92),O(3)
  160           No                            2,331,749               43.3           L(24),Def(91),O(4)
  161           No                            2,317,830               66.1           L(24),Def(91),O(4)
  162           No                            1,421,881               29.5           L(24),Def(176),O(3)
  163           No                            2,271,962               63.1           L(24),Def(84),O(12)
  164           No                            2,071,895               47.2        L(34),Grtr1%orYM(82),O(3)          174,911
  165           No                            2,252,062               66.2           L(24),Def(92),O(4)
  166           No                            1,735,857               40.7           L(24),Def(93),O(3)
  167           No                            2,242,660               54.7           L(24),Def(91),O(3)
  168           No                            2,181,010               56.5           L(24),Def(84),O(12)
  169           No                            2,194,104               62.2           L(24),Def(90),O(6)
  170           No                            2,231,251               66.1           L(24),Def(92),O(3)              318,409
 170.1                                        1,150,334                                                              164,158
 170.2                                          634,667                                                               90,570
 170.3                                          446,250                                                               63,682
  171           No                            2,493,875               68.3           L(24),Def(32),O(3)
  172           No                            2,580,000               63.7           L(24),Def(34),O(2)              360,667
  173           No                            2,135,715               66.1           L(24),Def(91),O(4)
  174           No                            1,921,212               43.7        L(34),Grtr1%orYM(82),O(3)          244,369
  175           No                            2,109,906               52.7           L(24),Def(92),O(3)
  176           No                            2,102,603               66.1           L(24),Def(91),O(4)
  177           No                            2,097,366               55.9           L(23),Def(94),O(3)
  178           No                            2,224,863               63.6           L(24),Def(91),O(4)
  179           No                            2,067,437               50.4           L(24),Def(92),O(3)
  180           No                            2,177,501               70.2           L(24),Def(93),O(3)
  181           No                            2,207,261               66.9           L(24),Def(91),O(4)
  182           No                            2,038,974               64.2           L(24),Def(92),O(4)
  183           No                            1,975,619               63.1           L(24),Def(84),O(12)
  184           No                            2,007,996               66.9           L(24),Def(92),O(3)              283,603
  185           No                            2,006,608               66.9           L(24),Def(91),O(3)
  186           No                            1,978,173               64.9           L(23),Def(93),O(4)
  187           No                            1,955,040               56.5           L(24),Def(84),O(12)
  188           No                            1,939,636               58.8           L(24),Def(92),O(3)
  189           No                            1,760,429               51.8           L(24),Def(91),O(3)
  190           No                            1,867,235               58.4           L(24),Def(91),O(4)
  191           No                            1,843,911               62.7           L(24),Def(84),O(12)
  192           No                            1,956,755               69.8           L(24),Def(92),O(3)
  193           No                            1,810,984               56.5           L(24),Def(84),O(12)
  194           No                            1,828,706               59.0           L(24),Def(85),O(6)
  195           No                            1,745,130               63.1           L(24),Def(84),O(12)
  196           No                            1,842,685               70.1           L(24),Def(92),O(3)
  197           No                            1,675,233               58.8           L(24),Def(92),O(4)
  198           No                            1,646,349               63.1           L(24),Def(84),O(12)
  199           No                            1,306,306               38.4           L(24),Def(91),O(4)              252,425
  200           No                            1,685,830               65.3           L(24),Def(88),O(3)              181,444
  201           No                            1,522,463               48.3           L(24),Def(90),O(3)
  202           No                            1,145,150               45.8          L(23),Def(144),O(13)             547,154
  203           No                            1,663,508               68.6           L(24),Def(92),O(3)
  204           No                            1,588,727               56.5           L(24),Def(84),O(12)
  205           No                            1,776,607               74.0           L(24),Def(91),O(4)              166,859
  206           No                            1,450,193               45.3           L(24),Def(93),O(3)
  207           No                            1,531,105               62.7           L(24),Def(84),O(12)
  208           No                            1,568,396               61.3           L(24),Def(91),O(3)
  209           No                            1,506,410               56.5           L(24),Def(84),O(12)
  210           No                            1,511,554               56.0           L(24),Def(92),O(3)              193,697
  211           No                            1,507,888               65.6           L(24),Def(90),O(3)
  212           No                            1,473,483               56.5           L(24),Def(84),O(12)
  213           No                            1,456,409               66.2           L(24),Def(92),O(3)
  214           No                            1,309,398               55.7           L(24),Def(92),O(3)              203,693
  215           No                            1,425,695               49.2           L(24),Def(93),O(3)              176,805
  216           No                            1,555,312               45.7           L(24),Def(91),O(4)
  217           No                            1,366,589               56.0           L(24),Def(92),O(3)
  218           No                            1,341,832               63.9           L(24),Def(93),O(3)
  219           No                            1,317,080               56.5           L(24),Def(84),O(12)
  220           No                            1,339,077               58.2           L(24),Def(92),O(3)
  221           No                            1,267,689               62.7           L(24),Def(84),O(12)
  222           No                            1,288,066               58.5           L(24),Def(92),O(3)              113,938
  223           No                            1,174,859               58.5           L(24),Def(93),O(3)
  224           No                            1,201,835               56.5           L(24),Def(84),O(12)
  225           No                                8,770               0.3            L(24),Def(93),O(3)              262,468
  226           No                            1,169,156               58.5        L(59),Grtr1%orYM(56),O(4)          125,672
  227           No                            1,051,512               61.1           L(24),Def(92),O(3)              130,696
  228           No                            1,082,937               66.4           L(24),Def(92),O(3)               45,514
  229           No                            1,070,137               66.1           L(24),Def(91),O(3)
  230           No                               16,946               0.6            L(24),Def(151),O(3)
  231           No                            1,049,944               61.8           L(24),Def(91),O(4)               68,806
  232           No                            1,240,000               60.5           L(24),Def(34),O(2)              240,458
  233           No                            1,014,151               63.1           L(24),Def(84),O(12)
  234           No                            1,004,273               62.7           L(24),Def(84),O(12)
  235           No                              993,759               53.7           L(24),Def(92),O(3)
  236           No                              914,977               55.5           L(24),Def(91),O(3)              139,641
  237           No                              938,065               59.0        L(34),Grtr1%orYM(82),O(3)
  238           No                              840,267               52.5           L(24),Def(92),O(3)
  239           No                              886,233               62.0           L(24),Def(93),O(3)              120,890
  240           No                              844,769               67.6           L(24),Def(91),O(3)




                                                       MOST RECENT    MOST RECENT
   LOAN #           2003 NOI ($)     2004 NOI ($)           NOI ($)    NOI DATE             UW NOI ($)        UW NCF ($)
   ------           ------------     ------------           -------    --------             ----------        ----------

      1              13,829,942       13,436,706        13,158,897          03/31/05       15,556,276        14,930,554
      2              59,422,164       69,462,505        72,294,529          04/30/05       78,461,541        69,251,953
     2.1             20,175,802       23,601,570        25,221,014          04/30/05       27,767,131        24,584,499
     2.2             24,845,688       27,192,845        27,134,814          04/30/05       29,439,243        25,892,112
     2.3             14,400,674       18,668,090        19,938,701          04/30/05       21,255,167        18,775,342
      3               7,435,100        9,697,200        11,240,500          06/30/05       12,327,034        10,552,612
      4               4,784,757        6,156,048         6,467,375          04/30/05        6,349,604         5,545,395
      5               6,237,571        3,073,832         4,758,865          04/30/05        6,712,858         6,159,099
      6               1,706,413        1,732,187         1,936,121          03/31/05        4,172,381         3,673,956
      7               4,003,706        4,154,300         4,069,749          03/31/05        4,005,270         3,715,434
      8                                                                                     3,351,553         3,315,644
      9                                4,259,043                                            4,206,368         3,999,665
     10               2,106,183        2,119,229         2,673,083          04/30/05        3,408,025         3,161,191
     11                 238,735        1,603,778         2,281,577          04/30/05        3,022,718         2,957,649
     12                                                                                     3,875,305         3,859,249
     13               2,431,877        2,642,157         2,885,811          03/31/05        2,716,137         2,610,670
     14                                2,435,830         2,463,030          02/28/05        2,590,257         2,497,457
     15                                                                                     2,651,488         2,473,987
     16                                                  2,104,949          05/31/05        2,776,229         2,734,529
     17               3,971,844        4,185,720         4,150,533          05/31/05        2,398,557         2,106,376
     18                                1,833,763         1,706,047          04/30/05        2,204,283         1,961,810
     19               1,844,628        1,956,479         2,027,401          05/31/05        2,170,679         2,072,958
     20               1,284,474        1,466,450         1,714,974          03/31/05        1,691,605         1,667,555
     21               1,807,153        1,756,086                                            1,799,203         1,730,803
     22               2,431,198        2,235,101                                            2,437,674         2,319,435
     23               1,837,349        1,820,604                                            1,733,849         1,703,660
     24               2,138,583        2,290,270                                            1,868,418         1,665,629
     25               1,244,994        1,353,347         1,434,516          03/31/05        1,428,356         1,390,756
     26               3,560,794        3,932,016         4,084,900          03/31/05        4,424,686         4,368,946
    26.1                805,040          803,381           819,253          03/31/05          927,914           917,609
    26.2                617,973          655,241           676,838          03/31/05          700,301           692,696
    26.3                584,062          631,349           646,222          03/31/05          679,841           673,151
    26.4                536,931          576,856           594,776          03/31/05          580,655           571,520
    26.5                143,593          351,846           403,340          03/31/05          507,379           497,059
    26.6                493,775          512,683           532,172          03/31/05          567,714           562,059
    26.7                379,420          400,660           412,299          03/31/05          460,882           454,852
     27                                1,314,409         1,144,122          03/31/05        1,647,578         1,531,324
     28                                1,283,057         1,254,663          03/31/05        1,390,687         1,290,937
     29               1,776,501        1,869,269         1,813,951          03/31/05        1,604,407         1,430,583
     30               1,213,979        1,213,515         1,224,144          05/31/05        1,537,075         1,476,660
     31               1,212,181          995,114         1,318,828          06/30/05        1,317,274         1,166,791
     32                                2,165,500                                            1,463,074         1,286,706
     33                                                                                     1,556,471         1,473,122
     34               1,562,201        1,395,608                                            1,502,042         1,431,060
     35               1,080,123          689,413           666,739          08/01/05        1,281,751         1,077,187
     36                                  958,132         1,311,282          05/31/05        1,278,049         1,172,847
    36.1                                 647,251           974,341          05/31/05          785,820           731,291
    36.2                                 310,881           336,941          05/31/05          290,199           260,489
    36.3                                                                                      202,031           181,068
     37                                                                                     1,125,521         1,085,993
     38               1,151,013        1,080,892         1,128,889          03/31/05        1,203,344         1,024,154
     39                                                                                     1,207,906         1,083,706
     40                 838,992          918,087           921,353          06/30/05          945,994           899,244
     41                                                                                     1,033,327           957,571
     42               1,096,502        1,016,591                                            1,192,821         1,159,285
     43               1,238,685        1,193,394                                            1,100,614         1,027,783
     44                 703,559          781,391           802,393          02/28/05        1,085,943           986,915
     45               1,030,197        1,033,698         1,019,104          04/30/05          997,620           944,789
     46               1,040,906          958,981         1,121,832          03/31/05        1,074,817         1,056,517
     47                                                                                     1,238,798         1,155,684
     48                                                                                     1,148,391         1,089,269
     49               1,068,794          888,322           896,523          04/30/05        1,058,207           948,903
     50                                                    699,659          04/30/05          757,598           742,398
     51                                                                                     1,048,227           973,616
     52               1,455,161        1,402,517                                            1,261,080         1,179,221
     53                 449,955          617,089           610,556          04/30/05          777,996           723,996
     54               2,205,825        2,193,753         2,253,874          04/30/05        2,211,820         1,901,485
     55                 854,695          909,224                                              875,029           792,769
     56                                                                                       811,859           778,929
     57                                                                                       953,451           917,184
     58                 664,305          812,910           841,280          04/30/05          909,624           807,020
     59                 684,251          775,520           772,983          06/30/05          662,257           641,757
     60               1,258,712          708,632                                              838,765           746,110
     61                                                                                       665,788           648,788
     62                 767,637          613,677           809,156          04/30/05          799,301           775,322
     63                 582,591          629,377                                              663,563           629,652
     64                 749,659          697,120           640,406          06/30/05          765,061           678,059
     65                                                    574,278          04/30/05          731,625           711,625
     66                                  148,095           357,770          04/30/05          734,079           699,079
     67                 487,732          533,566           538,019          06/30/05          560,266           529,516
     68                 650,728          539,257           511,147          04/30/05          553,904           521,904
     69                                                    634,761          03/31/05          612,749           577,131
     70                                                                                       607,240           585,104
     71                                                    605,829          04/30/05          562,260           547,509
     72                 620,373          729,952           763,860          03/31/05          817,206           790,177
     73                 401,415          345,241           408,951          03/31/05          670,451           597,078
     74                 675,521          677,014                                              729,374           712,374
     75                                  412,062           418,452          05/31/05          498,975           487,025
     76                 949,402        1,140,691                                            1,088,096         1,012,689
     77                 726,898          706,133           720,853          03/31/05          633,319           582,642
     78                 655,238          663,849           718,645          02/28/05        1,026,299           894,954
     79                 692,274          401,560           390,453          04/30/05          714,487           647,730
     80                                                                                       554,625           526,182
     81                 490,217          485,127           519,142          06/30/05          497,461           475,711
     82                 220,905          409,172           411,435          04/30/05          548,034           522,684
     83                                                    660,610          05/31/05          689,172           661,514
     84                 136,249          423,393                                              539,929           498,679
     85                                                                                       574,130           514,127
     86                 421,061          477,047           486,438          06/30/05          507,574           482,574
     87                 448,031          401,238           422,522          05/31/05          519,477           490,977
     88                                                    484,611          05/31/05          689,446           643,446
     89                                  456,955                                              595,569           560,977
     90               1,617,537        1,626,098         1,645,881          03/31/05        1,514,756         1,482,456
     91                 223,153          540,333                                              527,108           507,456
     92                 451,907          458,104           464,450          03/31/05          460,837           451,987
     93                                   82,862           135,774          02/28/05          519,277           484,256
     94                 468,385          480,411           482,270          04/30/05          453,084           415,584
     95                 500,808          502,662           439,620          03/31/05          503,697           461,961
     96                                  541,563           577,803          04/30/05          521,102           473,401
     97                                                                                       626,830           598,147
     98                 415,759          453,323           445,341          03/31/05          470,688           457,699
     99                 477,113          508,941           515,332          03/31/05          478,963           436,253
    99.1                383,255          408,821           413,955          03/31/05          384,741           350,433
    99.2                 93,858          100,120           101,377          03/31/05           94,222            85,820
     100                332,407          429,207           406,573          03/31/05          441,684           411,684
     101                497,510          485,842           479,214          06/30/05          541,755           514,316
     102                522,103          527,784           529,888          02/28/05          439,273           417,156
     103                                                                                      466,033           433,323
     104                390,213          507,862           514,035          03/31/05          541,680           506,680
     105                406,186          422,943           425,030          03/31/05          418,307           408,576
     106                422,333          394,247           385,483          03/31/05          411,880           401,512
     107                                                   340,691          03/31/05          409,794           378,430
     108                307,750          388,841                                              385,715           366,890
     109                                                                                      368,406           366,366
     110                528,353          430,991           460,398          03/31/05          467,201           435,884
     111                351,638          456,007           372,774          04/30/05          447,961           391,649
     112                198,272          425,890           413,175          02/28/05          477,296           448,496
     113                128,180          331,632                                              415,057           396,239
     114                288,649          291,003           282,245          06/30/05          341,227           331,727
     115                                                                                      361,374           345,845
     116                367,553          364,641                                              360,037           326,923
     117                                                                                      339,500           337,277
     118                403,854          397,364           433,193          06/30/05          348,590           322,590
     119                                                                                      327,860           325,637
     120                                                                                      377,418           356,822
     121                190,790          271,505           306,342          02/28/05          405,149           361,649
     122                405,062          372,769           396,819          04/30/05          435,520           371,355
     123                287,690          347,152           342,206          03/31/05          360,261           350,470
     124                                                                                      348,585           333,360
     125                291,879          258,408           264,789          04/30/05          318,495           296,895
     126                285,780          307,674           314,495          06/30/05          320,648           311,648
     127                                                                                      439,580           427,593
     128                302,524          300,219           306,226          03/31/05          304,098           290,589
     129                                                                                      342,965           320,272
     130                                                                                      392,850           391,338
     131                                                                                      367,686           349,003
     132                341,279          361,808           357,900          03/31/05          337,470           298,604
     133                798,875          736,932           695,842          05/31/05          408,008           346,008
     134                293,560          338,118           421,071          05/31/05          368,306           332,269
     135                344,883          336,084                                              355,095           346,845
     136                194,784          166,483                                              290,796           276,834
     137                187,678          169,521           312,461          05/31/05          331,667           287,994
     138                378,227          385,818           407,501          04/30/05          395,257           341,248
     139                                 279,974           403,446          06/30/05          337,751           324,778
     140                276,314          293,827           308,141          03/31/05          353,199           309,586
     141                332,543          315,256           313,804          06/30/05          271,375           262,300
     142                247,745          272,003           206,675          04/30/05          274,560           260,160
     143                294,532          264,771           258,062          03/31/05          309,187           297,028
     144                222,203          324,546           280,048          04/30/05          287,336           265,837
     145                300,525          351,969                                              406,346           384,133
     146                261,215          290,584           309,308          04/30/05          278,063           265,749
     147                310,641          286,970           272,457          01/31/05          361,200           320,444
     148                250,188          255,242           251,837          06/30/05          287,732           275,232
     149                502,331          476,570           454,349          08/01/05          364,800           333,809
     150                                 209,787           269,228          03/31/05          317,443           290,862
     151                                                   308,748          03/31/05          275,542           256,292
     152                369,282          261,349           239,512          03/31/05          302,412           288,412
     153                340,741          365,664                                              332,806           320,974
     154                                 109,867           212,293          04/30/05          266,264           260,884
     155                259,733          270,214           283,163          04/30/05          325,682           284,111
     156                                                   295,400          05/31/05          273,658           263,658
     157                                                                                      300,905           289,524
     158                325,710          306,284                                              315,901           282,549
     159                290,195          297,481           356,791          03/31/05          296,506           285,571
     160                                                                                      342,942           322,885
     161                279,227          258,247           261,158          03/31/05          265,485           257,101
     162                                                                                      291,611           291,611
     163                210,275          177,448           216,082          06/30/05          260,636           250,636
     164                217,211          301,545           296,964          05/31/05          318,366           310,018
     165                196,513          216,969           244,996          08/01/05          248,991           227,788
     166                                                                                      350,304           312,525
     167                                                   300,375          04/30/05          277,462           255,462
     168                196,605          199,083           210,353          06/30/05          208,801           200,801
     169                218,700          235,762           232,319          05/31/05          245,577           237,321
     170                320,974          311,983           316,733          03/31/05          282,490           267,704
    170.1               165,480          160,845           163,293          03/31/05          145,639           138,016
    170.2                91,299           88,742            90,093          03/31/05           80,353            76,147
    170.3                64,195           62,397            63,347          03/31/05           56,498            53,541
     171                240,874          226,250           226,600          05/31/05          232,026           225,799
     172                385,524          345,508           395,927          08/01/05          307,698           289,282
     173                341,229          293,357           290,388          03/31/05          256,837           240,207
     174                231,840          272,881           284,186          05/31/05          273,881           266,293
     175                                                                                      247,798           245,957
     176                324,166          276,298           262,585          03/31/05          245,456           237,594
     177                244,739          393,689           359,122          05/31/05          284,617           279,550
     178                165,051          193,737           210,706          04/30/05          212,819           198,019
     179                302,001          294,238           276,650          04/12/05          332,896           309,824
     180                                                                                      234,905           215,397
     181                                                    69,770          05/31/05          224,711           209,133
     182                                 234,351           246,743          04/30/05          209,211           204,861
     183                171,829          192,758           184,962          06/30/05          194,113           187,113
     184                267,940                            221,670          12/31/04          236,499           217,126
     185                                                                                      239,163           225,581
     186                                                                                      203,991           197,722
     187                154,494          208,746           184,183          06/30/05          192,636           185,136
     188                283,944          228,507           198,608          05/31/05          253,878           245,277
     189                158,211          224,678           229,897          04/30/05          216,320           209,247
     190                108,475          146,441           151,347          05/31/05          228,395           203,720
     191                138,099          163,157           174,382          06/30/05          189,422           180,922
     192                                                                                      203,810           188,117
     193                179,140          172,423           166,317          06/30/05          176,035           170,285
     194                                                                                      224,489           209,156
     195                150,618          148,797           158,777          06/30/05          173,691           164,941
     196                                                   162,936          05/31/05          206,366           192,037
     197                                                                                      209,058           199,577
     198                134,409          149,619           151,452          06/30/05          165,757           159,757
     199                259,800          267,687                                              239,361           214,434
     200                233,273          206,200                                              195,727           187,377
     201                                                                                      241,282           221,403
     202                220,407          251,836           206,971          05/31/05          200,495           178,258
     203                176,940          183,938           134,037          05/31/05          198,134           183,134
     204                167,071          156,509           153,375          06/30/05          155,543           149,543
     205                154,855                            217,124          06/30/05          191,041           167,368
     206                164,446          152,085           141,828          04/30/05          190,313           180,312
     207                134,274          141,968           150,914          06/30/05          148,931           143,931
     208                121,391           94,239           105,632          02/28/05          199,719           186,574
     209                143,068          156,552           142,721          06/30/05          150,903           141,653
     210                216,807          147,519                                              187,995           175,748
     211                                 190,429                                              174,714           165,229
     212                111,370          130,399           128,169          06/30/05          143,654           138,904
     213                                 190,851           200,631          03/31/05          200,958           172,708
     214                198,589          195,671           180,207          04/30/05          227,862           203,862
     215                196,824          183,865           179,963          06/30/05          181,342           173,029
     216                105,604          140,461                                              172,808           163,665
     217                                                                                      157,031           151,586
     218                                 175,292           174,431          06/30/05          161,301           155,129
     219                180,362          178,848           131,840          06/30/05          132,164           124,164
     220                                                                                      171,505           159,672
     221                 63,300          125,837           116,254          06/30/05          126,353           119,603
     222                136,107          138,313           149,794          03/31/05          169,213           161,798
     223                                 171,288           167,583          03/31/05          184,816           152,902
     224                 91,625          109,054           110,059          06/30/05          119,230           113,230
     225                293,468          246,231           332,747          05/31/05          355,922           297,863
     226                148,679          172,479                                              170,432           128,677
     227                123,578          163,601           168,059          03/31/05          142,490           135,945
     228                 60,142          135,485                                              138,634           128,577
     229                 52,089          138,985           153,503          03/31/05          146,441           136,441
     230                                                    62,888          07/31/05          203,060           193,354
     231                 68,586          104,995            98,243          04/30/05          110,982           103,782
     232                240,268          166,219           168,471          08/01/05          135,299           119,058
     233                 98,298          113,912           107,691          06/30/05          108,905           105,655
     234                 90,213          102,386            94,630          06/30/05           99,642            94,642
     235                                                                                      124,721           118,219
     236                164,801          156,600           157,939          02/28/05          150,709           135,096
     237                                  99,351            94,221          03/31/05          119,894           115,244
     238                119,117          123,176           112,609          04/30/05          139,934           134,184
     239                110,901          128,168           134,225          03/31/05          122,388           109,609
     240                 72,091          104,041           122,389          05/31/05          102,338            97,588




              UW
   LOAN #     DSCR (X)(1),(12),(16)             TITLETYPE                              PML %
   ------     ----------------------            ---------                              -----

      1       1.34                                 Fee
      2       3.61                              Leasehold
     2.1                                        Leasehold
     2.2                                        Leasehold
     2.3                                        Leasehold
      3       1.89                                 Fee
      4       1.29                                 Fee
      5       1.94                                 Fee                                 14.0
      6       1.22                                 Fee
      7       1.23                                 Fee                                 18.0
      8       1.21                                 Fee                                  5.0
      9       1.48                                 Fee
     10       1.56                                 Fee
     11       1.27                                 Fee
     12       2.65                                 Fee            14.0 (Storage Building), 18.0 (Medical Office)
     13       1.30                                 Fee
     14       1.29                                 Fee
     15       1.29                                 Fee
     16       1.48                                 Fee                                 13.0
     17       1.44                                 Fee
     18       1.30                                 Fee
     19       1.41                                 Fee
     20       1.49                                 Fee
     21       1.65                                 Fee
     22       2.23                                 Fee                  Office Tower - 19.0, Theatre - 14.0
     23       1.43                                 Fee
     24       1.50                                 Fee
     25       1.24                                 Fee                                 12.0
     26       5.64                                 Fee                                Various
    26.1                                           Fee                                 16.0
    26.2                                           Fee                                 13.0
    26.3                                           Fee                                 10.0
    26.4                                           Fee                                 14.0
    26.5                                           Fee                                 14.0
    26.6                                           Fee                                 16.0
    26.7                                           Fee                                 11.0
     27       1.38                                 Fee
     28       1.31                                 Fee
     29       1.46                                 Fee
     30       1.58                                 Fee
     31       1.26                                 Fee
     32       1.45                                 Fee
     33       2.39                                 Fee                                 12.0
     34       2.43                                 Fee
     35       1.29                                 Fee
     36       1.41                                 Fee
    36.1                                           Fee
    36.2                                           Fee
    36.3                                           Fee
     37       1.31                                 Fee
     38       1.28                                 Fee
     39       1.38                                 Fee
     40       1.22                                 Fee                                 15.0
     41       1.25                              Leasehold
     42       2.02                                 Fee
     43       1.37                                 Fee
     44       1.33                                 Fee                                  9.0
     45       1.27                                 Fee                                 14.0
     46       1.46                                 Fee                                 14.0
     47       1.78                                 Fee
     48       1.65                                 Fee
     49       1.44                                 Fee
     50       1.22                                 Fee                                 13.0
     51       1.52                                 Fee
     52       1.97                                 Fee
     53       1.53                                 Fee
     54       3.31                              Leasehold
     55       1.34                                 Fee
     56       1.38                                 Fee
     57       2.26                                 Fee
     58       1.44                                 Fee
     59       1.22                                 Fee                                 17.0
     60       1.43                                 Fee
     61       1.35                                 Fee
     62       1.41                                 Fee                                 15.0
     63       1.29                                 Fee                                 15.0
     64       1.33                                 Fee
     65       1.51                                 Fee
     66       1.50                                 Fee
     67       1.26                                 Fee                                 18.0
     68       1.21                                 Fee
     69       1.30                                 Fee
     70       1.27                                 Fee
     71       1.20                                 Fee
     72       1.52                                 Fee
     73       1.42                                 Fee                                  9.0
     74       1.71                                 Fee
     75       1.44                                 Fee
     76       3.36                                 Fee
     77       1.31                                 Fee
     78       2.62                                 Fee
     79       1.62                                 Fee
     80       1.27                                 Fee
     81       1.22                                 Fee                                 16.0
     82       1.30                                 Fee
     83       2.19                                 Fee
     84       1.25                                 Fee
     85       1.28                                 Fee
     86       1.26                                 Fee                                 14.0
     87       1.28                                 Fee
     88       1.48                                 Fee
     89       1.47                                 Fee
     90       4.00                                 Fee
     91       1.30                                 Fee
     92       1.29                                 Fee
     93       1.41                                 Fee
     94       1.24                                 Fee
     95       1.38                                 Fee
     96       1.44                                 Fee
     97       2.40                                 Fee
     98       1.41                                 Fee
     99       1.33                                 Fee
    99.1                                           Fee
    99.2                                           Fee
     100      1.29                                 Fee
     101      1.65                                 Fee                                  5.0
     102      1.40                                 Fee
     103      1.38                                 Fee
     104      1.77                                 Fee
     105      1.41                                 Fee
     106      1.61                                 Fee                                 12.0
     107      1.27                                 Fee
     108      1.30                                 Fee                                 15.0
     109      1.30                                 Fee
     110      1.53                                 Fee                                 19.3
     111      1.38                                 Fee
     112      1.65                                 Fee
     113      1.52                                 Fee
     114      1.26                                 Fee                                 15.0
     115      1.31                                 Fee
     116      1.29                                 Fee                                 15.0
     117      1.28                                 Fee
     118      1.26                                 Fee
     119      1.24                                 Fee
     120      1.35                                 Fee
     121      1.30                                 Fee
     122      1.52                                 Fee
     123      1.41                                 Fee
     124      1.35                                 Fee
     125      1.20                                 Fee
     126      1.22                                 Fee                                 15.0
     127      1.54                                 Fee                                 15.0
     128      1.21                                 Fee
     129      1.33                                 Fee
     130      2.38                                 Fee
     131      1.47                                 Fee
     132      1.27                                 Fee
     133      1.31                                 Fee
     134      1.46                                 Fee
     135      1.47                                 Fee
     136      1.24                                 Fee                                 15.0
     137      1.29                                 Fee
     138      1.53                                 Fee
     139      1.42                                 Fee
     140      1.35                                 Fee
     141      1.20                                 Fee                                 19.0
     142      1.21                                 Fee
     143      1.41                                 Fee
     144      1.31                                 Fee
     145      1.69                                 Fee
     146      1.31                                 Fee
     147      1.55                                 Fee
     148      1.22                                 Fee                                 17.0
     149      2.21                                 Fee
     150      1.42                                 Fee                                 16.0
     151      1.23                                 Fee                                  9.0
     152      1.43                                 Fee                                 17.0
     153      1.56                                 Fee
     154      1.33                                 Fee                                 18.0
     155      1.21                                 Fee
     156      1.22                                 Fee
     157      1.44                                 Fee                                 13.0
     158      1.46                                 Fee
     159      1.48                                 Fee
     160      1.71                                 Fee
     161      1.41                                 Fee
     162      1.36                                 Fee
     163      1.26                                 Fee                                 17.0
     164      1.57                                 Fee
     165      1.27                                 Fee
     166      1.40                                 Fee
     167      1.42                                 Fee
     168      1.22                                 Fee                                 16.0
     169      1.36                                 Fee
     170      1.43                                 Fee
    170.1                                          Fee
    170.2                                          Fee
    170.3                                          Fee
     171      1.29                                 Fee
     172      2.28                                 Fee
     173      1.41                                 Fee
     174      1.46                                 Fee
     175      1.45                                 Fee
     176      1.41                                 Fee
     177      1.62                                 Fee
     178      1.20                                 Fee
     179      1.89                                 Fee
     180      1.27                                 Fee
     181      1.26                              Leasehold
     182      1.26                                 Fee                                 12.0
     183      1.26                                 Fee                                 17.0
     184      1.32                                 Fee
     185      1.37                                 Fee
     186      1.26                                 Fee
     187      1.22                                 Fee                                 21.0
     188      1.51                                 Fee
     189      1.22                                 Fee                                 14.0
     190      1.36                                 Fee                                 18.0
     191      1.22                                 Fee                                 19.0
     192      1.27                                 Fee
     193      1.22                                 Fee                                 18.0
     194      1.42                                 Fee                                 17.0
     195      1.26                                 Fee                                 19.0
     196      1.33                                 Fee
     197      1.45                                 Fee
     198      1.26                                 Fee                                 16.0
     199      1.26                                 Fee
     200      1.34                                 Fee
     201      1.50                                 Fee
     202      1.22                                 Fee
     203      1.38                                 Fee
     204      1.22                                 Fee                                 16.0
     205      1.32                                 Fee
     206      1.28                                 Fee                                 17.0
     207      1.22                                 Fee                                 17.0
     208      1.40                                 Fee
     209      1.22                                 Fee                                 16.0
     210      1.41                                 Fee
     211      1.33                                 Fee
     212      1.22                                 Fee                                 16.0
     213      1.49                                 Fee
     214      1.62                                 Fee
     215      1.47                                 Fee
     216      1.44                                 Fee                                 23.0
     217      1.33                                 Fee
     218      1.40                                 Fee
     219      1.22                                 Fee                                 18.0
     220      1.46                                 Fee
     221      1.22                                 Fee                                 18.0
     222      1.54                                 Fee
     223      1.32                                 Fee
     224      1.22                                 Fee                                 16.0
     225      1.64                                 Fee
     226      1.35                                 Fee
     227      1.31                                 Fee
     228      1.47                                 Fee
     229      1.59                                 Fee
     230      1.51                                 Fee
     231      1.22                                 Fee
     232      1.95                                 Fee
     233      1.26                                 Fee                                 19.0
     234      1.22                                 Fee                                 18.0
     235      1.37                                 Fee
     236      1.52                                 Fee
     237      1.53                                 Fee
     238      1.64                                 Fee
     239      1.51                                 Fee
     240      1.38                                 Fee




                                                          UPFRONT ESCROW(13),(18)
             ---------------------------------------------------------------------------------------------------------------------
             UPFRONT CAPEX    UPFRONT ENGIN.   UPFRONT ENVIR.    UPFRONT TI/LC     UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
   LOAN #       RESERVE ($)       RESERVE ($)      RESERVE ($)      RESERVE ($)        RESERVE ($)    RESERVE ($)      RESERVE ($)
   ------       -----------       -----------      -----------      ------------       -----------    -----------      -----------

      1
      2
     2.1
     2.2
     2.3
      3                                                                                                                12,047,723
      4
      5
      6                                                                732,185            308,648         20,024        1,732,185
      7                               14,688                                               50,941        177,179
      8
      9
     10
     11                                                                                   409,833                          10,000
     12
     13
     14                                                                                   373,264         51,625
     15                               21,250                         1,275,000
     16                                                                750,000             79,127          2,707
     17                                                              1,500,000            111,034         13,800
     18                                                                                    88,879         67,642
     19                               16,000                                               52,796         29,611
     20                                                                                    72,565          2,258
     21                                                                                   260,822
     22                                                                                                                 1,600,000
     23
     24
     25                               23,681                                               33,789         26,966           28,125
     26                                                                                    95,141         45,488
    26.1
    26.2
    26.3
    26.4
    26.5
    26.6
    26.7
     27                              123,313                           810,140                            16,113        1,509,180
     28                              210,000                                               43,099         29,503
     29                               88,480                           500,000
     30                                                                                    78,038
     31                                                                577,800                                            264,000
     32
     33
     34
     35                                                                500,000             45,565         15,048
     36             11,250                                                                 47,661
    36.1
    36.2
    36.3
     37                                                                                                                   600,000
     38                               40,000                           100,000             35,533         10,849
     39                                                                                    30,463         12,250          510,000
     40
     41             39,000                                                                 92,982         15,364           50,000
     42
     43
     44                                                                                    53,885          3,640
     45                                                                                    31,678          7,796
     46                                                                                    46,307          1,162
     47
     48                               52,125                                               35,073          5,615
     49                                                                                   144,111
     50                                                                                    43,758          8,298          124,446
     51                                                                200,000
     52
     53                                                                                    23,975
     54                               23,294                                                                              109,620
     55
     56                                                                                                      323           94,029
     57
     58                                                                                    99,664
     59
     60
     61                                                                                    81,879          4,524
     62                                                                                    10,436
     63              8,820                                                                 36,667          1,510           11,100
     64                               12,500                                               58,832         13,956          100,000
     65                                                                                     6,541          1,491
     66                               13,125                                               41,834         23,835
     67
     68                                                                                   174,676          9,739
     69                               34,375                                               30,921         10,921
     70                               12,500           15,000                              17,048          6,242
     71                                                                                     2,531            963
     72                                                                                    42,151          7,871
     73                                                                                     9,348          8,753
     74                                                                                    46,335          2,841
     75                                                                                    31,507          2,242            2,500
     76
     77                                                                                    39,133         31,065
     78                                                                                    36,837          8,297
     79            203,250                                                                 18,002          2,829
     80                                                                                    29,354
     81                                                   406
     82                                                                                     4,826          3,426           15,625
     83
     84                                2,250                                               38,838         56,527            1,800
     85                                                                510,475             82,131
     86                                9,375
     87                                                                                                    3,616
     88                                                                                    26,980         34,195
     89                                5,000                                               26,396          6,526
     90                               10,000                                               46,000          4,156
     91                                                                 25,000                                              6,500
     92                                                                                    13,552          6,806
     93                               13,485                                               43,978
     94                                                                                    19,717          9,985
     95                                                                                     7,281          6,992           40,000
     96                               10,938                                               55,930
     97
     98                                                                                    28,884            550
     99                                                                                    30,313          5,001
    99.1
    99.2
     100                                                                                   39,973         18,720
     101
     102                              10,579                                               52,287
     103                                                                                   14,213                           2,864
     104                              34,688                                               15,841         16,047
     105                                                                                   13,231            550
     106                                                                                   15,575         11,344
     107                                                                                   10,877          2,661
     108             6,038                                                                 19,333          1,327
     109                                                                                                                   20,000
     110                               5,125                                               25,677          9,305
     111                              21,125                                               18,378          9,686
     112                                                                                    9,915         19,944
     113            16,000
     114
     115                                                                                    7,034          4,766           62,641
     116            11,608             4,375                                               32,588          1,053
     117
     118                               6,938                                                6,517         28,672
     119
     120                                                                                   15,081          1,050
     121                             300,000                                                               7,883
     122            22,040                                              95,000             67,864          4,542
     123                                                                                   23,449            550
     124                                                                66,000                                             90,500
     125                                                                                   29,534         14,643
     126
     127
     128                                                                18,000             11,898          1,651
     129                                                                60,000              7,209          2,612           23,591
     130
     131                                                                51,060             20,789            713
     132           100,975                                             122,000
     133                             538,750                                                6,606         39,079
     134                              14,591                            50,000              8,019          4,420
     135                                                                                   15,840          1,337
     136             5,485                                                                 15,400          1,485
     137                                                               100,000             28,316          6,855
     138                                                                                   21,981          5,662           54,875
     139                                                                                   46,152          5,116
     140
     141                               1,250
     142                                                                                   32,072         10,933
     143                               8,543                                               13,447            550
     144                              10,000                           210,860              2,469          3,024
     145                                                                                                     709
     146            69,000            11,250                            50,000              2,634            204           65,000
     147                                                                50,000              8,732         12,676
     148                               3,688
     149                                              120,000                              86,303
     150
     151                                                                                   18,378          2,581
     152                                                                                   15,329          3,942
     153                                                                                   30,982          1,328
     154                                                                                   15,533          1,311
     155            49,895                                                                 22,360          1,763
     156                                                                                   21,188          4,189
     157                                                                                    3,867            734
     158                                                                                                     446
     159                                                                                   21,191          2,263
     160                                               11,250                              11,895          3,463           67,000
     161                               9,674                                               14,950            550
     162
     163
     164                                                                                    5,202            520
     165                                                                                   27,752          1,590
     166                             105,813              625
     167                                                                                   31,333         13,532
     168                               3,250
     169                              52,500                                                6,767
     170                              27,500                                                7,680          4,484
    170.1
    170.2
    170.3
     171                                                                                    3,888          1,010
     172                                                                                   58,565
     173                               9,831                                                7,648            550
     174                                                                                    5,473            451
     175
     176                                                                                    7,465            550
     177
     178                              14,965                                                4,927          8,597
     179                                                                                    6,861          3,904
     180                                                                                    4,724          3,080
     181                                                                                   25,781          4,186
     182                                                                                    8,878            384
     183
     184                                                                                   24,205          3,611
     185                                                                70,000             19,133          2,559
     186
     187
     188                               2,861                                               12,054          1,845
     189                                                                                                   3,777
     190                               1,250                           180,000              7,381          2,180
     191                               1,875
     192                                                                                                   1,284
     193                              40,250
     194                             101,500                            50,000              2,491          1,169           50,000
     195                               3,750
     196                                                                                    6,302          3,060
     197                                                                                   14,654          2,423           21,392
     198                               3,750
     199                              66,256                                               10,386          4,329          157,011
     200                                                                                    4,055          1,690
     201                                                                                                   2,609
     202            17,500                                                                  9,722
     203                              11,563                                                3,835          3,637
     204
     205                              24,457                                               20,082         27,198
     206                                                                                   15,313          1,394
     207
     208                                                                                    8,745          1,552          275,000
     209
     210                              38,500                             3,500              4,880            651
     211                                                                                   14,734          1,825
     212
     213                                                                                   13,899         10,328
     214                                                                                   27,147         14,841
     215                               2,500                                               19,463            756
     216                              11,475
     217                                                                                                     671
     218                                                                                   14,100          3,057
     219
     220                                                                56,035              3,494          1,484
     221
     222                                                                                   14,870            818
     223                                                  300                               7,850          2,815
     224
     225                                                                25,000              3,740            684
     226                              38,370                                                2,484          1,290
     227                                                                                    9,021            622
     228                                                                30,000             11,653          4,514
     229                               6,875                                                6,071          8,296
     230                                                                                    1,169          4,330
     231                                                                                   12,942          5,603
     232                                                                                   55,750
     233                               3,778
     234                               1,563
     235                                                                                    9,360          1,444
     236                                                                                   16,275            984
     237                                                                                    2,979            498
     238                             120,613                                                2,158            832
     239                                                                                    3,615            283
     240                                                                                    1,321          2,476




                               MONTHLY ESCROW(14)
              ----------------------------------------------------------------------------------------------------------
                  MONTHLY CAPEX    MONTHLY ENVIR.     MONTHLY TI/LC     MONTHLY RE TAX    MONTHLY INS.    MONTHLY OTHER      SINGLE
   LOAN #            RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)     RESERVE ($)      RESERVE ($)     TENANT
   ------            -----------       -----------       -----------        -----------     -----------      -----------     ------

      1                                                                                                                        No
      2                                                                                                                        No
     2.1                                                                                                                       No
     2.2                                                                                                                       No
     2.3                                                                                                                       No
      3                                                                                                                        No
      4                                                                                                                        No
      5                                                                                                                        No
      6                   4,503                              50,000             41,999          10,012                         No
      7                   4,374                                                 16,980          16,107                         No
      8                                                                                                                        No
      9                   4,474                                                                                               Yes
     10                                                                                                                        No
     11                   5,417                                                 45,537                                         No
     12                                                                                                                       Yes
     13                                                                                                                        No
     14                   7,733                                                 33,933           8,604                         No
     15                                                                         32,885           3,990                         No
     16                     445                                                 13,188           2,707                         No
     17                   2,705                             208,333             37,011           4,600                         No
     18                   3,755                              16,667             22,220           5,203                         No
     19                   1,780                              12,394             17,599           4,230                         No
     20                                                                          8,063           1,129                         No
     21                   5,700                                                 43,470                                         No
     22                                                                                                                        No
     23                                                                                                                       Yes
     24                                                                                                                        No
     25                   3,133                                                  8,447           2,697                         No
     26                                                                         31,714           5,686                         No
    26.1                                                                                                                       No
    26.2                                                                                                                       No
    26.3                                                                                                                       No
    26.4                                                                                                                       No
    26.5                                                                                                                       No
    26.6                                                                                                                       No
    26.7                                                                                                                       No
     27                   1,806                                                 31,781           4,028           78,214       Yes
     28                   8,313                                                 14,366           5,901                         No
     29                                                                                                                        No
     30                     116                                                 26,013                                         No
     31                                                                                                                        No
     32                                                                                                                       Yes
     33                                                                                                                        No
     34                                                                                                                        No
     35                   1,705                               8,333             22,783           3,762                         No
     36                                                                                                                        No
    36.1                                                                                                                       No
    36.2                                                                                                                      Yes
    36.3                                                                                                                      Yes
     37                                                                                                                       Yes
     38                   3,609                              11,990              9,087           3,616                         No
     39                     337                               9,000             15,231           1,750                         No
     40                   3,896                                                  6,900           1,720                         No
     41                                                                                                                        No
     42                                                                                                                        No
     43                                                                                                                        No
     44                   1,055                               7,172              7,698           1,820                         No
     45                     565                               3,125              5,280           1,299                         No
     46                   1,525                                                  9,261           1,162                         No
     47                                                                                                                        No
     48                   6,982                               2,112             17,536           2,807                        Yes
     49                   1,583                               6,700             16,012           4,761                         No
     50                   1,267                                                  8,752           1,383                         No
     51                   1,838                               9,192              5,594             813                         No
     52                                                                                                                       Yes
     53                                                                                                                        No
     54                                                                                                                        No
     55                                                                                                                       Yes
     56                                                                         15,219             162                         No
     57                                                                                                                        No
     58                   1,574                               6,692             11,074                                         No
     59                   1,708                                                  3,269             786                         No
     60                                                                                                                       Yes
     61                   1,417                                                 10,235           2,262                         No
     62                   1,998                                                  3,479           2,063                         No
     63                     773                               5,150              9,167             755                         No
     64                   2,460                               6,497              8,405           1,994                         No
     65                   1,667                                                  2,180             745                         No
     66                   3,646                                                  6,972           2,384                         No
     67                   2,563                                                  4,010           1,407                         No
     68                   2,667                                                 19,408           3,246                         No
     69                   2,968                                                  4,417           2,184                         No
     70                     425                               3,700              4,262             694                         No
     71                     205                               1,350              2,531             482                         No
     72                     370                               1,962             10,538           3,936                         No
     73                   1,463                               4,651              4,674           1,751                         No
     74                                                                          7,723           1,420                         No
     75                                                                          6,301           1,121                         No
     76                                                                                                                        No
     77                   3,688                                                  6,522           3,106                         No
     78                   2,306                                                 18,419           2,766                         No
     79                   1,070                               3,759              4,500             943                         No
     80                                                                                                                        No
     81                   1,896                                                  3,994           1,004                         No
     82                     224                               1,625              2,413           1,142                         No
     83                                                                                                                        No
     84                   2,651                                                 12,946           4,348                         No
     85                     140                               2,100             15,795             427                         No
     86                   2,083                                                  1,838           1,252                         No
     87                                                                                          1,808                         No
     88                   3,833                                                  6,745           4,885                         No
     89                                                                          2,933           1,632                         No
     90                                                                          9,200           2,078                         No
     91                     174                               1,389              5,658           2,941                         No
     92                     580                                                  2,259             681                         No
     93                   1,086                               1,832              7,330                                         No
     94                   3,125                                                  4,929           1,997                         No
     95                     720                               2,500              7,281             874                         No
     96                                                                         18,643                                         No
     97                                                                                                                       Yes
     98                     689                                                  3,611             550                         No
     99                   1,177                               3,255              4,330             500                         No
    99.1                                                                                                                       No
    99.2                                                                                                                      Yes
     100                  2,500                                                  4,997           2,080                         No
     101                                                                                                                       No
     102                    695                               1,148              8,714                                         No
     103                    317                                                  3,553                                         No
     104                  2,917                                                  5,280           1,981                         No
     105                    168                                                  1,654             550                         No
     106                    864                                                                                                No
     107                    461                               2,153              1,360           1,331                         No
     108                    382                               2,544              4,833             663                         No
     109                                                                                                                      Yes
     110                    338                               2,131              4,279           1,034                         No
     111                    743                               5,198              9,189           1,384                         No
     112                  3,000                                                  1,653           2,493                         No
     113                                                                                                                       No
     114                    792                                                  1,591             353                         No
     115                    250                               1,249              2,345           2,383                         No
     116                    676                               3,379              5,431           1,053                         No
     117                                                                                                                      Yes
     118                  2,167                                                  6,517           2,607                         No
     119                                                                                                                      Yes
     120                                                      2,129              5,027             525                         No
     121                  3,625                                                  5,711           2,631                         No
     122                  1,604                                                  7,540           1,514                         No
     123                    494                                                  2,931             550                         No
     124                                                      1,975              4,376             621                         No
     125                  1,800                                                  3,692           1,464                         No
     126                    750                                                  1,211             349                         No
     127                     94                                                                                               Yes
     128                                                                         2,974             206                         No
     129                    380                               1,226              3,605             653                         No
     130                                                                                                                      Yes
     131                    313                               2,089              2,970             713                         No
     132                    832                               2,419                                                            No
     133                  5,188                                                  6,606           5,583                         No
     134                    460                                                  2,673           1,468                         No
     135                                                                         5,280             669                         No
     136                    337                               2,245              3,850             742                         No
     137                    478                               3,188              2,574             623                         No
     138                    878                               5,211              3,140             566                         No
     139                  1,081                                                  4,615             568                         No
     140                  1,229                                                                                                No
     141                    756                                                  2,761             255                         No
     142                  1,200                                                  4,009           1,093                         No
     143                    343                                                  6,724             550                         No
     144                    263                               1,747              2,469             605                         No
     145                    176                               1,675              4,547             709                         No
     146                    637                                                  2,634             204                         No
     147                    744                               2,646              2,183           3,169                         No
     148                  1,042                                                  2,081             541                         No
     149                                                                        14,384                                         No
     150                    255                               1,950              1,580             571                         No
     151                  1,604                                                  4,595           1,291                         No
     152                    187                                 980              2,555             493                         No
     153                    130                                 856              3,442             443                         No
     154                    448                                                  2,589             437                         No
     155                    734                               2,731              2,484             441                         No
     156                    833                                                  3,531                                         No
     157                    127                                 700              1,289             245                         No
     158                    458                               2,717              4,010             223                         No
     159                    911                                                  3,532             754                         No
     160                    279                               1,393              1,487           1,154                         No
     161                    679                                                  1,869             550                         No
     162                                                                                                                      Yes
     163                    833                                                  1,243             365                         No
     164                    696                                                  1,734             520                         No
     165                    252                               1,514              2,523             530                         No
     166                  1,016                               2,033              4,361           1,694                         No
     167                  1,833                                                  3,917           3,383                         No
     168                    667                                                  1,421             364                         No
     169                                                                         3,383                                         No
     170                  1,232                                                  1,280           1,495                         No
    170.1                                                                                                                      No
    170.2                                                                                                                      No
    170.3                                                                                                                      No
     171                     68                                 683              1,944             337                         No
     172                                                                         9,761                                         No
     173                    236                                                  3,824             550                         No
     174                    632                                                  1,824             451                         No
     175                                                                                                                      Yes
     176                    397                                                  3,733             550                         No
     177                                                                                                                       No
     178                  1,233                                                  2,149           1,232                         No
     179                    404                               2,019              3,431             651                         No
     180                    287                                                    590           1,027                         No
     181                                                      1,175              3,683             465                         No
     182                    363                                                  1,776             384                         No
     183                    583                                                  1,437             907                         No
     184                  1,614                                                  2,689           1,204                         No
     185                    490                               2,449              2,733             853                         No
     186                                                                                                                       No
     187                    625                                                  1,292             462                         No
     188                    717                                                  2,411             369                         No
     189                    141                                                                    378                        Yes
     190                    909                                                  2,460             545                         No
     191                    708                                                  1,040             481                         No
     192                    226                               1,054                201             642                         No
     193                  1,092                                                  1,092             288                         No
     194                    500                                                  2,232           1,169                         No
     195                    729                                                  1,345             433                         No
     196                    211                                 983                900           1,530                         No
     197                    108                                 682              3,663             808                         No
     198                    500                                                     94             257                         No
     199                    577                               1,500              5,193             866                         No
     200                    692                                                  1,014             845                         No
     201                    256                               1,400              2,751             522                         No
     202                    668                               1,667              4,861                                         No
     203                  1,250                                                  1,278             909                         No
     204                    500                                                    897             336                         No
     205                  1,973                                                                  2,510                         No
     206                                                                         2,188             279                         No
     207                    417                                                    894             196                         No
     208                    174                                 590              1,249             388                         No
     209                    771                                                    992             212                         No
     210                    138                                 883              1,220             326                         No
     211                    790                                                  1,842             304                         No
     212                    396                                                    831             260                         No
     213                  2,354                               2,354              2,780           2,066                         No
     214                  2,000                                                  4,525           1,855                         No
     215                    693                                                  2,433             378                         No
     216                                                                                                                       No
     217                     88                                 366              1,356             224                         No
     218                    514                                                  1,763             340                         No
     219                    667                                                  1,268             542                         No
     220                                                                         1,165             371                         No
     221                    563                                                    829             422                         No
     222                    618                                                  1,652             409                         No
     223                    491                               2,169              1,962             313                         No
     224                    500                                                    814             338                         No
     225                    738                               3,149              3,740             684                         No
     226                    747                               1,867              2,484           1,290                         No
     227                    545                                                    820             311                         No
     228                    167                                                  1,295             451                         No
     229                    833                                                    867             754                         No
     230                    145                                 685                167             481                         No
     231                    600                                                  1,618             560                         No
     232                                                                         9,292                                         No
     233                    271                                                    676             178                         No
     234                    417                                                  1,045             179                         No
     235                     91                                 451              2,340             481                         No
     236                    213                               1,128              1,808             328                         No
     237                    388                                                  1,490             249                         No
     238                                                                         1,079             416                         No
     239                    311                                 754                301             141                         No
     240                    396                                                  1,321             354                         No




                                                     LARGEST TENANT
              ---------------------------------------------------------------------------------------------
                                                                                               LEASE
   LOAN #     LARGEST TENANT                                                   UNIT SIZE    EXPIRATION
   ------     --------------                                                   ---------    ----------

      1       Dick's Sporting Goods                                              115,562     07/31/15
      2
     2.1
     2.2
     2.3
      3
      4       Dillard's                                                          152,979     05/31/09
      5       Qualcomm Incorporated                                              103,103     03/31/11
      6       Henry Ford Health System                                            83,529     02/18/15
      7       Barrister Executive Suites Inc.                                     18,916     12/31/11
      8       Lowe's HIW, Inc.                                                   175,000     12/15/23
      9       Nissan Motor Acceptance Corporation                                268,445     03/31/13
     10       Pacific Symposium, Inc.                                             29,781     07/31/13
     11
     12       Kaiser Foundation Hospitals                                        100,352     02/19/23
     13       Kmart                                                               87,000     11/30/21
     14
     15       GSA-USA Attorney                                                    56,995     12/09/14
     16       United States of America                                            82,274     11/14/16
     17       Qwest Communications                                               308,592     01/31/09
     18       Ackerman McQueen                                                    53,364     12/31/07
     19       Stebbins-Anderson                                                   40,000     04/30/08
     20
     21
     22       AMC Theaters                                                        30,322     12/31/11
     23       DANA Corporation                                                   150,945     10/25/21
     24       Transoccean Offshore                                               103,260     03/31/11
     25
     26
    26.1
    26.2
    26.3
    26.4
    26.5
    26.6
    26.7
     27       Michaels
     28
     29       Medical Imaging of Colorado                                         25,769     10/01/07
     30       Lenox Hill Hospital                                                 17,100     12/31/10
     31       St. Joseph Mercy                                                    24,000     09/30/08
     32       Hartford Fire Insurance Company                                    153,364     12/31/05
     33       Sportmart                                                           35,277     01/31/18
     34       Academy Sports                                                      60,250     02/28/22
     35       Springer Verlag                                                     22,838     04/30/15
     36       Flexsys America, LP                                                 66,459     11/16/18
    36.1      Flexsys America, LP                                                 66,459     03/27/15
    36.2      Graphic Enterprises of Ohio, Inc.                                   54,018     01/30/14
    36.3      MTC Technologies, Inc.                                              59,894     11/16/18
     37       Borman's Inc.                                                      109,800     10/31/20
     38       Hilton Hotels Corp                                                  16,860     02/28/06
     39       Asmo                                                                30,300     04/30/11
     40
     41       Smith Barney                                                        20,621     09/30/09
     42       HEB Grocery Company                                                 61,805     11/30/16
     43       Kraft Foods North America                                           73,264     01/31/12
     44       Decision One Mortgage                                               17,506     03/31/12
     45       St. John Knits                                                       6,000     09/30/10
     46
     47       Ramsey Oudoor                                                       20,000     08/31/09
     48       Eastern America Trio Products, Inc.                                 84,460     06/23/35
     49       WebMD Practice Services                                             23,935     07/31/07
     50
     51       Antiquer's Mall                                                     30,000     03/31/06
     52       AT&T                                                                81,859     11/15/08
     53
     54
     55       Gartner Group                                                       62,400     01/31/13
     56       Texas Roadhouse                                                      6,800     05/09/14
     57       Publix                                                              38,997     11/30/24
     58       The Titan Corporation                                               16,079     02/28/08
     59
     60       Alstom Power                                                        83,520     10/31/14
     61
     62
     63       Rite Aid                                                            11,950     05/31/09
     64       Hobby Lobby                                                         53,794     04/30/11
     65
     66
     67
     68
     69
     70       The Kroger Co. of Michigan                                          58,964     07/31/24
     71       Sprint                                                               3,710     04/21/09
     72       Francisco Graffeo & Lrutmann                                         4,200     04/30/07
     73       Ace of Idaho                                                        19,572     12/19/14
     74
     75
     76       Super Value, Inc.                                                   53,682     05/31/16
     77
     78       SPL                                                                 14,879     07/31/06
     79       Molton, Allen & Williams                                             7,936     08/31/06
     80       Party America                                                       10,000     06/30/10
     81
     82       Clinton Memorial Hospital                                           25,000     05/31/18
     83       Harris Teeter                                                       48,220     09/30/24
     84
     85       Illinois Bone & Joint Institute, Ltd.                               29,170     02/28/15
     86
     87
     88
     89       CVS, Inc.                                                           10,880     01/01/26
     90
     91       Liberty Savings Bank                                                 3,250     01/31/14
     92
     93       Aurora Products                                                     38,340     12/31/11
     94
     95       ServiceSource, Inc.                                                  9,800     10/31/08
     96       Price Chopper                                                       49,141     06/30/15
     97       Wickes Furniture                                                    41,331     05/31/16
     98
     99       Carolina Ingredients                                                24,000     01/31/07
    99.1      Carolina Ingredients                                                24,000     01/31/07
    99.2      Ryan Herco                                                          20,990     02/14/08
     100
     101      Post Office                                                          6,750     03/01/17
     102      Porter Chester                                                      13,040     09/30/07
     103      Bridges Media Group, Inc.                                            6,908     08/31/09
     104
     105
     106
     107      Goodwill                                                            12,000     06/25/10
     108      Why USA Preferred                                                    5,040     07/31/06
     109      Walgreens                                                           13,600     08/31/29
     110      Dr. Yamamoto                                                         1,633     12/31/05
     111      Westlake Hardware                                                   24,750     04/30/08
     112
     113
     114
     115      Fiesta Azteca Restaurant                                             4,512     12/01/14
     116      Pep Boys                                                            22,234     07/31/12
     117      Walgreens                                                           14,820     07/31/30
     118
     119      Walgreens                                                           14,820     05/31/30
     120      Gold's Gym                                                           9,047     04/14/08
     121
     122      Puretan, Inc.                                                       25,619     06/30/06
     123
     124      Lady of America Health Club                                          7,560     06/14/08
     125
     126
     127      Escada (USA), Inc.                                                   7,500     11/01/12
     128      Washington Mutual                                                    2,875     03/31/11
     129      Blockbuster Video                                                    4,811     09/30/06
     130      Walgreens                                                           15,120     12/31/61
     131      Cafe Online                                                          2,998     12/31/07
     132      Westlake Hardware                                                   25,989     10/31/16
     133
     134      Insulpro Projects, Inc.                                             11,985     09/30/06
     135
     136      Round Table Pizza                                                    6,969     06/30/10
     137      Great Southern Water Treatment                                       7,650     12/31/08
     138      Bumgardner, Morrison & Company, L.L.P.                               9,257     12/31/07
     139
     140      Antiques Mall                                                       18,005     09/30/07
     141
     142
     143
     144      State Judiciary ACS                                                  7,086     09/30/08
     145      Laurelton Medical Center, PC Master Lease                            5,700     11/30/08
     146      Blockbuster                                                          9,400     03/31/09
     147      AFSCME Florida Council                                               5,728     10/31/05
     148
     149      Pier One Imports                                                     7,252     02/28/06
     150      GSA - Bureau of Indian Affairs                                       9,895     05/26/09
     151
     152      Fromin's Deli                                                        5,610     12/31/14
     153      COSI                                                                 3,600
     154
     155      A Helping Hand Adoption Agency, Inc.                                 3,994     07/31/09
     156
     157      Dental Office                                                        4,368     02/01/14
     158      Mayo Corp.                                                          10,851     02/28/13
     159
     160      LJR Enterprises (DeAngelo's)                                         6,000     11/30/14
     161
     162      LaSalle Bank                                                         5,952     08/19/21
     163
     164
     165      Eye Physicians                                                       4,882     07/31/10
     166      Rampert Heating & Supply                                            72,433     11/01/18
     167
     168
     169
     170
    170.1
    170.2
    170.3
     171      Zele                                                                 1,584     04/30/09
     172      Merlin Muffler                                                       3,720     01/02/12
     173
     174
     175      CVS Corporation                                                     10,880     04/30/24
     176
     177
     178
     179      Radiology                                                            4,976     10/31/07
     180      Dollar Tree                                                         10,000     02/28/10
     181      Schapp's Enterprises, Inc. (Buffalo Wild Wings)                      5,951     07/31/14
     182
     183
     184
     185      Accent Designs Ltd.                                                  4,800     09/30/07
     186      Hollywood Video                                                      6,125     01/31/15
     187
     188
     189      Bank of America, NA                                                 11,268     07/31/13
     190      Michael Lisa Trucking, Inc.                                         21,060     09/30/07
     191
     192      Piney Woods Health Care                                              3,748     01/31/10
     193
     194      Tina Phan / Latina Garmen                                            5,000     04/30/06
     195
     196      Shoe Shop                                                            4,615     09/30/09
     197      New York Pizzeria                                                    3,000     06/01/14
     198
     199      Athens Woodworking                                                  23,080     06/14/08
     200
     201
     202      Cme Info. Com, Inc.                                                  7,480     08/31/05
     203
     204
     205
     206      Sir Charles Liquor                                                   1,892     06/30/08
     207
     208      Atlanta Bread Company                                                4,730     07/25/12
     209
     210      E. Cary Halpin, DDS                                                  1,829     05/31/09
     211
     212
     213
     214
     215
     216      Urbane Beauty Care                                                   2,136     12/31/09
     217      Charter One Bank                                                     2,600     07/01/14
     218
     219
     220      Wolf Den Sports, Inc.                                                2,555     01/31/10
     221
     222
     223      NH Department Health & H.S.                                         15,480     07/31/10
     224
     225      GDE Renovations, Inc.                                                5,000     01/31/08
     226      Diamond Floors                                                       5,600     01/31/08
     227
     228      Christie                                                             2,511
     229
     230      Your Dollar Store, LLC                                               4,147     11/30/09
     231
     232      Uni-Mart                                                             6,522     01/31/09
     233
     234
     235      Washington Mutual                                                    3,500     03/31/10
     236      IJL/Wachovia                                                         6,725     02/28/05
     237
     238
     239      Will Henry's                                                         3,800     12/31/06
     240




                                                      2ND LARGEST TENANT
              ---------------------------------------------------------------------------------------------------
                                                                                                    LEASE
   LOAN #     2ND LARGEST TENANT                                                    UNIT SIZE     EXPIRATION
   ------     ------------------                                                    ---------     ----------

      1       Barnes & Noble                                                           24,558      01/31/14
      2
     2.1
     2.2
     2.3
      3
      4       JC Penney                                                               129,064      10/31/09
      5       State Compensation Insurance Fund                                       100,073      02/28/13
      6       Detroit Public Schools                                                   73,691      04/30/13
      7       City National Bank                                                       10,051      03/31/09
      8       Michaels Stores, Inc.                                                    25,050      02/28/15
      9
     10       Seedco                                                                   18,579      01/31/13
     11
     12
     13       ShopRite                                                                 82,401      03/31/26
     14
     15       Shapiro, Sher, Guinott&Sandler                                           24,166      12/31/12
     16       Expressions Center for New Media                                         19,775      07/31/14
     17       Inflow Inc.                                                              14,125      05/14/08
     18       Valliance Bank                                                           15,084      10/31/14
     19       Jos A. Banks                                                             18,855      01/31/10
     20
     21
     22       Yari Film Group                                                          15,269      04/30/14
     23
     24       Newpark Drilling Fluids LLC                                              52,731      10/31/09
     25
     26
    26.1
    26.2
    26.3
    26.4
    26.5
    26.6
    26.7
     27
     28
     29       Surgery Center                                                           16,090      08/31/07
     30       Commerce Bank, N.A.                                                      11,000      12/31/16
     31       Clarkston Medical Group                                                  16,320      05/31/08
     32
     33       Petsmart                                                                 20,085      03/31/20
     34       Best Buy                                                                 45,000      01/31/22
     35       Control Building Services, Inc.                                          20,583      12/31/06
     36       TLT Babckock, Inc.                                                       17,432      08/31/09
    36.1      TLT Babckock, Inc. (subtenant of Flexsys)                                17,432      08/31/09
    36.2
    36.3
     37
     38       Science & Engineering                                                    10,175      05/31/05
     39       MDC/CRT                                                                  17,311      05/31/11
     40
     41       L.I. Cardiovascular                                                       9,744      04/30/14
     42       Hallmark                                                                  4,200      05/31/07
     43       Perkinelmer Instruments LLC                                              13,955      11/30/16
     44       Nobeltec Corporation                                                     10,454      08/31/06
     45       Daily Grill                                                               5,200      09/30/13
     46
     47       CVS Corporation                                                          13,043      01/31/31
     48
     49       Strayer University, Inc.                                                 13,894      08/31/12
     50
     51       Aierco Supply Company                                                    10,336      10/31/06
     52
     53
     54
     55
     56       Red Robin                                                                 6,400      03/07/19
     57       Beef O'Brady's                                                            3,300      12/31/14
     58       Keystone Peer Review Org.                                                12,000      01/31/06
     59
     60
     61
     62
     63       Big 5 Sporting Goods                                                      9,000      01/31/09
     64       Big Lots                                                                 25,488      01/31/06
     65
     66
     67
     68
     69
     70       AutoZone, Inc.                                                            6,151      10/31/09
     71       Pei Wei Asian Diner                                                       3,226      08/25/13
     72       The Keyes Company                                                         3,331      12/31/09
     73       Hancock Fabrics                                                          13,080      03/31/08
     74
     75
     76       Auto Zone, Inc.                                                          11,348      06/30/09
     77
     78       O'Connor, Gearty & Company, Ltd.                                          7,352      09/30/09
     79       Petroleum Marketing Group                                                 7,792      06/30/10
     80       Blockbuster                                                               4,900      03/31/15
     81
     82       Beef O'Brady's                                                            2,940      06/06/15
     83       Blockbuster Video                                                         5,280      07/31/11
     84
     85       Amcore Bank                                                               7,307      12/31/14
     86
     87
     88
     89       Prime Sport & Surf, Inc.                                                 10,000      03/01/13
     90
     91       Exclusive Gems, Inc.                                                      2,502      11/30/06
     92
     93       Expand International                                                     27,800      05/31/15
     94
     95       Nutmeg Survey                                                             8,000      02/28/07
     96       Tractor Supply                                                           28,191      06/30/06
     97
     98
     99       Rice Marketing                                                           24,000      03/31/07
    99.1      Rice Marketing                                                           24,000      03/31/07
    99.2
     100
     101      Huntington                                                                2,940      02/01/01
     102      ADP                                                                       9,660      05/31/06
     103      Citibank FSB                                                              6,102      07/31/15
     104
     105
     106
     107      New China Buffet                                                          4,951      03/11/09
     108      Burrito Loco                                                              2,880      03/31/07
     109
     110      Smith and Crane                                                           1,562      04/30/08
     111      Dollar General Stores                                                     8,760      08/31/07
     112
     113
     114
     115      Royal Academy of Fine Arts - South Texas Dance Arts, Inc.                 3,240      09/30/09
     116      Smart & Final                                                            19,400      05/28/12
     117
     118
     119
     120      Armed Forces                                                              3,000      01/31/10
     121
     122      Data Cellular Systems                                                    21,916      12/31/07
     123
     124      Gilbert's Cleaners                                                        2,475      07/31/15
     125
     126
     127
     128      Coffee Bean & Tea Leaf                                                    1,984      03/31/11
     129      The Little Gym of Western Colorado, Inc.                                  3,600      05/11/09
     130
     131      Carry On                                                                  2,642      08/31/09
     132      Dollar General                                                            7,020      04/30/08
     133
     134      Winnelson                                                                 7,500      07/31/09
     135
     136      Rent-A-Center                                                             4,700      06/30/09
     137      GDC, Inc. dba MT Muggs                                                    3,400      04/30/14
     138      Norwest Bank/Wells Fargo                                                  9,056      04/30/16
     139
     140      Dollar General                                                           10,800      03/31/09
     141
     142
     143
     144      ASB                                                                       2,435      06/30/09
     145      OBGYN                                                                     1,500      09/30/08
     146      Twist & Shout Records                                                     7,205      11/20/10
     147      Spectrum Programs, Inc.                                                   4,614      07/31/06
     148
     149      Grand Appliance                                                           2,920      03/31/07
     150      Centrum Analytical Lab                                                    7,637      03/31/10
     151
     152      Maestro Cleaners & Shoe Repair                                            2,555      05/01/10
     153      Avenue Gallery                                                            1,999
     154
     155      CBS Personnel Services, L.L.C.                                            3,941      05/31/08
     156
     157      Camille's Cafe                                                            2,500      02/01/14
     158      Silver Line Studios                                                       2,720      04/30/07
     159
     160      Whitney National Bank                                                     3,600      04/28/19
     161
     162
     163
     164
     165      Longwood Family Medicine                                                  3,940      09/30/07
     166      H.B.F. Homebuilders Flooring L.L.C.                                       9,075      01/31/07
     167
     168
     169
     170
    170.1
    170.2
    170.3
     171      Whipple & Brewster                                                        1,019      05/31/06
     172      Great Ameican Bagel                                                       2,480      06/30/10
     173
     174
     175
     176
     177
     178
     179      Law Offices of Gary Oberst PC                                             2,177      10/31/07
     180      Cato                                                                      4,420      01/31/10
     181      Washington Mutual                                                         3,500      08/31/13
     182
     183
     184
     185      Furniture Systems & Cubicles                                              4,800      07/31/06
     186      Portrait Innovations                                                      1,800      06/31/12
     187
     188
     189
     190      Merge Left, Inc.                                                         20,350      10/31/07
     191
     192      Cato                                                                      3,640      01/31/10
     193
     194      Jesse Flores                                                              2,000      08/31/08
     195
     196      CATO                                                                      4,275      01/31/09
     197      Jill Cleaners                                                             2,600      09/01/14
     198
     199      Emdec Industries                                                         18,580      06/30/07
     200
     201
     202      Allied Office Supplies Inc.                                               6,720      04/30/09
     203
     204
     205
     206      Outer Limits                                                              1,389      04/30/08
     207
     208      Superior Fitness                                                          2,673      11/30/09
     209
     210      Gabe Don Sing, DDS                                                        1,584      05/31/09
     211
     212
     213
     214
     215
     216      Coffee Bean & Tea Leaf                                                    2,003      01/31/12
     217      Wireless Toys                                                             2,040      01/19/10
     218
     219
     220      Rodney J. Amland -dba/Dog House Realty                                    1,886      02/28/08
     221
     222
     223      Hectors Restaurant                                                        3,985      07/31/08
     224
     225      PJ Ventures                                                               2,586      05/31/08
     226      RFC Contracting                                                           5,290      01/31/08
     227
     228      Advanced                                                                  2,484
     229
     230      Starbucks Coffee Company                                                  1,845      02/28/15
     231
     232      Hunan Bejing                                                              3,500      11/14/12
     233
     234
     235      Wing Stop                                                                 1,440      03/31/10
     236      Glass, Compton & Stevens                                                  6,054      12/31/08
     237
     238
     239      Colossus                                                                  1,640      12/31/09
     240




                                                3RD LARGEST TENANT
              ---------------------------------------------------------------------------------------
                                                                                        LEASE
   LOAN #     3RD LARGEST TENANT                                        UNIT SIZE     EXPIRATION
   ------     ------------------                                        ---------     ----------

      1       H&M                                                          14,298      01/31/14
      2
     2.1
     2.2
     2.3
      3
      4       Sears                                                        92,647      04/01/11
      5       Captiva Software Corporation                                 25,498      01/31/09
      6       GMAC Services, Inc.                                          22,950      02/28/06
      7       Oldman and Hoffman                                            9,487      06/30/10
      8       Tuesday Morning, Inc.                                         8,000      07/15/10
      9
     10       Roscommon Enterprises, Inc.                                  13,947      02/28/09
     11
     12
     13       Goodwill                                                     12,753      01/31/15
     14
     15       Funk & Bolton, P.A.                                          15,465      11/30/17
     16
     17       Frederick Ross                                                  587      12/31/20
     18       Continental Deli                                             13,195      01/31/07
     19       Faces Enterprises                                            13,403      01/31/11
     20
     21
     22       Independent Film & Television Alliance                       11,484      12/31/14
     23
     24
     25
     26
    26.1
    26.2
    26.3
    26.4
    26.5
    26.6
    26.7
     27
     28
     29       Steadman Hawkins Clinic                                       9,491      05/31/07
     30
     31       Nova Care                                                    10,571      05/31/08
     32
     33       Century 21                                                    5,600      01/31/10
     34       Toyo Sushi Bar                                                7,500      01/31/12
     35       International Paper                                          12,489      06/30/08
     36
    36.1
    36.2
    36.3
     37
     38       Springer Miller Systems                                       8,753      11/30/06
     39       NGK Automotive Ceramics                                      10,048      03/31/12
     40
     41       Steven Scott                                                  8,011      11/31/11
     42       CATO Fashions                                                 4,000      01/31/08
     43
     44       Bethany Village Montessori School                             9,288      02/28/14
     45       Grassroots                                                    4,160      03/31/09
     46
     47       TGI Friday's, Inc.                                            6,835      01/31/14
     48
     49       Walker Parking Consultant                                     6,590      12/31/07
     50
     51       Classics Gymnastics                                          10,000      08/31/09
     52
     53
     54
     55
     56       Buffalo Wild Wings                                            5,444      10/10/19
     57       Christie Dental                                               2,400      03/31/12
     58       Countrywide Loans                                             9,215      06/12/08
     59
     60
     61
     62
     63       Marie Callender's                                             5,250      12/31/07
     64       Office Max                                                   23,500      02/28/12
     65
     66
     67
     68
     69
     70       Blockbuster Inc.                                              4,958      08/31/09
     71       Chipotle Mexican Grill                                        2,781      08/31/13
     72       Pangold                                                       2,800      10/31/11
     73       United States Postal                                         12,761      08/31/08
     74
     75
     76       Family Dollar                                                 7,650      06/30/09
     77
     78       Union Equity Corporation                                      6,279      07/31/09
     79       Freedom Bank                                                  6,002      04/30/15
     80       Pei Wei                                                       3,010      05/31/15
     81
     82       Town  & Country Hair & Nail                                   1,960      05/31/09
     83       Ultra Tan                                                     2,600      11/30/09
     84
     85       New Age Dental, LLC                                           3,005      05/31/15
     86
     87
     88
     89       Black Swan Interiors                                          3,200      04/01/10
     90
     91       Gold Star Chili                                               1,950      11/30/06
     92
     93       Corporate Express                                            17,000      11/30/11
     94
     95       Micro Specialties                                             7,800      11/30/10
     96       Peter Harris                                                 14,400      01/31/11
     97
     98
     99       Ryan Herco                                                   20,990      02/14/08
    99.1      Harrington Industrial Plastics                               10,580      09/20/05
    99.2
     100
     101      Nathans                                                       2,580      02/01/07
     102      Dianon Systems, Inc.                                          7,659      05/31/06
     103      MECOX Gardens, Inc                                            4,413      07/31/15
     104
     105
     106
     107      CATO                                                          4,160      01/31/08
     108      Banyan Tree Furniture Co.                                     2,880      11/30/06
     109
     110      Wall Medical                                                  1,456      06/30/05
     111      All Sports, LLC                                               6,250      03/31/10
     112
     113
     114
     115      Malibu Tan                                                    2,560      11/30/09
     116      Johnson's for Children                                        9,000      08/31/08
     117
     118
     119
     120      Yen Ching Express                                             2,288      01/31/10
     121
     122      Optical Cabling Systems                                      20,398      06/30/07
     123
     124      Lori Logan DDS                                                2,110      05/31/12
     125
     126
     127
     128      Panda Express, Inc.                                           1,934      02/28/11
     129      Spirit of Grand Junction, LLC                                 3,172      02/28/06
     130
     131      Tanco                                                         2,060      03/31/10
     132      Blockbuster Video, Inc.                                       6,000      10/31/07
     133
     134      WDC Exploration                                               7,500      12/31/07
     135
     136      Susie's Hallmark                                              4,495      02/28/09
     137      Victory in Praise Ministries                                  3,250      12/14/06
     138      Girling Health Care, Inc.                                     4,390      08/31/05
     139
     140      Movie Gallery                                                 5,026      12/31/05
     141
     142
     143
     144      Construction Mgmt                                             1,950      12/31/05
     145      JemJay Drugs                                                  1,500      06/14/12
     146      Einstein Bagels                                               2,500      01/22/11
     147      Children's Medical Center                                     2,569      05/31/09
     148
     149      Countrywide Home Loans                                        2,650      05/31/07
     150      Digital Angel Corporation                                     2,500      12/31/05
     151
     152      Opportunity for Learning                                      1,636      01/09/10
     153      Nextel                                                        1,580
     154
     155      Employers Services Corporation                                3,125      08/31/05
     156
     157      Why Weight                                                    1,260      02/01/09
     158      WI Motor Carrier                                              2,550      04/30/07
     159
     160      Critical Thinking, LLC                                        1,850      10/31/09
     161
     162
     163
     164
     165      Pain Center of Orlando                                        2,678      09/30/09
     166
     167
     168
     169
     170
    170.1
    170.2
    170.3
     171      Aspen Ambiance                                                  591      09/30/06
     172      Dr. Greg Stram Veterinary Clinic                              2,320      07/31/06
     173
     174
     175
     176
     177
     178
     179      Guariglia & Goldberg, DDS                                     1,725      11/30/05
     180      Gamestop                                                      2,000      01/31/11
     181      Deco Concepts, L.P.                                           2,600      04/30/10
     182
     183
     184
     185      Precision Scales                                              3,000      02/28/07
     186      Cellular Centers Plus                                         1,323      08/31/10
     187
     188
     189
     190      William McClelland and MC3, Inc.                              7,280      09/30/08
     191
     192      Shoe Department                                               3,570      03/31/10
     193
     194      Pedro Castro                                                  2,000      06/30/08
     195
     196      Radio Shack                                                   2,502      05/31/09
     197      Philly Connection                                             1,788      11/01/15
     198
     199
     200
     201
     202      Eastern Warehouse Distributors, Inc.                          6,613      04/30/11
     203
     204
     205
     206      OC Carphone                                                   1,337      06/30/07
     207
     208      Advanced Cellular                                             1,000      10/31/07
     209
     210      H. Melvin Olson, DDS                                          1,554      12/31/07
     211
     212
     213
     214
     215
     216      Teri & Yaki Asain Comfort Food                                1,813      02/28/12
     217      Starbucks                                                     1,620      06/30/14
     218
     219
     220      A&B Computers                                                 1,872      03/31/10
     221
     222
     223      Lakes Region Nursing                                          2,100      02/28/11
     224
     225      Elite Renovations                                             2,007      06/30/09
     226      Therese Juergens, DDS                                         2,250      02/28/07
     227
     228      State Farm Ins.                                               1,269
     229
     230      Wonder Cuts, Inc.                                             1,431      11/30/09
     231
     232      Animal Clinic                                                 3,250      09/30/10
     233
     234
     235      Little Ceasers                                                1,300      03/31/10
     236
     237
     238
     239      Pools                                                         1,525      01/31/06
     240


                            FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each
      Mortgage Loan's Original Balance ($), Current Balance ($), and
      Maturity/ARD Balance ($) is allocated to the respective Mortgaged
      Properties based on the Mortgage Loan documentation or the Mortgage Loan
      Seller's determination of the appropriate allocation.

(3)   Each letter identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)   Each number identifies a group of related borrowers.

(5)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(6)   For all loans with Interest-Only for their entire term and Accrual Type of Actual/360, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate and (iii)
      365/360.

      For all loans with Interest-Only for their entire term and Accrual Type of
      30/360, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance and (ii) the Interest Rate.

(7)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(8)   For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the
      Mortgage Loan.

(9)   For ARD Loans, the related Anticipated Repayment Date.

(10)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(11)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

(12)  The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(13)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15)  For Loan Numbers 6, 35, 39, 56, and 80, the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals.

(16)  In the case of 4 Mortgage Loans, identified as 20, 50, 56, and 124, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage
      Property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents.

(17)  With respect to Loan Numbers 31, 36, 41, 53, 80, 91, 124, 141, 177, 186,
      and 202 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date as a result of the mortgage loan not having its first due date until October 2005.

(18)  Regarding Loan Number 146 the Einstein Bagle Reserve in the amount of
      $65,000 has been released.

(19)  For Loan Number 27, the I/O Period occurs during the 30 months immediately preceding the maturity date.

                                     A-1-1

           [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
                           MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
CUT-OFF DATE BALANCES        LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

 $998,117 - $2,999,999             89      $184,805,681     8.9%    5.3924%   119       1.39x      71.2%       58.0%
 $3,000,000 - $3,999,999           38       132,134,432     6.4     5.3424    115       1.39x      72.6%       61.9%
 $4,000,000 - $4,999,999           17        75,475,584     3.6     5.3325    115       1.51x      71.9%       61.8%
 $5,000,000 - $6,999,999           31       188,385,221     9.1     5.2818    110       1.57x      71.2%       62.6%
 $7,000,000 - $9,999,999           19       162,358,456     7.8     5.2006    114       1.61x      69.4%       60.1%
 $10,000,000 - $14,999,999         18       223,621,547    10.8     5.1378    107       1.52x      70.7%       62.2%
 $15,000,000 - $24,999,999         11       207,457,342    10.0     5.1321    101       1.83x      69.0%       62.7%
 $25,000,000 - $49,999,999         12       419,815,690    20.2     5.2382    108       1.44x      74.1%       68.5%
 $50,000,000 - $149,999,999         4       307,858,541    14.8     4.9277     99       2.33x      58.1%       54.9%
 $150,000,000 - $174,810,583        1       174,810,583     8.4     4.9215     83       1.34x      71.4%       63.1%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


                                 MORTGAGE RATES



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE                         STATED               CUT-OFF
                           NUMBER OF       CUT-OFF       % OF              REMAINING              DATE    LTV RATIO
                           MORTGAGE         DATE        INITIAL  MORTGAGE    TERM        UW        LTV       AT
MORTGAGE RATES               LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

4.4500% - 4.9999%                  21      $575,612,434    27.7%    4.8349%    89       2.22x      59.9%       56.1%
5.0000% - 5.4999%                 157     1,239,653,891    59.7     5.2192    113       1.41x      73.2%       64.2%
5.5000% - 5.9999%                  58       243,172,424    11.7     5.6248    113       1.36x      74.5%       65.0%
6.0000% - 6.3250%                   4        18,284,326     0.9     6.2140    111       1.51x      66.6%       54.5%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


                       ORIGINAL TERM TO MATURITY IN MONTHS



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
ORIGINAL TERM TO           MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
MATURITY IN MONTHS(1)        LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

60                                 20      $269,685,612    13.0%    4.9335%    59       2.24x      61.9%       61.7%
61 - 84                             4       248,119,124    11.9     5.0047     83       1.32x      72.9%       64.7%
85 - 120                          213     1,552,925,621    74.8     5.2334    118       1.58x      70.4%       61.7%
121 - 180                           2         3,221,254     0.2     5.7331    179       1.33x      65.5%       28.0%
181 - 204                           1         2,771,465     0.1     6.0100    203       1.36x      57.5%       29.5%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
REMAINING TERM TO          MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
MATURITY IN MONTHS(1)        LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

57 - 60                            20      $269,685,612    13.0%    4.9335%    59       2.24x      61.9%       61.7%
61 - 84                             4       248,119,124    11.9     5.0047     83       1.32x      72.9%       64.7%
85 - 120                          213     1,552,925,621    74.8     5.2334    118       1.58x      70.4%       61.7%
121 - 180                           2         3,221,254     0.2     5.7331    179       1.33x      65.5%       28.0%
181 - 203                           1         2,771,465     0.1     6.0100    203       1.36x      57.5%       29.5%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076  4100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
ORIGINAL AMORTIZATION      MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
TERM IN MONTHS               LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

120 - 240                           5       $10,242,203     0.6%    5.5686%   127       1.37x      62.4%       32.7%
241 - 300                          20       138,119,420     8.4     5.2068    122       1.68x      57.2%       46.8%
301 - 330                           1         6,200,000     0.4     5.5800    118       1.31x      80.3%       69.8%
331 - 360                         190     1,483,811,406    90.6     5.2324    111       1.38x      73.6%       64.1%
                          -------------------------------------------------------------------------------------------
TOTAL:                            216    $1,638,373,029   100.0%    5.2337%   112       1.40x      72.1%       62.5%
                          ===========================================================================================


                    REMAINING AMORTIZATION TERM IN MONTHS(2)



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
REMAINING AMORTIZATION     MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
TERM IN MONTHS               LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

120 - 240                           5       $10,242,203     0.6%    5.5686%   127       1.37x      62.4%       32.7%
241 - 300                          20       138,119,420     8.4     5.2068    122       1.68x      57.2%       46.8%
301 - 330                           1         6,200,000     0.4     5.5800    118       1.31x      80.3%       69.8%
331 - 360                         190     1,483,811,406    90.6     5.2324    111       1.38x      73.6%       64.1%
                          -------------------------------------------------------------------------------------------
TOTAL:                            216    $1,638,373,029   100.0%    5.2337%   112       1.40x      72.1%       62.5%
                          ===========================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.
(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
                           MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
AMORTIZATION TYPES           LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Balloon                           143      $818,974,088    39.4%    5.2220%    108       1.40x      72.1%       60.6%
Partial Interest-Only(2)          (71)     (816,727,687)   39.3     5.2441    (116)      1.40x      72.3%       64.6%
Interest-Only                      24       438,350,047    21.1     4.9268      83       2.49x      60.0%       60.0%
                          -------------------------------------------------------------------------------------------
SUBTOTAL:                         238    $2,074,051,823    99.9%    5.1683%    106       1.63x      69.6%       62.0%

FULLY AMORTIZING                    2        $2,671,254     0.1%    5.6256%    148       1.58x      45.2%        0.4%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076   100.0%    5.1689%    106       1.63x      69.6%       62.0%
                          ===========================================================================================


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
UNDERWRITTEN                              AGGREGATE      % OF               STATED               CUT-OFF
CASH FLOW                  NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
DEBT SERVICE               MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
COVERAGE RATIOS              LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                      78      $608,131,608    29.3%    5.2558%   115       1.25x      76.3%       66.6%
1.30x - 1.39x                      49       455,483,885    21.9     5.1649    105       1.33x      74.0%       64.3%
1.40x - 1.49x                      52       363,245,762    17.5     5.3324    105       1.45x      73.2%       65.0%
1.50x - 1.69x                      35       207,327,696    10.0     5.3270    113       1.57x      69.4%       61.8%
1.70x - 1.99x                       9       179,596,873     8.6     4.9744     98       1.89x      54.5%       50.1%
2.00x - 2.99x                      12       125,260,047     6.0     4.7813     71       2.39x      57.0%       57.0%
3.00x - 5.64x                       5       137,677,206     6.6     4.7354    109       3.84x      46.8%       46.2%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


                             CUT-OFF DATE LTV RATIOS



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
CUT-OFF DATE               MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
LTV RATIOS                   LOANS         BALANCE      BALANCE    RATE    (MOS.)(1)    DSCR      RATIO  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------

22.4% - 50.0%                       9      $126,423,460     6.1%    4.9234%   109       2.63x      43.2%       38.2%
50.1% - 60.0%                      26       344,334,282    16.6     4.9079     92       2.51x      56.0%       54.2%
60.1% - 65.0%                      16        64,221,362     3.1     5.3526    111       1.66x      63.0%       52.4%
65.1% - 70.0%                      34       235,610,959    11.3     5.2496    112       1.43x      67.9%       60.6%
70.1% - 75.0%                      41       468,719,088    22.6     5.1650    105       1.34x      72.4%       62.9%
75.1% - 80.0%                     110       813,603,925    39.2     5.2732    110       1.34x      78.5%       69.4%
80.1% - 80.3%                       4        23,810,000     1.1     5.4677    119       1.29x      80.2%       66.0%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes two partial interest-only ARD loan representing 2.8% of the initial pool balance.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
MATURITY DATE              MORTGAGE         DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
LTV RATIOS(2)                LOANS         BALANCE      BALANCE    RATE    (MOS.)(2)    DSCR      RATIO  MATURITY(2)
---------------------------------------------------------------------------------------------------------------------

18.4% - 30.0%                       4       $34,148,671     1.6%    4.8610%    96       4.40x      32.0%       27.4%
30.1% - 50.0%                      20       151,257,564     7.3     5.1449    118       1.81x      52.2%       44.2%
50.1% - 60.0%                      69       539,351,602    26.0     5.0339    101       2.10x      61.6%       56.1%
60.1% - 70.0%                     123     1,046,000,420    50.4     5.2255    109       1.36x      74.6%       65.1%
70.1% - 80.0%                      22       303,293,565    14.6     5.2563    102       1.34x      79.4%       74.9%
                          -------------------------------------------------------------------------------------------
TOTAL:                            238    $2,074,051,823   100.0%    5.1683%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


                         TYPE OF MORTGAGED PROPERTIES(3)



                                                                       WEIGHTED AVERAGES
                                                                ---------------------------------
                                          AGGREGATE      % OF                CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL                 DATE
                           MORTGAGED        DATE         POOL           UW       LTV
PROPERTY TYPE             PROPERTIES       BALANCE      BALANCE       DSCR     RATIO   OCCUPANCY
-------------------------------------------------------------------------------------------------

OFFICE
Suburban                           42      $441,907,043    21.3%     1.51x     71.3%       93.1%
CBD                                11       249,000,108    12.0      1.60x     68.6%       90.8%
                          -----------------------------------------------------------------------
SUBTOTAL:                          53      $690,907,151    33.3%     1.54x     70.3%       92.3%

RETAIL
Anchored                           33      $501,317,212    24.1%     1.48x     70.9%       94.3%
Unanchored                         25        83,183,132     4.0      1.41x     70.6%       96.2%
Shadow Anchored                    16        64,301,640     3.1      1.36x     74.5%       95.7%
                          -----------------------------------------------------------------------
SUBTOTAL:                          74      $648,801,984    31.2%     1.46x     71.2%       94.7%

MULTIFAMILY
Garden                             63      $338,199,920    16.3%     1.32x     76.2%       95.4%
Mid/High Rise                       3       $14,400,000     0.7      1.44x     64.2%       98.7%
                          -----------------------------------------------------------------------
SUBTOTAL:                          66      $352,599,920    17.0%     1.33x     75.7%       95.5%

HOTEL
Full Service                        5      $188,990,255     9.1%     2.87x     50.2%         NAP

SELF STORAGE                       30       $78,913,199     3.8%     2.32x     65.0%       88.9%

MANUFACTURED HOUSING               11       $66,462,663     3.2%     1.69x     71.2%       97.3%

INDUSTRIAL
Warehouse                           6       $26,434,304     1.3%     1.51x     70.0%       98.1%
Flex                                8       $23,613,600     1.1      1.37x     76.4%       95.2%
                          -----------------------------------------------------------------------
SUBTOTAL:                          14       $50,047,904     2.4%     1.44x     73.0%       96.7%
                          -----------------------------------------------------------------------
TOTAL:                            253    $2,076,723,076   100.0%     1.63x     69.6%       93.9%
                          =======================================================================


(1) Excludes fully amortizing mortgage loans.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
                           MORTGAGED        DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
LOCATION                  PROPERTIES       BALANCE      BALANCE    RATE    (MOS.)(2)    DSCR      RATIO  MATURITY(2)
---------------------------------------------------------------------------------------------------------------------

California                         61      $447,792,814    21.6%    5.1179%   102       1.72x      68.0%       61.3%
Texas                              22       231,213,465    11.1     5.1921     92       1.49x      72.1%       65.0%
Connecticut                         7       211,788,037    10.2     4.9659     88       1.36x      71.8%       63.4%
Florida                            18       195,083,764     9.4     5.0057    107       2.60x      62.7%       59.6%
Michigan                           10       157,188,217     7.6     5.2898    119       1.29x      77.5%       67.9%
New York                           10       119,708,086     5.8     5.2905    119       1.46x      71.7%       65.5%
Massachusetts                       2        82,500,000     4.0     4.9488    120       1.88x      49.1%       43.6%
Colorado                            9        65,040,940     3.1     5.4147     93       1.41x      73.1%       66.8%
Georgia                             8        53,206,206     2.6     5.2280    119       1.34x      71.5%       62.3%
Maryland                            2        50,900,000     2.5     5.2674    118       1.34x      72.8%       64.3%
Ohio                               12        47,995,773     2.3     5.2735    120       1.40x      78.5%       69.0%
Oklahoma                            8        45,550,652     2.2     5.3140    119       1.33x      75.4%       63.0%
Arizona                             7        37,914,323     1.8     5.2050    113       1.29x      72.9%       63.6%
Nevada                              5        34,480,979     1.7     5.2996    119       1.74x      66.2%       57.9%
Illinois                            7        25,115,791     1.2     5.2805    100       1.78x      65.8%       57.5%
New Jersey                          3        24,739,523     1.2     5.1391    124       1.48x      66.0%       53.0%
South Carolina                      7        22,214,108     1.1     5.3303    103       1.63x      68.8%       62.5%
Pennsylvania                        4        21,478,284     1.0     5.1496    118       1.72x      67.3%       57.0%
North Carolina                      8        21,055,800     1.0     5.3834    119       1.27x      77.9%       64.9%
Louisiana                           5        19,793,806     1.0     5.2588    123       2.27x      53.2%       42.9%
Kentucky                            5        18,736,953     0.9     5.2323    119       1.38x      79.9%       63.8%
Virginia                            3        17,547,291     0.8     5.3500    119       1.55x      67.6%       55.8%
Indiana                             6        16,868,534     0.8     5.1147    106       1.73x      67.9%       57.3%
Mississippi                         2        12,715,565     0.6     5.8570     90       1.49x      79.0%       71.5%
Wisconsin                           3        12,091,120     0.6     5.3110    119       1.34x      77.8%       67.1%
Oregon                              1        11,300,000     0.5     5.1500    117       1.33x      77.5%       68.8%
Alaska                              1        10,900,000     0.5     5.2800    118       1.46x      79.3%       69.1%
Idaho                               2        10,293,174     0.5     5.2826    119       1.39x      72.0%       61.0%
Tennessee                           2         8,798,117     0.4     5.3735    117       1.42x      66.7%       56.8%
Minnesota                           2         7,798,515     0.4     5.4646    118       2.38x      58.3%       56.0%
Washington                          3         7,263,375     0.3     5.5030    104       1.28x      67.6%       59.1%
Missouri                            1         7,250,000     0.3     5.0000    120       1.33x      79.7%       59.6%
Rhode Island                        1         6,300,000     0.3     4.7800     58       3.36x      35.8%       35.8%
Kansas                              1         4,096,262     0.2     5.6300    119       1.38x      75.9%       63.7%
Alabama                             2         3,790,037     0.2     5.6532    116       1.34x      77.6%       65.4%
Hawaii                              1         3,150,000     0.2     5.0000    120       1.31x      77.8%       67.3%
Utah                                1         1,538,564     0.1     5.5400    119       1.54x      69.9%       58.5%
New Hampshire                       1         1,525,000     0.1     5.8500    120       1.32x      75.9%       58.5%
                          -------------------------------------------------------------------------------------------
TOTAL:                            253    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF                 118                CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
YEARS                      MORTGAGED        DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
BUILT/RENOVATED           PROPERTIES       BALANCE      BALANCE    RATE    (MOS.)(3)    DSCR      RATIO  MATURITY(3)
---------------------------------------------------------------------------------------------------------------------

1954 - 1959                         2        $5,525,000     0.3%    5.0172%   120       1.27x      73.9%       62.7%
1960 - 1969                         4        16,256,983     0.8     5.2746    119       2.26x      54.8%       46.4%
1970 - 1979                        18        96,596,716     4.7     5.2562    118       1.32x      75.7%       64.6%
1980 - 1989                        42       292,449,595    14.1     5.1932    115       1.68x      69.0%       62.0%
1990 - 1999                        59       419,356,079    20.2     5.2492    106       1.74x      70.8%       64.0%
2000 - 2005                       128     1,246,538,703    60.0     5.1287    103       1.60x      69.0%       61.3%
                          -------------------------------------------------------------------------------------------
TOTAL:                            253    $2,076,723,076   100.0%    5.1689%   106       1.63x      69.6%       62.0%
                          ===========================================================================================


                              PREPAYMENT PROTECTION



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
PREPAYMENT                 MORTGAGED        DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
PROTECTION                   LOANS         BALANCE      BALANCE    RATE    (MOS.)(3)    DSCR      RATIO  MATURITY(3)
---------------------------------------------------------------------------------------------------------------------

Defeasance                        217    $1,871,674,458   90.1%    5.1903%    109       1.55x      70.9%       62.7%
Yield Maintenance                  23       205,048,618    9.9     4.9736      84       2.34x      57.2%       55.3%
                          -------------------------------------------------------------------------------------------
TOTAL:                            240    $2,076,723,076  100.0%    5.1689%    106       1.63x      69.6%       62.0%
                          ===========================================================================================


                          PARTIAL INTEREST ONLY PERIODS



                                                                                 WEIGHTED AVERAGES
                                                                -----------------------------------------------------
                                          AGGREGATE      % OF               STATED               CUT-OFF
                            NUMBER OF      CUT-OFF      INITIAL            REMAINING              DATE    LTV RATIO
PARTIAL INTEREST            MORTGAGED       DATE         POOL    MORTGAGE    TERM        UW        LTV       AT
ONLY PERIODS                    LOANS      BALANCE      BALANCE    RATE    (MOS.)(3)    DSCR      RATIO  MATURITY(3)
---------------------------------------------------------------------------------------------------------------------

12                                  9       141,502,404    17.3%    5.2603%   108       1.46x      70.5%       61.1%
13 - 24                            27       140,015,000    17.1     5.3294    118       1.37x      77.4%       67.5%
25 - 36                            18       218,703,000    26.8     5.3007    118       1.34x      73.7%       65.7%
37 - 48                             1         6,750,000     0.8     4.9500    119       1.21x      78.0%       70.5%
49 - 60                            16       309,757,283    37.9     5.1647    118       1.44x      69.5%       64.0%
                          -------------------------------------------------------------------------------------------
                                   71      $816,727,687   100.0%    5.2441%   116       1.40x      72.3%       64.6%
                          ===========================================================================================


(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
                           MORTGAGE        DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
CUT-OFF DATE BALANCES        LOANS       BALANCE       BALANCE      RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 $1,060,000 - $2,999,999           57   $122,857,820       7.1%    5.4838%     119         1.44x        69.6%      56.0%
 $3,000,000 - $3,999,999           28     97,167,092       5.6     5.3511      115         1.45x        72.3%      62.2%
 $4,000,000 - $4,999,999           12     53,796,248       3.1     5.3594      113         1.49x        73.4%      63.0%
 $5,000,000 - $6,999,999           17    102,437,704       5.9     5.3230      108         1.62x        69.8%      61.2%
 $7,000,000 - $9,999,999           16    137,608,456       7.9     5.2223      113         1.66x        68.4%      58.6%
 $10,000,000 - $14,999,999         16    201,121,547      11.5     5.1358      106         1.54x        69.9%      61.8%
 $15,000,000 - $24,999,999          8    154,128,327       8.8     5.1666      104         1.98x        66.2%      60.4%
 $25,000,000 - $49,999,999         11    390,215,690      22.4     5.2442      107         1.45x        74.2%      68.8%
 $50,000,000 - $149,999,999         4    307,858,541      17.7     4.9277       99         2.33x        58.1%      54.9%
 $150,000,000 - $174,810,583        1    174,810,583      10.0     4.9215       83         1.34x        71.4%      63.1%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009     100.0%    5.1658%     105         1.68x        68.7%      61.5%
                          ===============================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
                           MORTGAGE        DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
MORTGAGE RATES               LOANS       BALANCE       BALANCE      RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

4.4500% - 4.9999%                  15   $527,589,636     30.3%     4.8277%     89         2.29x        58.3%      54.6%
5.0000% - 5.4999%                 104    987,840,782     56.7      5.2349    112         1.42x        73.0%      64.5%
5.5000% - 5.9999%                  48    214,122,830     12.3      5.6223    113         1.36x        74.9%      65.5%
6.0000% - 6.2900%                   3     12,448,761      0.7      6.1620    137         1.53x        61.4%      45.7%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009    100.0%     5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL               REMAINING                  DATE   LTV RATIO
ORIGINAL TERM TO           MORTGAGE        DATE      LOAN GROUP   MORTGAGE     TERM         UW         LTV        AT
MATURITY IN MONTHS(1)        LOANS       BALANCE      1 BALANCE     RATE     (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

60                                 18   $242,650,047      13.9%    4.9056%      59         2.31x        60.1%      60.1%
61 - 84                             2    239,669,124      13.8     4.9969       83         1.33x        73.0%      64.6%
85 - 120                          147  1,253,690,119      72.0     5.2452      118         1.62x        69.6%      61.4%
121 - 180                           2      3,221,254       0.2     5.7331      179         1.33x        65.5%      28.0%
181 - 204                           1      2,771,465       0.2     6.0100      203         1.36x        57.5%      29.5%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009     100.0%    5.1658%     105         1.68x        68.7%      61.5%
                          ===============================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                  STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL               REMAINING                  DATE   LTV RATIO
REMAINING TERM TO          MORTGAGE        DATE      LOAN GROUP    MORTGAGE     TERM         UW         LTV        AT
MATURITY IN MONTHS(1)        LOANS       BALANCE      1 BALANCE      RATE     (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

58 - 60                            18   $242,650,047     13.9%      4.9056%     59         2.31x        60.1%      60.1%
61 - 84                             2    239,669,124     13.8       4.9969      83         1.33x        73.0%      64.6%
85 - 120                          147  1,253,690,119     72.0       5.2452     118         1.62x        69.6%      61.4%
121 - 180                           2      3,221,254      0.2       5.7331     179         1.33x        65.5%      28.0%
181 - 203                           1      2,771,465      0.2       6.0100     203         1.36x        57.5%      29.5%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009    100.0%      5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
ORIGINAL AMORTIZATION      MORTGAGE        DATE      LOAN GROUP   MORTGAGE     TERM         UW         LTV        AT
TERM IN MONTHS               LOANS       BALANCE      1 BALANCE     RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

120 - 240                           5    $10,242,203       0.8%     5.5686%    127         1.37x        62.4%      32.7%
241 - 300                          16    126,284,606       9.4      5.1698     122         1.72x        55.9%      46.0%
301 - 360                         128  1,201,725,153      89.8      5.2458     110         1.38x        73.5%      64.3%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            149 $1,338,251,962     100.0%     5.2411%    112         1.41x        71.7%      62.4%
                          ===============================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
REMAINING AMORTIZATION     MORTGAGE        DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
TERM IN MONTHS               LOANS       BALANCE       BALANCE      RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

120 - 240                           5    $10,242,203       0.8%     5.5686%    127         1.37x        62.4%      32.7%
241 - 300                          16    126,284,606       9.4      5.1698     122         1.72x        55.9%      46.0%
301 - 360                         128  1,201,725,153      89.8      5.2458     110         1.38x        73.5%      64.3%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            149 $1,338,251,962     100.0%     5.2411%    112         1.41x        71.7%      62.4%
                          ===============================================================================================


(1)  For the ARD loans, the Anticipated Repayment Date.
(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
                           MORTGAGE        DATE      LOAN GROUP   MORTGAGE     TERM         UW         LTV        AT
AMORTIZATION TYPES           LOANS       BALANCE      1 BALANCE      RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)          (53)  $698,852,687      40.1%     5.2458%   (116)        1.42x        71.6%      64.0%
Balloon                            94    636,728,021      36.6      5.2343     106         1.40x        72.0%      60.8%
Interest-Only                      21    403,750,047      23.2      4.9164      83         2.57x        58.7%      58.7%
                          -----------------------------------------------------------------------------------------------
SUBTOTAL:                         168 $1,739,330,755      99.8%     5.1651%    105         1.68x        68.8%      61.6%

FULLY AMORTIZING                    2     $2,671,254       0.2%     5.6256%    148         1.58x        45.2%       0.4%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009     100.0%     5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
UNDERWRITTEN                            AGGREGATE        % OF                 STATED                 CUT-OFF
CASH FLOW                  NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
DEBT SERVICE               MORTGAGE        DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
COVERAGE RATIOS              LOANS       BALANCE       BALANCE      RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                      36   $418,747,672      24.0%     5.3117%    113         1.26x        76.9%      67.7%
1.30x - 1.39x                      37    401,614,755      23.1      5.1457     103         1.34x        73.8%      64.3%
1.40x - 1.49x                      48    342,057,708      19.6      5.3179     105         1.45x        72.9%      64.8%
1.50x - 1.69x                      26    153,677,496       8.8      5.3882     119         1.56x        67.8%      58.9%
1.70x - 1.99x                       7    168,704,074       9.7      4.9719      97         1.90x        53.6%      49.7%
2.00x - 2.99x                      12    125,260,047       7.2      4.7813      71         2.39x        57.0%      57.0%
3.00x - 5.64x                       4    131,940,255       7.6      4.7239     109         3.83x        47.8%      47.4%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009     100.0%     5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
CUT-OFF DATE               MORTGAGE        DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
LTV RATIOS                   LOANS       BALANCE       BALANCE      RATE    (MOS.)(1)      DSCR       RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

29.6% - 50.0%                       7   $116,286,509       6.7%     4.8940%    108         2.60x        44.0%      38.8%
50.1% - 60.0%                      24    337,334,282      19.4      4.8991      92         2.53x        56.0%      54.3%
60.1% - 65.0%                      14     54,307,689       3.1      5.3632     110         1.68x        63.1%      52.8%
65.1% - 70.0%                      22    200,626,687      11.5      5.2820     111         1.47x        67.8%      61.1%
70.1% - 75.0%                      33    410,317,341      23.6      5.1617     103         1.35x        72.3%      63.0%
75.1% - 80.0%                      67    605,519,500      34.8      5.3056     110         1.33x        78.6%      69.7%
80.1% - 80.3%                       3     17,610,000       1.0      5.4282     120         1.29x        80.1%      64.7%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009     100.0%     5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


(1)  For the ARD loans, the Anticipated Repayment Date.
(2)  Includes two partial interest-only ARD loan representing 3.3% of the initial Loan Group 1 balance.

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
MATURITY DATE              MORTGAGE        DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
LTV RATIOS(2)                LOANS       BALANCE       BALANCE      RATE    (MOS.)(2)      DSCR       RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

28.4% - 30.0%                       3    $28,411,720       1.6%     4.8329%     92         4.49x        33.9%      29.2%
30.1% - 50.0%                      17    139,388,890       8.0      5.1173     118         1.83x        51.8%      43.8%
50.1% - 60.0%                      53    493,382,308      28.4      5.0245      99         2.17x        61.0%      56.1%
60.1% - 70.0%                      82    843,649,837      48.5      5.2327     107         1.37x        74.2%      65.2%
70.1% - 80.0%                      13    234,498,000      13.5      5.2865     105         1.31x        79.7%      74.8%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            168 $1,739,330,755     100.0%     5.1651%    105         1.68x        68.8%      61.6%
                          ===============================================================================================


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)



                                                                          WEIGHTED AVERAGES
                                                                  -----------------------------------
                                        AGGREGATE       % OF                    CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL                    DATE
                           MORTGAGED       DATE      LOAN GROUP 1        UW        LTV
PROPERTY TYPE             PROPERTIES     BALANCE       BALANCE         DSCR      RATIO OCCUPANCY
-----------------------------------------------------------------------------------------------------

OFFICE
Suburban                           42   $441,907,043        25.4%     1.51x      71.3%         93.1%
CBD                                11    249,000,108        14.3      1.60x      68.6%         90.8%
                          ---------------------------------------------------------------------------
SUBTOTAL:                          53   $690,907,151        39.7%     1.54x      70.3%         92.3%

RETAIL
Anchored                           33   $501,317,212        28.8%     1.48x      70.9%         94.3%
Unanchored                         25     83,183,132         4.8      1.41x      70.6%         96.2%
Shadow Anchored                    16     64,301,640         3.7      1.36x      74.5%         95.7%
                          ---------------------------------------------------------------------------
SUBTOTAL:                          74   $648,801,984        37.2%     1.46x      71.2%         94.7%

HOTEL
Full Service                        5   $188,990,255        10.8%     2.87x      50.2%           NAP

SELF STORAGE                       30    $78,913,199         4.5%     2.32x      65.0%         88.9%

MULTIFAMILY
Garden                              3    $52,000,000         3.0%     1.29x      80.0%         98.2%

INDUSTRIAL
Warehouse                           6    $26,434,304         1.5%     1.51x      70.0%         98.1%
Flex                                8    $23,613,600         1.4%     1.37x      76.4%         95.2%
                          ---------------------------------------------------------------------------
SUBTOTAL:                          14    $50,047,904         2.9%     1.44x      73.0%         96.7%

MANUFACTURED HOUSING                4    $32,341,516         1.9%     1.48x      77.3%         97.9%
                          ---------------------------------------------------------------------------
TOTAL:                            183 $1,742,002,009       100.0%     1.68x      68.7%         93.6%
                          ===========================================================================


(1)  Excludes fully amortizing mortgage loans.
(2)  For the ARD loans, the Anticipated Repayment Date.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
                           MORTGAGED       DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
LOCATION                  PROPERTIES     BALANCE       BALANCE      RATE    (MOS.)(2)      DSCR       RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

California                         33   $340,520,733         19.5%   5.1251%    97         1.87x        66.2%      61.4%
Connecticut                         6    205,788,037         11.8    4.9568     87         1.36x        71.5%      63.1%
Texas                              17    196,314,035         11.3    5.2233     94         1.49x        71.3%      63.7%
Florida                            16    185,944,493         10.7    4.9996    106         2.64x        62.6%      60.0%
Michigan                            8    145,848,217          8.4    5.3057    119         1.29x        77.6%      67.9%
New York                            9    116,853,086          6.7    5.2795    119         1.46x        71.5%      65.5%
Massachusetts                       2     82,500,000          4.7    4.9488    120         1.88x        49.1%      43.6%
Colorado                            9     65,040,940          3.7    5.4147     93         1.41x        73.1%      66.8%
Maryland                            2     50,900,000          2.9    5.2674    118         1.34x        72.8%      64.3%
Oklahoma                            6     35,319,115          2.0    5.2598    119         1.30x        74.5%      61.8%
Ohio                                9     34,078,290          2.0    5.2735    120         1.37x        79.0%      67.9%
Illinois                            7     25,115,791          1.4    5.2805    100         1.78x        65.8%      57.5%
New Jersey                          3     24,739,523          1.4    5.1391    124         1.48x        66.0%      53.0%
Nevada                              3     22,044,028          1.3    5.3866    120         1.28x        73.4%      63.3%
South Carolina                      6     20,294,108          1.2    5.3407    102         1.66x        67.7%      61.4%
Louisiana                           5     19,793,806          1.1    5.2588    123         2.27x        53.2%      42.9%
Kentucky                            5     18,736,953          1.1    5.2323    119         1.38x        79.9%      63.8%
Virginia                            3     17,547,291          1.0    5.3500    119         1.55x        67.6%      55.8%
Georgia                             5     17,518,966          1.0    5.3192    118         1.42x        66.2%      56.1%
Pennsylvania                        3     17,478,284          1.0    5.1655    118         1.76x        69.4%      59.1%
Oregon                              1     11,300,000          0.6    5.1500    117         1.33x        77.5%      68.8%
Indiana                             4     10,480,736          0.6    5.0998     99         1.78x        61.3%      52.2%
North Carolina                      4     10,446,178          0.6    5.4162    119         1.32x        76.7%      63.9%
Idaho                               2     10,293,174          0.6    5.2826    119         1.39x        72.0%      61.0%
Arizona                             3      9,698,389          0.6    5.5384    119         1.29x        72.5%      63.4%
Tennessee                           1      7,800,000          0.4    5.3100    117         1.43x        65.0%      55.4%
Minnesota                           2      7,798,515          0.4    5.4646    118         2.38x        58.3%      56.0%
Missouri                            1      7,250,000          0.4    5.0000    120         1.33x        79.7%      59.6%
Rhode Island                        1      6,300,000          0.4    4.7800     58         3.36x        35.8%      35.8%
Wisconsin                           2      6,151,120          0.4    5.5679    119         1.40x        75.9%      63.7%
Kansas                              1      4,096,262          0.2    5.6300    119         1.38x        75.9%      63.7%
Hawaii                              1      3,150,000          0.2    5.0000    120         1.31x        77.8%      67.3%
Washington                          1      1,798,375          0.1    5.6700    119         1.41x        66.6%      56.0%
Utah                                1      1,538,564          0.1    5.5400    119         1.54x        69.9%      58.5%
New Hampshire                       1      1,525,000          0.1    5.8500    120         1.32x        75.9%      58.5%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            183 $1,742,002,009        100.0%   5.1658%   105         1.68x        68.7%      61.5%
                          ===============================================================================================


(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
YEARS                      MORTGAGED       DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
BUILT/RENOVATED           PROPERTIES     BALANCE       BALANCE      RATE    (MOS.)(3)      DSCR       RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

1954 - 1959                         1     $3,150,000         0.2%   5.0000%    120         1.31x        77.8%      67.3%
1960 - 1969                         1      3,443,032         0.2    5.5500     118         1.47x        63.8%      53.4%
1970 - 1979                         9     48,996,716         2.8    5.3884     121         1.34x        74.3%      62.2%
1980 - 1989                        25    212,536,514        12.2    5.2122     114         1.81x        67.1%      61.1%
1990 - 1999                        48    356,821,300        20.5    5.2687     108         1.79x        70.2%      63.6%
2000 - 2005                        99  1,117,054,447        64.1    5.1137     102         1.63x        68.3%      60.9%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            183 $1,742,002,009       100.0%   5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
PREPAYMENT                 MORTGAGED       DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
PROTECTION                   LOANS       BALANCE       BALANCE      RATE    (MOS.)(3)      DSCR       RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

Defeasance                        152 $1,554,537,273      89.2%     5.1962%    108         1.59x        70.2%      62.3%
Yield Maintenance                  18    187,464,736      10.8      4.9141      81         2.43x        56.1%      54.8%
                          -----------------------------------------------------------------------------------------------
TOTAL:                            170 $1,742,002,009     100.0%     5.1658%    105         1.68x        68.7%      61.5%
                          ===============================================================================================


          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------
                                        AGGREGATE        % OF                 STATED                 CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL              REMAINING                  DATE   LTV RATIO
PARTIAL INTEREST            MORTGAGED      DATE      LOAN GROUP 1 MORTGAGE     TERM         UW         LTV        AT
ONLY PERIODS                    LOANS    BALANCE       BALANCE      RATE    (MOS.)(3)      DSCR       RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

12                                  8   $139,562,404      20.0%     5.2563%    108         1.46x        70.4%      61.0%
13 - 24                            22    110,740,000      15.8      5.3181     118         1.37x        76.8%      67.1%
25 - 36                            11    158,513,000      22.7      5.3454     120         1.36x        73.6%      65.5%
37 - 60                            12    290,037,283      41.5      5.1587     118         1.45x        69.0%      63.5%
                          -----------------------------------------------------------------------------------------------
                                   53   $698,852,687     100.0%     5.2458%    116         1.42x        71.6%      64.0%
                          ===============================================================================================


(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
                          MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
CUT-OFF DATE BALANCES       LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 $998,117 - $2,999,999           32       $61,947,861     18.5%       5.2112%    119       1.29x       74.4%       61.9%
 $3,000,000 - $3,999,999         10        34,967,339     10.4        5.3181     116       1.24x       73.4%       60.9%
 $4,000,000 - $4,999,999          5        21,679,336      6.5        5.2658     119       1.56x       68.3%       58.9%
 $5,000,000 - $6,999,999         14        85,947,516     25.7        5.2328     113       1.51x       72.8%       64.2%
 $7,000,000 - $9,999,999          3        24,750,000      7.4        5.0800     120       1.37x       75.0%       68.2%
 $10,000,000 - $14,999,999        2        22,500,000      6.7        5.1563     119       1.34x       77.7%       65.8%
 $15,000,000 - $24,999,999        3        53,329,015     15.9        5.0322      94       1.42x       77.1%       69.1%
 $25,000,000 - $29,600,000        1        29,600,000      8.8        5.1600     119       1.29x       72.8%       64.7%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068    100.0%       5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
                          MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
MORTGAGE RATES              LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

4.7500% - 4.9999%                 6       $48,022,799      14.3%      4.9137%     88       1.49x       76.8%       71.9%
5.0000% - 5.4999%                53       251,813,109      75.2       5.1575     119       1.37x       73.8%       63.0%
5.5000% - 5.9999%                10        29,049,594       8.7       5.6429     114       1.35x       70.9%       61.4%
6.0000% - 6.3250%                 1         5,835,565       1.7       6.3250      57       1.48x       77.8%       73.3%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068     100.0%      5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
ORIGINAL TERM TO          MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
MATURITY IN MONTHS(1)       LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

60                                2       $27,035,565         8.1%    5.1841%     58       1.61x       77.8%       76.8%
61 - 84                           2         8,450,000         2.5     5.2279      84       1.27x       70.1%       66.0%
85 - 120                         66       299,235,502        89.4     5.1839     119       1.37x       73.8%       63.1%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
REMAINING TERM TO         MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
MATURITY IN MONTHS(1)       LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

57 - 60                           2       $27,035,565         8.1%    5.1841%     58       1.61x       77.8%       76.8%
61 - 84                           2         8,450,000         2.5     5.2279      84       1.27x       70.1%       66.0%
85 - 120                         66       299,235,502        89.4     5.1839     119       1.37x       73.8%       63.1%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
TERM IN MONTHS              LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

300                               4       $11,834,814         3.9%    5.6010%    117       1.33x       71.7%       56.0%
301 - 330                         1         6,200,000         2.1     5.5800     118       1.31x       80.3%       69.8%
331 - 360                        62       282,086,253        94.0     5.1756     117       1.37x       73.9%       63.3%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           67      $300,121,068       100.0%    5.2007%    117       1.36x       74.0%       63.1%
                          ===============================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
TERM IN MONTHS              LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

294 - 300                         4       $11,834,814         3.9%    5.6010%    117       1.33x       71.7%       56.0%
301 - 330                         1         6,200,000         2.1     5.5800     118       1.31x       80.3%       69.8%
331 - 360                        62       282,086,253        94.0     5.1756     117       1.37x       73.9%       63.3%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           67      $300,121,068       100.0%    5.2007%    117       1.36x       74.0%       63.1%
                          ===============================================================================================


(1)  For the ARD loans, the Anticipated Repayment Date.
(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
                          MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
AMORTIZATION TYPES          LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Balloon                          49      $182,246,068        54.4%    5.1790%    117       1.40x       72.4%       59.9%
Partial Interest-Only            18       117,875,000        35.2     5.2342     116       1.31x       76.4%       68.1%
Interest-Only                     3        34,600,000        10.3     5.0489      82       1.61x       74.6%       74.6%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
UNDERWRITTEN                            AGGREGATE         % OF                  STATED              CUT-OFF
CASH FLOW                 NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
DEBT SERVICE              MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
COVERAGE RATIOS             LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                    42      $189,383,936        56.6%    5.1324%    118       1.25x       75.0%       64.0%
1.30x - 1.39x                    12        53,869,129        16.1     5.3079     118       1.32x       75.9%       64.7%
1.40x - 1.49x                     4        21,188,053         6.3     5.5663     101       1.46x       77.2%       68.2%
1.50x - 1.69x                     9        53,650,199        16.0     5.1516      95       1.59x       74.1%       70.0%
1.70x - 1.99x                     2        10,892,799         3.3     5.0133     119       1.73x       68.5%       56.4%
2.00x - 4.00x                     1         5,736,951         1.7     5.0000     118       4.00x       22.4%       18.4%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
CUT-OFF DATE              MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
LTV RATIOS                  LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)     DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

22.4% - 50.0%                     2       $10,136,951         3.0%    5.2613%    118       2.96x       33.7%       31.4%
50.1% - 60.0%                     2         7,000,000         2.1     5.3286     104       1.40x       58.9%       51.7%
60.1% - 65.0%                     2         9,913,673         3.0     5.2949     118       1.57x       62.8%       50.5%
65.1% - 70.0%                    12        34,984,271        10.5     5.0642     120       1.24x       68.6%       57.5%
70.1% - 75.0%                     8        58,401,747        17.4     5.1881     119       1.30x       72.9%       62.4%
75.1% - 80.0%                    43       208,084,425        62.2     5.1789     110       1.36x       78.1%       68.5%
80.1% - 80.3%                     1         6,200,000         1.9     5.5800     118       1.31x       80.3%       69.8%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
MATURITY DATE             MORTGAGE        DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
LTV RATIOS(2)               LOANS        BALANCE        BALANCE       RATE    (MOS.)(2)     DSCR     RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

18.4% - 30.0%                     1        $5,736,951         1.7%    5.0000%    118       4.00x       22.4%       18.4%
30.1% - 50.0%                     3        11,868,673         3.5     5.4693     118       1.49x       56.3%       48.6%
50.1% - 60.0%                    16        45,969,295        13.7     5.1350     117       1.33x       67.5%       55.6%
60.1% - 70.0%                    41       202,350,583        60.5     5.1956     119       1.31x       76.5%       64.9%
70.1% - 80.0%                     9        68,795,565        20.6     5.1535      92       1.44x       78.6%       75.0%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(3)



                                                                          WEIGHTED AVERAGES
                                                                   ---------------------------------
                                        AGGREGATE         % OF                   CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                     DATE
                          MORTGAGED       DATE        LOAN GROUP 2         UW        LTV
PROPERTY TYPE             PROPERTIES     BALANCE        BALANCE          DSCR      RATIO  OCCUPANCY
----------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                           60      $286,199,920        85.5%      1.33x      75.6%      94.9%
Mid/High Rise                     3        14,400,000         4.3       1.44x      64.2%      98.7%
                          --------------------------------------------------------------------------
SUBTOTAL:                        63      $300,599,920        89.8%      1.33x      75.0%      95.1%

MANUFACTURED HOUSING
Manufactured Housing              7       $34,121,147        10.2%      1.89x      65.4%      96.8%
                          --------------------------------------------------------------------------
SUBTOTAL:                         7       $34,121,147        10.2%      1.89x      65.4%      96.8%
                          --------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%      1.39x      74.0%      95.3%
                          ==========================================================================


(1)  Excludes fully amortizing mortgage loans.
(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
                          MORTGAGED       DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
LOCATION                  PROPERTIES     BALANCE        BALANCE       RATE    (MOS.)(2)     DSCR     RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

California                       28      $107,272,081         32.0%    5.0951%   120       1.25x       73.7%       61.1%
Georgia                           3        35,687,240         10.7     5.1832    119       1.30x       74.0%       65.4%
Texas                             5        34,899,430         10.4     5.0167     81       1.52x       76.4%       71.9%
Arizona                           4        28,215,934          8.4     5.0904    112       1.28x       73.0%       63.7%
Ohio                              3        13,917,483          4.2     5.2734    119       1.47x       77.1%       71.5%
Mississippi                       2        12,715,565          3.8     5.8570     90       1.49x       79.0%       71.5%
Nevada                            2        12,436,951          3.7     5.1455    119       2.55x       53.3%       48.3%
Michigan                          2        11,340,000          3.4     5.0850    120       1.32x       77.2%       67.9%
Alaska                            1        10,900,000          3.3     5.2800    118       1.46x       79.3%       69.1%
North Carolina                    4        10,609,623          3.2     5.3511    119       1.23x       79.2%       65.9%
Oklahoma                          2        10,231,537          3.1     5.5012    118       1.44x       78.4%       67.0%
Florida                           2         9,139,271          2.7     5.1296    119       1.62x       63.1%       52.1%
Indiana                           2         6,387,799          1.9     5.1392    118       1.65x       78.6%       65.5%
Connecticut                       1         6,000,000          1.8     5.2800    120       1.25x       80.0%       74.1%
Wisconsin                         1         5,940,000          1.8     5.0450    119       1.28x       79.7%       70.6%
Washington                        2         5,465,000          1.6     5.4480    100       1.24x       67.9%       60.1%
Pennsylvania                      1         4,000,000          1.2     5.0800    120       1.52x       58.0%       47.8%
Alabama                           2         3,790,037          1.1     5.6532    116       1.34x       77.6%       65.4%
New York                          1         2,855,000          0.9     5.7430    119       1.22x       79.0%       65.2%
South Carolina                    1         1,920,000          0.6     5.2200    119       1.32x       80.0%       74.0%
Tennessee                         1           998,117          0.3     5.8700    118       1.38x       79.8%       67.6%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068        100.0%    5.1850%   113       1.39x       74.0%       64.3%
                          ===============================================================================================


(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
YEARS                     MORTGAGED       DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
BUILT/RENOVATED           PROPERTIES     BALANCE        BALANCE       RATE    (MOS.)(3)     DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

1958 - 1959                       1        $2,375,000         0.7%    5.0400%    120       1.22x       68.7%       56.5%
1960 - 1969                       3        12,813,951         3.8     5.2006     119       2.47x       52.4%       44.5%
1970 - 1979                       9        47,600,000        14.2     5.1201     115       1.30x       77.1%       67.0%
1980 - 1989                      17        79,913,081        23.9     5.1429     118       1.32x       74.2%       64.4%
1990 - 1999                      11        62,534,779        18.7     5.1382      98       1.47x       74.2%       66.7%
2000 - 2005                      29       129,484,256        38.7     5.2586     116       1.33x       75.0%       64.2%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
PREPAYMENT                MORTGAGED       DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
PROTECTION                  LOANS        BALANCE        BALANCE       RATE    (MOS.)(3)     DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

Defeasance                       65      $317,137,185        94.7%    5.1616%    113       1.39x       74.4%       64.5%
Yield Maintenance                 5        17,583,882         5.3     5.6076     113       1.37x       68.0%       60.8%
                          -----------------------------------------------------------------------------------------------
TOTAL:                           70      $334,721,068       100.0%    5.1850%    113       1.39x       74.0%       64.3%
                          ===============================================================================================


          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------
                                        AGGREGATE         % OF                  STATED              CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL               REMAINING               DATE    LTV RATIO
PARTIAL INTEREST          MORTGAGED       DATE        LOAN GROUP 2  MORTGAGE     TERM        UW       LTV        AT
ONLY PERIODS                LOANS        BALANCE        BALANCE       RATE    (MOS.)(3)     DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

12                                1        $1,940,000         1.6%    5.5500%    119       1.38x       80.0%       68.6%
13 - 24                           5        29,275,000        24.8     5.3720    119       1.39x       79.6%       69.1%
25 - 36                           7        60,190,000        51.1     5.1828    114       1.29x       74.2%       66.2%
37 - 48                           1         6,750,000         5.7     4.9500    119       1.21x       78.0%       70.5%
49 - 60                           4        19,720,000        16.7     5.2527    118       1.27x       77.2%       71.5%
                          -----------------------------------------------------------------------------------------------
                                 18      $117,875,000       100.0%    5.2342%    116       1.31x       76.4%       68.1%
                          ===============================================================================================


(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-18

                                                                       ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

--------------------------------------------------------------------------------
                            SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

                 [5 PICTURES OF THE SHOPPES AT BUCKLAND HILLS OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $175,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $174,810,583
 % OF POOL BY IPB:                 8.4%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         Pavilions at Buckland Hills L.L.C.
 SPONSOR:                          General Growth Properties, Inc.
                                   and New York State Common
                                   Retirement Fund
 ORIGINATION DATE:                 06/10/05
 INTEREST RATE:                    4.92150%
 INTEREST ONLY PERIOD:             N/A
 MATURITY DATE:                    07/01/12
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           359 months
 CALL PROTECTION:                  L(24),Def(52),O(7)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)
 LOAN PURPOSE:                     Refinance

------------------------------------------
                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL     MONTHLY
                     ---------------------
 TAXES:               $     0  Springing(2)
 INSURANCE:           $     0  Springing(2)
 CAPEX:               $     0  Springing(3)
 TI/LC:               $     0  Springing(4)
------------------------------------------

-------------------------------------------------------
                 PROPERTY INFORMATION
-------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Regional Mall
 SQUARE FOOTAGE:           473,412(5)
 LOCATION:                 Manchester, CT
 YEAR BUILT/RENOVATED:     1990/2003
 OCCUPANCY:                82.1%(6)
 OCCUPANCY DATE:           06/06/05
 NUMBER OF TENANTS:        114
 HISTORICAL NOI:
 2002:                     $14,143,653
 2003:                     $13,829,942
 2004:                     $13,436,706
 TTM AS OF 03/31/05:       $13,158,897
 UW REVENUES:              $24,909,281
 UW EXPENSES:              $9,353,006
 UW NOI:                   $15,556,276
 UW NET CASH FLOW:         $14,930,554
 APPRAISED VALUE:          $245,000,000
 APPRAISAL DATE:           06/06/05

-----------------------------------
FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $369
 CUT-OFF DATE LTV:        71.4%
 MATURITY DATE LTV:       63.1%
 UW DSCR:                 1.34x
-----------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                       LEASE
                                                                                               % OF     BASE RENT   EXPIRATION
 TENANT NAME              PARENT COMPANY                      MOODY'S/S&P(7)  SQUARE FEET      GLA         PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------

 DICK'S SPORTING GOODS   Dick's Sporting Goods, Inc.              NR/B         80,000          16.9%    $ 19.00(8)    2015
 BARNES & NOBLE          Barnes & Noble Booksellers, Inc.        Ba2/B+        24,588           5.2%    $ 19.60       2014
 H&M                     H&M Hennes & Mauritz A.B.                 NR          14,298           3.0%    $ 26.00       2014
 ABERCROMBIE & FITCH     Abercrombie & Fitch Stores, Inc.          NR          13,829           2.9%    $ 16.32       2012
 VICTORIA'S SECRET       The Limited Brands                     Baa2/BBB       13,158           2.8%    $ 25.00       2013
------------------------------------------------------------------------------------------------------------------------------


(1)  Future mezzanine financing is allowed upon the satisfaction of certain conditions including a loan-to-value ratio no greater than 80% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and a combined debt service coverage ratio of not less than
     1.20x, in each case immediately following the closing of such mezzanine loan.

(2)  During an event of default or if the debt service coverage ratio is less than 1.10x (a "Buckland Trigger Event"), the borrower is required to pay monthly 1/12th of the annual estimated taxes and insurance premiums.

(3)  During a Buckland Trigger Event and if the amount in such reserve is less than $118,189.25, the borrower is required to pay $9,849.10 monthly.

(4)  During a Buckland Trigger Event and if the amount in such reserve is less than $392,757.00, the borrower is required to pay $32,759.75 monthly.

(5)  Outparcels ground leased to tenants and anchor spaces that are not part of the collateral are excluded from square footage.

(6)  Includes treatment of Dick's Sporting Goods temporary space as vacant.
     Treating such space as occupied would provide an in-line occupancy rate of approximately 89.7%

(7)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(8)  Represents rent that will be payable by Dick's Sporting Goods, Inc. on its permanent space. Dick's Sporting Goods, Inc. is currently paying rent of 5%
     of monthly sales for its temporary space and will begin paying rent on its permanent space on the earlier of (i) the first Opening Day to occur sixty
     (60) days after delivery of possession of its permanent space, or (ii) the
     Opening Day the tenant initially opens for business. For purposes of the immediately preceding sentence, an "Opening Day" is any day between
     February 1 and May 1, 2006, and any day between August 1 and November 1,
     2006.

                                     A-3-3

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in approximately
473,412 square feet of in-line retail space and outparcels of approximately
70,427 square feet of retail space, at the mall known as "Shoppes at Buckland
Hills" located in Manchester, Connecticut.

THE BORROWER. The borrower, Pavilions at Buckland Hills L.L.C., a Connecticut limited liability company, is structured as a single purpose entity with an independent director, for which a non-consolidation opinion was obtained at origination. The borrower is indirectly sponsored by General Growth Properties,
Inc. ("GGP") and the New York State Common Retirement Fund. GGP (NYSE: GGP) is
headquartered in Chicago, Illinois and as of December 31, 2004, reported total assets of $25.7 billion. In August 2004, GGP completed the acquisition of the
Rouse Company. The merger added 37 regional shopping malls, four community centers, and six mixed use projects totaling 40 million square feet to GGP's portfolio of owned shopping centers. GGP owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in, and/or management responsibilities for, more than 200 regional shopping malls totaling more than 200 million square feet of retail space. The New York State Common
Retirement Fund consists of the assets and income from the New York State and local Employees' Retirement System and the Police and Fire Retirement System.
These systems provide pension, death and disability benefits for state and local government employees and employees of certain other participating employers. As of December 31, 2003, the New York State Common Retirement Fund's value was approximately $115.7 billion.

THE PROPERTY.(1) The Shoppes at Buckland Hills is an approximately one million square foot two-story super-regional mall situated on approximately 114.7 acres.
The Shoppes at Buckland Hills is located at 194 Buckland Hills Drive on the northeast corner of the intersection of Buckland Street and Interstate 84 in
Manchester, Connecticut. Manchester is located approximately 15 miles east of the City of Hartford. It has regional accessibility by virtue of its location near Interstate 84. Interstate 84 is a major limited access highway traversing the State of Connecticut in an east/west direction and linking the eastern suburbs with the City of Hartford. Within the City of Hartford, Interstate 84
intersects with Interstate 91, which links the City of Hartford with the northern and southern suburbs.

The Shoppes at Buckland Hills is anchored by Sears, J.C. Penney, Filene's and
Filene's Home, Men's and Children's ("Filene's Home Store") (each such anchor space is tenant owned, including the underlying land, and is not part of the collateral). The collateral for the loan includes approximately 473,412 square feet of in-line retail space and approximately 70,472 square feet of outparcel retail space. The outparcels are ground leased to Country Inn Suites, Hops
Brewery, Red Robin Burgers & Spirits, and Smokey Bones Restaurant. Smokey Bones
Restaurant is not in occupancy, but anticipates opening in Spring 2006. In April
2005, Dick's Sporting Goods Inc., the largest in-line tenant, temporarily moved into the former Filene's Home Store space (created when Filene's Home Store moved to a vacated Lord & Taylor space; Filene's Home Store's former space has approximately 35,562 square feet) and will occupy that space while its space undergoes a major renovation. Dick's Sporting Goods has agreed to contribute $1 million for the renovation. After Dick's Sporting Goods moves back into its renovated space (estimated in Spring 2006), the borrower has stated that it intends to convert the temporary space into lifestyle space. The in-line space includes tenants such as Champ's Sports, Hollister, Gamestop, GNC, CVS, Radio
Shack and Express. The in-line space had an occupancy rate of approximately
82.1% as of June 6, 2005 (includes treatment of Dick's Sporting Goods temporary space as vacant, treating such space as occupied would result in an in-line occupancy rate of approximately 89.7%). The in-line space yielded comparable sales per square foot, for tenants less than 10,000 square feet, of approximately $428 as of December 31, 2004. This equates to an average occupancy cost for the in-line tenants of approximately 16.1%.

THE MARKET.(1) Manchester is a suburban community, which had a population of approximately 57,740 as of the 2000 census. The Hartford MSA is positioned approximately mid-way between New York and Boston. The development of the
Shoppes at Buckland Hills in 1990 was the catalyst for retail development in the area. Ancillary retail that has developed around the mall includes Wal-Mart,
Sam's Club, Home Depot, Lowe's, Target, Office Depot, Media Play, Circuit City,
Marshall's, and Christmas Tree Shop. The Shoppes at Buckland Hills faces direct competition from three regional centers: Westfarms Mall-West Hartford, Westfield
Shoppingtown-Enfield and Westfield Shoppingtown-Meriden. These centers are located within approximately 40 minutes of the Shoppes at Buckland Hills. In
2004, Evergreen Walk, an open-air lifestyle center located approximately 1/2 mile from the Shoppes at Buckland Hills opened. While this property captures market share from the trade area it targets a higher price point.

PROPERTY MANAGEMENT. The Shoppes at Buckland Hills is managed by General Growth
Management, Inc., an affiliate of the borrower.

(1)  Certain information was obtained from the Shoppes at Buckland Hills appraisal dated 06/06/05.

                                     A-3-4

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------



----------------------------------------------------------------
                    LEASE ROLLOVER SCHEDULE
                  NUMBER      SQUARE      % OF
                OF LEASES     FEET        GLA       BASE RENT
 YEAR            EXPIRING   EXPIRING   EXPIRING     EXPIRING
----------------------------------------------------------------

 VACANT            N/A       48,970       10.3%        N/A
 2005 & MTM         15       30,191        6.4    $ 1,220,904
 2006                6       38,878        8.2    $   232,296
 2007                2        3,601        0.8    $   142,020
 2008                8       17,134        3.6    $   725,640
 2009                7        8,593        1.8    $   437,604
 2010               22       45,247        9.6    $ 2,730,912
 2011                9       17,916        3.8    $ 1,215,156
 2012                4       24,139        5.1    $   609,012
 2013               14       48,680       10.3    $ 1,603,320
 2014               15       83,633       17.7    $ 2,285,160
 2015               11      100,250       21.2    $ 2,317,752
 AFTER               2        6,180        1.3    $   179,604
----------------------------------------------------------------
 TOTAL             115      473,412      100.0%   $13,699,380
----------------------------------------------------------------

---------------------------------------------------------------------------------------
                                                                             CUMULATIVE
                                   CUMULATIVE    CUMULATIVE    CUMULATIVE      % OF
                 % OF BASE RENT   SQUARE FEET     % OF GLA     BASE RENT     BASE RENT
 YEAR               EXPIRING        EXPIRING      EXPIRING      EXPIRING     EXPIRING
---------------------------------------------------------------------------------------

 VACANT                0.0%           N/A           N/A           N/A          N/A
 2005 & MTM            8.9           79,161         16.7%     $ 1,220,904       10.2
 2006                  1.7          118,039         24.9%     $ 1,453,200       10.6
 2007                  1.0          121,640         25.7%     $ 1,595,220       11.6
 2008                  5.3          138,744         29.3%     $ 2,320,860       16.9
 2009                  3.2          147,367         31.1%     $ 2,758,464       20.1
 2010                 19.9          192,614         40.7%     $ 5,489,376       40.1
 2011                  8.9          210,530         44.5%     $ 6,704,532       48.9
 2012                  4.4          234,669         49.6%     $ 7,313,544       53.4
 2013                 11.7          283,349         59.9%     $ 8,916,864       65.1
 2014                 16.7          366,982         77.5%     $11,202,024       81.8
 2015                 16.9          467,232         98.7%     $13,519,776       98.7
 AFTER                 1.3          473,412        100.0%     $13,699,380      100.0%
---------------------------------------------------------------------------------------
 TOTAL               100.0%
---------------------------------------------------------------------------------------


                                     A-3-5

--------------------------------------------------------------------------------
                            SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

                   [MAP OF THE SHOPPES AT BUCKLAND HILLS OMITTED]

                                     A-3-6

--------------------------------------------------------------------------------
                            SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

                 [SITE MAP OF THE SHOPPES AT BUCKLAND HILLS OMITTED]

                                     A-3-7

--------------------------------------------------------------------------------
                              UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

           [5 PICTURES OF THE UNIVERSAL HOTELS UCF PROPERTIES OMITTED]

                                     A-3-8

--------------------------------------------------------------------------------
                              UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $100,000,000(1)
 CUT-OFF DATE PRINCIPAL BALANCE:   $100,000,000(1)
 % OF POOL BY IPB:                 4.8%
 SHADOW RATING (M/S):              Baa3/BBB-
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         UCF Hotel Venture
 SPONSOR:                          Loews Corporation (50%), NBC
                                   Universal (25%), and The Rank
                                   Group PLC (25%)
 ORIGINATION DATE:                 06/02/05
 INTEREST RATE:                    4.72500%
 INTEREST ONLY PERIOD:             120 months
 MATURITY DATE:                    07/01/15
 AMORTIZATION TYPE:                Interest-Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:          Yes
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:(1)               $300,000,000/$50,000,000
 ADDITIONAL DEBT TYPE:(2)          Pari Passu/B-Note/Permitted
                                   Mezzanine
 LOAN PURPOSE:                     Refinance

------------------------------------------
                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL   MONTHLY
                     ---------------------
 TAXES:              $0        Springing(3)
 INSURANCE:          $0        Springing(3)
 GROUND LEASE:       $0        Springing(4)
------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Leasehold
 PROPERTY TYPE:            Hotel -- Full Service
 ROOMS:                    2,400
 LOCATION:                 Orlando, FL
 YEAR BUILT/RENOVATED:     See "Portfolio Summary" below
 OCCUPANCY:                82.7%
 OCCUPANCY DATE:           Trailing 12 months as of 05/31/05
 HISTORICAL NOI:
  2002:                    $40,773,377
  2003:                    $59,422,164
  2004:                    $69,462,505
  TTM AS OF 05/31/05:      $73,002,655
 UW REVENUES:              $230,239,687
 UW EXPENSES:              $151,778,146
 UW NOI:                   $78,461,540(5)
 UW NET CASH FLOW:         $69,251,953
 APPRAISED VALUE:          $757,000,000
 APPRAISAL DATE:           04/01/05
---------------------------------------------------------------

--------------------------------------------------------
                 FINANCIAL INFORMATION
--------------------------------------------------------
                            PARI PASSU
                             A-NOTES(6)   TOTAL DEBT
                           -----------------------------
 CUT-OFF DATE LOAN/ROOM:   $166,667       $187,500
 CUT-OFF DATE LTV:            52.8%          59.4%
 MATURITY DATE LTV:           52.8%          59.4%
 UW DSCR:                     3.61x          3.15x
--------------------------------------------------------

(1)  The total financing amount for the Universal Hotel Portfolio Whole Loan is
     $450,000,000 split between (i) $400,000,000 of A-Notes and (ii) a
     $50,000,000 B-Note. The loan was co-originated by JPMorgan Chase Bank, N.A.
     and German American Capital Corporation. The A-Note is split into five pari passu notes. Only the $100,000,000 A-5 note is included in the trust.

(2)  Sponsors of the borrower are permitted to cause an affiliate of the borrower to incur mezzanine indebtedness to be secured by a pledge of direct or indirect equity interests in the Borrower in an amount not to exceed $50,000,000 subject to the satisfaction of various conditions including: (i) the DSCR after giving effect to the mezzanine indebtedness be greater than or equal to 110% of the DSCR as of the closing date and
     (ii) the LTV ratio for the total combined debt be no greater than 55% as determined by a new appraisal obtained by and in a form and substance satisfactory to the lender.

(3)  Upon the occurrence of an event of default or the conclusion of two consecutive quarters in which the borrower fails to maintain a minimum DSCR of 1.35x, monthly tax & insurance reserves will be collected in an amount equal to 1/12th of what the lender reasonably determines the annual tax liability and insurance premium, respectively, will be.

(4)  Upon the occurrence of an event of default or the conclusion of two consecutive quarters in which the borrower fails to maintain a minimum DSCR of 1.35x, the borrower will be required to deposit into a ground lease reserve an amount equal to an amount reasonably determined by the lender to cover all payments of base rent and additional rent as well as any other amounts payable under the terms of the ground lease.

(5)  The Universal Hotel Portfolio properties experienced NOI growth of 9.6% for the first five months of 2005 as compared to the same period in 2004. 2004
     NOI for the portfolio represented a 16.8% increase over 2003 NOI. The UW
     NOI is based on the foregoing NOI growth rates experienced over the last 18 months. The opening of the Hard Rock and Royal Pacific properties in 2001 and 2002, respectively, coincided with a downturn in the U.S. hospitality sector following the events of September 11, 2001, which had a negative impact on air-travel tourist dependent destinations such as Orlando and Las
     Vegas. With the recovery of the U.S. economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004.

(6)  Calculated based on the total A-Note amount of $400,000,000. The
     $100,000,000 A-5 note is included in the trust.

                                     A-3-9

--------------------------------------------------------------------------------
                              UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO SUMMARY
                                                                                                               ORIGINAL ALLOCATED
                                                                      APPRAISED VALUE    ORIGINAL ALLOCATED       LOAN AMOUNT
 PROPERTY                  LOCATION       # OF ROOMS    YEAR BUILT        (AS IS)           LOAN AMOUNT            PER ROOM
---------------------------------------------------------------------------------------------------------------------------------

 PORTOFINO BAY            Orlando, FL         750          1999        $280,000,000         $ 36,998,111           $197,270
 ROYAL PACIFIC            Orlando, FL       1,000          1989         261,000,000           34,478,203           $137,913
 HARD ROCK                Orlando, FL         650          2001         216,000,000           28,533,685           $175,592
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                     2,400                      $757,000,000         $100,000,000           $166,667
---------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS

                              OCCUPANCY                             ADR                                    REV PAR
                   -------------------------------- ----------------------------------   ------------------------------------------
                                  TTM AS OF                         TTM AS OF                                   TTM AS OF
      PROPERTY     2003    2004   05/31/05    UW     2003     2004   05/31/05    UW        2003        2004     05/31/05     UW
-----------------------------------------------------------------------------------------------------------------------------------

PORTOFINO BAY      73.9%   77.9%    78.8%    81.0%  $196.66  $214.36  $223.51  $232.50   $145.30     $167.02     $176.23   $188.33
ROYAL PACIFIC      79.7%   84.5%    84.2%    87.0%  $152.51  $161.89  $169.87  $181.50   $121.58     $136.79     $143.07   $157.91
HARD ROCK          80.9%   84.1%    85.0%    86.0%  $186.28  $206.20  $215.64  $224.00   $150.70     $173.47     $183.20   $192.64
-----------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE   78.2%   82.3%    82.7%    82.0%  $175.00  $189.67  $198.57  $208.38   $136.88     $156.17     $164.30   $170.87
-----------------------------------------------------------------------------------------------------------------------------------


THE LOAN. The loan is secured by a leasehold interest in three full-service hotels (The Portofino Bay, The Hard Rock and The Royal Pacific) comprising 2,400 rooms located within the Universal Theme Park in Orlando, Florida.

The total financing amount of $450 million is being provided to the borrower to refinance existing debt on the three hotel properties. The loan was co-originated by JPMorgan Chase Bank, N.A. and German American Capital
Corporation. The $400 million senior A-Note is split into five pari passu notes.
The $100 million A-5 note is included in the trust.

THE BORROWER. The borrowing entity is UCF Hotel Venture ("Borrower"), a single asset, special purpose entity. UCF Hotel Venture is a joint partnership between the Loews Corporation (50%), NBC Universal (25%), and The Rank Group Plc (25%),
the three sponsors of the loan. The three properties are managed by Loews
Orlando Operating Company, Inc.

Loews Corporation is a United States based holding company. Its subsidiaries are engaged in several lines of business, including the operation of hotels through
Loews Hotels Holding Corporation, a wholly owned subsidiary. Loews Hotels
Holding Corporation currently owns and manages 18 hotels across the United
States and Canada.

NBC Universal is a media and entertainment company involved in the development, production and marketing of entertainment, news and information. Formed in May
2004 through the merger of NBC and Vivendi Universal Entertainment, NBC
Universal owns and operates a television network, a Spanish-language network, a portfolio of news and entertainment networks, a motion picture company, television production operations, a television stations group, and various theme parks. NBC Universal is 80%-owned by General Electric, with 20% controlled by
Vivendi Universal Entertainment.

The Rank Group Plc ("Rank") is a United Kingdom based leisure and entertainment company. Rank, through the Hard Rock brand name, owns and franchises cafes world-wide and controls the rights to the brand internationally. Rank is engaged in the vacation/leisure business through several outlets including: Haven,
Butlins, Warner, Oasis Forest Holiday Village in Cumbria and America Resorts
USA. Rank also owns Mecca Bingo and Grosvenor Casinos.

THE MORTGAGED PROPERTIES.(1) The portfolio consists of three full-service, luxury hotels located within the Universal Theme Park in Orlando, Florida. The
Portofino Bay and Hard Rock hotels are located on Universal Boulevard across the street from one another while the Royal Pacific Hotel is located approximately three quarters of a mile from both properties. The properties are located in close proximity to International Drive, a commercial corridor that contains lodging facilities, restaurants and other commercial establishments catering to the tourist market.

The sites are owned by Universal City Development Partners ("UCDP"), which entered into a 100-year ground lease, expiring in June 2098, with the borrower.
NBC Universal has an equity interest in each of UCDP, as ground lessor, and UCF
Hotel Venture, as ground lessee. The hotel facilities and operational characteristics of all three hotels are consistent with the overall character of
Universal Theme Park. Each of the hotels has been designed and marketed to cater to a different price point in the market.

(1)  Certain information was obtained from the Universal Hotels Portfolio appraisal dated 04/01/05.

                                     A-3-10

--------------------------------------------------------------------------------
                              UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

PORTOFINO BAY HOTEL
-------------------

The Portofino Bay Hotel is a full-service lodging facility, consisting of 750 guestrooms and approximately 35,000 square feet of meeting room space (with over
9,000 square feet of outdoor space) situated on an approximately 52-acre site.
The property was built in 1999 as a six-story structure and was developed to replicate the village of Portofino, Italy. Hotel amenities include a business center, eight food and beverage outlets, two outdoor swimming pools, one outdoor themed swimming pool, a 12,300 square foot fitness center and full-service spa, upscale shops and a babysitting/children's camp. Recreational amenities include water taxi transportation, early admission to the theme park, Universal Express access to theme park attractions and priority seating at restaurants. The improvements consist of a main building with three wings. Portofino Bay Hotel was named to Conde Nast Traveler magazine's 2003 - 2004 Gold List of the
"World's Best Places to Stay" and Travel + Leisure magazine's 2002 - 2004 list of Top 500 Hotels in the world.

HARD ROCK HOTEL
---------------

The Hard Rock Hotel is a full-service lodging facility, consisting of approximately 650 guestrooms and approximately 4,200 square feet of meeting room space (with over 10,000 square feet of pre-function and outdoor space) situated on an approximately 20-acre site. The property was developed in 2001. Hotel amenities include six food and beverage outlets, an outdoor swimming pool, a fitness center, a Hard Rock merchandising store, and a children's camp. The Hard
Rock Hotel is designed in a California Mission architectural style with music-filled areas as well as Hard Rock memorabilia displayed throughout the hotel. The property consists of one main building structure spread out over six different wings.

ROYAL PACIFIC HOTEL
-------------------

The Royal Pacific Hotel is a full-service lodging facility consisting of approximately 1,000 rooms and approximately 58,800 square feet of meeting room space (with over 17,000 square feet of pre-function and outdoor space) situated on an approximately 53-acre site. The hotel was developed in 1989. Hotel amenities include a full service business center, five food and beverage outlets, an activity center, a themed outdoor swimming pool with a sand beach, and a fitness center. The design of the hotel has a South Pacific island theme, with a bamboo forest entrance, palm trees, outdoor gardens, and a tropical lagoon. The property consists of one main building with four wings. The main wing houses Emeril's restaurant.

THE MARKET.(1) The Portofino Bay Hotel, Hard Rock Hotel, and the Royal Pacific
Hotel are located within the Universal Theme Park in Orlando, Florida, approximately 9 miles southwest of Downtown Orlando and northeast of Walt Disney
World. In addition to the Universal Theme Park, the Orange County Convention
Center and International Drive are demand generators in the area. The properties are accessible from a variety of local, county, state, and interstate highways, including Interstate 4, the Bee Line Expressway, International Drive, and the
Florida Turnpike. Interstate 4 is a six-lane divided highway that traverses the
State of Florida and can be accessed less than one mile west of the properties.
The Bee Line Expressway, located three miles from the properties, serves as a link between Universal Florida and the Walt Disney World attractions and the
Orlando International Airport. The Universal Theme Park is located approximately two miles south of the junction of the Florida Turnpike and Interstate 4, a major intersection in the Orlando metropolitan area.

Over the past three decades, the Orlando market has consistently been one of the fastest growing metropolitan areas in the nation. Orlando's annual population growth has consistently outpaced national averages. Orlando is known as a major tourist destination due primarily to the Walt Disney World and Universal Studios theme parks. Universal Studios is the second largest tourist attraction in the
Orlando metropolitan area and is only one component of an approximately
838--acre master planned resort development, known as Universal Studios Escape.
Over the past 10 years, the average annual compounded growth in attendance at
Universal Orlando has been 5.4%, the highest growth over both a 10-year and
5-year period in comparison to the top 3 tourist attractions in the Orlando market. In 2004, Universal Theme parks experienced 13 million in attendance.

Due to Orlando's status as an international tourist destination, fluctuations in tourist demand have historically affected the overall economic health of the area. Over the past decade, however, there has been a concerted effort to diversify the area's economy. Total visitor traffic has increased at an annual compounded growth rate of 4.7% per year from 1993 to 2003. The average household income in the Orlando metropolitan area is approximately $61,000.

Following the events of September 11, 2001 the U.S. hospitality sector experienced a slowdown in 2002 and 2003. Orlando, an air travel dependent tourist destination, experienced declines in revenue per available room
("RevPAR") in 2002 into 2003. As a result of this slowdown, the construction of new properties slowed to historic lows in Orlando. With the recovery of the U.S.
economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004. According to Smith Travel
Research, average RevPAR for hotels in Orlando was up 17.0% in 2004 as compared to 2003 levels (the properties experienced a 16.8% increase over the same period). The growth trend continued in 2005, with RevPAR increasing 10.9% for the first five months of the year as compared to the same period in 2004. The
Universal Hotel Portfolio properties experienced a 11.7% increase in RevPAR in the first five months of 2005 compared with the same period in 2004 with net operating income increasing 9.6%.

According to Smith Travel Research ("STR"), the existing market penetration rates for the properties are summarized below. The index is based upon a property's performance relative to its competitive set as determined by STR. An index above 100% indicates a property is performing above the average of its competitive set. Properties considered competitive to the Universal Hotel
Portfolio properties include the approximately 750-room Hyatt Regency Grand
Cypress (9.5 miles south), the approximately 2000-room Marriott World Center
(approximately 11.1 miles south), the 891-room Peabody (approximately 5.3 miles south), the approximately 758-room Westin Walt Disney World Swan and the approximately 1509-room Sheraton Walt Disney World Dolphin (approximately 14.2 miles south).

(1)  Certain information was obtained from the Universal Hotels Portfolio appraisal dated April 1, 2005.

                                     A-3-11

--------------------------------------------------------------------------------
                              UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS BY INDEX

 PROPERTY                   TTM (FEBRUARY 2003)                  TTM (FEBRUARY 2004)                   TTM (FEBRUARY 2005)
                      --------------------------------     --------------------------------      --------------------------------
                      OCCUPANCY       ADR       REVPAR     OCCUPANCY       ADR       REVPAR      OCCUPANCY       ADR       REVPAR
-----------------------------------------------------------------------------------------------------------------------------------

 HARD ROCK HOTEL        108.6%       114.0%      123.7%      114.3%       118.0%      134.8%       112.3%       125.1%      140.4%
 PORTOFINO BAY          107.4%        81.5%       87.6%      120.8%        94.2%      113.9%       119.5%        98.2%      117.4%
 ROYAL PACIFIC          118.6%       107.7%      127.8%      123.0%       112.8%      138.7%       120.9%       121.2%      146.5%
-----------------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE       110.8%        98.8%      109.8%      119.4%       106.7%      127.2%       117.6%       112.8%      132.5%
-----------------------------------------------------------------------------------------------------------------------------------


As of the trailing 12 month period ending February 2005, the portfolio had a weighted average RevPAR penetration index of 132.5%, suggesting they are outperforming their competitive set.

The properties' room night demand generators are largely from the transient leisure segment with meeting and group demand also comprising a material component of the room night demand. According to the property appraisals, the existing demand generators for the Mortgaged Properties are summarized as follows:

-------------------------------------------------------
                   DEMAND GENERATORS
  PROPERTY             TRANSIENT       MEETINGS & GROUP
-------------------------------------------------------
  PORTOFINO BAY           61%               39%
  ROYAL PACIFIC           57%               43%
  HARD ROCK HOTEL         82%               18%
-------------------------------------------------------

PROPERTY MANAGEMENT. The properties are managed by Loews Orlando Operating
Company, Inc. ("Loews"). Loews currently owns and/or operates 18 hotels and resorts in the U.S. and Canada.

                                     A-3-12

--------------------------------------------------------------------------------
                              UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

                    [MAP OF THE UNIVERSAL HOTELS UCF OMITTED]

                                     A-3-13

--------------------------------------------------------------------------------
                               FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

                 [3 PICTURES OF THE FOUR SEASONS BOSTON OMITTED]

                                     A-3-14

--------------------------------------------------------------------------------
                              FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

-----------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
-----------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $80,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $80,000,000
 % OF POOL BY IPB:                 3.9%
 SHADOW RATING (S&P):              BBB--
 LOAN SELLER:                      JP Morgan Chase Bank, N.A.
 BORROWER:                         FSH Boylston, Inc.
 SPONSOR:                          Enpro International Inc.
 ORIGINATION DATE:                 07/07/05
 INTEREST RATE:                    4.92700%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    08/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            300 months
 REMAINING AMORTIZATION:           300 months
 CALL PROTECTION:                  L(24),Def(95),O(1)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
-----------------------------------------------------------------

---------------------------------------------
                   ESCROWS
---------------------------------------------
 ESCROWS/RESERVES:      INITIAL      MONTHLY
                     ------------------------
 OTHER:              $12,047,723(1)    $0
---------------------------------------------

----------------------------------------------------
                PROPERTY INFORMATION
----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Hotel -- Full Service
 ROOMS:                    273
 LOCATION:                 Boston, MA
 YEAR BUILT/RENOVATED:     1985 / 2005
 OCCUPANCY:                75.9%
 OCCUPANCY DATE:           04/22/05
 HISTORICAL NOI:
   2003:                   $7,435,100
   2004:                   $9,697,200
   TTM AS OF 06/30/05:     $11,240,500
 UW REVENUES:              $59,147,405
 UW EXPENSES:              $46,820,372
 UW NOI:                   $12,327,034
 UW NET CASH FLOW:         $10,552,612
 APPRAISED VALUE:          $164,600,000
 APPRAISAL DATE:           06/03/05

----------------------------------------
         FINANCIAL INFORMATION
----------------------------------------
 CUT-OFF DATE LOAN/UNIT:   $294,118
 CUT-OFF DATE LTV:            48.6%
 MATURITY LTV:                43.2%
 UW DSCR:                     1.89x
----------------------------------------



------------------------------------------------------------------------------------------------------
                                         HOTEL OPERATING HISTORY
                                     2003              2004          TTM - 06/30/05      UNDERWRITTEN
------------------------------------------------------------------------------------------------------

 OCCUPANCY                             67.0%             74.0%              75.9%              75.9%
 AVERAGE DAILY RATE (ADR)       $       348       $       356        $       356        $       370
 REVPAR                         $       233       $       264        $       270        $       281
------------------------------------------------------------------------------------------------------
 REVENUE                        $47,317,800       $52,383,300        $56,310,900        $59,147,405
 EXPENSES                       $39,882,700       $42,686,100        $45,070,400        $46,820,372
 NOI                            $ 7,435,100       $ 9,697,200        $11,240,500        $12,327,034
 FF&E                               N/A               N/A                N/A            $ 1,774,422
 CASH FLOW                      $ 7,435,100       $ 9,697,200        $11,240,500        $10,552,612
------------------------------------------------------------------------------------------------------


(1)  At closing, Borrower made a deposit of $12,047,723 in a Lender controlled account for room renovations. The account will be pledged by Borrower as additional collateral for the Loan. The Borrower is entitled to replace a portion of the cash on hand with a letter of credit.

                                     A-3-15

--------------------------------------------------------------------------------
                               FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a fee simple condominium interest in the
273-room full-service luxury Four Seasons hotel located in Boston,
Massachusetts.

THE BORROWER. The borrower is FSH Boylston, Inc., a newly formed, special purpose entity which will own and manage the property. The indemnitor and managing agent for FSH Boylston, Inc. is Enpro International Inc. ("Enpro").
Enpro has a net worth in excess of $500 million and represents the interests of two foreign nationals from Saudi Arabia.

Enpro was part of the original development team for the Four Seasons Boston and has since consolidated its ownership through a series of buyouts of the original partners (Equitable in 1991 and The Four Seasons, Inc. in 1994). In addition to the Four Seasons Boston, the sponsor also owns the Westin Copley Place in
Boston.

THE PROPERTY. The Four Seasons Boston is a 273-room (including 71 suites)
full-service luxury hotel located at 200 Boylston Street in Boston,
Massachusetts. The hotel is highly amenitized and includes over 16,000 square feet of meeting space, two restaurants, spa, gift shop, business center, a
7,000-square foot fitness center, an indoor swimming pool and sauna, whirlpool and 88 underground parking spaces for hotel use.

All guest rooms and suites are equipped with high speed internet access, a work desk, a telephone with voice mail and data port, on-command movie, full mini-bar, adjustable thermostat, flat-panel televisions and bay windows that open to views of the city. The Four Seasons Boston is home to Aujourd'hui
Restaurant, an award winning restaurant specializing in modern French cuisine.
Aujourd'hui was named Best Hotel Dining in the 2005/2006 Zagat Survey of Boston
Restaurants and was awarded Boston's Top Table by Gourmet magazine and Boston's
Best Restaurant and Best Wine List by Food & Wine magazine. Among its many awards and accolades, Aujourd'hui was only one of two restaurants in
Massachusetts to receive the coveted AAA Five Diamond Award for Restaurants. The
Spa at Four Seasons was voted the #1 urban hotel spa in North America and the
Caribbean by the Conde Naste Travelers 2005 Readers' Poll.

The Four Seasons Boston is part of a mixed-use hotel and condominium development constructed in 1985 known as Four Seasons Place. The improvements on the site include the Four Seasons Boston and 91 residential condominium units. The hotel is in the process of completing a $48 million renovation of the entire hotel. In addition to the renovation, an extension of the building was constructed and completed in May 2004. The extension included the addition of approximately
5,900 square feet of meeting space, an extension of the Bristol Lounge and
Aujourd'hui Restaurant and the addition of approximately 4,000 square feet of retail space (which is currently vacant). Most of the facilities, with the exception of the guest rooms, corridors, suites, and elevator, were renovated in
2003 and 2004. The remaining renovations totaling approximately $12 million will focus on guest rooms and suites and is expected to be completed by March 2006.

The demand generators for the Four Seasons Boston consists of 48% commercial,
33% meetings and groups, and 19% leisure compared to the overall markets accommodations of 39% commercial, 38% meeting and group, and 22% leisure.

The Four Season Boston has received many awards including the AAA Five Diamond
Award for Hotels, Andrew Harper's Hideaway Reports Annual Readers Survey 2004
Top 20 U.S. City Hotels (#19), Institutional Investor World's Best Hotels 2004
(#34), Mobil Five Star Award for 2005 and Zagat 2005 Top 50 Hotels.

THE MARKET.(1) The Four Season Boston is located on the south side of Boylston
Street in Boston, Massachusetts. It comprises the entire block between Hadassah
Way and Charles Street and is located directly across from the Boston Commons and historic Boston Common Public Gardens. The hotel is easily accessible by foot or taxi from the Financial District, Copley Plaza and Beacon Hill and is
within walking distance of several subway stations. Access to Interstate 90
(Massachusetts Turnpike) is located approximately one-quarter mile south and access to Interstate 93 is located approximately one-quarter mile east. Logan
International Airport is located approximately 3 miles northeast of the property.

Boston is the capital of Massachusetts and a major hub for finance, communications, transportation, and trade. It is also a major international port and a popular convention destination. Whereas the Boston area lodging market had been one of the nation's strongest markets between 1995-2000, the local lodging market experienced a significant decline following the events of September 11,
2001 and in line with the economic downturn experienced by the national economy in 2002-2003. The lodging sector began to stabilize in late 2003 and began a recovery in 2004. The recovery in Boston was bolstered by the Democratic
National Convention held in July 2004. The Boston Convention & Exhibition
Center, which offers approximately 600,000 square feet of exhibition space and approximately 193,000 square feet of meeting space was opened in June 2004 in response to the need for a large scale convention venue in the state. Boston is a popular leisure travel destination. According to the appraisal, total visitations increased at an annual rate 1.7% between 2000 and 2004, with a strong 5.2% increase noted in 2003. The Boston-Cambridge-Quincy metropolitan area is home to 65 colleges and universities with total enrollment of approximately 275,000 students. Educational institutions are significant demand generators for hotels in the MSA. These institutions generate strong leisure visitations during weekends and host numerous banquets and similar functions that require the type of meeting space found in hotels.

(1)  Certain information was obtained from the Four Seasons Boston appraisal dated 06/03/05.

                                     A-3-16

--------------------------------------------------------------------------------
                              FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

The Boston market contains a total of 17,900 rooms (contained in 61 properties), of which 5,429 rooms, or 11 hotels, are located in the properties competitive market. The competitive set is composed of hotels located in the Financial
District, Back Bay, Chinatown and the Theatre District.

According to Smith Travel Research ("STR"), the existing market penetration rates for the Mortgaged Properties are summarized below. The index is based upon a property's performance relative to its competitive set as determined by STR.
An index above 100% indicates a property is performing above the average of its competitive set. Properties considered competitive to the Four Seasons Boston include the Ritz-Carlton Boston, the Ritz-Carlton Boston Common, the Boston
Harbor Hotel and the Langham Hotel.



----------------------------------------------------------------------------------------------------
                                  HISTORICAL PENETRATION RATES
                                                                           YTD APRIL      YTD APRIL
 FOUR SEASONS BOSTON                 2002          2003         2004          2004           2005
----------------------------------------------------------------------------------------------------

  OCCUPANCY                          102.4%        96.5%        101.2%         94.3%         100.5%
  AVERAGE DAILY RATE                 181.1%       178.6%        169.6%        173.0%         167.1%
  REVENUE PER AVAILABLE ROOM         185.5%       172.4%        171.6%        163.2%         167.9%
----------------------------------------------------------------------------------------------------


PROPERTY MANAGEMENT. The property is managed by the Four Seasons Hotel Limited.
The company currently manages 65 luxury hotels and resorts in 29 countries with
20 additional hotels under development.

                                     A-3-17

--------------------------------------------------------------------------------
                               FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

                    [MAP OF THE FOUR SEASONS BOSTON OMITTED]

                                     A-3-18

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                                     A-3-19

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------

                    [4 PICTURES OF THE SIKES SENTER OMITTED]

                                     A-3-20

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $65,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $64,858,541
 % OF POOL BY IPB:                 3.1%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         Sikes Senter, L.P.
 SPONSOR:                          General Growth Properties, Inc.
 ORIGINATION DATE:                 05/09/05
 INTEREST RATE:                    5.20000%
 INTEREST ONLY PERIOD:             N/A
 MATURITY DATE:                    06/01/12
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           358 months
 CALL PROTECTION:                  L(24),Def(51),O(7)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)
 LOAN PURPOSE:                     Refinance
------------------------------------------------------------------------

------------------------------------------------------
                 PROPERTY INFORMATION
------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Regional Mall
 SQUARE FOOTAGE:           668,086
 LOCATION:                 Wichita Falls, TX
 YEAR BUILT/RENOVATED:     1974/2002
 OCCUPANCY:                97.6%
 OCCUPANCY DATE:           06/15/05
 NUMBER OF TENANTS:        69
 HISTORICAL NOI:
 2002:                     $5,123,567
 2003:                     $4,784,757
 2004:                     $6,156,048
 TTM AS OF 04/30/05:       $6,467,375
 UW REVENUES:              $10,498,865
 UW EXPENSES:              $4,149,261
 UW NOI:                   $6,349,604
 UW NET CASH FLOW:         $5,545,395
 APPRAISED VALUE:          $84,000,000
 APPRAISAL DATE:           06/01/05
------------------------------------------------------

------------------------------------------
                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL     MONTHLY
                     ---------------------
 TAXES:              $0         Springing(2)
 INSURANCE:          $0         Springing(2)
 CAPEX:              $0         Springing(3)
 TI/LC:              $0         Springing(4)
------------------------------------------

-----------------------------------
       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:   $  96
 CUT-OFF DATE LTV:        77.2%
 MATURITY DATE LTV:       68.8%
 UW DSCR:                 1.29x
-----------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS
                                                                                                                     LEASE
                                                                           SQUARE        % OF       BASE RENT     EXPIRATION
 TENANT NAME                    PARENT COMPANY          MOODY'S/ S&P(5)     FEET         GLA           PSF           YEAR
----------------------------------------------------------------------------------------------------------------------------

 DILLARD'S              Dillard's Inc.                      B1/BB         152,979        22.9%      $  3.43      2009
 J.C. PENNEY            J.C. Penney Company, Inc.          Ba1/BB+        129,064        19.3%      $  2.17      2009
 SEARS                  Sears, Roebuck & Co.               Ba1/BB+         92,647        13.8%      $  3.50      2011
 SIKES TEN THEATRES     Carmike Cinemas, Inc.                NR            30,834         4.6%      $  8.96      2018
 OLD NAVY               Gap, Inc.                         Baa3/BBB-        25,002         3.7%      $ 11.00      2008
----------------------------------------------------------------------------------------------------------------------------


(1)   Future mezzanine financing is allowed upon the satisfaction of certain conditions, including a loan-to-value ratio no greater than 80% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and a combined debt service coverage ratio of not less than 1.20x, in each case immediately following the closing of such mezzanine loan.

(2)   During an event of default or if the debt service coverage ratio is less than 1.20x (a "Sikes Trigger Event"), the borrower is required to pay monthly 1/12th of the annual estimated taxes and insurance premiums.

(3)   During a Sikes Trigger Event and if the amount in such reserve is less than $167,533.50, the borrower is required to pay $13,961.13 monthly.

(4)   During a Sikes Trigger Event and if the amount in such reserve is less than $263,566.00, the borrower is required to pay $21,963.00 monthly.

(5)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-21

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------

THE LOAN. The Sikes Senter loan is secured by a first mortgage interest in approximately 668,086 square feet of anchor and in-line retail space at the regional mall known as Sikes Senter Mall ("Sikes Senter") located in Wichita
Falls, Texas.

THE BORROWER. The borrower is Sikes Senter, L.P., a Delaware limited partnership structured as a single purpose entity with an independent director, for which a non-consolidated opinion was obtained at origination. The borrower is sponsored by General Growth Properties, Inc. ("GGP"). GGP acquired Sikes Senter in 2003.
GGP (NYSE: GGP) is headquartered in Chicago, Illinois and as of December 31,
2004, reported total assets of $25.7 billion. In August 2004, GGP completed the acquisition of the Rouse Company. The merger added 37 regional shopping malls, four community centers, and six mixed use projects totaling 40 million square feet to GGP's portfolio of owned shopping centers. GGP owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in and/or management responsibilities for more than 200 regional shopping malls totaling more than 200 million square feet of retail space.

THE PROPERTY.(1) Sikes Senter is an approximately 668,086 square feet enclosed regional mall situated on approximately 59 acres and located at 3111 Midwestern
Parkway in Wichita Falls, Texas. Sikes Senter has approximately 405,524 square feet of retail anchor space and approximately 262,562 square feet of in-line retail space. Sikes Senter is located approximately 140 miles north of Dallas,
Texas and 140 miles south of Oklahoma City, Oklahoma, within the Wichita Falls
MSA (population 140,300). Sikes Senter is anchored by Dillard's, J.C. Penney,
Sears, and Sikes Ten Theatres. Renovation to Sikes Senter in 2002 included four new entrances, six carpeted soft seating areas, new interior and exterior color schemes, refurbishment of the Sikes pylon tower and a new Sikes monument sign.
The property manager estimated that the cost of the renovations was approximately $800,000. Dillard's underwent minor renovations to its space in
2002, while J.C. Penney and Sears underwent major renovations in 2001 and 2002, respectively, with substantially all of the costs associated with such renovations incurred by the related tenant. Dillard's and J.C. Penney have been in tenancy for over 30 years and Sears has been in tenancy for almost 15 years.
The in-line space, which includes tenants such as: Old Navy, Hollister & Co.,
American Eagle Outfitters, Jos A. Bank, GNC, Payless ShoeSource, PacSun,
Victoria's Secret, Aeropostale, Radio Shack, Buffalo Wild Wings and On The
Border was approximately 93.7% occupied as of June 15, 2005 (inclusive of anchor space the property was approximately 97.6% occupied). The in-line sales yielded comparable sales per square foot, for tenants less than 10,000 square feet, of approximately $290.34, as of December 31, 2004. This equates to an average occupancy cost for the in-line tenants of approximately 11.4%.

THE MARKET.(1) Wichita Falls is the largest city within a 100 mile radius of
Sikes Senter, with a population of more than 104,000. Sikes Senter is the only shopping mall located in the Wichita Falls MSA. The nearest shopping mall is located in Lawton, Oklahoma, which is approximately 57 miles north of Wichita
Falls. Other retailers in the immediate area include: Target, Walgreens, Best
Buy, Pier 1 Imports, Linens N Things, Albertson's, Wal-Mart, Circuit City, Home
Depot, Shoe Carnival, Lowes, Office Depot, and Petco. The area is accessible from Interstate 44 as well as US Highways 281, 82 and 287.

The city of Wichita Falls has several organizations that provide a modest amount of diversification in the local business environment. For example, Sheppard Air
Force Base is the largest employer in Wichita Falls and conducts the Euro-NATO
Joint Jet Training Program for the 13 member nations. Sheppard Air Force Base also provides training in medical services, aircraft maintenance and other specialized technical fields. Sikes Senter provides a shuttle bus to and from
Sheppard Air Force Base every 30-minutes. In addition, Midwestern State
University has approximately 6,000 students and over 200 full time faculty members. Wichita Falls is also a provider of regional healthcare services and has over 350 physicians practicing in 35 clinics throughout the city.

PROPERTY MANAGEMENT. Sikes Senter is managed by the borrower.

(1)   Certain information was obtained from the Sikes Senter appraisal dated
      06/01/05.

                                     A-3-22

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                 NUMBER                                                     CUMULATIVE
                  OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT                    16,126        2.4%        N/A         N/A           N/A          N/A           N/A           N/A
 2005 + MTM       4         7,582        1.1        189,896        3.6        23,708         3.5%     $  187,896          3.6%
 2006             6         9,198        1.4        286,104        5.4        32,906         4.9%     $  474,000          9.0%
 2007             9        13,535        2.0        352,056        6.7        46,441         7.0%     $  826,056         15.7%
 2008             6        54,585        8.2        585,528       11.1       101,026        15.1%     $1,411,584         26.8%
 2009             4       284,355       42.6        766,968       14.6       385,381        57.7%     $2,178,552         41.4%
 2010            15        33,497        5.0        804,984       15.3       418,878        62.7%     $2,983,536         56.7%
 2011             5       135,190       20.2        714,771       13.6       554,068        82.9%     $3,698,307         70.3%
 2012             8        40,380        6.0        655,292       12.5       594,448        89.0%     $4,353,600         82.8%
 2013             6        17,495        2.6        291,348        5.5       611,943        91.6%     $4,644,948         88.3%
 2014             3         8,728        1.3        158,904        3.0       620,671        92.9%     $4,803,852         91.3%
 2015             3        16,581        2.5        178,788        3.4       637,252        95.4%     $4,982,640         94.7%
 AFTER            1        30,834        4.6        276,276        5.3       668,086       100.0%     $5,258,916        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL           70       668,086      100.0%    $5,258,916      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-23

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------

                        [MAP OF THE SIKES SENTER OMITTED]

                                     A-3-24

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------

                     [SITE MAP OF THE SIKES SENTER OMITTED]

                                     A-3-25

--------------------------------------------------------------------------------
                             RREEF - PACIFIC CENTER
--------------------------------------------------------------------------------

               [2 PICTURES OF THE RREEF - PACIFIC CENTER OMITTED]

                                     A-3-26

--------------------------------------------------------------------------------
                             RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $63,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $63,000,000
 % OF POOL BY IPB:                 3.0%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         RREEF America REIT III Corp. K
 SPONSOR:                          RREEF America REIT III, Inc.
 ORIGINATION DATE:                 07/01/05
 INTEREST RATE:                    4.97000%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    07/01/10
 AMORTIZATION TYPE:                Interest-Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(24),Def(31),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
------------------------------------------------------------------------

------------------------------------------
                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL     MONTHLY
                     ---------------------
 TAXES:               $0       Springing(1)
 INSURANCE:           $0       Springing(1)
 CAPEX:               $0       Springing(2)
 TI/LC:               $0       Springing(3)
------------------------------------------

-----------------------------------------------
             PROPERTY INFORMATION
-----------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office -- CBD
 SQUARE FOOTAGE:             384,832
 LOCATION:                   San Diego, CA
 YEAR BUILT/RENOVATED:       1998 and 2000
 OCCUPANCY:                  96.5%(4)
 OCCUPANCY DATE:             06/22/05
 NUMBER OF TENANTS:          14(4)
 HISTORICAL NOI:
   2002:                     $4,523,665
   2003:                     $6,237,571
   2004:                     $3,073,832
   TTM AS OF 04/30/05:       $4,758,865
 UW REVENUES:                $10,049,791
 UW EXPENSES:                $3,336,933
 UW NOI:                     $6,712,858
 UW NET CASH FLOW:           $6,159,099
 APPRAISED VALUE:            $107,000,000
 APPRAISAL DATE:             05/18/05

-------------------------------------
        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $156
 CUT-OFF DATE LTV:          58.9%
 MATURITY DATE LTV:         58.9%
 UW DSCR:                   1.94x
-------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           LEASE
                                                                                        SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                     PARENT COMPANY                          MOODY'S/S&P(5)  FEET       GLA         PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------

 QUALCOMM                       Qualcomm Incorporated                       Ba2/NR      103,103    26.8%      $26.40       2011
 STATE COMPENSATION INSURANCE
  FUND                          State Compensation Insurance Fund             NR        100,073    26.0%      $28.80       2013
 CAPTIVA SOFTWARE CORPORATION   Captiva Software Corporation                  NR         25,498     6.6%      $23.91       2009
 ROHM LSI SYSTEMS               Rohm Electronics, Inc. U.S.A., LLC            NR         20,951     5.4%      $27.84       2010
 ZTE SAN DIEGO                  ZTE San Diego                                 NR         19,312     5.0%      $27.96       2007
------------------------------------------------------------------------------------------------------------------------------------


(1)   Borrower is required to pay monthly 1/12th of the estimated annual taxes and insurance premiums monthly; provided that such amount will not be required if (i) no event of default has occurred and (ii) the borrower provides lender evidence that all taxes and insurance premiums have been paid no later than 30 days after the due date thereof.

(2)   Borrower is required to deposit $6,413.83 monthly unless: (i) no event of default is continuing; (ii) borrower or an assignee that has been approved by lender is the borrower and the lender has agreed no reserves are required; and (iii) the property is maintained as required in the loan documents as determined by lender. The lender has the right to require an increase in monthly reserves if lender reasonably determines that an increase is necessary to maintain proper operation of the property.

(3)   During an event of default, the borrower is required to pay $40,403.33 monthly.

(4)   A lease covering 25,406 square feet expired on July 31, 2005. Qualcomm
      Incorporated has leased approximately 12,703 square feet of the expired space. The remaining approximately 12,703 square feet of expired space is currently vacant. The occupancy rate of the property as of August 1, 2005 was approximately 93.2%.

(5)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-27

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

THE LOAN. The RREEF -- Pacific Center loan is secured by a first mortgage interest in approximately 384,832 square feet of office space located in two adjacent Class A mid-rise office buildings in an office complex known as
"Pacific Center." The refinanced loan-to-value ratio is 58.9%.

THE BORROWER. The borrower, RREEF America REIT III Corp. K, a Maryland corporation is structured as a single purpose entity with an independent director, for which a non-consolidated opinion was obtained at origination. The borrower is wholly owned by RREEF America REIT III, Inc. RREEF America REIT III,
Inc. is a private real estate investment trust that manages a portfolio of multi-family, industrial, retail and office properties.

THE PROPERTY.(1) The Pacific Center site totals approximately 7.0 acres, is located at 10105 and 10145 Pacific Heights Boulevard in San Diego, California.
and is comprised of two adjacent mid-rise ten- and six-story buildings built in
1998 and 2000, respectively. Pacific Center amenities include a five level deck parking structure and a separate gym/health club facility. The ten story building totals approximately 243,388 square feet and as of the June 22, 2005 rent roll, was approximately 97.1% occupied by 9 tenants, including Qualcomm,
Incorporated (one of the leases in the ten-story building expired on July 31,
2005, leaving 8 tenants and opening 25,406 square feet of space, approximately half of which was leased by Qualcomm Incorporated as of August 1, 2005). The six-story building totals approximately 141,444 square feet and as of the June
22, 2005 rent roll, was approximately 95.5% occupied by 5 tenants, including the
State Compensation Insurance Fund. The occupancy rate of the property as of June
22, 2005 was approximately 96.5% (and as of August 1, 2005 was approximately
93.2%). The largest tenant, Qualcomm Incorporated engages in the development, design, manufacture, and marketing of digital wireless telecommunications products and services. As of its fiscal year end 2004, Qualcomm Incorporated reported revenues of $3.51 billion and net income of $1.7 billion. Pursuant to the Qualcomm Incorporated lease, Qualcomm Incorporated is required to lease an additional 12,651 square feet, as of February 28, 2006. The second largest tenant, the State Compensation Insurance Fund (the "Fund"), is a non-profit, public enterprise fund that operates like a mutual insurance carrier. Unused premiums, in excess of Fund operating expenses, claims costs and expenses, and necessary surplus are returned in the form of dividends to policyholders. The
Fund has returned in excess of $4.8 billion to its policyholders since its founding. The space leased by the Fund has expanded from 80,000 square feet to
100,073 square feet since March 31, 2003.

THE MARKET.(1) Pacific Center is located in the Sorrento Mesa high-tech industrial/office business district, in the City of San Diego, in the north-central portion of San Diego County, California. Sorrento Mesa is part of the larger North City/Golden Triangle area, which also includes the University
Town Center, Torrey Pines, Sorrento Valley and Governor Park business districts.
As of 2004, San Diego County ranked third in population among California's 58 counties behind Los Angeles and Orange and fourth as the most populous county in the nation, with an approximate population of 3,017,200. As of March 2005, the
San Diego County unemployment rate was approximately 4.3 percent. San Diego
County added an estimated 8,200 jobs in the first quarter of 2005.

Sorrento Mesa is a mixed-use, master planned business community generally located on the east side of Interstate 805. Sorrento Mesa is primarily characterized by a conforming mix of newer low and mid-rise office buildings, high tech industrial and R&D uses, and some traditional industrial and manufacturing properties. Major companies with a presence in the Sorrento Mesa business district include Qualcomm, Sony, Quidel, Motorola and General
Instrument. As of the first quarter 2005, Sorrento Mesa has an existing base of
4.2 million square feet of office space, making it the fourth largest office submarket in the City of San Diego behind Downtown, Mission Valley, and Kearny
Mesa. The first quarter 2005 office vacancy rate for Sorrento Mesa was approximately 13.1% as compared to approximately 21% in 2001. Market rents for
Pacific Center were appraised to range from $26.40 per square foot to $28.80 per square foot.

PROPERTY MANAGEMENT. Pacific Center is managed by RREEF Management Company, an affiliate of the borrower. As of the second quarter 2005, RREEF Management
Company had approximately $23.6 billion is assets under management, representing approximately 165 million square feet of commercial space.

(1)   Certain information was obtained from the RREEF -- Pacific Center appraisal dated 05/18/05.

                                     A-3-28

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
                 NUMBER                                         % OF     CUMULATIVE                                CUMULATIVE %
                  OF        SQUARE      % OF                   BASE        SQUARE      CUMULATIVE    CUMULATIVE      OF BASE
                LEASES      FEET        GLA      BASE RENT     RENT         FEET        % OF GLA     BASE RENT        RENT
 YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A       13,377        3.5%       N/A        N/A          N/A           N/A      N/A                N/A
 2005 + MTM       2        25,354        6.6    $  250,490       2.7%      38,731         10.1%    $  250,490           2.7%
  2006            2        35,861        9.3       696,248       7.5       74,592         19.4%    $  946,738          10.1%
  2007            2        19,312        5.0       547,433       5.9       93,904         24.4%    $1,494,171          16.0%
  2008            0             0        0.0             0       0.0       93,904         24.4%    $1,494,171          16.0%
  2009            1        25,498        6.6       609,580       6.5      119,402         31.0%    $2,103,751          22.5%
  2010            4        28,314        7.4       749,892       8.0      147,716         38.4%    $2,853,643          30.6%
  2011            6       124,054       32.2     3,305,195      35.4      271,770         70.6%    $6,158,838          66.0%
  2012            0             0        0.0             0       0.0      271,770         70.6%    $6,158,838          66.0%
  2013            4       100,073       26.0     2,882,102      30.9      371,843         96.6%    $9,040,941          96.9%
  2014            1        12,703        3.3       290,472       3.1      384,546         99.9%    $9,331,413         100.0%
  2015            0             0        0.0             0       0.0      384,546         99.9%    $9,331,413         100.0%
 AFTER            2           286        0.1             0       0.0      384,832        100.0%    $9,331,413         100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL           24       384,832      100.0%   $9,331,413     100.0%
--------------------------------------------------------------------------------------------------------------------------------


                                     A-3-29

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

               [2 GRAPHICS OF THE RREEF -- PACIFIC CENTER OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

                  [MAP OF THE RREEF -- PACIFIC CENTER OMITTED]

                                     A-3-31

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

               [3 PICTURES OF THE NEW CENTER ONE BUILDING OMITTED]

                                     A-3-32

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

-------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $45,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $45,000,000
 % OF POOL BY IPB:                 2.2%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         New Center LLC & NCO Parking LLC
 SPONSOR:                          Lubent-Alder and the Farbman Group
 ORIGINATION DATE:                 07/15/05
 INTEREST RATE:                    5.33000%
 INTEREST ONLY PERIOD:             36 months
 MATURITY DATE:                    08/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)
 LOAN PURPOSE:                     Refinance
-------------------------------------------------------------------------

-----------------------------------------------------
                       ESCROWS
-----------------------------------------------------
 ESCROWS/RESERVES:       INITIAL          MONTHLY
                        -----------------------------
 TAXES:                 $   308,648      $    41,998
 INSURANCE:             $    20,024      $    10,012
 CAPEX:                 $         0      $     4,503
 TI/LC:                 $  732,185(2)     Springing(3)
 OTHER:                 $1,000,000(4)    $         0
-----------------------------------------------------

---------------------------------------------
            PROPERTY INFORMATION
---------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office - CBD
 SQUARE FOOTAGE:             487,996
 LOCATION:                   Detroit, MI
 YEAR BUILT/RENOVATED:       1982 / 2003
 OCCUPANCY:                  75.0%
 OCCUPANCY DATE:             06/14/05
 NUMBER OF TENANTS:          62
 HISTORICAL NOI:
   2003:                     $1,706,413
   2004:                     $1,732,187
   TTM AS OF 03/31/05:       $1,936,121
 UW REVENUES:                $7,686,158
 UW EXPENSES:                $3,513,777
 UW NOI(5):                  $4,172,381
 UW NET CASH FLOW:           $3,673,956
 APPRAISED VALUE:            $60,000,000(6)
 APPRAISAL DATE:             05/01/07
---------------------------------------------

-------------------------------------
        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $92
 CUT-OFF DATE LTV:          75.0%
 MATURITY DATE LTV:         66.9%
 UW DSCR:                   1.22x
-------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                      LEASE
                                                                                 SQUARE                BASE RENT   EXPIRATION
 TENANT NAME                  PARENT COMPANY                     MOODY'S/S&P(7)   FEET     % OF GLA       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------

 HENRY FORD HEALTH SYSTEMS   N/A                                      NR       83,529    16.5%       $ 13.54         2015
 DETROIT PUBLIC SCHOOLS      N/A                                      NR       73,691    14.5%       $ 17.54         2013
 GMAC SERVICES, INC.         General Motors Acceptance Corp.       Baa2/BB     22,950     4.5%       $ 18.00         2006
------------------------------------------------------------------------------------------------------------------------------


(1)   The Borrower is permitted to incur mezzanine debt in the future subject to
      LTV for combined debt being no greater than 85% and the DSCR for the combined debt being no less than 1.07x.

(2)   The $732,185.49 TI/LC reserve consists of a hold back of five months rent
      ($140,510.40) on the Kaplan Higher Education space, as well as $25psf TI allowance that the Borrower is obligated to pay to Kaplan, and will release once Lender receives a clean estoppel and evidence that Kaplan is in occupancy and paying rent.

(3)   Lender will begin paying monthly escrows of $50,000 for TI/LC in the event the actual DSCR falls below 1.10x. Payments will be required until enough space is leased and the operations exceed a 1.25x DSCR for 90 days, at which point the collections would be refunded to the Borrower.

(4)   At closing, lender held back $1,000,000 in escrow. The conditions to release are: no event of default, a signed lease to lender's satisfaction to occupy vacant space in the subject property that will be at a minimum of $102,000 of annual rent and reimbursements, receipt of a clean estoppel and evidence that the tenant of the subject leased space is in occupancy and paying rent, and the DSCR shall be no less than 1.25x.

(5)   The increase in UW NOI from the historical NOI is due lease up from 41.0%
      when the property was purchased in March 2003 to its current level of
      75.0%.

(6)   Appraisal value is based on a stabilized value. The "as-is" value is
      $55,000,000.

(7)   Ratings provided are for the entitiy listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-33

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

THE LOAN. The New Center One Building loan is secured by a fee interest in an approximately 487,996 square foot multi-tenant office building and 10-story parking garage located in Detroit, Michigan.

THE BORROWER. The borrowing entities are New Center LLC and NCO Parking LLC, both of which are special purpose entities wholly owned by NCO Acquisition
Parking LLC and managed by NCO Manager, Inc. The sponsors of the borrowing entity are Lubent-Alder and the Farbman Group.

The Farbman Group is a full service real estate company founded in 1976. The company employs over 200 professionals and has developed over 15 million square feet of office, industrial, and retail space in southeast Michigan. The Farbman
Group offers a wide range of services including: development and acquisitions, property management, leasing and brokerage, adaptive reuse, construction, and
Fbuilding maintenance.

Lubert-Adler is a 90% owner of NCO Acquisition Parking LLC through four funds.
Lubert-Adler is a real estate private equity firm specializing in redevelopments through joint ventures with local operating partners. Since its inception in
1997 Lubert-Adler has invested in approximately $10 billion of real estate assets.

THE PROPERTY. The New Center One Building is an eight-story, Class B, office building that contains approximately 487,996 square feet of space located in
Detroit, Michigan, approximately 4 miles north of the central business district.
The office building is a multi-tenant office development which includes storage units in the basement level, approximately 38,300 square feet of retail space on the first and second floors and six levels of office suites. Built in 1982, the
New Center One Building is connected to two adjacent office buildings, the
Fisher Building and the Albert Kahn building, through two skywalks.

Also included in the collateral is the New Center One Parking Garage which represents three separate parking facilities; the approximately 1,747 space, ten-story New Center Parking Garage, the 149 space surface lot and 68 spaces located in two underground levels of parking at the office building. Demand for these spaces comes primarily from the office and retail tenants of the building, transient parking and validation books.

As of June 14, 2005, the property was approximately 75.0% occupied by 62 tenants including Henry Ford Health Systems ("HFHS"), Detroit Public Schools, Kaplan
Higher Education and GMAC Home services. HFHS, founded in 1915 by auto pioneer
Henry Ford, is one of the nation's leading health care providers. HFHS, a
Michigan non-profit health care enterprise, records $2.6 billion in revenues annually with $105 million in uncompensated care. More than 12,700 full-time equivalent employees, including 3,000 nurses and more than 4,000 allied health professionals provide care during more than 2.5 million patient contacts. Henry
Ford health care providers perform more than 50,000 ambulatory surgery procedures each year. Nearly 65,000 patients are admitted to Henry Ford hospitals each year. HFHS has a letter of intent for an additional 7,019 square feet of office space at the property.

Since the borrowers, purchase of the building in 2003, they have successfully increased occupancy from 43% to the current level of 75.0%.

THE MARKET.(1) New Center One Building is located on the north side of West Grand
Boulevard in the New Center submarket of Detroit, Michigan. The property is easily accessible from and in close proximity to Interstate 75 to the east, the
John C. Lodge freeway to the west, the Davison freeway to the north, and
Interstate 94 to the south. Woodward Avenue, which is one block east of the subject, is a major corridor through the city of Detroit and the entire metropolitan area. Woodward Avenue runs northwest to southeast from Pontiac to downtown Detroit. The appealing characteristic of the New Center area of
Detroit, in comparison to Detroit's central business district, is the availability of parking for office tenants.

The vacancy rate and average rent for office properties in the Detroit metropolitan area are 22.5% and $20.16 per square foot (modified gross), respectively, during the first quarter of 2005. The vacancy rate and average rent for office properties in the New Center submarket are 17.6% and $19.70 per square foot (modified gross), respectively, during the first quarter of 2005.

PROPERTY MANAGEMENT. The New Center One Building is managed by Farbman
Management Group, an affiliate of the borrowers.

(1)   Certain information was obtained from the New Center One Building appraisal dated 05/04/05.

                                     A-3-34

--------------------------------------------------------------------------------
                             NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                NUMBER                                                     CUMULATIVE
                  OF        SQUARE                   BASE      % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA      RENT         RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A      138,564       27.3%        N/A         N/A      N/A               N/A      N/A                N/A
 2005 + MTM      23        53,897       10.6     $  425,338        8.4%   192,461           37.9%    $  425,338          8.4%
 2006             7        37,991        7.5        647,180       12.8    230,452           45.4%    $1,072,518         21.2%
 2007             8        14,201        2.8        217,852        4.3    244,653           48.2%    $1,290,370         25.5%
 2008            17        37,543        7.4        610,099       12.1    282,196           55.6%    $1,900,469         37.6%
 2009             8        30,671        6.0        487,119        9.6    312,867           61.7%    $2,387,588         47.3%
 2010             4         6,669        1.3         98,926        2.0    319,536           63.0%    $2,486,514         49.2%
 2011             0             0        0.0              0        0.0    319,536           63.0%    $2,486,514         49.2%
 2012             6        58,736       11.6        644,959       12.8    378,272           74.6%    $3,131,472         62.0%
 2013             1        45,024        8.9        776,664       15.4    423,296           83.5%    $3,908,136         77.3%
 2014             0             0        0.0              0        0.0    423,296           83.5%    $3,908,136         77.3%
 2015             2        83,529       16.5      1,130,414       22.4    506,825           99.9%    $5,038,551         99.7%
 AFTER            1           404        0.1         14,544        0.3    507,229          100.0%    $5,053,095        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL           77       507,229      100.0%    $5,053,095      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-35

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

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                                     A-3-36

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                                     A-3-37

--------------------------------------------------------------------------------
                            ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

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                                     A-3-38

--------------------------------------------------------------------------------
                            ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $44,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $44,000,000
 % OF POOL BY IPB:                   2.1%
 LOAN SELLER:                        Nomura Credit & Capital, Inc.
 BORROWER:                           EFC Investors, Ltd.
 SPONSOR:                            Robert J. Lowe
 ORIGINATION DATE:                   06/23/05
 INTEREST RATE:                      5.59000%
 INTEREST ONLY PERIOD:               60 months
 MATURITY DATE:                      07/11/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 months
 REMAINING AMORTIZATION:             360 months
 CALL PROTECTION:                    L(24),Def(92),O(3)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Springing
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               N/A
 LOAN PURPOSE:                       Refinance
----------------------------------------------------------------------

-------------------------------------------------
                     ESCROWS
-------------------------------------------------
 ESCROWS/RESERVES:        INITIAL      MONTHLY
                          -----------------------
 TAXES:                   $ 50,941     $16,980
 INSURANCE:               $177,179     $16,107
 CAPEX:                   $      0     $ 4,374
 ENGINEERING RESERVE      $ 14,688     $     0
-------------------------------------------------

--------------------------------------------------
               PROPERTY INFORMATION
--------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office -- Suburban
 SQUARE FOOTAGE:           227,223
 LOCATION:                 Encino, CA
 YEAR BUILT/RENOVATED:     1974
 OCCUPANCY:                92.9%
 OCCUPANCY DATE:           04/30/05
 NUMBER OF TENANTS:        84
 HISTORICAL NOI:
   2003                    $4,003,706
   2004:                   $4,154,300
   TTM AS OF 03/31/05:     $4,069,749
 UW REVENUES:              $6,459,387
 UW EXPENSES:              $2,454,117
 UW NOI:                   $4,005,270
 UW NET CASH FLOW:         $3,715,434
 APPRAISED VALUE:          $55,000,000
 APPRAISAL DATE:           04/20/05
--------------------------------------------------

------------------------------------
       FINANCIAL INFORMATION
------------------------------------
 CUT-OFF DATE LOAN/SF:   $ 194
 CUT-OFF DATE LTV:        80.0%
 MATURITY DATE LTV:       74.4%
 UW DSCR:                 1.23x
------------------------------------



---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                              LEASE
                                                              MOODY'S/     SQUARE     % OF     BASE RENT   EXPIRATION
 TENANT NAME                    PARENT COMPANY                 S&P(1)       FEET       GLA        PSF          YEAR
---------------------------------------------------------------------------------------------------------------------

 BARRISTER EXECUTIVE SUITES   Barrister Executive Suites        NR        18,916      8.3%     $ 25.57       2011
 CITY NATIONAL BANK           City National Bank                NR        10,051      4.4%     $ 27.44       2009
 OLDMAN & HOFFMAN             Oldman & Hoffman                  NR         9,487      4.2%     $ 25.16       2010
 HEARTHSTONE                  Hearthstone                       NR         9,429      4.1%     $ 26.96       2005
 SYNOVATE INC.                Synovate Inc.                     NR         7,376      3.2%     $ 24.92       2006
---------------------------------------------------------------------------------------------------------------------


(1)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-39

--------------------------------------------------------------------------------
                             ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

THE LOAN. Encino Financial Center is secured by a first mortgage fee interest in approximately 227,223 square foot office tower located in Encino, Los Angeles
County, California.

THE BORROWER. The property was completed in 1974 and has been owned since that time by EFC Investors Ltd. EFC Investors Ltd. is controlled by general partner
EFC, LLC and its limited partners. EFC Investors Ltd.'s largest owners are
Robert Lowe, current chairman and Chief Executive Officer of Lowe Enterprises,
Inc. and Brian Prinn, recently retired vice chairman and partner of Lowe
Enterprises, Inc. As Chairman and Chief Executive of Lowe Enterprises, Inc.,
Robert Lowe oversees the operations of a real estate company. Mr. Lowe was the principal founding shareholder in 1972 of the corporation which became Lowe
Enterprises, Inc. Lowe Enterprises, Inc. is a vertically integrated real estate development, investment advisory and management firm with an executive staff of
200 persons and a total employment of over 7,000, including hospitality operations. Headquartered in Los Angeles, the firm has regional offices in San
Francisco, Orange County, Sacramento, Denver, Phoenix and Washington DC. Lowe
Enterprises Real Estate Group oversees the development and property management of the firm's commercial and residential projects throughout the United States.
Lowe Enterprises, Inc. has developed, acquired or managed more than $6 billion of real estate assets since 1973.

THE PROPERTY. Constructed in 1974, Encino Financial Center is an approximately
227,223 square foot, 13-story office tower with an approximately 755 space parking garage located at 16133 Ventura Boulevard in Encino, California. Encino
Financial Center is situated along the prominent east / west thoroughfare of
Ventura Boulevard and is 92.9% occupied by 84 upscale professional and medical tenants. The property has undergone renovations in 1995 and 2005. Directly adjacent to the property is the upscale Encino Place, featuring several restaurants and retail stores. One block away on the opposing side of the property is the Encino-Tarzana Hospital serving the needs of doctors and dentists who comprise approximately 25% of the tenant base. The property is nearby the San Diego (405) and Ventura (101) freeways, connecting tenants to all of Southern California. The Burbank Airport is 11 miles northeast of the property and Los Angeles International is 18 miles south.

THE MARKET.(1) As of year-end 2004, the San Fernando Valley had one of the tightest office market in the Los Angeles Basin, with a vacancy rate of just
9.0%. Demand was strong, particularly from tenants in finance, insurance and professional services. Net absorption in 2004 totaled 89,000 square feet, significantly exceeding the total for 2003 of 38,000 square feet. Comparable
"Class A" properties along Ventura Boulevard fare far better than the overall
San Fernando Valley market. These properties have maintained historically high occupancy rates and currently have vacancy of 6.7%. Average asking rental rates are between $21.60 and $25.80 per square foot.

PROPERTY MANAGEMENT. The property is managed by Lowe Enterprises Real Estate
Group-West, Inc., an affiliate of the Borrower.

(1)   Certain information was obtained from the Encino Financial Center appraisal dated 04/20/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



----------------------------------------------------------------
                    ENCINO FINANCIAL CENTER
                 NUMBER
                  OF
 YEAR AT        LEASES     SQUARE FEET      % OF
EXPIRATION     EXPIRING     EXPIRING     TOTAL SF     REVENUES
----------------------------------------------------------------

 VACANT                        16,220        7.1%       N/A
 2005 & MTM      10            26,301       11.6    $  677,787
 2006            51            35,278       15.5       897,750
 2007            29            60,876       26.8     1,549,525
 2008            13            22,258        9.8       532,877
 2009             8            30,497       13.4       792,236
 2010             4            16,877        7.4       425,021
 2011             1            18,916        8.3       483,603
 2012             0                --        0.0            --
 2013             0                --        0.0            --
 2014             0                --        0.0            --
 2015             0                --        0.0            --
 AFTER            0                --        0.0            --
----------------------------------------------------------------
 TOTAL           116          227,223      100.0%   $5,358,797
----------------------------------------------------------------

-------------------------------------------------------------------------------------
                 % OF BASE                  CUMULATIVE    CUMULATIVE    CUMULATIVE %
 YEAR AT       ACTUAL RENT    CUMULATIVE       % OF         TOTAL      OF BASE ACTUAL
EXPIRATION       ROLLING       TOTAL SF      TOTAL SF      REVENUES     RENT ROLLING
-------------------------------------------------------------------------------------

 VACANT            N/A              N/A        N/A           N/A            N/A
 2005 & MTM        12.6%         42,521        18.7%     $  677,787         12.6%
 2006              16.8          77,799        34.2%     $1,575,536         29.4%
 2007              28.9         138,675        61.0%     $3,125,061         58.3%
 2008               9.9         160,933        70.8%     $3,657,938         68.3%
 2009              14.8         191,430        84.2%     $4,450,174         83.0%
 2010               7.9         208,307        91.7%     $4,875,195         91.0%
 2011               9.0         227,223       100.0%     $5,358,797        100.0%
 2012               0.0         227,223       100.0%     $5,358,797        100.0%
 2013               0.0         227,223       100.0%     $5,358,797        100.0%
 2014               0.0         227,223       100.0%     $5,358,797        100.0%
 2015               0.0         227,223       100.0%     $5,358,797        100.0%
 AFTER              0.0         227,223       100.0%     $5,358,797        100.0%
-------------------------------------------------------------------------------------
 TOTAL            100.0%        227,223       100.0%     $5,358,797        100.0%
-------------------------------------------------------------------------------------


                                     A-3-40

--------------------------------------------------------------------------------
                             ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

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                                     A-3-41

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

                   [3 PICTURES OF LOWE'S ALISO VIEJO OMITTED]

                                     A-3-42

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $42,125,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $42,125,000
 % OF POOL BY IPB:                 2.0%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         CLF Aliso Viejo Business Trust
 SPONSOR:                          CapLease Credit LLC
 ORIGINATION DATE:                 06/21/05
 INTEREST RATE:                    5.09500%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    07/01/15(1)
 AMORTIZATION TYPE:                IO-ARD
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(92),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  Yes
 ADDITIONAL DEBT TYPE:             B-Note(2)
 LOAN PURPOSE:                     Refinance
------------------------------------------------------------------------

----------------------------------------------
                   ESCROWS
----------------------------------------------
 ESCROWS/RESERVES:     INITIAL       MONTHLY
                       --           ----------
 TAXES:                $0           Springing(5)

 INSURANCE:            $0           Springing(5)
----------------------------------------------

--------------------------------------------------
               PROPERTY INFORMATION
--------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Anchored
 SQUARE FOOTAGE:           208,050(3)
 LOCATION:                 Aliso Viejo, CA
 YEAR BUILT/RENOVATED:     1995/2004
 OCCUPANCY:                100.0%(4)
 OCCUPANCY DATE:           08/01/05
 NUMBER OF TENANTS:        3
 HISTORICAL NOI:
 2002:                     N/A
 2003:                     N/A
 2004:                     N/A
 UW REVENUES:              $4,568,844
 UW EXPENSES:              $1,217,291
 UW NOI:                   $3,351,553
 UW NET CASH FLOW:         $3,315,644
 APPRAISED VALUE:          $53,000,000
 APPRAISAL DATE:           03/18/05
--------------------------------------------------

-----------------------------------
       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:   $ 202
 CUT-OFF DATE LTV:        79.5%
 MATURITY DATE LTV:       73.4%
 UW DSCR:                 1.21x
-----------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                               LEASE
                                                 MOODY'S/                                     BASE RENT     EXPIRATION
 TENANT NAME          PARENT COMPANY               S&P(6)      SQUARE FEET      % OF GLA         PSF           YEAR
----------------------------------------------------------------------------------------------------------------------

 LOWE'S              Lowe's Company, Inc.         A2/A+          175,0003        84.1%         $ 16.00        2023
 MICHAELS            Michaels Stores, Inc.       Ba1/BB+           25,050        12.0%         $ 21.00        2015
 TUESDAY MORNING     Tuesday Morning, Inc.          NR             8,0004         3.8%         $ 15.50        2010(7)
----------------------------------------------------------------------------------------------------------------------


(1)   Represents the anticipated repayment date; the actual maturity date is
      07/01/24.

(2)   B-Note in the amount of $3.85 million is held by CapLease, LP, the parent of the borrower.

(3)   Includes 30,000 square feet of garden center space.

(4)   Tuesday Morning has commenced paying rent, but has not yet taken occupancy of its leased space.

(5)   During an event of default, the borrower is required to pay monthly 1/12th of the estimated annual taxes and insurance premiums.

(6)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7)   The tenant has an option, without any penalty payment to landlord, to terminate the lease within a 30 day period following December 31, 2007 in the event that gross sales, as defined in the lease, have not been greater than $1,750,000 for the preceding 12 month period.

                                     A-3-43

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

THE LOAN. The Lowe's Aliso Viejo Loan ("Lowe's Aliso Viejo") is secured by a first mortgage interest in an approximately 208,050 square foot Class A retail center anchored by a Lowe's Super Center, which includes approximately 30,000 square feet of garden center space. Lowe's Aliso Viejo is located in the City of
Aliso Viejo, in Orange County, California.

THE BORROWER. The borrower, CLF Aliso Viejo Business Trust, a Virginia business trust, is structured as a newly formed, single purpose entity with an independent director, for which a non-consolidation opinion was obtained at origination. The borrower is sponsored by CapLease Credit LLC. CapLease, LP owns
100% of the beneficial interest of the borrower and of CapLease Credit LLC. In consideration of CapLease Credit LLC providing a guaranty on behalf of the borrower, CapLease, LP provided a demand promissory note for the benefit of
CapLease Credit LLC in the amount of $25 million. Capital Lease Funding, Inc.
(NYSE: LSE) conducts substantially all of its business through its operating partnership Caplease, LP, or its subsidiaries. Capital Lease Funding, Inc.
reported total assets of approximately $581 million and total stockholder's equity of approximately $253 million as of December 31, 2004.

THE PROPERTY.(1) Lowe's Aliso Viejo is an approximately 208,050 square foot master planned anchored retail center that includes an approximately 30,000 square foot gardening center occupied by a Lowe's Super Center. Lowe's Aliso
Viejo is situated on approximately 14.5 acres and is located at 26501 Aliso
Creek Road. Lowe's Aliso Viejo has approximately 6.5 parking spaces per 1,000 square feet. Lowe's Aliso Viejo is presently 100% leased by three tenants:
Lowe's Super Center, Michaels Stores, Inc. and Tuesday Morning, Inc. Lowe's
Companies, Inc. (NYSE: LOW) is a home improvement retailer and was ranked 43 on the Fortune 500 in 2005 and operated more than 1,125 stores in 49 states.
Michaels Stores, Inc. (NYSE: MLK) is an arts and crafts specialty retailer that offers a selection of arts and crafts materials. As of January 31, 2004,
Michaels Stores, Inc. operated 805 stores in 48 states and Canada. Tuesday
Morning, Inc. (NASDAQ: TUES) operates as a closeout retailer of home furnishings, gifts, and related items. As of May 2005, Tuesday Morning, Inc.
operated 700 stores in 43 states.

THE MARKET.(1) Aliso Viejo is a master planned, mixed use community surrounded by the City of Laguna Beach to the west, Laguna Niguel to the south and Laguna
Hills to the east and north. Orange County represents approximately 8.1% of
California's population and has an unemployment rate of approximately 2.9%. In
2004, the Orange County retail vacancy rate dropped more than 8% in the fourth quarter to 4.4%.

As of 2003, Aliso Viejo's population within a 1-, 3-, and 5-mile radius was approximately 22,180, 120,846, and 269,312, respectively. Average household income in 2003 within the same radii was approximately $89,604, $96,909, and
$99,201, respectively. Included in the Aliso Viejo mixed use community is
"Pacific Park" a 900 acre master planned complex, which is the second largest business park in Orange County. Also within Pacific Park is the "Aliso Viejo
Town Center", located on the west side of Aliso Creek Road, north of Pacific
Park Drive. This 300-acre center accommodates a broad range of shopping, medical and health care, places of worship, professional and corporate offices, hotel and restaurant uses, entertainment, and community facilities. The first phase of
Aliso Viejo Town Center includes a Ralph's grocery store, a Super K-Mart,
360,000 square feet of other retail space and an Edward's 20 screen cinema.

PROPERTY MANAGEMENT. Lowe's Aliso Viejo is managed by the borrower.

(1)   Certain information was obtained from the Lowe's Aliso Viejo appraisal dated 03/18/05.

                                     A-3-44

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                 NUMBER                                                     CUMULATIVE
                  OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A          N/A        N/A           N/A        N/A            N/A        N/A               N/A       N/A
 2005 & MTM       0             0        0.0%   $        0        0.0%             0        0.0%       $        0       0.0%
 2006             0             0        0.0             0        0.0              0        0.0%       $        0       0.0%
 2007             0             0        0.0             0        0.0              0        0.0%       $        0       0.0%
 2008             0             0        0.0             0        0.0              0        0.0%       $        0       0.0%
 2009             0             0        0.0             0        0.0              0        0.0%       $        0       0.0%
 2010             1         8,000        3.8       124,000        3.6          8,000        3.8%       $  124,000       3.6%
 2011             0             0        0.0             0        0.0          8,000        3.8%       $  124,000       3.6%
 2012             0             0        0.0             0        0.0          8,000        3.8%       $  124,000       3.6%
 2013             0             0        0.0             0        0.0          8,000        3.8%       $  124,000       3.6%
 2014             0             0        0.0             0        0.0          8,000        3.8%       $  124,000       3.6%
 2015             1        25,050       12.0       526,050       15.2         33,050       15.9%       $  650,050      18.8%
 AFTER            1       175,000       84.1     2,799,996       81.2        208,050      100.0%       $3,450,046     100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL            3       208,050      100.0%   $3,450,046   100.0%
--------------------------------------------------------------------------------------------------------------------------------


                                     A-3-45

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

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                                     A-3-46

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                                     A-3-47

--------------------------------------------------------------------------------
                                   LXP-NISSAN
--------------------------------------------------------------------------------

                 [2 PICTURES OF THE LXP-NISSAN PROPERTY OMITTED]

                                     A-3-48

--------------------------------------------------------------------------------
                                  LXP - NISSAN
--------------------------------------------------------------------------------

---------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $40,920,690
 CUT-OFF DATE PRINCIPAL BALANCE:   $40,920,690
 % OF POOL BY IPB:                 2.0%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Lexington TNI Irving L.P.
 SPONSOR:                          Lexington Corporate Properties Trust
 ORIGINATION DATE:                 04/13/05
 INTEREST RATE:                    5.21800%
 INTEREST ONLY PERIOD:             12 months
 MATURITY DATE:                    05/01/13
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(66),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Acquisition
---------------------------------------------------------------------------

-----------------------------------------------
                    ESCROWS
-----------------------------------------------
 ESCROWS/RESERVES:     INITIAL     MONTHLY
                       ------------------------
 CAPEX:                $0          $4,474
 TI/LC:                $0          Springing(1)
-----------------------------------------------

-----------------------------------------------
              PROPERTY INFORMATION
-----------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office -- Suburban
 SQUARE FOOTAGE:             268,445
 LOCATION:                   Irving, TX
 YEAR BUILT:                 2003
 OCCUPANCY:                  100%
 OCCUPANCY DATE:             03/24/05
 NUMBER OF TENANTS:          1
 HISTORICAL NOI:
   2004:                     $ 4,259,043
 UW REVENUES:                $ 5,633,861
 UW EXPENSES:                $ 1,427,494
 UW NOI:                     $ 4,206,368
 UW NET CASH FLOW:           $ 3,999,665
 APPRAISED VALUE:            $59,000,000
 APPRAISAL DATE:             01/20/05
-----------------------------------------------

-------------------------------------
        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $152
 CUT-OFF DATE LTV:          69.4%
 MATURITY DATE LTV:         61.7%
 UW DSCR:                   1.48x
-------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                      LEASE
                                                                         MOODY'S/    SQUARE    % OF    BASE RENT   EXPIRATION
                TENANT NAME                      PARENT COMPANY            S&P(2)       FEET     GLA        PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------

 NISSAN MOTOR ACCEPTANCE CORPORATION   Nissan Motor Corporation Ltd.   Baa1/BBB+    268,445    100%      $ 17.91       2013
-----------------------------------------------------------------------------------------------------------------------------


(1)   Nissan is required to give 13 months notice on its lease renewal. In the event Nissan does not renew, a rollover reserve composed of a cash flow sweep for the last 13 months of the loan will be established.

(2)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-49

--------------------------------------------------------------------------------
                                  LXP - NISSAN
--------------------------------------------------------------------------------

THE LOAN. The LXP-Nissan loan is secured by a fee interest in a 268,445 square foot Class A office building located in Irving, Texas.

THE BORROWER. The borrower, Lexington TNI Irving LP, is a single asset, special purpose entity owned by Lexington Corporate Properties Trust ("Lexington"), a
self-managed and self-administrated real estate investment trust ("REIT") that acquires, owns and manages a portfolio of office, industrial and retail properties net-leased to major corporations throughout the United States.
Lexington has been a publicly traded company since October 1993, trading on the
New York Stock Exchange under the symbol LXP. The borrower and its predecessor firms have been in the business of investing in net-leased single tenant properties since 1973. The New York-based borrower was formed by a merger of two of these predecessor firms in 1993 and currently owns and manages a portfolio of over 190 properties in 37 states totaling approximately 37 million square feet.
The borrower also provides institutional advisory and asset management services to institutional investors in the net-lease area.

Lexington acquired the LXP-Nissan property as part of a larger acquisition of 39 properties from Wells REIT, totaling approximately 6.4 million square feet, consisting of mostly single-tenant office buildings and some industrial properties leased to credit and nationally recognized tenants. As of June 30,
2005, Lexington had total assets of approximately $2.1 billion.

THE PROPERTY. LXP-Nissan building is a 268,445 square foot three-story office building located in Irving, Texas, approximately 20 miles west of the Dallas central business district. The Class A office building is situated on 14.87 acres of land and was developed in 2003. The property is currently 100% leased and occupied by Nissan Motor Acceptance Corporation through March 31, 2013. The tenant has two, 5-year, renewal options at 95% of fair market rent, but not less than the previous years rent. In addition, Nissan North America, Inc. is a signed guarantor on the subject lease. The property is part of a four building campus of Nissan buildings, including Nissan's South Central regional office, service training facility and parts distribution center. The three other buildings are not part of the loan collateral. The subject property houses approximately 800 employees with capacity for expansion. Amenities at the property include a fitness center, a day care center, conference center, employee cafeteria and several break rooms/employee lounges.

Nissan Motor Acceptance Corporation (NMAC) is the automotive financial services arm of Nissan North America. Established in 1982, NMAC's primary emphasis is to purchase from its Nissan and Infiniti dealers retail and lease contracts for their customers. NMAC also provides wholesale inventory and capital and mortgage loan financing to Nissan and Infiniti dealers. The company offers financing for the complete line of Nissan and Infinity vehicles sold in the United States.

THE MARKET.(1) LXP-Nissan is located in the City of Irving, Dallas County, Texas.
The area is located in the central portion of the state and is part of the
Dallas/Fort Worth Metroplex. Primary access to the subject is provided by the
LBJ Freeway (Interstate-635), State Highway 114 (John Carpenter Freeway),
Freeport Parkway, MacArthur Boulevard, Beltline Road, Valley View Lane (Highway
161), and Valley Ranch Parkway. The LBJ Highway is an eight-lane highway which traverses in an east-west direction and connects the subject with Dallas Central
Business District which is approximately 15 minutes to the east. LXP-Nissan is approximately 5 miles from the Dallas/Fort Worth Airport.

The property is located in the Irving submarket, part of the larger Dallas/Fort
Worth market. The submarket vacancy peaked at 25.6% in the first quarter 2003.
However, since then a decreasing trend has been reflected in the submarket vacancy level while three out of the past four quarters up to the third quarter of 2004 have recorded positive rental rate growth. For the first time since
2000, the Dallas/Fort Worth office market has recorded annual positive net absorption. The year-end 2004 vacancy rate of 23.8% is the lowest recorded in the last five quarters.

As of 2004, the population within a 3 and 5-mile radius of the subject were
22,160 and 108,206, respectively. The average household income within a 3 and
5-mile radius of the subject were $126,028 and $95,734, respectively. The average asking rent in the Irving submarket for third quarter 2004 is $17.24 per square foot, as reported by REIS.

PROPERTY MANAGEMENT. The property is managed by Lexington Corporate Properties
Trust, an affiliate of the borrower.

(1)   Certain information was obtained from the LXP-Nissan appraisal dated
      01/20/05.

                                     A-3-50

--------------------------------------------------------------------------------
                                   LXP-NISSAN
--------------------------------------------------------------------------------

                    [MAP OF THE LXP-NISSAN PROPERTY OMITTED]

                                     A-3-51

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

                      [2 PICTURES OF 915 BROADWAY OMITTED]

                                     A-3-52

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $37,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $37,500,000
 % OF POOL BY IPB:                 1.8%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         915 Broadway Associates LLC
 SPONSOR:                          AB Partners
 ORIGINATION DATE:                 06/24/05
 INTEREST RATE:                    5.33000%
 INTEREST ONLY PERIOD:             120 months
 MATURITY DATE:                    07/01/15
 AMORTIZATION TYPE:                Interest-Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(58),Grt1%orYM(57),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
------------------------------------------------------------------

------------------------------------------
                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL     MONTHLY
                     ---------------------
   TAXES:            $0         Springing(1)
   INSURANCE:        $0         Springing(1)
   CAPEX:            $0         Springing(1)
   TI/LC:            $0         Springing(1)
------------------------------------------

----------------------------------------------
             PROPERTY INFORMATION
----------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office -- CBD
 SQUARE FOOTAGE:             214,721
 LOCATION:                   New York, NY
 YEAR BUILT/RENOVATED:       1926 / 1982
 OCCUPANCY:                  97.4%
 OCCUPANCY DATE:             05/11/05
 NUMBER OF TENANTS:          43
 HISTORICAL NOI:
   2003:                     $2,106,183
   2004:                     $2,119,229
   TTM AS OF 04/30/05:       $2,673,083
 UW REVENUES:                $6,626,572
 UW EXPENSES:                $3,218,547
 UW NOI(2):                  $3,408,025
 UW NET CASH FLOW:           $3,161,191
 APPRAISED VALUE:            $56,500,000
 APPRAISAL DATE:             05/25/05
----------------------------------------------

-------------------------------------
        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $175
 CUT-OFF DATE LTV:          66.4%
 MATURITY DATE LTV:         66.4%
 UW DSCR:                   1.56x
-------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                                   LEASE
                                                         MOODY'S/       SQUARE        % OF        BASE RENT     EXPIRATION
 TENANT NAME                        PARENT COMPANY         S&P          FEET          GLA           PSF            YEAR
--------------------------------------------------------------------------------------------------------------------------

 PACIFIC SYMPOSIUM, INC.                 N/A               NR          29,781        13.9%         $ 23.60         2013
 SEEDCO                                  N/A               NR          18,579         8.7%         $ 29.94         2013
 ROSCOMMON ENTERPRISES, INC.             N/A               NR          13,947         6.5%         $ 54.53         2009
--------------------------------------------------------------------------------------------------------------------------


(1)   In the event the DSCR falls below 1.20x, monthly escrows for real estate taxes, insurance, replacement reserves, and tenant improvements and leasing commissions will commence.

(2)   The increase in UW NOI from TTM as of 04/30/05 is due to new leases signed in 2005 and contractual rent steps.

                                     A-3-53

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

THE LOAN. The 915 Broadway loan is secured by a first mortgage on a fee interest in a 214,721 square foot office building located in New York, New York.

THE BORROWER. The property is owned (50%/50%) by 915 Broadway Associates LLC and
Annabelle Limited Partnership. The borrowing entity, 915 Broadway Associates
LLC, is controlled by AB Partners LLC ("AB Partners"), an affiliate of Murray
Hill Properties. AB Partners LLC is a New York based real estate investment, brokerage, management and consulting firm specializing in the acquisition repositioning and development of commercial and residential properties. AB
Partners control and/or manage approximately 1.5 million square feet of Class B office space in proximity to the property and are excellent hands on real estate operators within the property's sub-market. Murray Hill Properties ("MHP")
provides a broad array of asset management, property management and leasing services for a diverse range of institutions and individual owners in addition to its own properties.

THE PROPERTY. 915 Broadway is a 20-story (with an additional penthouse floor),
214,721 square foot office building located on the southwest corner of the intersection of Broadway and East 21st Street in Manhattan, New York. The Class
B office building was originally built in 1926 and offers 13,947 square feet of ground floor retail and mezzanine space, in addition to 6,519 square feet of basement level retail space. As of May 2004, the property is 97.4% occupied.
Major tenants at the property include Seedco, Pacific Symposium and Roscommon
Enterprises.

THE MARKET. 915 Broadway is located on the southwest corner of the intersection of Broadway and East 21st Street in Manhattan, New York. East 21st Street is a
one-way, west-bound cross-town commercial artery while Broadway is a major, one-way, south-bound thoroughfare. The neighborhood has excellent access to public transportation with easy access to subway stations and bus routes.
Additionally, the property is located only 7 blocks northwest of Union Square.
Union Square has become a successful commercial and residential center in recent years and is also a major subway hub providing multiple transportation linkages to the property. The immediate area is developed with a mix of mid-rise office, residential and retail buildings. There are numerous restaurants, art galleries and boutiques located in the area.

The subject is located in the Gramercy Park submarket of the Midtown South office market of Manhattan. The Gramercy Park submarket is defined as the area between East 12th and East 30th Streets, east of Fifth Avenue. This neighborhood consists of a mix of mid-rise office, residential and retail buildings. Numerous restaurants, art galleries and boutiques are located in the area generating strong pedestrian traffic and retail demand. The subject's market is home to a variety of corporations including the financial services, advertising, publishing, technology and retail industries.

According to CoStar, there are 1,037 office buildings containing 91.2 million square feet of space in the Midtown South office market with 98.2% classified as
Class B and C. For the first quarter of 2005, overall vacancy rates and average rents for office properties in Midtown South were 7.9% and $33.08 per square foot modified gross, respectively. Midtown South consists of 5 submarkets: SoHo,
Greenwich Village, Gramercy Park, Hudson Square and Chelsea. According to
CoStar, there are 240 office buildings containing 25.7 million square feet of space in the Gramercy Park submarket with 97.1% classified as Class B and C. For the first quarter of 2005, overall vacancy rates and average rents for office properties in the Gramercy Park submarket were 5.9% and $35.00 per square foot modified gross, respectively.

PROPERTY MANAGEMENT. 915 Broadway is managed by AB Partners LLC, an affiliate of
MHP.

(1)  Certain information was obtained from the 915 Broadway appraisal dated
   05/25/05.

                                     A-3-54

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
             NUMBER                                                     CUMULATIVE
              OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE
            LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET       % OF GLA       BASE RENT     % OF BASE
 YEAR      EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING    RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

 VACANT      N/A        5,605        2.6%          N/A      N/A            N/A          N/A              N/A        N/A
 2005         7        11,955        5.6    $  396,548         6.7%       17,560         8.2%     $  396,548          6.7%
 2006         5        28,324       13.2       648,255        10.9        45,884        21.4%     $1,044,803         17.6%
 2007         4        13,370        6.2       339,941         5.7        59,254        27.6%     $1,384,744         23.3%
 2008        10        24,381       11.4       641,936        10.8        83,635        39.0%     $2,026,680         34.1%
 2009        10        42,018       19.6     1,511,315        25.5       125,653        58.5%     $3,537,995         59.6%
 2010         3        11,555        5.4       345,467         5.8       137,208        63.9%     $3,883,462         65.4%
 2011         0             0        0.0             0         0.0       137,208        63.9%     $3,883,462         65.4%
 2012         1        11,040        5.1       353,280         5.9       148,248        69.0%     $4,236,742         71.4%
 2013         3        51,699       24.1     1,342,674        22.6       199,947        93.1%     $5,579,416         94.0%
 2014         2        14,774        6.9       358,310         6.0       214,721       100.0%     $5,937,726        100.0%
 2015         0             0        0.0             0         0.0       214,721       100.0%     $5,937,726        100.0%
 AFTER        0             0        0.0             0         0.0       214,721       100.0%     $5,937,726        100.0%
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL       45       214,721      100.0%   $5,937,726       100.0%
-----------------------------------------------------------------------------------------------------------------------------


                                     A-3-55

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

                          [MAP OF 915 BROADWAY OMITTED]

                                     A-3-56

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-57

--------------------------------------------------------------------------------
                             BROWNSTONES APARTMENTS
--------------------------------------------------------------------------------

             [PICTURE AND MAP OF THE BROWNSTONES APARTMENTS OMITTED]

                                     A-3-58

--------------------------------------------------------------------------------
                             BROWNSTONES APARTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $35,400,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $35,400,000
 % OF POOL BY IPB:                 1.7%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         Brownstones Singh, L.L.C.
 SPONSOR:                          Jeat Grewal
 ORIGINATION DATE:                 05/25/05
 INTEREST RATE:                    5.17000%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    06/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(91),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
------------------------------------------------------------------------

--------------------------------------------------
                     ESCROWS
--------------------------------------------------
 ESCROWS/RESERVES:       INITIAL     MONTHLY
                        --------------------------
 TAXES:                 $409,833       $45,537
 INSURANCE:             $      0     Springing(1)
 CAPEX:                 $      0     Springing(2)
 OTHER:                 $ 10,000            $0
--------------------------------------------------

------------------------------------------------------
                 PROPERTY INFORMATION
------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Multifamily -- Garden
 UNITS:                      260
 LOCATION:                   Novi, MI
 YEAR BUILT:                 2001
 OCCUPANCY:                  97.7%
 OCCUPANCY DATE:             06/24/05
 HISTORICAL NOI:
 2003:                       $238,735
 2004:                       $1,603,778
 TTM AS OF 04/30/05:         $2,281,577
 UW REVENUES:                $4,226,806
 UW EXPENSES:                $1,204,088
 UW NOI:                     $3,022,718
 UW NET CASH FLOW:           $2,957,649
 APPRAISED VALUE:            $44,250,000
 APPRAISAL DATE:             04/27/05
------------------------------------------------------

------------------------------------------
          FINANCIAL INFORMATION
------------------------------------------
 CUT-OFF DATE LOAN/UNIT:     $136,154
 CUT-OFF DATE LTV:              80.0%
 MATURITY DATE LTV:             74.0%
 UW DSCR:                       1.27x
------------------------------------------



----------------------------------------------------------------------------------------------------
                                      MULTIFAMILY INFORMATION
                                                                APPROXIMATE
                                              AVERAGE UNIT      NET RENTABLE      % OF TOTAL
 UNIT MIX                      NO. OF UNITS   SQUARE FEET            SF               SF
----------------------------------------------------------------------------------------------------

 ONE BEDROOM                        54          1,140               61,560           18.3%
 TWO BEDROOM                       164          1,279              209,756           62.3%
 THREE BEDROOM                      42          1,554               65,268           19.4%
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            260          1,295              336,584          100.0%
----------------------------------------------------------------------------------------------------


(1)   Borrower is required to deposit 1/12th of the estimated annual insurance premiums; provided, however, that no reserve amount is required so long as, among other things, (i) no event of default has occurred, (ii) the borrower provides lender with written evidence that the insurance premiums have been paid in advance not less than 30 days prior to any policy renewal date and (iii) that lender is included in all policies of insurance as an "additional insured".

(2)   Borrower is required to deposit $5,417, provided, however, that no reserve amount is required so long as, among other things, (i) no event of default has occurred, (ii) the borrower furnishes evidence demonstrating to the satisfaction of lender that the borrower is expending the amounts set forth in the annual capital expenditures budget approved by lender in accordance with the loan documents and (iii) the property is, in the judgment of lender, being properly maintained by borrower as required by the loan documents.

                                     A-3-59

--------------------------------------------------------------------------------
                               KAISER FOUNDATION
--------------------------------------------------------------------------------

               [PICTURE AND MAP OF THE KAISER FOUNDATION OMITTED]

                                     A-3-60

--------------------------------------------------------------------------------
                               KAISER FOUNDATION
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $32,670,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $32,670,000
 % OF POOL BY IPB:                   1.6%
 LOAN SELLER:                        Nomura Credit & Capital, Inc.
 BORROWER:                           Inland Western Cupertino
                                     Tantau, L.L.C.
 SPONSOR:                            Inland Western Retail Real
                                     Estate Trust, Inc
 ORIGINATION DATE:                   06/27/05
 INTEREST RATE:                      4.45000%
 INTEREST ONLY PERIOD:               60 Months
 MATURITY DATE:                      07/11/10
 AMORTIZATION TYPE:                  Interest-Only
 ORIGINAL AMORTIZATION:              N/A
 REMAINING AMORTIZATION:             N/A
 CALL PROTECTION:                    L(36),Grt1% or YM(19),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Springing
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               N/A
 LOAN PURPOSE:                       Acquisition
----------------------------------------------------------------------

------------------------------------------
                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL     MONTHLY
                     ---------------------
 TAXES:              $0         Springing(3)
 INSURANCE:          $0         Springing(3)
 CAPEX:              $0         Springing(3)
------------------------------------------

-----------------------------------------------
             PROPERTY INFORMATION
-----------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office - Suburban
 SQUARE FOOTAGE:             100,352
 LOCATION:                   Cupertino, CA
 YEAR BUILT/RENOVATED:       1968/2005
 OCCUPANCY(1)                100%
 OCCUPANCY DATE:             03/24/05
 NUMBER OF TENANTS:          1
 UW REVENUES:                $4,834,396
 UW EXPENSES:                $959,091
 UW NOI:                     $3,875,305
 UW NET CASH FLOW:           $3,859,249
 APPRAISED VALUE:            $59,400,000
 APPRAISAL DATE:             04/11/05
-----------------------------------------------

-------------------------------------
        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $326
 CUT-OFF DATE LTV:          55.0%
 MATURITY DATE LTV:         55.0%
 UW DSCR:                   2.65x
-------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                       LEASE
                                                          MOODY'S/                         % OF       BASE RENT     EXPIRATION
 TENANT NAME                         PARENT COMPANY        S&P(2)        SQUARE FEET       GLA          PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------

 KAISER FOUNDATION HOSPITALS     Kaiser Permanente         A3/NR         100,352            100%       $ 34.08         2023
------------------------------------------------------------------------------------------------------------------------------


(1)   Kaiser Foundation Hospitals currently occupies approximately 50% of the square footage as they complete build out of the remainder of the collateral. The tenant is solely responsible for this work and expects to be in occupancy by September 2005.

(2)   Ratings provided are for the entity listed as "Kaiser Foundation
      Hospitals" whether or not the parent company guarantees the lease.

(3)   In the event Borrower fails to satisfactorily pay tax and insurance expenses, Lender reserves right to implement reserves. Replacement Reserve deposits will be required in the event of default or if property is not properly maintained.

                                     A-3-61

--------------------------------------------------------------------------------
                               BIG V TOWN CENTRE
--------------------------------------------------------------------------------

              [2 PICTURES AND MAP OF THE BIG V TOWN CENTRE OMITTED]

                                     A-3-62

--------------------------------------------------------------------------------
                               BIG V TOWN CENTRE
--------------------------------------------------------------------------------

------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $30,800,000
 CUT-OFF DATE PRINCIPAL
    BALANCE:                     $30,800,000
 % OF POOL BY IPB:               1.5%
 LOAN SELLER:                    Nomura Credit & Capital, Inc.
 BORROWER:                       WVR Real Estate II, LLC, a
                                 Delaware Limited Liability
                                 Company
 SPONSOR:                        Jeffrey Rosenberg
 ORIGINATION DATE:               07/07/05
 INTEREST RATE:                  5.12000%
 INTEREST ONLY PERIOD:           60 months
 MATURITY DATE:                  07/11/15
 AMORTIZATION TYPE:              Balloon
 ORIGINAL AMORTIZATION:          360 months
 REMAINING AMORTIZATION:         360 months
 CALL PROTECTION:                L(24),Def(91),O(3)
 CROSS-COLLATERALIZATION:        No
 LOCK BOX:                       Soft
 ADDITIONAL DEBT:                No
 ADDITIONAL DEBT TYPE(1):        Subordinate Debt Permitted
 LOAN PURPOSE:                   Refinance
------------------------------------------------------------------

--------------------------------------
               ESCROWS
--------------------------------------
 LETTER OF CREDIT(2):     $726,388
--------------------------------------

--------------------------------------------------
               PROPERTY INFORMATION
--------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Retail - Anchored
 SQUARE FOOTAGE:             241,074
 LOCATION:                   New Windsor, NY
 YEAR BUILT/RENOVATED:       1977/2001
 OCCUPANCY:                  100%
 OCCUPANCY DATE:             06/01/05
 NUMBER OF TENANTS:          22
 HISTORICAL NOI:
 2003:                       $2,431,877
 2004:                       $2,642,157
 TTM AS OF 03/31/05:         $2,885.811
 UW REVENUES:                $3,962,600
 UW EXPENSES:                $1,246,463
 UW NOI:                     $2,716,137
 UW NET CASH FLOW:           $2,610,670
 APPRAISED VALUE:            $38,500,000
 APPRAISAL DATE:             05/20/05
--------------------------------------------------

-------------------------------------
        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $128
 CUT-OFF DATE LTV:          80.0%
 MATURITY DATE LTV:         73.9%
 UW DSCR:                   1.30x
-------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LEASE
SIGNIFICANT TENANTS                              MOODY'S/      SQUARE                    BASE RENT                    EXPIRATION
 TENANT NAME                 PARENT COMPANY        S&P(3)       FEET       % OF GLA         PSF         SALES PSF        YEAR
--------------------------------------------------------------------------------------------------------------------------------

 KMART                     Kmart                   N/R        87,000        36.1%         $  3.93        $ 147.70        2021
 SHOPRITE                  ShopRite                N/R        82,401        34.2%         $ 18.48        $ 440.12        2026
 GOODWILL                  Goodwill                N/R        12,753         5.3%         $ 11.41             N/A        2015
 TUTOR TIME CHILD CARE     Tutor Time Child
  SYSTEMS                   Care Systems           N/R        11,085         4.6%         $ 16.77             N/A        2016
 JUST A BUCK               Just a Buck             N/R         6,821         2.8%         $ 15.00             N/A        2010
--------------------------------------------------------------------------------------------------------------------------------


(1)   Related borrowers are permitted to incur future unsecured financing up to
      $1,000,000.

(2)   In lieu of ongoing Real Estate Tax Reserves, the Borrower posted an
      Irrevocable Letter of Credit in an amount equal to the current Real Estate
      Tax expense. This Letter of Credit will be maintained as additional
      Collateral for the Loan and will be held for the term of the Loan.

(3)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-63

--------------------------------------------------------------------------------
                          PRESTON HILLS AT MILLS CREEK
--------------------------------------------------------------------------------

          [2 PICTURES AND MAP OF PRESTON HILLS AT MILLS CREEK OMITTED]

                                     A-3-64

--------------------------------------------------------------------------------
                          PRESTON HILLS AT MILLS CREEK
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $29,600,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $29,600,000
 % OF POOL BY IPB:                 1.4%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         Tenants in Common
 SPONSOR:                          Robert P. Jacobsen
 ORIGINATION DATE:                 06/13/05
 INTEREST RATE:                    5.16000%
 INTEREST ONLY PERIOD:             36 months
 MATURITY DATE:                    07/11/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(89),O(6)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------

---------------------------------------------
                   ESCROWS
---------------------------------------------
 ESCROWS/RESERVES:    INITIAL     MONTHLY
                     ------------------------
 TAXES:              $373,264     $  33.933
 INSURANCE:          $ 51,625     $   8,604
 CAPEX:              $      0     $   7,733
---------------------------------------------

------------------------------------------------------
                 PROPERTY INFORMATION
------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Multifamily -- Garden
 UNITS:                      464
 LOCATION:                   Buford, GA
 YEAR BUILT:                 2000
 OCCUPANCY:                  92.7%
 OCCUPANCY DATE:             05/04/05
 HISTORICAL NOI:
   2004:                     $2,435,830
   TTM AS OF 02/28/05:       $2,463,030
 UW REVENUES:                $4,263,646
 UW EXPENSES:                $1,673,389
 UW NOI:                     $2,590,257
 UW NET CASH FLOW:           $2,497,457
 APPRAISED VALUE:            $40,650,000
 APPRAISAL DATE:             03/28/05
------------------------------------------------------

---------------------------------------
         FINANCIAL INFORMATION
---------------------------------------
 CUT-OFF DATE LOAN/SF:     $63,793
 CUT-OFF DATE LTV:           72.8%
 MATURITY DATE LTV:          64.7%
 UW DSCR:                    1.29x
---------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                            MULTIFAMILY INFORMATION
                                                                                                        AVERAGE
                                                                     APPROXIMATE                       MONTHLY
                                                  AVERAGE UNIT      NET RENTABLE       % OF TOTAL      ASKING
           UNIT MIX            NO. OF UNITS       SQUARE FEET            SF               SF            RENT
-----------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                      166                882             146,412         28.4%           $  863
 TWO BEDROOM                      252               1,205            303,660         58.8            $1,025
 THREE BEDROOM                    46                1,436             66,056         12.8            $1,283
-----------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE           464               1,112            516,128        100.0%           $  996
-----------------------------------------------------------------------------------------------------------------


                                     A-3-65

--------------------------------------------------------------------------------
                              CHARLES CENTER SOUTH
--------------------------------------------------------------------------------

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                                     A-3-66

--------------------------------------------------------------------------------
                              CHARLES CENTER SOUTH
--------------------------------------------------------------------------------

-------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $28,400,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $28,400,000
 % OF POOL BY IPB:                 1.4%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         Area 16B Associates Limited
                                   Partnership
 SPONSOR:                          Clark Enterprises, Inc., 16B, Inc.
 ORIGINATION DATE:                 05/26/05
 INTEREST RATE:                    5.40000%
 INTEREST ONLY PERIOD:             12 months
 MATURITY DATE:                    06/05/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(88),O(6)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:(1)          Secured Debt Permitted
 LOAN PURPOSE:                     Refinance
-------------------------------------------------------------------------

--------------------------------------------
                  ESCROWS
--------------------------------------------
 ESCROWS/RESERVES:      INITIAL     MONTHLY
                      ----------------------
 IMMEDIATE REPAIRS:   $   21,250    $0
 TI/LC:               $1,275,000    $0
--------------------------------------------

----------------------------------------------
            PROPERTY INFORMATION
----------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office -- CBD
 SQUARE FEET:                318,766
 LOCATION:                   Baltimore, MD
 YEAR BUILT/RENOVATED:       1975
 OCCUPANCY:                  81.7%
 OCCUPANCY DATE:             04/12/05
 NUMBER OF TENANTS:          49
 UW REVENUES:                $5,601,717
 UW EXPENSES:                $2,950,229
 UW NOI:                     $2,651,488
 UW NET CASH FLOW:           $2,473,987
 APPRAISED VALUE:            $37,500,000
 APPRAISAL DATE:             04/13/05
----------------------------------------------

---------------------------------------
         FINANCIAL INFORMATION
---------------------------------------
 CUT-OFF DATE LOAN/UNIT:      $89
 CUT-OFF DATE LTV:            75.7%
 MATURITY DATE LTV:           64.7%
 UW DSCR:                     1.29x
---------------------------------------



----------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
                                                                         MOODY'S/
 TENANT NAME                         PARENT COMPANY                       S&P(2)
----------------------------------------------------------------------------------

 GSA-USA ATTORNEY(3)                United States of America             AAA/Aaa
 SHAPIRO, SHER, GUINOTT & SANDLER   Shapiro, Sher, Guinott & Sandler        NR
 FUNK & BOLTON, P.A.                Funk & Bolton, P.A.                     NR
 GROSS MENDELSOHN & ASSOCIATES      Gross Mendelsohn & Associates           NR
 DEHAY & ELLINSTON, L.L.N.          Lord & Whip, P.A.                       NR
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                                      LEASE
                                    SQUARE     % OF      BASE RENT                 EXPIRATION
 TENANT NAME                         FEET      GLA          PSF        SALES PSF      YEAR
----------------------------------------------------------------------------------------------

 GSA-USA ATTORNEY(3)                56,995    17.9%        $ 22.52         N/A         2014
 SHAPIRO, SHER, GUINOTT & SANDLER   24,500     7.6%        $ 19.20         N/A         2012
 FUNK & BOLTON, P.A.                15,465     4.9%        $ 23.87         N/A         2017
 GROSS MENDELSOHN & ASSOCIATES      14,014     4.4%        $ 19.43         N/A         2009
 DEHAY & ELLINSTON, L.L.N.          12,083     3.8%        $ 21.22         N/A         2007
----------------------------------------------------------------------------------------------


(1)   Future secured subordinate debt is allowed upon satisfaction of certain conditions including a loan-to-value ratio of no greater than 80% and a debt service coverage ratio of not less than 1.20x.

(2)   Ratings provided are for the entity listed in the "Parent Company" field whether or not parent company guarantees the lease.

(3)   In the event the GSA exercises its termination right upon expiration of the 7th lease year (November 1, 2011), all excess cash flow up to
      $1,000,000 maximum will be deposited into the TI/LC Reserve, to be released in connection with re-tenanting 100% of the space.

                                     A-3-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-68

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS



   LOAN #    ORIGINATOR  PROPERTY NAME                       STREET ADDRESS
   ------    ----------  -------------                       --------------

     11        LaSalle   Brownstone Apartments               42330 Joyce Lane
     14         NCCI     Preston Hills at Mill Creek         2910 Buford Drive NorthEast
     20         NCCI     The Ridge MHP                       9700 US Highway 27 North
     21         NCCI     Brooks on Preston Apartments        7200 Preston Road
     25         NCCI     Heritage Park Apartments            1800 West Badillo Street
     28         NCCI     San Marina Apartments               7002 West Indian School Road
     40         NCCI     Fullerton Court                     8550 Commonwealth Avenue
     46         NCCI     Manoog's Isle MHC                   2611 Pago Pago Avenue
     50         NCCI     The Crest at Fair Oaks              10523 Fair Oaks Boulevard
     53         JPMCB    Clearbrooke Apartments              1430 Clearbrooke Drive
     59         NCCI     Shadow Hills                        12300 and 12301 Osborne Place
     61         JPMCB    Aspen Lakes Apartments              3879 Lone Pine Drive
     65        LaSalle   The Village on Pacific              2315 Jamestown Drive
     66        LaSalle   Carrington Townhomes                420 Beasley Road
     67         NCCI     Terrace Pointe                      8101 Langdon Avenue
     68         JPMCB    The Residences at Westchase         3411 Walnut Bend Lane
     69         JPMCB    Highland Village Apartments         301 Taylor Street
     74         NCCI     Angler's Cove MHC                   944 Reynolds Road
     75         NCCI     Meadowlea Estates MHC               1004 Overlook Drive
     77        LaSalle   East Lake Apartments                12901 South Western Avenue
     81         NCCI     Hampton Pointe                      12830 Prairie Avenue
     84         JPMCB    Nottingham Terrace                  31 Nottingham Terrace
     86         NCCI     Hesperia Regency                    8522 C Avenue
     87        LaSalle   Soverign Apartments                 4829 Sheboygen Avenue
     88        LaSalle   Regency Apartments                  4817 Robinhood Drive
     90         NCCI     Palm Grove MHP and Silverado MHP    1624 Palm Street and 3401 N. Walnut Road
     92         JPMCB    Phoenix North MHP                   17825 North 7th Street
     94         NCCI     Cedar Ridge Apartments              2122 West Butler Drive
    100        LaSalle   Sandia East Apartments              725 State Highway 96
    104         NCCI     Park View Townhomes                 3393 North Country Brook Street
    106        LaSalle   The Inverness Apartments            1405 Van Ness Avenue
    112        LaSalle   Apache Trace Apartments             1301 East State Route 3
    113         JPMCB    Courtside Square Apartments         570 West Dekalb Pike
    114         NCCI     Diamond Pointe                      1116 East 6th Street and 916 Deodar Street
    118         NCCI     Brougham Manor Apartments           14090 Brougham Court
    121        LaSalle   Carriage House Apartments           601 West Wenger Road
    125         JPMCB    Hudson Landings                     2248 Hudson Landing Drive
    126         NCCI     Rosepointe Euclid                   1204-1215 South Euclid Avenue and 127 East Budd Street
    133        LaSalle   Hilltop Village Apartments          4919 Timberview Drive
    135         NCCI     Tarpon Lakeview                     37376 US Highway 19 North
    141         NCCI     Redwood Apartments                  200 Dumbarton Avenue
    142         JPMCB    Landings at Steele Creek            4250 Branch Bend Lane
    148         NCCI     Windrush                            9191 Pepper Avenue and 9288 Olive Street
    151         NCCI     Marina Club Apartments              2445 South 222nd Street
    156        LaSalle   Unionville Station                  28-80 Stothard Street
    163         NCCI     Bay Pointe                          508 Gulf Avenue
    167         NCCI     Brandywood Apartments               6635 Breeze Way
    168         NCCI     Rose Pointe                         6640 North Orizaba Avenue
    178         JPMCB    Sunshine Terrace                    5615 North 7th Street
    182         JPMCB    Oak Hollow Mobile Home Park         1320 North Oak Harbor Street
    183         NCCI     Randall Townhomes                   16235 Randall Avenue
    184        LaSalle   Tamarind Place Apartments           5221 Tern Place
    187         NCCI     Burbank Pointe                      12254 Burbank Boulevard
    191         NCCI     Summer Winds                        945 East Avenue Q-4
    193         NCCI     Casa Laurel                         7934 Laurel Canyon Boulevard
    195         NCCI     The Park                            6717 Darby Avenue
    198         NCCI     Glen Terrace                        3410-3418 Drew Street
    200        LaSalle   Bailey MHP                          3012 Johnson Road SW
    203        LaSalle   Weston Village Apartments           422 Roosevelt Drive
    204         NCCI     Leeward Apartments                  2911 Leeward Avenue
    205         JPMCB    Oak Forest Apartments               601 East Calhoun Road
    207         NCCI     Camellia Apartment                  6707 Camellia Avenue
    209         NCCI     Casa Luna                           8155 Langdon Avenue
    211        LaSalle   Pebblebrook Apartments              3201 South Railroad Street
    212         NCCI     Twin Palms                          3044 Leeward Avenue
    213         NCCI     Brookhollow                         4722 Hodde Drive
    214        LaSalle   Regency Manor                       5042 Wildflower Drive
    219         NCCI     Rose Terrace                        15050 Parthenia Street
    221         NCCI     Sun Pointe Apartments               15234 Sunburst Sreet
    224         NCCI     Iron Mountain                       1320 East Avenue Q
    229        LaSalle   Corder Ridge Apartments             103 LaClaire Drive
    231         JPMCB    Twin Cedars                         1830 20th Avenue Drive NE
    233         NCCI     Beverly Terrace                     144 South Union Place
    234         NCCI     Shadow Brook                        12036 Hart Street
    237        LaSalle   Libby Aurora MHC                    23381 Aurora Road
    238         NCCI     Hermitage MHCs                      725 Dutch Lane,1770 & 1870 Pine Hollow Road
    240        LaSalle   Walnut Harbor Townhomes             4138 Bristol Highway




                                                                         NUMBER OF    PROPERTY                 PROPERTY
LOAN #    CITY              STATE       ZIP CODE      COUNTY             PROPERTIES   TYPE                     SUBTYPE
------    ----              -----       --------      ------             ----------   ----                     -------

  11      Novi                MI          48377       Oakland                1        Multifamily              Garden
  14      Buford              GA          30519       Gwinnett               1        Multifamily              Garden
  20      Davenport           FL          33897       Polk                   1        Manufactured Housing     Manufactured Housing
  21      Plano               TX          75024       Collin                 1        Multifamily              Garden
  25      West Covina         CA          91790       Los Angeles            1        Multifamily              Garden
  28      Phoenix             AZ          85033       Maricopa               1        Multifamily              Garden
  40      Buena Park          CA          90621       Orange                 1        Multifamily              Garden
  46      Anchorage           AK          99507       Anchorage              1        Manufactured Housing     Manufactured Housing
  50      Fair Oaks           CA          95628       Sacramento             1        Multifamily              Garden
  53      Brunswick           OH          44212       Medina                 1        Multifamily              Garden
  59      Pacoima             CA          91331       Los Angeles            1        Multifamily              Garden
  61      Holt                MI          48842       Ingham                 1        Multifamily              Garden
  65      Erie                PA          16506       Erie                   1        Multifamily              Garden
  66      Jackson             MS          39206       Hinds                  1        Multifamily              Garden
  67      Panorama            CA          91406       Los Angeles            1        Multifamily              Garden
  68      Houston             TX          77042       Harris                 1        Multifamily              Garden
  69      Henderson           NV          89015       Clark                  1        Multifamily              Garden
  74      Lakeland            FL          33801       Polk                   1        Manufactured Housing     Manufactured Housing
  75      Deland              FL          32724       Volusia                1        Manufactured Housing     Manufactured Housing
  77      Oklahoma City       OK          73170       Cleveland              1        Multifamily              Garden
  81      Hawthorne           CA          90250       Los Angeles            1        Multifamily              Garden
  84      Waterbury           CT          06704       New Haven              1        Multifamily              Mid/High Rise
  86      Hesperia            CA          92345       San Bernardino         1        Multifamily              Garden
  87      Madison             WI          53705       Dane                   1        Multifamily              Garden
  88      Pascagoula          MS          39581       Jackson                1        Multifamily              Garden
  90      Las Vegas           NV     89104 and 89115  Clark                  1        Manufactured Housing     Manufactured Housing
  92      Phoenix             AZ          85022       Maricopa               1        Manufactured Housing     Manufactured Housing
  94      Phoenix             AZ          85021       Maricopa               1        Multifamily              Garden
 100      Bonaire             GA          31005       Houston                1        Multifamily              Garden
 104      Columbus            IN          47201       Bartholomew            1        Multifamily              Garden
 106      San Francisco       CA          94109       San Francisco          1        Multifamily              Mid/High Rise
 112      Guymon              OK          73942       Texas                  1        Multifamily              Garden
 113      King of Prussia     PA          19406       Montgomery             1        Multifamily              Mid/High Rise
 114      Ontario             CA          91764       San Bernardino         1        Multifamily              Garden
 118      Plymouth            MI          48170       Wayne                  1        Multifamily              Garden
 121      Englewood           OH          45322       Montgomery             1        Multifamily              Garden
 125      Gastonia            NC          28054       Gaston                 1        Multifamily              Garden
 126      Ontario             CA     91761 and 91762  San Bernardino         1        Multifamily              Garden
 133      Sherman             TX          75090       Grayson                1        Multifamily              Garden
 135      Palm Harbor         FL          34684       Pinellas               1        Manufactured Housing     Manufactured Housing
 141      Redwood City        CA          94063       San Mateo              1        Multifamily              Garden
 142      Charlotte           NC          28273       Mecklenburg            1        Multifamily              Garden
 148      Fontana             CA          92335       Riverside              1        Multifamily              Garden
 151      Des Moines          WA          98198       King                   1        Multifamily              Garden
 156      Hilton              NY          14468       Monroe                 1        Multifamily              Garden
 163      Wilmington          CA          90744       Los Angeles            1        Multifamily              Garden
 167      Orlando             FL          32807       Orange                 1        Multifamily              Garden
 168      Long Beach          CA          90805       Los Angeles            1        Multifamily              Garden
 178      Phoenix             AZ          85014       Maricopa               1        Multifamily              Garden
 182      Oak Harbor          WA          98277       Island                 1        Manufactured Housing     Manufactured Housing
 183      Fontana             CA          92335       San Bernardino         1        Multifamily              Garden
 184      Fayetteville        NC          28311       Cumberland             1        Multifamily              Garden
 187      Valley Village      CA          91607       Los Angeles            1        Multifamily              Garden
 191      Palmdale            CA          93550       Los Angeles            1        Multifamily              Garden
 193      North Hollywood     CA          91605       Los Angeles            1        Multifamily              Garden
 195      Reseda              CA          91335       Los Angeles            1        Multifamily              Garden
 198      Los Angeles         CA          90065       Los Angeles            1        Multifamily              Garden
 200      Huntsville          AL          35805       Madison                1        Manufactured Housing     Manufactured Housing
 203      Greenfield          IN          46140       Hancock                1        Multifamily              Garden
 204      Los Angeles         CA          90005       Los Angeles            1        Multifamily              Garden
 205      Belton              SC          29627       Anderson               1        Multifamily              Garden
 207      North Hollywood     CA          91606       Los Angeles            1        Multifamily              Garden
 209      Van Nuys            CA          91406       Los Angeles            1        Multifamily              Garden
 211      Phenix City         AL          36867       Russell                1        Multifamily              Garden
 212      Los Angeles         CA          90005       Los Angeles            1        Multifamily              Garden
 213      Waco                TX          76710       McLennan               1        Multifamily              Garden
 214      San Antonio         TX          78228       Bexar                  1        Multifamily              Garden
 219      North Hills         CA          91343       Los Angeles            1        Multifamily              Garden
 221      North Hills         CA          91343       Los Angeles            1        Multifamily              Garden
 224      Palmdale            CA          93550       Los Angeles            1        Multifamily              Garden
 229      Warner Robins       GA          31088       Houston                1        Multifamily              Garden
 231      Hickory             NC          28601       Catawba                1        Multifamily              Garden
 233      Los Angeles         CA          90026       Los Angeles            1        Multifamily              Garden
 234      North Hollywood     CA          91605       Los Angeles            1        Multifamily              Garden
 237      Bedford Heights     OH          44146       Cuyahoga               1        Manufactured Housing     Manufactured Housing
 238      Hermitage           PA          16148       Mercer                 1        Manufactured Housing     Manufactured Housing
 240      Johnson City        TN          37601       Washington             1        Multifamily              Garden




                                                                 PAD                       STUDIO
                                                         ---------------------    -------------------------
               CURRENT       LOAN                           NO. OF    AVERAGE       NO. OF         AVERAGE
LOAN #       BALANCE ($)     GROUP    TOTAL SF/UNITS          PADS   PAD RENT      STUDIOS     STUDIO RENT
------       -----------     -----    --------------          ----   --------      -------     -----------

  11          35,400,000.00    1                 260             0          0            0               0
  14          29,600,000.00    2                 464             0          0            0               0
  20          21,400,000.00    1                 481           481        342            0               0
  21          21,200,000.00    2                 342             0          0            0               0
  25          16,963,081.02    2                 188             0          0            0               0
  28          15,165,934.07    2                 399             0          0            0               0
  40          11,600,000.00    2                 187             0          0           96             725
  46          10,900,000.00    2                 366           366        346            0               0
  50           9,400,000.00    1                  76             0          0            0               0
  53           9,000,000.00    2                 216             0          0            0               0
  59           8,250,000.00    2                  95             0          0            5             755
  61           7,500,000.00    2                  85             0          0            0               0
  65           7,200,000.00    1                 100             0          0            0               0
  66           6,880,000.00    2                 175             0          0            0               0
  67           6,800,000.00    2                 123             0          0           21             695
  68           6,750,000.00    2                 128             0          0            0               0
  69           6,700,000.00    2                 120             0          0            0               0
  74           6,445,000.00    2                 340           340        250            0               0
  75           6,400,000.00    1                 244           244        291            0               0
  77           6,200,000.00    2                 177             0          0            0               0
  81           6,150,000.00    2                  91             0          0            4             650
  84           6,000,000.00    2                 165             0          0            0               0
  86           5,960,000.00    2                 100             0          0            0               0
  87           5,940,000.00    2                 114             0          0            1             455
  88           5,835,565.31    2                 184             0          0            0               0
  90           5,736,951.04    2                 651           651        396            0               0
  92           5,450,000.00    2                 139           139        413            0               0
  94           5,100,000.00    2                 150             0          0           32             412
 100           4,800,000.00    2                 120             0          0            0               0
 104           4,447,798.68    2                 140             0          0            0               0
 106           4,400,000.00    2                  34             0          0           17             621
 112           4,031,537.27    2                 144             0          0            0               0
 113           4,000,000.00    2                  73             0          0            8             689
 114           3,920,000.00    2                  38             0          0            0               0
 118           3,840,000.00    2                 104             0          0            0               0
 121           3,788,600.86    2                 145             0          0            0               0
 125           3,716,293.49    2                 108             0          0            0               0
 126           3,680,000.00    2                  36             0          0            0               0
 133           3,468,673.28    2                 248             0          0            0               0
 135           3,443,032.32    1                 165           165        321            0               0
 141           3,237,000.00    2                  33             0          0            0               0
 142           3,236,771.74    2                  72             0          0            0               0
 148           3,080,000.00    2                  50             0          0            0               0
 151           3,000,000.00    2                  77             0          0            0               0
 156           2,855,000.00    2                  40             0          0            0               0
 163           2,760,000.00    2                  40             0          0            4             650
 167           2,694,271.44    2                  88             0          0            0               0
 168           2,675,000.00    2                  32             0          0            1             795
 178           2,500,000.00    2                  74             0          0           17             506
 182           2,465,000.00    2                  88            88        358            0               0
 183           2,400,000.00    2                  28             0          0            0               0
 184           2,397,767.68    2                  57             0          0            0               0
 187           2,375,000.00    2                  30             0          0            0               0
 191           2,240,000.00    2                  34             0          0            0               0
 193           2,200,000.00    2                  23             0          0            0               0
 195           2,120,000.00    2                  35             0          0            5             695
 198           2,000,000.00    2                  24             0          0            0               0
 200           1,995,314.06    2                 167           167        179            0               0
 203           1,940,000.00    2                  60             0          0            0               0
 204           1,930,000.00    2                  24             0          0            0               0
 205           1,920,000.00    2                  64             0          0            0               0
 207           1,860,000.00    2                  20             0          0            0               0
 209           1,830,000.00    2                  37             0          0            0               0
 211           1,794,722.72    2                  34             0          0            0               0
 212           1,790,000.00    2                  19             0          0            2             695
 213           1,758,216.54    2                 113             0          0            0               0
 214           1,722,540.20    2                  97             0          0            0               0
 219           1,600,000.00    2                  32             0          0            0               0
 221           1,540,000.00    2                  27             0          0            1             675
 224           1,460,000.00    2                  24             0          0            0               0
 229           1,287,239.68    2                  40             0          0            0               0
 231           1,258,789.67    2                  36             0          0            0               0
 233           1,232,000.00    2                  13             0          0            0               0
 234           1,220,000.00    2                  20             0          0            0               0
 237           1,128,882.25    2                  93            93        212            0               0
 238           1,098,483.63    1                 122           122        171            0               0
 240             998,116.67    2                  19             0          0            0               0




                   ONE BEDROOM                 TWO BEDROOM                THREE BEDROOM                FOUR BEDROOM
             ------------------------     -----------------------     -----------------------     ------------------------
                  No. of     Average          No. of     Average           No. of    Average           No. of     Average
   Loan #     1-BR Units   1-BR Rent      2-BR Units   2-BR Rent       3-BR Units  3-BR Rent       4-BR Units   4-BR Rent
   ------     ----------   ---------      ----------   ---------       ----------  ---------       ----------   ---------

     11               54       1,232             164       1,437               42      1,695                0           0
     14              166         863             252       1,025               46      1,283                0           0
     20                0           0               0           0                0          0                0           0
     21              194         705             116         868               32      1,180                0           0
     25              144         798              44         949                0          0                0           0
     28              120         499             279         603                0          0                0           0
     40               90         792               1       1,125                0          0                0           0
     46                0           0               0           0                0          0                0           0
     50               42         987              28       1,385                6      1,583                0           0
     53              106         569             110         639                0          0                0           0
     59               10         940              78       1,120                2      1,325                0           0
     61               15         819              45       1,108               25      1,335                0           0
     65               36         751              64         895                0          0                0           0
     66                0           0             123         582               52        689                0           0
     67               85         820              17       1,045                0          0                0           0
     68               56         697              60         903               12      1,087                0           0
     69                0           0             104         780               16        910                0           0
     74                0           0               0           0                0          0                0           0
     75                0           0               0           0                0          0                0           0
     77               65         456             112         521                0          0                0           0
     81               86         825               1         950                0          0                0           0
     84              165         684               0           0                0          0                0           0
     86               28         625              72         683                0          0                0           0
     87               71         656              42         795                0          0                0           0
     88               48         484              88         548               48        631                0           0
     90                0           0               0           0                0          0                0           0
     92                0           0               0           0                0          0                0           0
     94               62         482              56         607                0          0                0           0
    100               56         538              56         609                8        740                0           0
    104               17         530              91         611               24        670                8         730
    106                2       1,850              14       1,933                1      2,300                0           0
    112               64         409              72         510                8        632                0           0
    113               28         773              37         890                0          0                0           0
    114                0           0              13         940               16      1,032                9       1,097
    118               65         600              39         670                0          0                0           0
    121               89         519              44         607               12        695                0           0
    125                0           0              72         519               36        619                0           0
    126                0           0              12         975               24      1,025                0           0
    133               32         356             144         451               72        497                0           0
    135                0           0               0           0                0          0                0           0
    141               26         950               7       1,200                0          0                0           0
    142                0           0              48         619               24        749                0           0
    148               10         685              40         780                0          0                0           0
    151               32         598              21         738               24        912                0           0
    156                0           0              40         875                0          0                0           0
    163               32         795               4         975                0          0                0           0
    167               32         565              56         670                0          0                0           0
    168                4         795              22         935                5      1,100                0           0
    178               57         626               0           0                0          0                0           0
    182                0           0               0           0                0          0                0           0
    183                0           0              16         899               12      1,039                0           0
    184                3         565              54         470                0          0                0           0
    187               12         895              18       1,150                0          0                0           0
    191                9         675              25         795                0          0                0           0
    193                0           0              23       1,025                0          0                0           0
    195               26         860               4       1,095                0          0                0           0
    198                0           0              24         875                0          0                0           0
    200                0           0               0           0                0          0                0           0
    203                8         525              46         570                6        720                0           0
    204               21         875               3       1,175                0          0                0           0
    205               24         449              16         485               24        596                0           0
    207                7         825              11         930                2      1,225                0           0
    209               36         795               1       1,050                0          0                0           0
    211                0           0              18         635               16        755                0           0
    212                6         875              11       1,190                0          0                0           0
    213              104         384               9         499                0          0                0           0
    214                4         425              93         525                0          0                0           0
    219               10         850              22       1,020                0          0                0           0
    221               18         825               8         995                0          0                0           0
    224               10         675              14         756                0          0                0           0
    229                0           0               8         550               32        600                0           0
    231                0           0              24         529               12        637                0           0
    233                3         875              10       1,175                0          0                0           0
    234               16         675               3       1,050                1      1,300                0           0
    237                0           0               0           0                0          0                0           0
    238                0           0               0           0                0          0                0           0
    240                0           0              18         747                1        800                0           0




                             UTILITIES                       ELEVATOR
   LOAN #                   TENANT PAYS                      PRESENT
   ------                   -----------                      -------

     11                       Electric                          No
     14                       Electric                          No
     20                         None                           NAP
     21                Electric, Water, Sewer                   No
     25                       Electric                          No
     28             Electric, Gas, Water, Sewer                 No
     40                       Electric                          No
     46                         None                           NAP
     50                       Electric                          No
     53                    Electric, Gas                        No
     59                    Electric, Gas                        No
     61             Electric, Gas, Water, Sewer                 No
     65                    Electric, Gas                        No
     66                    Electric, Gas                        No
     67                       Electric                          No
     68             Water, Sewer, Gas, Electric                 No
     69                       Electric                          No
     74                         None                           NAP
     75                         None                           NAP
     77                       Electric                          No
     81                    Electric, Gas                       Yes
     84                         None                           Yes
     86                    Electric, Gas                        No
     87                     Water, Sewer                       Yes
     88                       Electric                          No
     90                         None                           NAP
     92                         None                           NAP
     94                Electric, Water, Sewer                   No
    100                    Electric, Gas                        No
    104                    Electric, Gas                        No
    106                       Electric                         Yes
    112                       Electric                          No
    113                       Electric                         Yes
    114                    Electric, Gas                        No
    118                       Electric                          No
    121                     Water, Sewer                        No
    125                       Electric                          No
    126                    Electric, Gas                        No
    133                    Electric, Gas                        No
    135                         None                           NAP
    141                         None                            No
    142                Electric, Water, Sewer                  NAP
    148                       Electric                          No
    151                Electric, Water, Sewer                   No
    156             Electric, Gas, Water, Sewer                 No
    163                       Electric                          No
    167                       Electric                          No
    168                       Electric                          No
    178                         None                            No
    182                         None                           NAP
    183                    Electric, Gas                        No
    184                         None                            No
    187                    Electric, Gas                        No
    191                    Electric, Gas                        No
    193                    Electric, Gas                        No
    195                    Electric, Gas                        No
    198                    Electric, Gas                        No
    200                Electric, Water, Sewer                  NAP
    203                       Electric                          No
    204                    Electric, Gas                       Yes
    205                       Electric                          No
    207                    Electric, Gas                        No
    209                       Electric                          No
    211                       Electric                          No
    212                    Electric, Gas                       Yes
    213                       Electric                          No
    214                    Electric, Gas                        No
    219                    Electric, Gas                        No
    221                       Electric                          No
    224                    Electric, Gas                        No
    229                       Electric                          No
    231                Electric, Water, Sewer                   No
    233                    Electric, Gas                        No
    234                    Electric, Gas                        No
    237             Electric, Gas, Water, Sewer                NAP
    238                         None                           NAP
    240                       Electric                          No


                                                                         ANNEX C
AUGUST 5, 2005                                                   JPMCC 2005-LDP3

                      STRUCTURAL AND COLLATERAL TERM SHEET

                           --------------------------

                                 $1,578,460,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2005-LDP3

                          --------------------------

                            JPMORGAN CHASE BANK, N.A.

                        LASALLE BANK NATIONAL ASSOCIATION

                          NOMURA CREDIT & CAPITAL, INC.

                              Mortgage Loan Sellers

JPMORGAN                      ABN AMRO INCORPORATED                      NOMURA
                           CREDIT SUISSE FIRST BOSTON

The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A., LaSalle Bank National Association, and Nomura Credit & Capital, Inc.
(the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein supersedes any previous such information delivered to you. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials'
appropriateness in any particular context; or as to whether the Computational
Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., ABN AMRO
Incorporated, Nomura Securities International, Inc. and Credit Suisse First
Boston LLC (the "Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3



---------------------------------------------------------------------------------------------------------------
                                                KEY FEATURES
---------------------------------------------------------------------------------------------------------------

CO-LEAD MANAGERS:          J.P. Morgan Securities Inc. (Joint Bookrunner)
                           Nomura Securities International, Inc. (Joint Bookrunner)
                           ABN AMRO Incorporated
CO-MANAGERS:               Credit Suisse First Boston LLC
MORTGAGE LOAN SELLERS:     JPMorgan Chase Bank, N.A. (38.3%)
                           LaSalle Bank National Association (33.4%)
                           Nomura Credit & Capital, Inc. (28.3%)
MASTER SERVICER:           GMAC Commercial Mortgage Corporation
SPECIAL SERVICER:          CWCapital Asset Management LLC
TRUSTEE:                   Wells Fargo Bank, N.A.
FISCAL AGENT:              LaSalle Bank National Association
RATING AGENCIES:           Moody's Investors Service, Inc.
                           Standard & Poor's
PAYING DATE:               On or about August 17, 2005
CLOSING DATE:              On or about August 24, 2005
CUT-OFF DATE:              With respect to each mortgage loan, the related due date of such mortgage loan in
                           August 2005, or with respect to those loans which have their first payment date in either September or October 2005, the origination date.
DISTRIBUTION DATE:         15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in September 2005
PAYMENT DELAY:             15 days and with respect to the Class A-4FL Certificates, none
TAX STATUS:                REMIC
ERISA CONSIDERATION:       It is expected that the Offered Certificates will be ERISA eligible
OPTIONAL TERMINATION:      1.0% (Clean-up Call)
MINIMUM DENOMINATIONS:     $10,000 ($1,000,000 in the case of Class X-2)
SETTLEMENT TERMS:          DTC, Euroclear and Clearstream Banking




---------------------------------------------------------------------------------------------------------------
                                        COLLATERAL CHARACTERISTICS
---------------------------------------------------------------------------------------------------------------
COLLATERAL CHARACTERISTICS                                MORTGAGE LOANS       LOAN GROUP 1       LOAN GROUP 2
--------------------------                                --------------       ------------       -------------

INITIAL POOL BALANCE (IPB):                               $2,076,723,076      $1,742,002,009      $334,721,068
NUMBER OF MORTGAGE LOANS:                                            240                 170                70
NUMBER OF MORTGAGED PROPERTIES:                                      253                 183                70
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:               $8,653,013         $10,247,071        $4,781,730
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $8,208,392          $9,519,137        $4,781,730
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                     5.16892%            5.16582%          5.18501%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:(1)                         1.63x               1.68x             1.39x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):(1)               69.6%               68.7%             74.0%
WEIGHTED AVERAGE MATURITY DATE LTV(1),(2):                          62.0%               61.6%             64.3%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(3):             106                 105               113
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(4):             354                 353               357
WEIGHTED AVERAGE SEASONING (MONTHS):                                   1                   1                 1
10 LARGEST MORTGAGE LOANS AS % OF IPB:                              33.1%               39.7%             40.9%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                            7.2%                8.5%              0.0%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                            10.5%               12.5%              0.0%


----------

(1) Includes the principal balance and debt service payments of the Universal
    Hotel Portfolio Pari Passu Companion Notes, but excludes the principal balance and debt service payments relating to any subordinate companion notes.

(2) Excludes the fully amortizing mortgage loans.

(3) Calculated with respect to the respective Anticipated Repayment Date for the
    ARD Loans.

(4) Excludes mortgage loans that are interest only for the entire term.

                                    2 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3



----------------------------------------------------------------------------------------------------------------------
                                        APPROXIMATE SECURITIES STRUCTURE
----------------------------------------------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

           EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT     EXPECTED WEIGHTED      EXPECTED PAYMENT
 CLASS       (MOODY'S/S&P)            AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
----------------------------------------------------------------------------------------------------------------------

 A-1           Aaa/AAA               $64,767,000          20.000%               2.68               09/05 - 05/10
 A-2           Aaa/AAA              $242,543,000          20.000%               4.89               06/10 - 08/10
 A-3           Aaa/AAA              $269,597,000          20.000%               7.05               06/12 - 05/13
 A-4A          Aaa/AAA              $567,891,000          30.000%               9.84               02/15 - 07/15
 A-4B          Aaa/AAA               $56,128,000          20.000%               9.89               07/15 - 07/15
 A-4FL         Aaa/AAA               $25,000,000          20.000%               9.89               07/15 - 07/15
 A-SB          Aaa/AAA              $100,731,000          20.000%               7.09               05/10 - 02/15
 A-J           Aaa/AAA              $155,754,000          12.500%               9.98               08/15 - 08/15
 X-2           Aaa/AAA            $2,030,476,000            N/A                 5.35               09/05 - 08/12
 B              Aa2/AA               $38,939,000          10.625%               9.98               08/15 - 08/15
 C             Aa3/AA-               $18,171,000           9.750%               9.98               08/15 - 08/15
 D               A2/A                $38,939,000           7.875%               9.98               08/15 - 08/15
----------------------------------------------------------------------------------------------------------------------


PRIVATELY OFFERED CLASSES
-------------------------



----------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS        APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS       (MOODY'S/S&P)         FACE AMOUNT(1)    (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
----------------------------------------------------------------------------------------------------------------------

 X-1              Aaa/AAA          $2,076,723,076            N/A                   N/A                    N/A
 A-1A             Aaa/AAA            $334,721,000          20.000%                 N/A                    N/A
 E                 A3/A-              $18,171,000           7.000%                 N/A                    N/A
 F               Baa1/BBB+            $28,555,000           5.625%                 N/A                    N/A
 G                Baa2/BBB            $20,767,000           4.625%                 N/A                    N/A
 H               Baa3/BBB-            $25,959,000           3.375%                 N/A                    N/A
 J                Ba1/BB+             $10,384,000           2.875%                 N/A                    N/A
 K                 Ba2/BB             $10,383,000           2.375%                 N/A                    N/A
 L                Ba3/BB-              $7,788,000           2.000%                 N/A                    N/A
 M                 B1/B+               $2,596,000           1.875%                 N/A                    N/A
 N                  B2/B               $7,788,000           1.500%                 N/A                    N/A
 O                 B3/B-               $5,192,000           1.250%                 N/A                    N/A
 NR                NR/NR              $25,959,076            N/A                   N/A                    N/A
----------------------------------------------------------------------------------------------------------------------


(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4A, Class A-4B, Class A-4FL, Class A-SB and Class A-1A
     certificates are represented in the aggregate. Additionally, the credit support percentages set forth for Class A-4A certificates reflect the credit support provided by the Class A-4B and Class A-4FL certificates.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o  For the purposes of making distributions to the Class A-1, A-2, A-3, A-4A,
   A-4B, A-SB and A-1A Certificates and the A-4FL Regular Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1"
   and "Loan Group 2"). Generally, interest and principal distributions on the
   Class A-1, A-2, A-3, A-4A, A-4B and A-SB Certificates and the A-4FL Regular
   Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o  Interest payments will be made concurrently to the Class A-1, A-2, A-3, A-4A,
   A-4B, A-SB and A-1A Certificates and the A-4FL Regular Interest (pro rata to the Class A-1, A-2, A-3, A-4A, A-4B and A-SB Certificates and the A-4FL
   Regular Interest (and the fixed interest payment on the Class A-4FL Regular
   Interest will be converted under a swap contract to a floating interest payment to the Class A-4FL Certificates as described in the prospectus supplement), from Loan Group 1, and to the Class A-1A Certificates from Loan
   Group 2, the foregoing classes, collectively, the "Class A Certificates"),
   Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2
   Certificates), interest will be paid sequentially to the Class A-J, B, C, D,
   E, F, G, H, J, K, L, M, N, O and NR Certificates. Interest amounts allocable to the Class A-4A and Class A-4B Certificates and the Class A-4FL Regular
   Interest will be distributed (i) first to the Class A-4A Certificates, in the amount of its interest entitlement, and (ii) then to interest on the Class
   A-4B Certificates and the Class A-4FL Regular Interest, pro rata, in the amount of their respective interest entitlements.

o  The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4A,
   Class A-4B, A-SB, Class A-1A, Class A-J, Class B, Class C, Class D, Class E,
   Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
   O and Class NR Certificates and the Class A-4FL Regular Interest will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii)
   above less a specified percentage. In the aggregate, the Class X-1 and Class
   X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o  The pass-through rate on the Class A-4FL Certificates will be based on LIBOR plus a specified percentage; provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2
   LIBOR business days before the start of the Class A-4FL accrual period. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-4FL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates on the mortgage loans. See "Description of the Swap Contract--The Swap Contract"
   in the prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-4FL Certificates. See "Certain ERISA
   Considerations" in the prospectus supplement.

o  All Classes, except for the Class A-4FL Certificates, will accrue interest on a 30/360 basis. The Class A-4FL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-4FL
   Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates on the mortgage loans), interest will accrue on a 30/360 basis.

o  Generally, the Class A-1, A-2, A-3, A-4A, A-4B and A-SB Certificates and the
   Class A-4FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan
   Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4B and
   Class A-SB Certificates and the Class A-4FL Regular Interest have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-J Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4A, A-4B, A-SB and A-1A Certificates and
   the Class A-4FL Regular Interest on a pro rata basis; provided that amounts allocable to the Class A-4A and A-4B Certificates and the Class A-4FL Regular
   Interest will be distributed (i) first, to the Class A-4A Certificates, in the amount of its entitlement, and (ii) then, pro rata, to the Class A-4B
   Certificates and the Class A-4FL Regular Interest, in the amount of their respective entitlements. Principal will generally be distributed on each
   Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the distributions with respect to the Class A-4B
   Certificates and Class A-4FL Regular Interest will be made pro rata and except that the Class A-SB Certificates are entitled to certain priority with respect to their certificate balance being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1, A-2, A-3, A-4A, A-4B, A-SB and A-1A
   Certificates and the Class A-4FL Regular Interest have been reduced to zero, principal payments will be paid sequentially to the Class A-J, B, C, D, E, F,
   G, H, J, K, L, M, N, O and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2
   Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.
--------------------------------------------------------------------------------

                                    4 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

o  Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates, and then, pro rata, to the Class A-1, Class
   A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A
   Certificates and the Class A-4FL Regular Interest (without regard to loan group); provided that losses allocable to the Class A-4A, Class A-4B
   Certificates and the Class A-4FL Regular Interest will be allocated (i)
   first, pro rata, to the Class A-4B Certificates and the Class A-4FL Regular
   Interest, and (ii) then to the Class A-4A Certificates.

o  Yield Maintenance Charges calculated by reference to a U.S. Treasury rate or amounts that are calculated as the greater of a fixed percentage or by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates (other than the Class A-4FL Certificates and the Class X-2 Certificates), the Class A-4FL Regular Interest and the
   Class A-1A, E, F, G and H Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-4FL
   Certificates and the Class X-2 Certificates), the Class A-4FL Regular
   Interest and the Class A-1A, E, F, G and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class
   A-1, A-2, A-3, A-4A, A-4B, A-SB and A-1A Certificates and the Class A-4FL
   Regular Interest) on each Distribution Date, an amount of Yield Maintenance
   Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield
   Maintenance Charges payable to the Class A-4FL Regular Interest will be paid to the Swap Counterparty.



              Group Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
     YM    x  -----------------------------  x  ---------------------------------------------
   Charge      Group Total Principal Paid         (Mortgage Rate on Loan - Discount Rate)


o  Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

o  The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the Special Servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
   Advance will be reduced in proportion to such adjustment.

                                    5 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                             CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
RANGE OF                          NUMBER        PRINCIPAL        % OF      WA        WA UW
PRINCIPAL BALANCES                OF LOANS       BALANCE         IPB      LTV        DSCR
-------------------------------------------------------------------------------------------

$998,117 - $2,999,999                89        $184,805,681       8.9%    71.2%      1.39x
$3,000,000 - $3,999,999              38         132,134,432       6.4     72.6%      1.39x
$4,000,000 - $4,999,999              17          75,475,584       3.6     71.9%      1.51x
$5,000,000 - $6,999,999              31         188,385,221       9.1     71.2%      1.57x
$7,000,000 - $9,999,999              19         162,358,456       7.8     69.4%      1.61x
$10,000,000 - $14,999,999            18         223,621,547      10.8     70.7%      1.52x
$15,000,000 - $24,999,999            11         207,457,342      10.0     69.0%      1.83x
$25,000,000 - $49,999,999            12         419,815,690      20.2     74.1%      1.44x
$50,000,000 - $149,999,999            4         307,858,541      14.8     58.1%      2.33x
$150,000,000 - $174,810,583           1         174,810,583       8.4     71.4%      1.34x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             240      $2,076,723,076     100.0%    69.6%      1.63x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:                        $8,653,013
AVERAGE BALANCE PER PROPERTY:                    $8,208,392
-------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------
                                  MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
RANGE OF MORTGAGE             NUMBER        PRINCIPAL          % OF      WA         WA UW
INTEREST RATES               OF LOANS        BALANCE           IPB       LTV         DSCR
-------------------------------------------------------------------------------------------

4.4500% - 4.9999%                 21     $  575,612,434        27.7%    59.9%        2.22x
5.0000% - 5.4999%                157      1,239,653,891        59.7     73.2%        1.41x
5.5000% - 5.9999%                 58        243,172,424        11.7     74.5%        1.36x
6.0000% - 6.3250%                  4         18,284,326         0.9     66.6%        1.51x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          240     $2,076,723,076       100.0%    69.6%        1.63x
-------------------------------------------------------------------------------------------
WA INTEREST RATE:             5.1682%
-------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------
                         ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
 RANGE OF ORIGINAL             NUMBER       PRINCIPAL            % OF      WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS       BALANCE             IPB       LTV         DSCR
-------------------------------------------------------------------------------------------

60                               20        $269,685,612          13.0%    61.9%       2.24x
61 - 84                           4         248,119,124          11.9     72.9%       1.32x
85 - 120                        213       1,552,925,621          74.8     70.4%       1.58x
121 - 180                         2           3,221,254           0.2     65.5%       1.33x
181 - 204                         1           2,771,465           0.1     57.5%       1.36x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         240      $2,076,723,076         100.0%    69.6%       1.63x
-------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:          107
-------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                               NUMBER          PRINCIPAL        % OF        WA       WA UW
GEOGRAPHIC LOCATION        OF PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

CALIFORNIA                       61         $447,792,814        21.6%      68.0%      1.72x
  Southern                       53          358,942,358        80.2       68.6%      1.68x
  Northern                        8           88,850,455        19.8       65.5%      1.89x
TEXAS                            22          231,213,465        11.1       72.1%      1.49x
CONNECTICUT                       7          211,788,037        10.2       71.8%      1.36x
FLORIDA                          18          195,083,764         9.4       62.7%      2.60x
MICHIGAN                         10          157,188,217         7.6       77.5%      1.29x
NEW YORK                         10          119,708,086         5.8       71.7%      1.46x
OTHER                           125          713,948,693         0.3       68.9%      1.54x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         253       $2,076,723,076       100.0%      69.6%      1.63x
-------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
RANGE OF                       NUMBER       PRINCIPAL           % OF       WA          WA UW
UW DSCR                       OF LOANS       BALANCE             IPB      LTV          DSCR
-------------------------------------------------------------------------------------------------

1.20X - 1.29X                    78        $608,131,608          29.3%    76.3%        1.25x
1.30X - 1.39X                    49         455,483,885          21.9     74.0%        1.33x
1.40X - 1.49X                    52         363,245,762          17.5     73.2%        1.45x
1.50X - 1.69X                    35         207,327,696          10.0     69.4%        1.57x
1.70X - 1.99X                     9         179,596,873           8.6     54.5%        1.89x
2.00X - 2.99X                    12         125,260,047           6.0     57.0%        2.39x
3.00X - 5.64X                     5         137,677,206           6.6     46.8%        3.84x
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         240      $2,076,723,076         100.0%    69.6%        1.63x
-------------------------------------------------------------------------------------------------
WA UW DSCR:                    1.63X
-------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER        PRINCIPAL           % OF       WA         WA UW
TERMS TO MATURITY            OF LOANS        BALANCE             IPB       LTV        DSCR
------------------------------------------------------------------------------------------------

57 - 60                          20        $269,685,612          13.0%    61.9%        2.24x
61 - 84                           4         248,119,124          11.9     72.9%        1.32x
85 - 120                        213       1,552,925,621          74.8     70.4%        1.58x
121 - 180                         2           3,221,254           0.2     65.5%        1.33x
181 - 203                         1           2,771,465           0.1     57.5%        1.36x
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         240      $2,076,723,076         100.0%    69.6%        1.63x
------------------------------------------------------------------------------------------------
WA REMAINING TERM:              106
------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------
                                          PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF     PRINCIPAL         % OF        WA       WA UW
PROPERTY TYPE               SUB PROPERTY TYPE   PROPERTIES      BALANCE          IPB        LTV        DSCR
--------------------------------------------------------------------------------------------------------------

OFFICE                  Suburban                    42        $441,907,043       21.3%      71.3%      1.51x
                        CBD                         11         249,000,108       12.0       68.6%      1.60x
                          Subtotal                  53        $690,907,151       33.3%      70.3%      1.54x
--------------------------------------------------------------------------------------------------------------
RETAIL                  Anchored                    33        $501,317,212       24.1%      70.9%      1.48x
                        Unanchored                  25          83,183,132        4.0       70.6%      1.41x
                        Shadow Anchored             16          64,301,640        3.1       74.5%      1.36x
                          Subtotal                  74        $648,801,984       31.2%      71.2%      1.46x
--------------------------------------------------------------------------------------------------------------
MULTIFAMILY             Garden                      63        $338,199,920       16.3%      76.2%      1.32x
                        Mid/High Rise                3          14,400,000        0.7       64.2%      1.44x
                          Subtotal                  66        $352,599,920       17.0%      75.7%      1.33x
--------------------------------------------------------------------------------------------------------------
HOTEL                   Full Service                 5        $188,990,255        9.1%      50.2%      2.87x
--------------------------------------------------------------------------------------------------------------
SELF STORAGE            Self Storage                30         $78,913,199        3.8%      65.0%      2.32x
--------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING    Manufactured Housing        11         $66,462,663        3.2%      71.2%      1.69x
--------------------------------------------------------------------------------------------------------------
INDUSTRIAL              Warehouse                    6         $26,434,304        1.3%      70.0%      1.51x
                        Flex                         8          23,613,600        1.1       76.4%      1.37x
                          Subtotal                  14         $50,047,904        2.4%      73.0%      1.44x
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            253      $2,076,723,076      100.0%      69.6%      1.63x
--------------------------------------------------------------------------------------------------------------

                                    6 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------
                               ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------------------------

RANGE OF ORIGINAL              NUMBER         PRINCIPAL         % OF          WA         WA UW
AMORTIZATION TERM             OF LOANS         BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 120 - 240                         5      $   10,242,203          0.6%       62.4%       1.37x
 241 - 300                        20         138,119,420          8.4        57.2%       1.68x
 301 - 330                         1           6,200,000          0.4        80.3%       1.31x
 331 - 360                       190       1,483,811,406         90.6        73.6%       1.38x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         216      $1,638,373,029        100.0%       72.1%       1.40x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:         354
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                               LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------------------------

RANGE OF                       NUMBER         PRINCIPAL         % OF          WA         WA UW
CUT-OFF LTV                   OF LOANS         BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 22.4% - 50.0%                      9     $  126,423,460          6.1%        43.2%      2.63x
 50.1% - 60.0%                     26        344,334,282         16.6         56.0%      2.51x
 60.1% - 65.0%                     16         64,221,362          3.1         63.0%      1.66x
 65.1% - 70.0%                     34        235,610,959         11.3         67.9%      1.43x
 70.1% - 75.0%                     41        468,719,088         22.6         72.4%      1.34x
 75.1% - 80.0%                    110        813,603,925         39.2         78.5%      1.34x
 80.1% - 80.3%                      4         23,810,000          1.1         80.2%      1.29x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          240     $2,076,723,076        100.0%        69.6%      1.63x
--------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:      69.6%
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                          AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------

                                 NUMBER         PRINCIPAL           % OF          WA         WA UW
AMORTIZED TYPES                OF LOANS          BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 BALLOON LOANS
   BALLOON(2)                      143     $   818,974,088          39.4%        72.1%        1.40x
   PARTIAL INTEREST-ONLY(3)         71         816,727,687          39.3         72.3%        1.40x
   INTEREST-ONLY                    24         438,350,047          21.1         60.0%        2.49x
 SUBTOTAL                          238     $ 2,074,051,823          99.9%        69.6%        1.63x
--------------------------------------------------------------------------------------------------
 FULLY AMORTIZING                    2     $     2,671,254           0.1%        45.2%        1.58x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           240     $ 2,076,723,076         100.0%        69.6%        1.63x
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                     PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------------------------

RANGE OF PARTIAL              NUMBER        PRINCIPAL         % OF           WA         WA UW
INTEREST-ONLY PERIODS        OF LOANS         BALANCE           IPB          LTV          DSCR
--------------------------------------------------------------------------------------------------

 12                               9        $146,382,404         17.5%        70.5%        1.46x
 13 - 24                         27         140,015,000         16.8         77.4%        1.37x
 25 - 36                         18         218,703,000         26.8         73.7%        1.34x
 37 - 48                          1           6,750,000          0.8         78.0%        1.21x
 49 - 60                         16         309,757,283         37.9         69.5%        1.44x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         71        $816,727,687        100.0%        72.3%        1.40x
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                             REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------------------------

RANGE OF REMAINING            NUMBER       PRINCIPAL                     WA       WA UW
AMORTIZATION TERM            OF LOANS       BALANCE        % OF IPB      LTV       DSCR
--------------------------------------------------------------------------------------------------

 120 - 240                        5    $   10,242,203         0.6%      62.4%     1.37x
 241 - 300                       20       138,119,420         8.4       57.2%     1.68x
 301 - 330                        1         6,200,000         0.4       80.3%     1.31x
 331 - 360                      190     1,483,811,406        90.6       73.6%     1.38x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        216    $1,638,373,029       100.0%      72.1%     1.40x
--------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:       353
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                               LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
--------------------------------------------------------------------------------------------------

RANGE OF                                NUMBER       PRINCIPAL       % OF        WA       WA UW
MATURITY LTV                           OF LOANS       BALANCE         IPB        LTV       DSCR
--------------------------------------------------------------------------------------------------

 18.4% - 30.0%                               4   $   34,148,671        1.6%     32.0%     4.40x
 30.1% - 50.0%                              20      151,257,564        7.3      52.2%     1.81x
 50.1% - 60.0%                              69      539,351,002       26.0      61.6%     2.10x
 60.1% - 70.0%                             123    1,046,091,420       50.4      74.6%     1.36x
 70.1% - 80.0%                              22      303,293,565       14.6      79.4%     1.34x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                   238   $2,074,051,823      100.0%     69.6%     1.63x
--------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:       62.0%
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                      YEAR BUILT/RENOVATED(5)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RANGE OF                    NUMBER OF       PRINCIPAL       % OF        WA       WA UW
YEAR BUILT/RENOVATED        PROPERTIES       BALANCE         IPB        LTV       DSCR
--------------------------------------------------------------------------------------------------

 1954 - 1959                      2       $    5,525,000      0.3%    73.9%      1.27x
 1960 - 1969                      4           16,256,983      0.8     54.8%      2.26x
 1970 - 1979                     18           96,596,716      4.7     75.7%      1.32x
 1980 - 1989                     42          292,449,595     14.1     69.0%      1.68x
 1990 - 1999                     59          419,356,079     20.2     70.8%      1.74x
 2000 - 2005                    128        1,246,538,703     60.0     69.0%      1.60x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        253       $2,076,723,076    100.0%    69.6%      1.63x
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                     PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 DEFEASANCE                      217       $1,871,674,458         90.1%        70.9%        1.55x
 YIELD MAINTENANCE                23          205,048,618          9.9         57.2%        2.34x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         240       $2,076,723,076        100.0%        69.6%        1.63x
--------------------------------------------------------------------------------------------------


(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Includes 2 partial interest-only ARD loans representing approximately 2.8%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     7 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------
                                 CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RANGE OF                            NUMBER       PRINCIPAL                     WA       WA UW
PRINCIPAL BALANCES                 OF LOANS       BALANCE        % OF IPB      LTV       DSCR
--------------------------------------------------------------------------------------------------

 $1,060,000 - $2,999,999               57    $  122,857,820         7.1%      69.6%    1.44x
 $3,000,000 - $3,999,999               28        97,167,092         5.6       72.3%    1.45x
 $4,000,000 - $4,999,999               12        53,796,248         3.1       73.4%    1.49x
 $5,000,000 - $6,999,999               17       102,437,704         5.9       69.8%    1.62x
 $7,000,000 - $9,999,999               16       137,608,456         7.9       68.4%    1.66x
 $10,000,000 - $14,999,999             16       201,121,547        11.5       69.9%    1.54x
 $15,000,000 - $24,999,999              8       154,128,327         8.8       66.2%    1.98x
 $25,000,000 - $49,999,999             11       390,215,690        22.4       74.2%    1.45x
 $50,000,000 - $149,999,999             4       307,858,541        17.7       58.1%    2.33x
 $150,000,000 - $174,810,583            1       174,810,583        10.0       71.4%    1.34x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              170    $1,742,002,009       100.0%      68.7%    1.68x
--------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:                       10,247,071
 AVERAGE BALANCE PER PROPERTY:               $    9,519,137
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                  RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE                NUMBER       PRINCIPAL             % OF       WA         WA UW
INTEREST RATES                 OF LOANS        BALANCE               IPB      LTV         DSCR
--------------------------------------------------------------------------------------------------

 4.4500% - 4.9999%                   15     $  527,589,636          30.3%    58.3%        2.29x
 5.0000% - 5.4999%                  104        987,840,782          56.7     73.0%        1.42x
 5.5000% - 5.9999%                   48        214,122,830          12.3     74.9%        1.36x
 6.0000% - 6.2900%                    3         12,448,761           0.7     61.4%        1.53x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            170     $1,742,002,009         100.0%    68.7%        1.68x
--------------------------------------------------------------------------------------------------
 WA INTEREST RATE:               5.1658%
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                          ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER        PRINCIPAL          % OF        WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS         BALANCE            IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------

 60                               18      $  242,650,047          13.9%    60.1%        2.31x
 61 - 84                           2         239,669,124          13.8     73.0%        1.33x
 85 - 120                        147       1,253,690,119          72.0     69.6%        1.62x
 121 - 180                         2           3,221,254           0.2     65.5%        1.33x
 181 - 204                         1           2,771,465           0.2     57.5%        1.36x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         170      $1,742,002,009         100.0%    68.7%        1.68x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          106
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                  GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                NUMBER          PRINCIPAL        % OF        WA       WA UW
 GEOGRAPHIC LOCATION        OF PROPERTIES       BALANCE          IPB        LTV       DSCR
--------------------------------------------------------------------------------------------------

 CALIFORNIA                       33       $  340,520,733        19.5%      66.2%      1.87x
   SOUTHERN                       27          259,307,277        14.9       66.2%      1.85x
   NORTHERN                        6           81,213,455         4.7       66.2%      1.93x
 CONNECTICUT                       6          205,788,037        11.8       71.5%      1.36x
 TEXAS                            17          196,314,035        11.3       71.3%      1.49x
 FLORIDA                          16          185,944,493        10.7       62.6%      2.64x
 MICHIGAN                          8          145,848,217         8.4       77.6%      1.29x
 NEW YORK                          9          116,853,086         6.7       71.5%      1.46x
 OTHER                            94          550,733,408        31.6       67.4%      1.57x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         183       $1,742,002,009       100.0%      68.7%      1.68x
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RANGE OF                       NUMBER         PRINCIPAL          % OF          WA         WA UW
UW DSCR                       OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 1.20X - 1.29X                    36      $  418,747,672          24.0%    76.9%        1.26x
 1.30X - 1.39X                    37         401,614,755          23.1     73.8%        1.34x
 1.40X - 1.49X                    48         342,057,708          19.6     72.9%        1.45x
 1.50X - 1.69X                    26         153,677,496           8.8     67.8%        1.56x
 1.70X - 1.99X                     7         168,704,074           9.7     53.6%        1.90x
 2.00X - 2.99X                    12         125,260,047           7.2     57.0%        2.39x
 3.00X - 5.64X                     4         131,940,255           7.6     47.8%        3.83x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         170      $1,742,002,009         100.0%    68.7%        1.68x
--------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.68X
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                          REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
RANGE OF REMAINING             NUMBER         PRINCIPAL          % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 58 - 60                          18      $  242,650,047          13.9%       60.1%       2.31x
 61 - 84                           2         239,669,124          13.8        73.0%       1.33x
 85 - 120                        147       1,253,690,119          72.0        69.6%       1.62x
 121 - 180                         2           3,221,254           0.2        65.5%       1.33x
 181 - 203                         1           2,771,465           0.2        57.5%       1.36x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         170      $1,742,002,009         100.0%       68.7%       1.68x
--------------------------------------------------------------------------------------------------
 WA REMAINING TERM:              105
--------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                                  PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                                  SUB PROPERTY TYPE   PROPERTIES       BALANCE          IPB        LTV       DSCR
----------------------------------------------------------------------------------------------------------------------------------

  OFFICE                 Suburban                                        42      $  441,907,043       25.4%      71.3%      1.51x
  CBD                                                                    11         249,000,108       14.3       68.6%      1.60x
                                               Subtotal                  53      $  690,907,151       39.7%      70.3%      1.54x
----------------------------------------------------------------------------------------------------------------------------------
  RETAIL                 Anchored                                        33      $  501,317,212       28.8       70.9%      1.48x
                         Unanchored                                      25          83,183,132        4.8       70.6%      1.41x
                         Shadow Anchored                                 16          64,301,640        3.7       74.5%      1.36x
                                               Subtotal                  74      $  648,801,984       37.2%      71.2%      1.46x
----------------------------------------------------------------------------------------------------------------------------------
  HOTEL                  Full Service                                     5      $  188,990,255       10.8       50.2%      2.87x
----------------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE           Self Storage                                    30      $   78,913,199        4.5       65.0%      2.32x
----------------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY            Garden                                           3      $   52,000,000        3.0       80.0%      1.29x
----------------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL             Warehouse                                        6      $   26,434,304        1.5       70.0%      1.51x
                         Flex                                             8          23,613,600        1.4       76.4%      1.37x
                                               Subtotal                  14      $   50,047,904        2.9%      73.0%      1.44x
----------------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING   Manufactured Housing                             4      $   32,341,516        1.9       77.3%      1.48x
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                               183      $1,742,002,009      100.0%      68.7%      1.68x
----------------------------------------------------------------------------------------------------------------------------------


                                    8 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
                              ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------------

RANGE OF                         NUMBER         PRINCIPAL         % OF          WA         WA UW
ORIGINAL AMORTIZATION TERM      OF LOANS         BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 120 - 240                          5        $   10,242,203        0.8%       62.4%        1.37x
 241 - 300                         16           126,284,606        9.4        55.9%        1.72x
 301 - 360                        128         1,201,725,153       89.8        73.5%        1.38x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          149        $1,338,251,962      100.0%       71.7%        1.41x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:          353
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 RANGE OF                          NUMBER         PRINCIPAL         % OF          WA         WA UW
CUT-OFF LTV                      OF LOANS         BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 29.6% - 50.0%                         7     $  116,286,509          6.7%       44.0%        2.60x
 50.1% - 60.0%                        24        337,334,282         19.4        56.0%        2.53x
 60.1% - 65.0%                        14         54,307,689          3.1        63.1%        1.68x
 65.1% - 70.0%                        22        200,626,687         11.5        67.8%        1.47x
 70.1% - 75.0%                        33        410,317,341         23.6        72.3%        1.35x
 75.1% - 80.0%                        67        605,519,500         34.8        78.6%        1.33x
 80.1% - 80.3%                         3         17,610,000          1.0        80.1%        1.29x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             170     $1,742,002,009        100.0%       68.7%        1.68x
----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         68.7%
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                         AMORTIZATION TYPES
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL           % OF          WA         WA UW
 AMORTIZED TYPES               OF LOANS          BALANCE            IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Partial Interest-Only(2)         53     $   698,852,687          40.1%        71.6%        1.42x
   Balloon(3)                       94         636,728,021          36.6         72.0%        1.40x
   Interest-Only                    21         403,750,047          23.2         58.7%        2.57x
 SUBTOTAL                          168     $ 1,739,330,755          99.8%        68.8%        1.68x
----------------------------------------------------------------------------------------------------
 FULLY AMORTIZING                    2     $     2,671,254           0.2         45.2%        1.58x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           170     $ 1,742,002,009         100.0%        68.7%        1.68x
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                  PARTIAL INTEREST-ONLY PERIODS
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF PARTIAL               NUMBER        PRINCIPAL         % OF          WA         WA UW
INTEREST-ONLY PERIODS         OF LOANS        BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 12                               8        $139,562,404         20.0%        70.4%        1.45x
 13 - 24                         22         110,740,000         15.8         76.8%        1.37x
 25 - 36                         11         158,513,000         22.7         73.6%        1.37x
 49 - 60                         12         290,037,283         41.5         69.0%        1.45x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         53        $716,320,687        100.0%        71.7%        1.42x
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                               REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF REMAINING           NUMBER OF       PRINCIPAL                       WA        WA UW
AMORTIZATION TERM               LOANS         BALANCE          % OF IPB      LTV       DSCR
----------------------------------------------------------------------------------------------------

 120 - 240                       5          $   10,242,203         0.8%      62.4%      1.37x
 241 - 300                      16             126,284,606         9.4       55.9%      1.72x
 301 - 360                     128           1,201,725,153        89.8       73.5%      1.38x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       149          $1,338,251,962       100.0%      71.7%      1.41x
----------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:      353
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF                               NUMBER OF       PRINCIPAL       % OF        WA       WA UW
MATURITY LTV                              LOANS         BALANCE         IPB        LTV       DSCR
----------------------------------------------------------------------------------------------------

 28.4% - 30.0%                                3    $   28,411,720        1.6%     33.9%     4.49x
 30.1% - 50.0%                               17       139,388,890        8.0      51.8%     1.83x
 50.1% - 60.0%                               53       495,776,308       28.5      61.1%     2.17x
 60.1% - 70.0%                               82       843,740,837       48.5      74.2%     1.37x
 70.1% - 80.0%                               12       232,013,000       13.3      79.7%     1.31x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                    168    $1,739,330,755      100.0%     68.8%     1.68x
----------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:        61.6%
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                     YEAR BUILT/RENOVATED(5)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF                  NUMBER OF       PRINCIPAL       % OF        WA       WA UW
YEAR BUILT/RENOVATED     PROPERTIES       BALANCE         IPB        LTV       DSCR
----------------------------------------------------------------------------------------------------

 1954 - 1959                1         $    3,150,000       0.2%     77.8%      1.31x
 1960 - 1969                1              3,443,032       0.2      63.8%      1.47x
 1970 - 1979                9             48,996,716       2.8      74.3%      1.34x
 1980 - 1989               25            212,536,514      12.2      67.1%      1.81x
 1990 - 1999               48            356,821,300      20.5      70.2%      1.79x
 2000 - 2005               99          1,117,054,447      64.1      68.3%      1.63x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:   183        $1,742,002,009     100.0%     68.7%      1.68x
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                        PREPAYMENT PROTECTION
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 DEFEASANCE                      152       $1,554,537,273         89.2%        70.2%        1.59x
 YIELD MAINTENANCE                18          187,464,736         10.8         56.1%        2.43x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         170       $1,742,002,009        100.0%        68.7%        1.68x
----------------------------------------------------------------------------------------------------


(1)  Excludes loans that are interest-only for the entire term.

(2)  Includes 2 partial interest-only ARD loans representing approximately 3.3%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     9 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
                                  CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------------------

RANGE OF PRINCIPAL                 NUMBER OF     PRINCIPAL                    WA       WA UW
BALANCES                              LOANS        BALANCE      % OF IPB      LTV       DSCR
----------------------------------------------------------------------------------------------------

 $998,117 - $2,999,999                 32      $ 61,947,861       18.5%      74.4%     1.29x
 $3,000,000 - $3,999,999               10        34,967,339       10.4       73.4%     1.24x
 $4,000,000 - $4,999,999               5         21,679,336        6.5       68.3%     1.56x
 $5,000,000 - $6,999,999               14        85,947,516       25.7       72.8%     1.51x
 $7,000,000 - $9,999,999               3         24,750,000        7.4       75.0%     1.37x
 $10,000,000 - $14,999,999             2         22,500,000        6.7       77.7%     1.34x
 $15,000,000 - $24,999,999             3         53,329,015       15.9       77.1%     1.42x
 $25,000,000 - $29,600,000             1         29,600,000        8.8       72.8%     1.29x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              70       $334,721,068      100.0%      74.0%     1.39x
----------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:                     $  4,781,730
 AVERAGE BALANCE PER PROPERTY:                 $  4,781,730
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                    MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE               NUMBER         PRINCIPAL         % OF          WA         WA UW
INTEREST RATES                  OF LOANS         BALANCE          IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 4.7500% - 4.9999%                6        $ 48,022,799         14.3%         76.8%       1.49x
 5.0000% - 5.4999%               53         251,813,109         75.2          73.8%       1.37x
 5.5000% - 5.9999%               10          29,049,594          8.7          70.9%       1.35x
 6.0000% - 6.3250%                1           5,835,565          1.7          77.8%       1.48x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         70        $334,721,068        100.0%         74.0%       1.39x
----------------------------------------------------------------------------------------------------
 WA INTEREST RATE:               5.18501%
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                            ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER       PRINCIPAL        % OF          WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------

 60                                2      $ 27,035,565         8.1%       77.8%       1.61x
 61 - 84                           2         8,450,000         2.5        70.1%       1.27x
 85 - 120                         66       299,235,502        89.4        73.8%       1.37x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          70      $334,721,068       100.0%       74.0%       1.39x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          114
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                     GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 GEOGRAPHIC LOCATION          PROPERTIES        BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 CALIFORNIA                       28         $107,272,081         32.0%        73.7%        1.25x
   SOUTHERN                       26           99,635,081         29.8         74.8%        1.23x
   NORTHERN                        2            7,637,000          2.3         58.8%        1.44x
 GEORGIA                           3           35,687,240         10.7         74.0%        1.30x
 TEXAS                             5           34,899,430         10.4         76.4%        1.52x
 ARIZONA                           4           28,215,934          8.4         73.0%        1.28x
 OHIO                              3           13,917,483          4.2         77.1%        1.47x
 MISSISSIPPI                       2           12,715,565          3.8         79.0%        1.49x
 OTHER 25                         25          128,646,383          0.4         73.9%        1.52x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          70         $334,721,068        100.0%        74.0%        1.39x
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF                       NUMBER        PRINCIPAL         % OF          WA         WA UW
UW DSCR                       OF LOANS        BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 1.20X - 1.29X                    42       $189,383,936         56.6%    75.0%        1.25x
 1.30X - 1.39X                    12         53,869,129         16.1     75.9%        1.32x
 1.40X - 1.49X                     4         21,188,053          6.3     77.2%        1.46x
 1.50X - 1.69X                     9         53,650,199         16.0     74.1%        1.59x
 1.70X - 1.99X                     2         10,892,799          3.3     68.5%        1.73x
 2.00X - 4.00X                     1          5,736,951          1.7     22.4%        4.00x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          70       $334,721,068        100.0%    74.0%        1.39x
----------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.39X
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                          REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
RANGE OF REMAINING             NUMBER       PRINCIPAL        % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS        BALANCE         IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 57 - 60                           2      $ 27,035,565         8.1%       77.8%       1.61x
 61 - 84                           2         8,450,000         2.5        70.1%       1.27x
 85 - 120                         66       299,235,502        89.4        73.8%       1.37x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          70      $334,721,068       100.0%       74.0%       1.39x
----------------------------------------------------------------------------------------------------
 WA REMAINING TERM:              113
----------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE   PROPERTIES      BALANCE         IPB        LTV       DSCR
--------------------------------------------------------------------------------------------------------------

  MULTIFAMILY     Garden                             60         $ 286,199,920     85.5%     75.6%     1.33x
                  Mid/High Rise                       3            14,400,000      4.3      64.2%     1.44x
                     Subtotal                        63         $ 300,599,920     89.8%     75.0%     1.33x
--------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING   Manufactured Housing         7         $  34,121,147     10.2%     65.4%     1.89x
--------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                            70         $ 334,721,068    100.0%     74.0%     1.39x
--------------------------------------------------------------------------------------------------------------

                                    10 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                         ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
 RANGE OF ORIGINAL         NUMBER       PRINCIPAL        % OF          WA         WA UW
AMORTIZATION TERM         OF LOANS        BALANCE         IPB          LTV         DSCR
----------------------------------------------------------------------------------------------

 120 - 300                    4        $ 11,834,814         3.9%      71.7%        1.33x
 301 - 330                    1           6,200,000         2.1       80.3%        1.31x
 331 - 360                   62         282,086,253        94.0       73.9%        1.37x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:     67        $300,121,068       100.0%      74.0%        1.36x
----------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:    357
----------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
RANGE OF                          NUMBER       PRINCIPAL        % OF          WA         WA UW
CUT-OFF LTV                      OF LOANS        BALANCE         IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

22.4% - 50.0%                         2     $ 10,136,951         3.0%         33.7%      2.96x
50.1% - 60.0%                         2        7,000,000         2.1          58.9%      1.40x
60.1% - 65.0%                         2        9,913,673         3.0          62.8%      1.57x
65.1% - 70.0%                        12       34,984,271        10.5          68.6%      1.24x
70.1% - 75.0%                         8       58,401,747        17.4          72.9%      1.30x
75.1% - 80.0%                        43      208,084,425        62.2          78.1%      1.36x
80.1% - 80.3%                         1        6,200,000         1.9          80.3%      1.31x
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              70     $334,721,068       100.0%         74.0%      1.39x
------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         74.0%
------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                                          AMORTIZATION TYPES
------------------------------------------------------------------------------------------------

                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2)                    49        $182,246,068         54.4%        72.4%        1.40x
   Partial Interest-Only         18         117,875,000         35.2         76.4%        1.31x
   Interest-Only                  3          34,600,000         10.3         74.6%        1.61x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         70        $334,721,068        100.0%        74.0%        1.39x
------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                                  PARTIAL INTEREST-ONLY PERIODS
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
RANGE OF PARTIAL               NUMBER        PRINCIPAL        % OF          WA         WA UW
INTEREST-ONLY PERIODS         OF LOANS        BALANCE          IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 12                               1       $  1,940,000          1.6%        80.0%        1.38x
 13 - 24                          5         29,275,000         24.8         79.6%        1.39x
 25 - 36                          7         60,190,000         51.1         74.2%        1.29x
 37 - 48                          1          6,750,000          5.7         78.0%        1.21x
 49 - 60                          4         19,720,000         16.7         77.2%        1.27x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         18       $117,875,000        100.0%        76.4%        1.31x
------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------
                      REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER     PRINCIPAL                   WA       WA UW
AMORTIZATION TERM            OF LOANS      BALANCE      % OF IPB     LTV       DSCR
---------------------------------------------------------------------------------------

 294 - 300                      4       $ 11,834,814       3.9%     71.7%      1.33x
 301 - 330                      1          6,200,000       2.1      80.3%      1.31x
 331 - 360                     62        282,086,253      94.0      73.9%      1.37x
---------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       67       $300,121,068     100.0%     74.0%      1.36x
---------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:     356
---------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                         LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 RANGE OF                                NUMBER      PRINCIPAL      % OF        WA       WA UW
MATURITY LTV                           OF LOANS      BALANCE        IPB        LTV       DSCR
------------------------------------------------------------------------------------------------

 18.4% - 30.0%                               1   $  5,736,951        1.7%     22.4%      4.00x
 30.1% - 50.0%                               3     11,868,673        3.5      56.3%      1.49x
 50.1% - 60.0%                              16     45,969,295       13.7      67.5%      1.33x
 60.1% - 70.0%                              41    202,350,583       60.5      76.5%      1.31x
 70.1% - 80.0%                               9     68,795,565       20.6      78.6%      1.44x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                    70   $334,721,068      100.0%     74.0%      1.39x
------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:       64.3%
------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                                    YEAR BUILT/RENOVATED(4)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
RANGE OF                      NUMBER OF        PRINCIPAL        % OF          WA         WA UW
YEAR BUILT/RENOVATED          PROPERTIES        BALANCE          IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 1958 - 1959                       1        $  2,375,000          0.7%        68.7%        1.22x
 1960 - 1969                       3          12,813,951          3.8         52.4%        2.47x
 1970 - 1979                       9          47,600,000         14.2         77.1%        1.30x
 1980 - 1989                      17          79,913,081         23.9         74.2%        1.32x
 1990 - 1999                      11          62,534,779         18.7         74.2%        1.47x
 2000 - 2005                      29         129,484,256         38.7         75.0%        1.33x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          70        $334,721,068        100.0%        74.0%        1.39x
------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                                     PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 DEFEASANCE                      65        $317,137,185         94.7%        74.4%        1.39x
 YIELD MAINTENANCE                5          17,583,882          5.3         68.0%        1.37x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         70        $334,721,068        100.0%        74.0%        1.39x
------------------------------------------------------------------------------------------------



(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                  11 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                           TOP SPONSOR CONCENTRATIONS
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                         CUT-OFF DATE                                       CUT-OFF
 LOAN                                                      PRINCIPAL      % OF       SQUARE        UW        DATE       PROPERTY
 NO.(1)                  LOAN NAME            STATE         BALANCE        IPB     FEET/UNITS     DSCR     LTV RATIO      TYPE
---------------------------------------------------------------------------------------------------------------------------------

  GENERAL GROWTH PROPERTIES
  1     Shoppes at Buckland Hills               CT     $ 174,810,583       8.4%     473,412       1.34x      71.4%      Retail
  4     Sikes Senter                            TX        64,858,541       3.1      668,086       1.29x      77.2%      Retail
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                        $ 239,669,124      11.5%   1,141,498     1.33X        73.0%
---------------------------------------------------------------------------------------------------------------------------------
  LEXINGTON PORTFOLIO
  9     LXP-Nissan                              TX     $  40,920,690       2.0%     268,445       1.48x      69.4%      Office
  23    LXP-DANA - Kalamazoo                    MI        17,625,000       0.8      150,945       1.43x      75.0%      Office
  24    LXP-Transocean                          TX        16,976,914       0.8      155,991       1.50x      66.6%      Office
  32    LXP-Hartford Fire Insurance Company     CT        13,780,000       0.7      153,364       1.45x      67.2%      Office
  43    LXP-Kraft Foods/ Perkin Elmer           GA        11,325,000       0.5       87,219       1.37x      68.2%      Office
  52    LXP-AT&T (PA)                           PA         9,179,800       0.4       81,859       1.97x      61.2%      Office
  55    LXP-Gartner                             FL         8,912,283       0.4       62,400       1.34x      66.0%      Office
  60    LXP-Alstom Power Office Building        TN         7,800,000       0.4       83,520       1.43x      65.0%      Office
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                        $ 126,519,687       6.1%   1,043,743     1.49X        68.4%
---------------------------------------------------------------------------------------------------------------------------------
  INLAND PORTFOLIO
  12    Kaiser Foundation                       CA     $  32,670,000       1.6%     100,352       2.65x      55.0%      Office
  33    Vail Ranch Plaza                        CA        13,488,798       0.6      101,784       2.39x      55.7%      Retail
  34    Grapevine Crossing                      TX        12,815,000       0.6      125,381       2.43x      55.0%      Retail
  42    Bear Creek Shopping Center              TX        11,449,749       0.6       87,912       2.02x      58.7%      Retail
  57    Inland Cornerstone Plaza                FL         8,400,000       0.4       68,577       2.26x      60.0%      Retail
  76    Boulevard Plaza                         RI         6,300,000       0.3      108,879       3.36x      35.8%      Retail
  83    West Town Market                        SC         6,047,500       0.3       67,940       2.19x      58.1%      Retail
  97    Inland Wickes Furniture                 IL         4,964,000       0.2       41,331       2.40x      57.1%      Retail
  130   Walgreens - Hobart                      IN         3,570,000       0.2       15,120       2.38x      60.5%      Retail
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                        $  99,705,047       4.8%     717,276     2.48X        55.2%
---------------------------------------------------------------------------------------------------------------------------------
  CROSSED LOAN GROUPS A, B, AND C
  40    Fullerton Court                         CA     $  11,600,000       0.6%         187       1.22x      76.2%   Multifamily
  59    Shadow Hills                            CA         8,250,000       0.4           95       1.22x      68.7%   Multifamily
  67    Terrace Pointe                          CA         6,800,000       0.3          123       1.26x      76.6%   Multifamily
  81    Hampton Pointe                          CA         6,150,000       0.3           91       1.22x      76.2%   Multifamily
  86    Hesperia Regency                        CA         5,960,000       0.3          100       1.26x      76.6%   Multifamily
  114   Diamond Pointe                          CA         3,920,000       0.2           38       1.26x      76.6%   Multifamily
  126   Rosepointe Euclid                       CA         3,680,000       0.2           36       1.22x      76.2%   Multifamily
  148   Windrush                                CA         3,080,000       0.1           50       1.22x      68.7%   Multifamily
  163   Bay Pointe                              CA         2,760,000       0.1           40       1.26x      76.6%   Multifamily
  168   Rose Pointe                             CA         2,675,000       0.1           32       1.22x      68.7%   Multifamily
  183   Randall Townhomes                       CA         2,400,000       0.1           28       1.26x      76.6%   Multifamily
  187   Burbank Pointe                          CA         2,375,000       0.1           30       1.22x      68.7%   Multifamily
  191   Summer Winds                            CA         2,240,000       0.1           34       1.22x      76.2%   Multifamily
  193   Casa Laurel                             CA         2,200,000       0.1           23       1.22x      68.7%   Multifamily
  195   The Park                                CA         2,120,000       0.1           35       1.26x      76.6%   Multifamily
  198   Glen Terrace                            CA         2,000,000       0.1           24       1.26x      76.6%   Multifamily
  204   Leeward Apartments                      CA         1,930,000       0.1           24       1.22x      68.7%   Multifamily
  207   Camellia Apartment                      CA         1,860,000       0.1           20       1.22x      76.2%   Multifamily
  209   Casa Luna                               CA         1,830,000       0.1           37       1.22x      68.7%   Multifamily
  212   Twin Palms                              CA         1,790,000       0.1           19       1.22x      68.7%   Multifamily
  219   Rose Terrace                            CA         1,600,000       0.1           32       1.22x      68.7%   Multifamily
  221   Sun Pointe Apartments                   CA         1,540,000       0.1           27       1.22x      76.2%   Multifamily
  224   Iron Mountain                           CA         1,460,000       0.1           24       1.22x      68.7%   Multifamily
  233   Beverly Terrace                         CA         1,232,000       0.1           13       1.26x      76.6%   Multifamily
  234   Shadow Brook                            CA         1,220,000       0.1           20       1.22x      76.2%   Multifamily
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                        $  82,672,000       4.0%       1,182       1.23X      73.9%
---------------------------------------------------------------------------------------------------------------------------------


(1)  As shown on Annex A-1 of the prospectus supplement.

                                    12 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                              TOP 15 MORTGAGE LOANS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 LOAN      LOAN NAME                   LOAN       CUT-OFF DATE   % OF
SELLER(1)  (LOCATION)                  GROUP        BALANCE      IPB
--------------------------------------------------------------------------------

 LASALLE   Shoppes at Buckland Hills     1        $174,810,583   8.4%
           (Manchester, CT)
 JPMCB     Universal Hotel Portfolio     1        $100,000,000   4.8%
           (Orlando, FL)
 JPMCB     Four Seasons Boston           1        $ 80,000,000   3.9%
           (Boston, MA)
 LASALLE   Sikes Senter                  1        $ 64,858,541   3.1%
           (Wichita Falls, TX)
 LASALLE   RREEF -- Pacific Center       1        $ 63,000,000   3.0%
           (San Diego, CA)
--------------------------------------------------------------------------------
 JPMCB     New Center One Building       1        $ 45,000,000   2.2%
           (Detroit, MI)
 NCCI      Encino Financial Center       1        $ 44,000,000   2.1%
           (Encino, CA)
 LASALLE   Lowe's Aliso Viejo            1        $ 42,125,000   2.0%
           (Aliso Viejo, CA)
 JPMCB     LXP-Nissan                    1        $ 40,920,690   2.0%
           (Irving, TX)
 JPMCB     915 Broadway                  1        $ 37,500,000   1.8%
           (New York, NY)
--------------------------------------------------------------------------------
 LASALLE   Brownstones Apartments        1        $ 35,400,000   1.7%
           (Novi, MI)
 NCCI      Kaiser Foundation             1        $ 32,670,000   1.6%
           (Cupertino, CA)
 NCCI      Big V Town Centre             1        $ 30,800,000   1.5%
           (New Windsor, NY)
 NCCI      Preston Hills at Mill Creek   2        $ 29,600,000   1.4%
           (Buford, GA)
 NCCI      Charles Center South          1        $ 28,400,000   1.4%
           (Baltimore, MD)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 LOAN                 UNIT OF     LOAN PER     UW        CUT-OFF     PROPERTY
SELLER(1)    UNITS    MEASURE       UNIT      DSCR      LTV RATIO      TYPE
--------------------------------------------------------------------------------

 LASALLE    473,412     SF       $     369    1.34x       71.4%       Retail
 JPMCB        2,400    Rooms     $ 166,667    3.61x       52.8%        Hotel
 JPMCB          273    Rooms     $ 293,040    1.89x       48.6%        Hotel
 LASALLE    668,086     SF       $      97    1.29x       77.2%       Retail
 LASALLE    384,832     SF       $     164    1.94x       58.9%       Office
--------------------------------------------------------------------------------
 JPMCB      487,996     SF       $      92    1.22x       75.0%       Office
 NCCI       227,223     SF       $     194    1.23x       80.0%       Office
 LASALLE    208,050     SF       $     202    1.21x       79.5%       Retail
 JPMCB      268,445     SF       $     152    1.48x       69.4%       Office
 JPMCB      214,721     SF       $     175    1.56x       66.4%       Office
--------------------------------------------------------------------------------
 LASALLE        260    Units     $ 136,154    1.27x       80.0%     Multifamily
 NCCI       100,352     SF       $     326    2.65x       55.0%       Office
 NCCI       241,074     SF       $     128    1.30x       80.0%       Retail
 NCCI           464    Units     $  63,793    1.29x       72.8%     Multifamily
 NCCI       318,766     SF       $      89    1.29x       75.7%       Office
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TOP 5 TOTAL/WEIGHTED AVERAGE    $ 482,669,124    23.2%      1.97x      62.9%
TOP 10 TOTAL/WEIGHTED AVERAGE   $ 692,214,814    33.3%      1.78x      66.4%
TOP 15 TOTAL/WEIGHTED AVERAGE   $ 849,084,814    40.9%      1.74x      67.5%
--------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank; "NCCI" = Nomura Credit & Capital, Inc.;
     "LaSalle" = LaSalle Bank National Association

                                    13 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
LOAN                             A-NOTE BALANCES                                                                 B-NOTE BALANCE
NO.           PROPERTY NAME     AS OF CUT-OFF DATE      TRANSACTIONS     SERVICER        SPECIAL SERVICER      AS OF CUT-OFF DATE
----------------------------------------------------------------------------------------------------------------------------------

                                  $100,000,000         JPMCC 05-CIBC12
                                  $100,000,000          JPMCC 05-LDP3
 2     Universal Hotel Portfolio  $ 65,000,000            COMM 05-C6      GMAC(1)    J.E. Robert Company, Inc.    $50,000,000(2)
                                  $ 80,000,000               TBD
                                  $ 55,000,000               TBD
----------------------------------------------------------------------------------------------------------------------------------


(1)  Universal Hotel Portfolio Loan is being serviced pursuant to the JPMCC
     05-CIBC12 pooling and servicing agreement.

(2)  The $50,000,000 B-Note was deposited into the JPMCC 05-CIBC12 as non-pooled certificates.

                                    14 of 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                                                                         ANNEX D



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                                ABN AMRO ACCT: XX-XXXX-XX-X
                                                                                      Analyst:
Administrator:

                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                    JPMC05L3
      Monthly Data File Name:                         JPMC05L3_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:
      First Payment Date:                                       9/15/2005
      Rated Final Payment Date:

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
             UNDERWRITER: J.P. Morgan Securities Inc., ABN AMRO Inc.
                      Nomura Securities International Inc.
                 MASTER SERVICER: GMAC Commercial Mortgage Corp.
                SPECIAL SERVICER: CWCapital Asset Management LLC.
               RATING AGENCY: Standard & Poor's Ratings Services,
                         Moody's Investors Services Inc.

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005
WAC:
WA Life Term:
WA Amort Term:                                 ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &               Prior        Int Accrual    Prepay-     Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
09/15/05
------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
09/15/05
---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                     Special
Disclosure     Thru   Current P&I      P&I        Protection      Advance         Servicer    Foreclosure   Bankruptcy    REO
Control #      Date     Advance     Advances**     Advances   Description (1)   Transfer Date     Date         Date       Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but <1 month delinq        2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
                                                         9. REO
                                                        10. DPO
                                                        11. Modification
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

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



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

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



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

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



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        7. Foreclosure
              B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       8. Bankruptcy
                                                     3. P&I Adv - delinquent 3+ months      9. REO
                                                     4. Mat. Balloon/Assumed P&I           10. DPO
                                                     5. Prepaid in Full                    11. Modification
                                                     6. Specially Serviced
====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - <1 month delinq.           2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        5. Prepaid in Full
                                                        6. Specially Serviced
                                                        7. Foreclosure
                                                        8. Bankruptcy
                                                        9. REO
                                                       10. DPO
                                                       11. Modification
====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

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



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

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

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX E
                      CLASS X-2 COMPONENT NOTIONAL AMOUNTS

                                   Annex E-1

         [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

      o multifamily and commercial mortgage loans, including participations therein;

      o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o direct obligations of the United States or other government agencies;
        or

      o a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                 August 5, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii



SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18




   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40


                                       iii



DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE




   Due-on-Sale and Due-on-Encumbrance ..........   65
   Subordinate Financing .......................   65
   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88


                                       iv



   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup
      Withholding ...................................    98




   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN



                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                  o residential properties consisting of five or
                                    more rental or cooperatively-owned dwelling
                                    units or shares allocable to a number of
                                    those units and the related leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed use
                                    or various other types of income-producing
                                    properties described in this prospectus or
                                    unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or
                                    that adjusts from time to time, or that the
                                    borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                  o Certificates insured or guaranteed by any of
                                    the Federal Home Loan Mortgage Corporation,
                                    the Federal National Mortgage Association,
                                    the

                                       2

                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on, or
                                    principal of, the certificates that begin
                                    only after the occurrence of certain events,
                                    such as the retirement of one or more other
                                    classes of certificates of that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate at
                                    which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                  o provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates.................   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o  be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of the
                                    same series;

                                 o  be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                 o  be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--Distributions
                                 of Principal on the Certificates" in this
                                 prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
        and

     o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

     o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o  Changes in general or local economic conditions and/or specific industry segments;

      o  Declines in real estate values;

      o  Declines in rental or occupancy rates;

      o  Increases in interest rates, real estate tax rates and other operating expenses;

      o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o  Acts of God; and

      o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

      o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws and rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
       Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

      o  non-cash items such as depreciation and amortization,

      o  capital expenditures, and

      o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a)        the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b)        the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

      o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the
        MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o  are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
        Accrual Certificates, if any, in the event that Accrued Certificate
        Interest has been added to that balance;

     o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
        Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2. applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
        (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
        Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.  any advances made as described under "Description of the
         Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.  any amounts paid under any Cash Flow Agreement, as described under
         "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
        Seller or any other specified person as described under "--Assignment of
        Mortgage Loans; Repurchases" and "--Representations and Warranties;
        Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
        Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
        Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest
        Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

                                       46

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges,
        Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
        Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
        Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
        Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
        Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10.to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
        Regarding the Trustee" in this prospectus;

     11.if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
        Consequences--Federal Income Tax Consequences for REMIC Certificates"
        and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18.to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19.to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
        (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o  the nature and amount of coverage under the credit support,

      o  any conditions to payment under the credit support not otherwise described in this prospectus,

      o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o  a brief description of its principal business activities;

      o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o  its total assets, and its stockholders' equity or policyholders'
         surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
         Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o  may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

     o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents
        and

     3. compliance with any changes in the law, including any amendments to the
        Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o  a mortgage in default or as to which default is reasonably foreseeable,

      o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o  a mortgage that was fraudulently procured by the mortgagor, and

      o  a mortgage that was not in fact principally secured by real property
         (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1. the sum of (a) the present value of all of the remaining distributions to be made on the

                                       73

      Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
      redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period

                                       74

over which the Regular Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

        (a)        one or more "qualified floating rates,"

        (b)        a single fixed rate and one or more qualified floating rates,

        (c)        a single "objective rate," or

        (d)        a single fixed rate and a single objective rate that is a
                   "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income

                                       75

inclusion than would be the case under the variable interest regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction"
        as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

     3. to the extent that the gain does not exceed the excess, if any, of (a)
        the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2. all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       82

 Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing
        (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
        1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the
        Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
        Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than
        100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)      the present value of any consideration given to the transferee to acquire the interest;

     (ii)     the present value of the expected future distributions on the interest; and

     (iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The
Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for:

        (a)      substitution within two years of the Startup Day for a
                 defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                 obligation at any time) or for any qualified mortgage within three months of the Startup Day,

        (b)      foreclosure, default or imminent default of a qualified
                 mortgage,

        (c)      bankruptcy or insolvency of the REMIC Pool, or

        (d)      a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1. during the three months following the Startup Day,

     2. made to a qualified reserve fund by a Residual Certificateholder,

     3. in the nature of a guarantee,

     4. made to facilitate a qualified liquidation or clean-up call, and

     5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

                                       88

to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

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among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.
Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

                                       90

the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the

                                       92

        meaning of Code Section 7701(a)(19) will be considered to represent
        "loans....secured by an interest in real property which is . . .
        residential real property" within the meaning of Code Section
        7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
        Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
        856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an
        "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption

                                       93

would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

   Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is

                                       94

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

   General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard Certificates--
        Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft

                                       95

LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part
1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section
7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.
While under Code Section 1286 computations with respect to Stripped
Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.
The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

   Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

   Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this

                                       96

discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount"
and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than

                                       97

an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
        Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any

                                       98

reportable payments, as described under "--Federal Income Tax Consequences for
REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company

                                       99

general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law
("Similar Law") materially similar to the foregoing provisions of ERISA or the
Code. Moreover, those plans, if qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility

                                      100

provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's
Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS



1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   101
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   106
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess servicing ............................    94
Exemptions ..................................   101
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
Garn Act ....................................    65
GNMA ........................................    25
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
IRS .........................................    68
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23
Lock-out Date ...............................    24
Lock-out Period .............................    24
MBS .........................................    21




MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    90
OCC .........................................   103
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................   100
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................   100
Pooling Agreement ...........................    42
prepayment ..................................    30
Prepayment Assumption .......................    73
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   101
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    80
Residual Certificates .......................    35
secured-creditor exemption ..................    64
Securities Act ..............................   105
Senior Certificates .........................    34
Servicing Standard ..........................    44
Similar Law .................................   100
SMMEA .......................................   102


                                      107



SPA ................................   30
Standard Certificateholder .........   92
Standard Certificates ..............   92
Startup Day ........................   70
Stripped Certificateholder .........   96
Stripped Certificates. .............   95
Subordinate Certificates ...........   34




Sub-Servicing Agreement ............   45
Title V ............................   66
Treasury ...........................   68
U.S. Person ........................   86
Value ..............................   23
Warranting Party ...................   43


                                      108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP3.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement.
Defined terms used in the Spreadsheet File but not otherwise defined in the
Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                      -----------------------------------

                             PROSPECTUS SUPPLEMENT





                                   PROSPECTUS



Federal Income Tax Consequences for REMIC
  Certificates ........................................    68
Federal Income Tax Consequences for Certificates



       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
            , 2005.

================================================================================

                                 $1,578,460,000
                                 (APPROXIMATE)

                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2005-LDP3



              Class A-1 Certificates       $   64,767,000
              Class A-2 Certificates       $  242,543,000
              Class A-3 Certificates       $  269,597,000
              Class A-4A Certificates      $  567,891,000
              Class A-4B Certificates      $   56,128,000
              Class A-4FL Certificates     $   25,000,000
              Class A-SB Certificates      $  100,731,000
              Class A-J Certificates       $  155,754,000
              Class X-2 Certificates       $2,030,476,000
              Class B Certificates         $   38,939,000
              Class C Certificates         $   18,171,000
              Class D Certificates         $   38,939,000


      --------------------------------------------------

                    PROSPECTUS SUPPLEMENT

      --------------------------------------------------

                                    JPMORGAN
                              ABN AMRO INCORPORATED
                              [NOMURA LOGO OMITTED]
                          CREDIT SUISSE FIRST BOSTON

                                AUGUST   , 2005

================================================================================